Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of June 24, 2014

among

DaVita HealthCare Partners Inc.,

as Borrower,

The Guarantors Party Hereto,

The Lenders Party Hereto,

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent and Collateral Agent

Barclays Bank PLC, and

Wells Fargo Bank, National Association

as

Co-Syndication Agents

Bank of America, N.A.,

Credit Suisse AG,

Goldman Sachs Bank USA

JPMorgan Chase Bank, N.A.,

Morgan Stanley Senior Funding, Inc., and

SunTrust Bank,

as

Co-Documentation Agents

Barclays Bank PLC,

Wells Fargo Securities, LLC,

Credit Suisse Securities (USA) LLC,

Goldman Sachs Bank USA,

J.P. Morgan Securities, LLC

Bank of America, N.A.,

Morgan Stanley Senior Funding, Inc., and

SunTrust Robinson Humphrey, Inc.

as

Joint Lead Arrangers and Joint Bookrunners

The Bank of Nova Scotia,

Credit Agricole Securities (USA) Inc.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., and

Sumitomo Mitsui Banking Corporation,

as

Senior Managing Agents

HSBC Securities (USA) Inc.,

Fifth Third Bank, and

Compass Bank

as

Managing Agents

-i-

-ii-

-iii-

-iv-

SCHEDULES:

I	Commitments
II	Specified LC Sublimits
1.1	Existing Letters of Credit
4.2	Subsidiaries
4.4	Consents, Authorizations, Filings and Notices
4.8	Real Property
7.1(c)	Existing Liens
7.2(b)	Existing Debt
7.6	Investments

EXHIBITS:

A	[Reserved]
B	Form of Compliance Certificate
C	Form of Solvency Certificate
D	[Reserved]
E	Form of Assignment and Assumption
F	[Reserved]
G	Form of Prepayment Option Notice
H	Form of Borrowing Request
I	[Reserved]
J	Form of Exemption Certificate
K	[Reserved]
L	Form of Joinder Agreement
M	Form of Intercompany Note
N-1	Form of Revolving Loan Note
N-2	Form of Tranche A Term Loan Note
N-3	Form of Tranche B Term Loan Note
N-4	Form of Swingline Note
O	Form of LC Request
P	Form of Interest Election Request
Q	Form of First Lien Intercreditor Agreement

-v-

This CREDIT AGREEMENT, dated as of June 24, 2014 (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among DaVita HealthCare Partners Inc., a Delaware corporation (the “Borrower”), the Guarantors (as defined in Section 1.1) party hereto, the several banks and other financial institutions or entities from time to time lenders under this Agreement (the “Lenders”), Bank of America, N.A., Credit Suisse AG, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and SunTrust Bank, as co-documentation agents (in such capacity, the “Documentation Agents”), Barclays Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents (in such capacity, the “Syndication Agents”), and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

WITNESSETH:

WHEREAS, the Borrower, the guarantors party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, are party to that certain credit agreement, dated as of October 10, 2010, (as amended, the “Existing Credit Agreement”);

WHEREAS, the Borrower has made a tender offer (the “Tender Offer”) for any and all of its outstanding 6.375% senior notes due 2018 (the “Existing Notes”);

WHEREAS, in connection with the Transactions, the Borrower has issued $1,750,000,000 aggregate principal amount of 5.125% Senior Notes due 2024 (the “New Senior Notes”) pursuant to the New Senior Notes Indenture;

WHEREAS, in connection with the consummation of the Transactions, the Borrower has requested the Lenders to extend credit in the form of (a) Tranche A Term Loans on the Closing Date, in an aggregate principal amount of $1,000,000,000, (b) Tranche B Term Loans on the Closing Date in an aggregate principal amount of $3,500,000,000, (c) Dollar Revolving Commitments in an aggregate principal amount of $700,000,000 and (d) Alternative Currency Revolving Commitments in an aggregate principal amount of $300,000,000; and

WHEREAS, the proceeds of the Loans are to be used in accordance with Section 4.19;

NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Lender is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2020 Notes” shall mean the 6.625% Senior Notes due 2020 in an aggregate principal amount of $775,000,000 outstanding as of the Closing Date issued pursuant to the 2020 Senior Notes Indenture.

“2020 Senior Notes Documents” shall mean the 2020 Notes, the 2020 Senior Notes Indenture and the 2020 Senior Notes Guarantees.

“2020 Senior Notes Guarantees” shall mean the guarantees by the Guarantors of the 2020 Notes pursuant to the 2020 Senior Notes Indenture.

“2020 Senior Notes Indenture” shall mean the indenture dated as of October 20, 2010, as amended by the First Supplemental Indenture dated as of November 1, 2012, each by and among the Borrower, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2020 Notes were issued, as the same may be further amended or supplemented from time to time.

“2022 Notes” shall mean the 5.750% Senior Notes due 2022 in an aggregate principal amount of $1,250,000,000 outstanding as of the Closing Date issued pursuant to the 2022 Senior Notes Indenture.

“2022 Senior Notes Documents” shall mean the 2022 Notes, the 2022 Senior Notes Indenture and the 2022 Senior Notes Guarantees.

“2022 Senior Notes Guarantees” shall mean the guarantees by the Guarantors of the 2022 Notes pursuant to the 2022 Senior Notes Indenture.

“2022 Senior Notes Indenture” shall mean the indenture dated as of August 28, 2012, as amended by the First Supplemental Indenture dated as of November 1, 2012, each by and among the Borrower, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2022 Notes were issued, as the same may be further amended or supplemented from time to time.

“ABR” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Eurodollar Base Rate applicable on such day (or, if such date is not a Business Day, the immediately preceding Business Day) if a Eurodollar Loan with an Interest Period of one month were being made on such day plus 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Person serving as Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Person serving as Administrative Agent in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. Notwithstanding the foregoing, the ABR with respect to any Tranche B Term Loan will be deemed to be 1.75% per annum if the ABR calculated pursuant to this definition would otherwise be less than 1.75% per annum.

“ABR Loans” shall mean Loans the rate of interest applicable to which is based upon the ABR. ABR Loans shall be denominated in Dollars.

“Additional Excluded Taxes” shall have the meaning given to such term in Section 2.19(a).

“Additional Refinancing Lender” shall mean, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.27; provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund, (ii) in the case of any Other Revolving Commitments, the Issuing Lender and the Swingline Lender and (iii) the Borrower.

“Adjustment Date” shall have the meaning given to such term in the definition of “Pricing Grid.”

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents” shall mean, collectively, the Syndication Agents, the Documentation Agents, the Collateral Agent and the Administrative Agent.

“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement” shall have the meaning given to such term in the preamble hereto.

“Alternative Currency” shall mean each of Dollars, Euro and Sterling and each other currency that is approved in accordance with Section 1.7.

“Alternative Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, (i) if the applicable Alternative Currency is other than Dollars, the equivalent amount thereof in such Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars or (ii) if the applicable Alternative Currency is Dollars, such amount.

“Alternative Currency LC Obligations” shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Alternative Currency Letters of Credit and (b) the aggregate amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not then been reimbursed pursuant to Section 3.5. The Alternative Currency LC Obligations of any Lender at any time shall be its Alternative Currency Revolving Percentage of the total Alternative Currency LC Obligations at such time.

“Alternative Currency Letter of Credit” shall mean each Letter of Credit issued under the Alternative Currency Revolving Facility.

“Alternative Currency Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make Alternative Currency Revolving Loans and participate in Swingline Loans and Alternative Currency Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth opposite such Lender’s name on Schedule II, in an Increase Joinder or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Alternative Currency Revolving Extensions of Credit” shall mean, as to any Alternative Currency Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Alternative Currency Revolving Loans held by such Lender then outstanding, (b) such Lender’s Alternative Currency Revolving Percentage of the LC Obligations then outstanding and (c) such Lender’s Alternative Currency Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Alternative Currency Revolving Facility” shall mean the Alternative Currency Revolving Commitments and the Alternative Currency Revolving Loans made thereunder.

“Alternative Currency Revolving Lender” shall mean each Lender that has an Alternative Currency Revolving Commitment or holds Alternative Currency Revolving Loans.

“Alternative Currency Revolving Loans” shall have the meaning given to such term in Section 2.4(a).

“Alternative Currency Revolving Percentage” shall mean, as to any Alternative Currency Revolving Lender at any time, the percentage which such Lender’s Alternative Currency Revolving Commitment then constitutes of the Total Alternative Currency Revolving Commitments or, at any time after the Alternative Currency Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Alternative Currency Revolving Loans then outstanding constitutes of the aggregate principal amount of the Alternative Currency Revolving Loans then outstanding; provided that, in the event that the Alternative Currency Revolving Loans are paid in full prior to the reduction to zero of the Total Alternative Currency Revolving Extensions of Credit, the Alternative Currency Revolving Percentages shall be the Alternative Currency Revolving Percentages in effect immediately prior to such payment in full.

“Anti-Terrorism Laws” shall have the meaning given to such term in Section 4.23.

“Applicable Margin” shall mean, for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Revolving Loans and Swingline Loans	0.75%	1.75%
Tranche A Term Loans	0.75%	1.75%
Tranche B Term Loans	1.75%	2.75%

; provided that on and after the first Adjustment Date occurring after the completion of the Fiscal Quarter of the Borrower ending September 30, 2014, the Applicable Margin in respect of all Loans (other than the Tranche B Term Loans) will be determined pursuant to the Pricing Grid.

“Applicable Participants” shall mean (i) with respect to any Alternative Currency Letter of Credit, the Alternative Currency Revolving Lenders and (ii) with respect to any Dollar Letters of Credit, the Dollar Revolving Lenders.

“Application” shall mean an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund” shall have the meaning given to such term in Section 11.6(b).

“Asset Sale” shall mean any Disposition of property (including sales and issuances of Capital Stock of any Subsidiary (other than sales and issuances that do not decrease the percentage ownership of the Borrower and its Subsidiaries in each class of Capital Stock of such Subsidiary)) or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (i), (j)(ii) or (m) (solely with respect to an Investment pursuant to Section 7.6(e) or Section 7.6(f)) of Section 7.5) that yields Net Cash Proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $50,000,000 (provided that the issuance and sale of the Borrower’s stock by the Borrower shall not be deemed an “Asset Sale”).

“Assignee” shall have the meaning given to such term in Section 11.6(b).

“Assignment and Assumption” shall mean an Assignment and Assumption, substantially in the form of Exhibit E.

“Available Amount” shall mean, at any date of determination (the “Available Amount Reference Date”), an amount equal to (a) Cumulative Consolidated Net Income minus (b) the aggregate sum of (i) Investments made pursuant to Section 7.6(k)(ii), (ii) the amount of purchases, redemptions, acquisitions, dividends and distributions made pursuant to Section 7.7(d)(ii) and (iii) the amount of payments, prepayments, redemptions or acquisitions of Debt pursuant to Section 7.9(a)(ii)(y), in each case during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Date (without taking into account the intended usage of the Available Amount on such Available Amount Reference Date). For the avoidance of doubt, if the Available Amount is a negative amount, it shall not reduce availability hereunder under any other exception or provision not based on the Available Amount.

“Available Alternative Currency Revolving Commitment” shall mean, as to any Alternative Currency Revolving Lender at any time, an amount equal to (a) such Lender’s Alternative Currency Revolving Commitment then in effect minus (b) such Lender’s Alternative Currency Revolving Extensions of Credit then outstanding; provided that in calculating any Lender’s Alternative Currency Revolving Extensions of Credit for the purpose of determining such Lender’s Available Alternative Currency Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Available Dollar Revolving Commitment” shall mean, as to any Dollar Revolving Lender at any time, an amount equal to (a) such Lender’s Dollar Revolving Commitment then in effect minus (b) such Lender’s Dollar Revolving Extensions of Credit then outstanding.

“Available Revolving Commitment” shall mean, collectively, the Available Dollar Revolving Commitment and the Available Alternative Currency Revolving Commitment.

“Bankruptcy Event” shall mean, with respect to any Person, such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof if such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefitted Lender” shall have the meaning given to such term in Section 11.7(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” shall have the meaning given to such term in the preamble hereto.

“Borrowing Date” shall mean any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Request” shall mean a Borrowing Request substantially in the form of Exhibit H.

“Business Associate Agreement” shall have the meaning given to such term in Section 6.17(b).

“Business Day” shall mean (i) with respect to Obligations denominated in Dollars, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to Obligations denominated in an Alternative Currency (other than Dollars), a day on which banks are open for general business in London and, in each case,

(a) if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, means (i) a TARGET Day and (ii) a day on which banks are open for general business in London;

(c) if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Sterling, means any such day on which dealings in deposits in Sterling are conducted by and between banks in the London or other applicable offshore interbank market for Sterling; and

(d) if such day relates to any fundings, disbursements, settlements and payments in Sterling in respect of a Eurodollar Loan denominated in Sterling, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in London.

“Capital Assets” shall mean, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

“Capital Expenditures” shall mean, with respect to any Person for any period, all expenditures made directly or indirectly by such Person during such period for Capital Assets related to maintaining, replacing or repairing existing property or assets (including any Dialysis Facility) of such Person (whether paid in cash or other consideration or accrued as a liability), but, for the avoidance of doubt, excluding any Investments permitted by Section 7.6(e), (f), (k) and (m) and development of the Denver Headquarters. For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease” shall mean any lease with respect to which the lessee is required to recognize concurrently the acquisition of property or an asset and the incurrence of a liability in accordance with GAAP (provided that, if there is a change in GAAP with respect to “Capitalized Leases” after the Closing Date and the Borrower shall deliver an irrevocable written notice electing to disregard such change, each reference in this Agreement to a “Capitalized Lease” shall be determined based on GAAP as in effect on the Closing Date; provided, further, that the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation between the calculation of any affected item in amounts required to be reported under Sections 6.1(b) and (c) (including any Compliance Certificate) before and after giving effect to such change in GAAP).

“Capitalized Lease Obligations” shall mean, with respect to any Capitalized Lease, the amount required to be capitalized in the financial statements of the lessee in accordance with GAAP (provided that, each reference in this Agreement to “Capitalized Lease Obligations” shall be determined based on GAAP as in effect on the Closing Date; provided that if there is a change in GAAP with respect to “Capitalized Lease Obligations” after the Closing Date, the Borrower shall provide to the Administrative

Agent and the Lenders a written reconciliation between the calculation of any affected item in amounts required to be reported under Sections 6.1(b) and (c) (including any Compliance Certificate) before and after giving effect to such change in GAAP).

“Cash Equivalents” shall mean (a) securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States of America (or any agency or instrumentality thereof), or any foreign government or supranational organization, in each case, rated AAA by S&P and Aaa by Moody’s, (b) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed by any State of the United States of America or any political subdivision thereof either (i) rated at least AA- or SP1 by S&P or Aa3 or MIG1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments or (ii) fully collateralized by securities described in clause (a) and/or cash, (c) certificates of deposit, time deposits, overnight bank deposits, bankers’ acceptances and repurchase agreements issued by a Qualified Issuer or fully insured or guaranteed by the United States of America (or any agency or instrumentality thereof) to the extent the same are backed by the full faith and credit of the United States of America having maturities of one year or less from the date of acquisition, (d) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, (e) money market accounts or funds, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (a) through (d) above, with, issued by or managed by Qualified Issuers, (f) money market accounts or funds, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (a) through (d) above, which money market accounts or funds have net assets of not less than $500,000,000 and have the highest rating available of either S&P or Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments and (g) money market accounts or funds rated at least AA by S&P and at least Aa by Moody’s.

“Cash Flow from Operating Activities” shall mean the net cash provided by operating activities of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, as set forth on the financial statements delivered by the Borrower pursuant to Section 6.1(b).

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, purchasing card, travel and entertainment card, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., and all implementing regulations.

“CERCLIS” shall mean the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” shall have the meaning given to such term in Section 2.18(b).

“Change of Control” shall mean at any time:

(a) any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (i) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Interests in the Borrower (including through securities convertible into or exchangeable for such Voting Interests) representing 35% or more of the combined voting power of all of the Voting Interests in the Borrower (on a fully diluted basis) or (ii) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of the Borrower;

(b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of the Borrower, which members comprising such majority were either directors at the beginning of such period or were elected or nominated by such directors) have ceased for any reason to constitute a majority of the Board of Directors of the Borrower; or

(c) the occurrence of a Specified Change of Control;

provided that notwithstanding the foregoing the occurrence of a reorganization that results in all the Capital Stock of the Borrower being held by a Parent Entity shall not result in a Change of Control; provided, further, that the shareholders of the Parent Entity immediately after such reorganization are substantially the same as the shareholders of the Borrower (with substantially equivalent ownership percentages) immediately preceding such reorganization.

“Charges” shall have the meaning given to such term in Section 11.18.

“Class,” when used in reference to any Loan or borrowing, refers to whether such Loan, or the Loans comprising such borrowing, are Dollar Revolving Loans, Alternative Currency Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Incremental Term Loans, Extended Term Loans, Other Revolving Loans or Other Term Loans; when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Term Commitment, Tranche B Term Commitment, Dollar Revolving Commitment, Alternative Currency Revolving Commitment, Incremental Term Loan Commitment, Incremental Revolving Commitment, Extended Revolving Commitment, Other Term Loan Commitment or Other Revolving Commitment; and, when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class.

“Closing Date” shall mean the date on which the conditions precedent set forth in Sections 5.1 and 5.2 shall have been satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties and the Issuing Lender, and its successors.

“Commitment” shall mean, as to any Lender, the sum of the Tranche A Term Commitment, the Tranche B Term Commitment and the Revolving Commitment of such Lender and any Commitment extended by such Lender as provided in Section 2.24.

“Commitment Fee Rate” shall mean  1⁄2 of 1% per annum; provided that on and after the first Adjustment Date occurring after the completion of the first Fiscal Quarter of the Borrower ending at least three months after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning given to such term in Section 11.2(d).

“Compliance Certificate” shall mean a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated June 2014, and furnished to certain Lenders.

“Consolidated” or “consolidated” shall mean the consolidation of accounts in accordance with GAAP; provided that, except for purposes of Consolidated financial statements delivered pursuant to Section 6.1, the Physician Groups (and their respective Subsidiaries) will not be Consolidated for any purpose under the Loan Documents.

“Consolidated Current Assets” shall mean at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Current Liabilities” shall mean at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Debt consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

“Consolidated EBITDA” shall mean with respect to any Person for any period, the amount equal to the sum of (a) the Consolidated Net Income of such Person and its Subsidiaries for such period plus (b) the sum of each of the following expenses that have been deducted in the determination of the Consolidated Net Income of such Person and its Subsidiaries for such period: (i) the Consolidated Interest Expense of such Person and its Subsidiaries for such period and any cash charges for refinancing any of the Obligations, (ii) all income tax expense (whether federal, state, local, foreign or otherwise) of such Person and its Subsidiaries for such period, (iii) all depreciation expense of such Person and its Subsidiaries for such period, (iv) all amortization expense of such Person and its Subsidiaries for such period, (v) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with the Transactions, (vi) all non-cash charges otherwise deducted in determining the Consolidated Net Income of such Person and its Subsidiaries for such period (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); provided that for any period, the amount of non-cash charges arising from the write-off of current assets shall not be included in this subclause (vi), (vii) consolidated expenses for valuation adjustments or impairment charges, (viii) all expenses and charges relating to non-controlling interests and equity income in Subsidiaries, (ix) all extraordinary losses subtracted in determining the Consolidated Net Income of such Person and its Subsidiaries for such period, (x) any losses of a Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest that is accounted for using the equity method, (xi) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with any Investments permitted by Section 7.6(e), (f), (j), (k) or (m) and (xii) unusual or nonrecurring losses or charges for such period minus (c) all extraordinary gains added in determining the Consolidated Net Income of such Person and its Subsidiaries for such period, minus (d) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business)for such period, minus (e) unusual or nonrecurring gains for such period.

Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to Specified Transactions that have been made at any time on or after the first day of the Measurement Period thereof but prior to or contemporaneously with the event for which the calculation is made (such date, the “Reference Date”) as if each such Specified Transaction had been consummated on the day prior to the first day of such period. For purposes of Investments made pursuant to Section 7.6(m), Consolidated EBITDA shall be calculated to give effect to any Pro Forma Physician Group Adjustments. Notwithstanding anything to the contrary contained in this paragraph, when calculating the Leverage Ratio for purposes of (i) the Pricing Grid, (ii) the ECF Percentage and (iii) determining actual compliance (and not compliance on a Pro Forma Basis) with any covenant pursuant to Section 7.16, (A) any Specified Transactions that occurred subsequent to the end of the applicable Measurement Period shall not be given pro forma effect and (B) such calculations shall be based on the financial statements delivered pursuant to Section 6.1(b) or (c), as applicable, for the relevant Measurement Period.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, the gross interest expense accrued on all Debt of such Person and its Subsidiaries during such period, determined on a Consolidated basis and in accordance with GAAP for such period, including, without limitation, (a) in the case of the Borrower, all fees paid or payable pursuant to Section 2.8, (b) commissions, discounts and other fees and charges paid or payable in connection with letters of credit (including, without limitation, the Letters of Credit), (c) all amortization of original issue discount in respect of all Debt of such Person and its Subsidiaries, (d) all dividends on Redeemable Preferred Interests, to the extent paid or payable in cash, (e) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any Person other than the Borrower or a Guarantor, (f) imputed interest on Capitalized Lease Obligations of the Borrower and its Subsidiaries for such period and (g) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person and its Subsidiaries) in connection with Debt incurred by such plan or trust, minus interest income of the Borrower and its Subsidiaries received upon cash and Cash Equivalents during such period.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to Specified Transactions that have been made during or after the relevant Measurement Period but prior to or contemporaneously with the Reference Date as if each such Specified Transaction had been effected on the first day of such period; it being understood that for purposes of such calculations (i) any Debt newly incurred during such Measurement Period that bears interest at a floating rate will be assumed to bear interest for the entire Measurement Period at the rate borne by such Debt on the date of incurrence and (ii) the amount of Debt under any revolving credit facility drawn for working capital purposes in the ordinary course of business outstanding on the Reference Date will be deemed to be (x) the average daily balance of such Debt during such Measurement Period or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such Measurement Period, the average daily balance of such Debt during the period from the date of creation of such facility to the Reference Date.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or net loss) of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries (provided that such income (or deficit) may be included in pro forma calculations as otherwise provided in this Agreement), (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Tangible Assets” shall mean, with respect to any Person, the consolidated assets of such Person and its Subsidiaries as determined in accordance with GAAP (and if applicable as appearing within the Required Financial Information) minus goodwill and other amortizable intangible assets.

“Constitutive Documents” shall mean, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, certificate of limited partnership, partnership agreement, trust agreement, joint venture agreement, certificate of formation, articles of organization, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organizational or governing documents of such Person.

“Contingent Obligation” shall mean, with respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the primary obligations of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital, equity capital, net worth or other balance sheet condition or any income statement condition of the primary obligor or otherwise to maintain the solvency of the primary obligor, (iii) to purchase, lease or otherwise acquire property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the agreement, instrument or other document evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Agreement Refinancing Debt” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Debt incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans or existing Revolving Loans (or unused Revolving Commitments), or any then-existing Credit Agreement Refinancing Debt (“Refinanced Debt”); provided that (i) such Debt has a maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (ii) such Debt shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the terms and conditions of such Debt (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more materially favorable, taken as a whole, to the lenders or holders providing such Debt in the good faith determination of the Borrower than, those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Debt), (iv) such Debt is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (v) such Debt does not have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment, sinking fund obligations or prepayments at the option of the holders thereof (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Debt is incurred, (vi) to the extent secured, the security agreements relating to such Debt are substantially the same as or more favorable to the Loan Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (vii) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Lender.

“Credit Party” shall mean the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender.

“Cumulative Consolidated Net Income” shall mean, as of any date, 50% of the cumulative Consolidated Net Income (or, if such Cumulative Consolidated Net Income shall be a loss, 100% of such loss) of the Borrower and its Subsidiaries since the fiscal quarter beginning January 1, 2012 to the end of the last fiscal period (taken as one accounting period) for which financial statements have been provided to the Lenders pursuant to Section 6.1(b) or (c) prior to such date.

“Debt” shall mean, with respect to any Person (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than current trade payables or other accrued liabilities incurred in the ordinary course of such Person’s business, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capitalized Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (excluding reimbursement obligations thereunder to the extent issued in relation to trade payables and that are discharged within 30 days after they become due), (g) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Preferred Interest, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) for purposes of Section 7.2 and 8.1(f) only, all net obligations of such Person in respect of Swap Agreements, take-or-pay agreements or other similar arrangements, (i) all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP, (j) all Contingent Obligations of such Person, and (k) all indebtedness and other payment obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such indebtedness or other payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations; provided that for the purposes of this subclause (k) the amount thereof shall be equal to the lesser of (i) the amount of such indebtedness or other payment obligations and (ii) the fair market value of the property subject to such Lien. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor. To the extent not otherwise included, Debt shall include the amount of any Permitted Receivables Financing. For the avoidance of doubt, and without any implication to the contrary, no Intercompany Receivables or any transactions giving rise thereto shall constitute Debt.

“Default” shall mean any Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, or, in the case of clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith dispute concerning the amount of costs and expenses claimed by the Administrative Agent to be reimbursed pursuant to Section 11.5(c), (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has become the subject of a Bankruptcy Event.

“Denver Headquarters” shall mean that certain real property owned by the Borrower and located at 2000 16th Street, Denver, Colorado.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration as determined by the Borrower in good faith received by the Borrower or any of its Subsidiaries in connection with a lease, sale, transfer or other disposition of any assets pursuant to Section 7.5(f) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation.

“Designated Prepayment Amount” shall have the meaning given to such term in Section 2.11(e).

“Dialysis Facilities” shall have the meaning given to such term in Section 4.17(a).

“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Lenders” shall mean those Persons who are competitors of the Borrower and who are identified in writing to the Administrative Agent for further distribution to the Lenders; provided that, with respect to any competitor identified in writing to the Administrative Agent after the Closing Date, if the Required Lenders instruct the Administrative Agent to object to such competitor within 60 days after receipt of such identification by the Borrower, such competitor shall not be a “Disqualified Lender” hereunder.

“Documentation Agents” shall have the meaning given to such term in the preamble hereto.

“Dollars” and “$” shall mean lawful currency of the United States.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency (other than Dollars), the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollar LC Obligations” shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Dollar Letters of Credit and (b) the aggregate amount of all LC Disbursements in respect of Dollar Letters of Credit that have not then been reimbursed pursuant to Section 3.5. The Dollar LC Obligations of any Dollar Revolving Lender at any time shall be its Dollar Revolving Percentage of the total Dollar LC Obligations at such time.

“Dollar Letter of Credit” shall mean each Letter of Credit issued under the Dollar Revolving Facility.

“Dollar Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make Dollar Revolving Loans and to participate in Dollar Letters of Credit hereunder in an aggregate principal and/or face amount not to exceed the amount set forth opposite such Lender’s name on Schedule II, in an Increase Joinder or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Dollar Revolving Extensions of Credit” shall mean, as to any Dollar Revolving Lender at any time, an amount equal to the sum of (a) aggregate principal amount of all Dollar Revolving Loans held by such Lender then outstanding and (b) such Lender’s Dollar Revolving Percentage of the LC Obligations then outstanding.

“Dollar Revolving Facility” shall mean the Dollar Revolving Commitments and the Dollar Revolving Loans made thereunder.

“Dollar Revolving Lender” shall mean each Lender that has a Dollar Revolving Commitment or holds Dollar Revolving Loans.

“Dollar Revolving Loans” shall have the meaning given to such term in Section 2.4(a).

“Dollar Revolving Percentage” shall mean, as to any Dollar Revolving Lender at any time, the percentage which such Lender’s Dollar Revolving Commitment then constitutes of the Total Dollar Revolving Commitments or, at any time after the Dollar Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Dollar Revolving Loans then outstanding constitutes of the aggregate principal amount of the Dollar Revolving Loans then outstanding; provided that, in the event that the Dollar Revolving Loans are paid in full prior to the reduction to zero of the Total Dollar Revolving Extensions of Credit, the Dollar Revolving Percentages shall be the Dollar Revolving Percentages in effect immediately prior to such payment in full.

“Domestic Person” shall mean a Person that is organized under the laws of, or whose property is located in, a jurisdiction within the United States.

“Domestic Subsidiary” shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“ECF Percentage” shall mean (i) with respect to any Fiscal Year at the end of which the Leverage Ratio is greater than 4.0 to 1.00, 25%; and (ii) with respect to any Fiscal Year at the end of which the Leverage Ratio is less than or equal to 4.0 to 1.00, 0%.

“Embargoed Person” shall have the meaning assigned to such term in Section 7.15.

“EMU” shall mean the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Action” shall mean any outstanding action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, abatement order or other order or directive (conditional or otherwise) relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety, natural resources or the environment, including, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any applicable Governmental Authority or any other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” shall mean any Requirement of Law relating to (a) the generation, use, handling, transportation, treatment, storage, disposal or Release of Hazardous Materials, (b) pollution or the protection of the Environment or health or safety or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, CERCLA, in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Group Member directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” shall mean any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Code.

“ERISA Event” shall mean (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC under the regulations in effect on the Closing Date or (ii) the requirements of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, or the failure to make any required contribution to a Multiemployer Plan; (c) the application for a minimum funding waiver with respect to a Plan; (d) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (e) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (f) the partial or complete withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; or (i) the occurrence of a nonexempt prohibited transaction with respect to an employee benefit plan maintained or contributed to by a Group Member (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in material liability to any Loan Party.

“Euro” and “€” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Loans” shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate. Eurodollar Loans may be denominated in Dollars or an Alternative Currency (other than Dollars).

“Eurodollar Rate” shall mean, for any Interest Period with respect to a LIBOR Loan of any currency, the LIBOR Screen Rate as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in such currency for such Interest Period; provided that if a LIBOR Screen Rate shall not be available at the applicable time for the applicable Interest Period, then the Eurodollar Rate for such currency and Interest Period shall be the Interpolated Rate; provided, further, that in no event shall the Eurodollar Rate for any Interest Period for any Tranche B Term Loan at any time be less than 0.75% per annum.

“Eurodollar Tranche” shall mean, collectively, Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Events of Default” shall have the meaning given to such term in Section 8.1.

“Excess Cash Flow” shall mean, for any Fiscal Year of the Borrower, the excess, if any, of (a) Cash Flow from Operating Activities over (b) the sum, without duplication, of (i) the aggregate amount (A) actually paid by the Borrower and its Subsidiaries during such Fiscal Year and (B) expected as of the last day of such Fiscal Year to be paid in the first Fiscal Quarter following such Fiscal Year, on account of Capital Expenditures or any other expenditures for Capital Assets (excluding the principal amount of Debt incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount); provided that (I) any amount deducted on account of such committed expenditure pursuant to clause (B) shall not be deducted in the calculation of Excess Cash Flow for the following Fiscal Year to the extent such amount is actually paid in the first Fiscal Quarter of the following Fiscal Year, and (II) to the extent any such committed amount is not actually paid in the first Fiscal Quarter of the following Fiscal Year, such unspent amount shall not be deducted in the calculation of Excess Cash Flow for the preceding Fiscal Year, (ii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such Fiscal Year to the extent of accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such Fiscal Year, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such Fiscal Year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the aggregate amount actually paid during such Fiscal Year, or expected to be paid in the first Fiscal Quarter of the following Fiscal Year pursuant to letters of intent or acquisition agreements, on Investments pursuant to Section 7.6(e), (f), (j), (k) or (m) pursuant to this clause (iv) without giving effect to any part of an Investment that was permitted by utilizing the Available Amount; provided that (I) any amount deducted on account of such letter of intent or acquisition agreement shall not be deducted in the calculation of Excess Cash Flow for the following Fiscal Year to the extent such amount is actually paid in the first Fiscal Quarter of the following Fiscal Year and (II) to the extent any such committed amount is not actually paid in the first Fiscal Quarter of the following Fiscal Year, such unspent amount shall not be deducted in the calculation of Excess Cash Flow for the preceding Fiscal Year and (v) the aggregate amount of distributions on account of non-controlling interests in Subsidiaries.

“Excess Cash Flow Application Date” shall have the meaning given to such term in Section 2.11(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Executive Order” shall have the meaning given to such term in Section 4.23(a).

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.10 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Credit Agreement” shall have the meaning given to such term in the recitals hereto.

“Existing Issuing Bank” shall mean each bank which issued Existing Letters of Credit.

“Existing Letters of Credit” shall mean all letters of credit outstanding on the Closing Date, as more fully described on Schedule 1.1 hereto.

“Existing Notes” shall have the meaning given to such term in the recitals hereto.

“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.25(a).

“Extended Term Loans” shall have the meaning given to such term in Section 2.25(a).

“Extending Revolving Lender” shall have the meaning given to such term in Section 2.25(a).

“Extending Term Lender” shall have the meaning given to such term in Section 2.25(a).

“Extension” shall have the meaning given to such term in Section 2.25(a).

“Extension Offer” shall have the meaning given to such term in Section 2.25(a).

“Facility” shall mean each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the “Tranche A Term Facility”), (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the “Tranche B Term Facility”), (c) the Revolving Facility, (d) the Extended Term Loans, if any, and (e) the Extended Revolving Commitments, if any, as the case may be.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Payment Date” shall mean (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit Q hereto (in such form or with immaterial changes thereto which the Administrative Agent is hereby authorized to enter into) together with any material changes thereto requested by Borrower in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Fiscal Quarter” shall mean, with respect to the Borrower or any of its Subsidiaries, the period commencing January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing July 1 in any Fiscal Year and ending on the next succeeding September 30 or the period commencing October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

“Fiscal Year” shall mean, with respect to the Borrower or any of its Subsidiaries, the period commencing on January 1 in any calendar year and ending on the next succeeding December 31 or, if any such Subsidiary was not in existence on January 1 in any calendar year, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the next succeeding December 31.

“Foreign Subsidiary” shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt” of any Person shall mean all Debt as set forth on the balance sheet of such Person determined on a Consolidated basis in accordance with GAAP, including, without limitation, (i) the aggregate amount of Government Reimbursement Program Costs (exclusive of, with respect to the determination of Funded Debt in any period, the portion of Government Reimbursement Program Costs paid in such period), (ii) in the case of the Borrower, the Loans, (iii) any Receivables Transaction Amount and (iv) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any preferred Capital Stock in such Person or any other Person; provided, however, that the term “Funded Debt” shall not include any Contingent Obligations of such Person (if and to the extent such Contingent Obligations would otherwise be included in such term on any date of determination) that are incurred solely to support any obligations, Debt or Government Reimbursement Program Costs of the Borrower or one or more Subsidiaries of the Borrower to the extent such Contingent Obligations are otherwise expressly permitted to be incurred under Section 7.2.

“Funding Office” shall mean, with respect to any currency, the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time applied on a consistent basis, subject to Section 1.4.

“Government Reimbursement Program Costs” shall mean, with respect to any payable of the Borrower and its Subsidiaries, the sum of:

(i) all amounts (including punitive and other similar amounts) agreed to be paid in settlement or payable as a result of a final, non-appealable judgment, award or similar order relating to participation in Medical Reimbursement Programs;

(ii) all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Medical Reimbursement Programs; and

(iii) the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation or other legal or administrative proceeding of any kind relating to participation in Medical Reimbursement Programs.

“Government Reimbursement Programs” shall have the meaning given to such term in Section 4.17(a).

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational authority such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Governmental Authorization” shall mean any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Group Members” shall mean the Borrower and its Subsidiaries.

“Guaranteed Obligations” shall have the meaning given to such term in Section 10.1.

“Guarantor” shall mean, except as permitted by Section 6.12 or Section 7.12, each Subsidiary of the Borrower (other than any Special Purpose Receivables Subsidiary and any Regulated Subsidiary, including, without limitation, and for so long as such Subsidiary remains a Regulated Subsidiary, DaVita HealthCare Partners Plan, Inc.).

“Hazardous Materials” shall mean (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials, substances, wastes (including medical and human waste), constituents, pollutants or contaminants subject to regulation or which can give rise to liability under any Environmental Law.

“HCP LLC” shall mean HealthCare Partners, LLC.

“HCPAMG” shall mean HealthCare Partners Affiliates Medical Group, a California general partnership.

“HPMGI” shall mean HealthCare Partners Medical Group, Inc.

“HIPAA” shall have the meaning given to such term in Section 4.17(b).

“Impacted Interest Period” shall mean, with respect to a LIBOR Screen Rate, an Interest Period which shall not be available at the applicable time.

“Increase Effective Date” shall have the meaning given to such term in Section 2.24(a).

“Increase Joinder” shall have the meaning given to such term in Section 2.24(c).

“Incremental Term Loan Commitment” shall have the meaning given to such term in Section 2.24(a).

“Incremental Term A Loans” shall have the meaning given to such term in Section 2.24(c).

“Incremental Term B Loans” shall have the meaning given to such term in Section 2.24(c).

“Incremental Term Loans” shall have the meaning given to such term in Section 2.24(c).

“Indemnitee” shall have the meaning given to such term in Section 11.5(b).

“Information” shall have the meaning given to such term in Section 11.15.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 6.5 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” shall mean, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade names, service marks, domain names, trade secrets, proprietary information, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit M.

“Intercompany Receivables” shall mean any debits or credits by and among the Borrower and its Subsidiaries arising in connection with any centralized purchasing, payment or other cash management or treasury services, in each case, in the ordinary course of business.

“Intercreditor Agreements” shall mean the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Election Request” shall mean an Interest Election Request, substantially in the form of Exhibit P.

“Interest Payment Date” shall mean (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final Maturity Date of the Facility under which such Loan was made, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and the Maturity Date of the Facility under which such Loan was made, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period, the last day of such Interest Period and the Maturity Date of the Facility under which such Loan was made, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” shall mean, as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending (x) one week thereafter or (y) one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., Local Time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Maturity Date of such Facility; and

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rates) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, as of 11:00 a.m., London Time, two Business Days prior to the commencement of such Interest Period. When determining the rate for a period which is less than the shortest period for which the LIBOR Screen Rate is available, the LIBOR Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investment” shall mean, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of Capital Stock or Debt of, or the property and assets comprising a division or business unit or all or a substantial part of the business of, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of “Debt” set forth in this Section 1.1 in respect of such Person, but excluding advances or extensions of credit to customers and receivables arising in the ordinary course of business and in connection with any Physician Group. For the avoidance of doubt, without any implication to the contrary, no Intercompany Receivables or any transactions giving rise thereto shall constitute Investments.

“Issuing Lender” shall mean any of (i) JPMorgan Chase Bank, N.A., (ii) Wells Fargo Bank, National Association, (iii) Barclays Bank PLC, or in each case, any affiliate thereof, in its capacity as issuer of any Letter of Credit, (iv) any other Lender reasonably satisfactory to the Administrative Agent that from time to time agrees in writing to issue Letters of Credit hereunder; provided that, if any Extension or Extensions of Revolving Commitments is or are effected in accordance with Section 2.25, then on the occurrence of the Revolving Termination Date and on each later date which is or was at any time a Maturity Date with respect to Revolving Commitments (each, an “Issuing Lender/Swingline Termination Date”), each Issuing Lender at such time shall have the right to resign as an Issuing Lender on, or on any date within twenty (20) Business Days after, the respective Issuing Lender/Swingline Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the respective entity so resigning shall retain all of its rights hereunder and under the other Loan Documents as an Issuing Lender with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder, and (v) solely with respect to the Existing Letters of Credit, each Existing Issuing Bank. If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), each Issuing Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be an Issuing Lender hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as Issuing Lender hereunder.

“Issuing Lender/Swingline Termination Date” shall have the meaning given to such term in the definition of “Issuing Lender.”

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit L.

“Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement by and among the Collateral Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens on the Collateral that are intended to rank junior to the Liens securing the Obligations and that are otherwise Liens permitted pursuant to Section 7.1, providing that all proceeds of Collateral shall first be applied to repay the Obligations in full prior to being applied to any obligations under the Indebtedness secured by such junior Liens and that until the termination of the Commitments and the repayment in full (or cash collateralization of outstanding Letters of Credit) of all Obligations (other than contingent obligations not then due and payable), the Collateral Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions and the expiration of any standstill periods) and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Commitment, any Incremental Term Loans, any Increased Revolving Commitments or any Other Revolving Commitments, in each case as extended in accordance with this Agreement from time to time.

“LC Commitment” shall mean $325,000,000, which amount shall be allocated among the Issuing Lenders in the respective amounts set forth beside each Issuing Lender in Schedule II hereto.

“LC Disbursement” shall mean a payment by the Issuing Lender pursuant to a Letter of Credit.

“LC Obligations” shall mean, at any time, the aggregate Alternative Currency LC Obligations and Dollar LC Obligations.

“LC Request” shall mean an LC Request, substantially in the form of Exhibit O.

“Lenders” shall have the meaning given to such term in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Lending Office” shall mean, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letters of Credit” shall have the meaning given to such term in Section 3.1(a).

“Leverage Ratio” shall mean, at any date of determination, the ratio of (a) (i) all Funded Debt of the Borrower and its Subsidiaries, including Debt in respect of Specified Letters of Credit outstanding as of such date (assuming that the maximum amount of each such Specified Letter of Credit is fully drawn) plus (ii) to the extent not otherwise included in subclause (a)(i) of this definition, the face amount of all Letters of Credit issued for the account of the Borrower or any of its Subsidiaries minus (iii) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries on a Consolidated basis to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period prior to such date.

The Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to any Debt incurred, assumed or permanently repaid or extinguished after the relevant Measurement Period but prior to or contemporaneously with the Reference Date as if such incurrence, assumption, repayment or extinguishment had been effected on the last day of such period. Notwithstanding anything to the contrary contained in this paragraph, when calculating the Leverage Ratio for purposes of (i) the Pricing Grid (ii) the ECF Percentage and (iii) determining actual compliance (and not compliance on a Pro Forma Basis) with Section 7.16(a), (A) any Debt incurred, assumed or permanently repaid or extinguished subsequent to the end of the applicable Measurement Period shall not be given pro forma effect and (B) such calculations shall be based on the financial statements delivered pursuant to Section 6.1(b) or (c), as applicable, for the relevant Measurement Period.

“LIBOR Screen Rate” shall mean the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for the applicable currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion; provided, that, if any LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean any loan made by any Lender pursuant to this Agreement (including pursuant to Section 2.24).

“Loan Documents” shall mean this Agreement, the Security Documents and the Notes.

“Loan Parties” shall mean each Group Member that is a party to a Loan Document.

“Local Time” shall mean the local time in (i) London with respect to Obligations denominated in an Alternative Currency and (ii) New York City, otherwise.

“Majority Facility Lenders” shall mean, with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, Extended Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Dollar Revolving Facility or the Alternative Currency Revolving Facility, prior to any termination, respectively, of the Dollar Revolving Commitments or the Alternative Currency Revolving Commitments, the holders of more than 50% of the Total Dollar Revolving Commitments or Total Alternative Currency Revolving Commitments, respectively).

“Management Services Agreement” shall mean each of those certain agreements by and between a Group Member (or any Physician Group with an existing agreement with a Group Member for the provision of management services) and any Physician Group pursuant to which such Group Member (or Physician Group) provides management services to such Physician Group; provided that each Management Services Agreement (i) existing on the Closing Date and (ii) entered into in connection with an acquisition of a Physician Group pursuant to Section 7.2(m) shall, in each case, provide that a substantial portion of the management fees (which, for the avoidance of doubt and without any implication to the contrary, shall not include any fees for reimbursement of expenses and other cost sharing arrangements) payable thereunder shall be paid to a Loan Party (or any Physician Group with an existing agreement to pay fees to a Loan Party for the provision of management services).

“Mandatory Prepayment Date” shall have the meaning given to such term in Section 2.11(e).

“Margin Stock” shall mean “margin stock” as defined in Regulation U of the Board, as the same may be amended or supplemented from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder or (c) the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or on the priority of such Liens.

“Material Subsidiary” shall mean, as of any date, (a) any Subsidiary of the Borrower that accounted for more than 5% of Consolidated Net Income of the Borrower and its Subsidiaries for the most recently completed Fiscal Quarter on or prior to such date as reflected in the Required Financial Information most recently delivered to the Administrative Agent and the Lenders on or prior to such date and determined in accordance with GAAP for such period and (b) each other Subsidiary of the Borrower that, when combined with any other Subsidiary, each of which at the time of determination is the subject of an Event of Default under Section 8.1(g), would constitute a Material Subsidiary under clause (a) above.

“Maturity Date” shall mean (i) with respect to the Tranche A Term Loans that have not been extended pursuant to Section 2.25, the Tranche A Term Loan Maturity Date, (ii) with respect to the Tranche B Term Loans that have not been extended pursuant to Section 2.25, the Tranche B Term Loan Maturity Date, (iii) with respect to the Revolving Commitments that have not been extended pursuant to Section 2.25, the Revolving Termination Date and (iv) with respect to any Class of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders; provided that if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” shall have the meaning given to such term in Section 11.18.

“Measurement Period” shall mean, at any date of determination, the most recently completed four consecutive Fiscal Quarters ended prior to such date for which financial information is (or is required to be) available.

“Medicaid” shall mean that means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria (Social Security Act of 1965, Title XIX, P.L. 89-87, as amended; 42 U.S.C. § 1396 et seq.).

“Medical Reimbursement Programs” shall mean the Medicare, Medicaid and Tricare programs and any other health care program operated by or financed in whole or in part by any federal, state or local government.

“Medicare” shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals (Social Security Act of 1965, Title XVIII, P.L. 89-87, as amended; 42 U.S.C. § 1395 et seq.).

“Minimum Extension Condition” shall have the meaning given to such term in Section 2.25(b).

“Minority Investment” shall have the meaning given to such term in Section 7.6(f).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 6.12(c).

“Mortgages” shall mean each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, in a form reasonably satisfactory to the Collateral Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Group Member or ERISA Affiliate is required to contribute or could otherwise have liability.

“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred (or estimated by the Borrower in good faith) in connection therewith, and net of (i) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts reserved in accordance with GAAP against liabilities relating to breaches of representations and warranties and indemnification obligations, liabilities related to environmental matters or other liabilities associated with the property and liabilities relating to assets subject to such sale, lease, transfer or other disposition that are not assumed by the purchaser in such Asset Sale and (iii) in the case of any Asset Sale by a Subsidiary, the amount of any payments or distributions required to be made in respect of such transaction to owners of Capital Stock in such Subsidiary other than the Borrower or any other Subsidiary and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Senior Notes” shall mean the 5.125% Senior Notes due 2024 in an aggregate principal amount of $1,750,000,000 outstanding as of the Closing Date issued pursuant to the New Senior Notes Indenture.

“New Senior Notes Documents” shall mean the New Senior Notes, the New Senior Notes Indenture and the New Senior Notes Guarantees.

“New Senior Notes Guarantees” shall mean the guarantees by the Guarantors of the New Senior Notes pursuant to the New Senior Notes Indenture.

“New Senior Notes Indenture” shall mean the indenture dated as of June 13, 2014 by and among the Borrower, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the New Senior Notes were issued, as the same may be amended or supplemented from time to time.

“NMTC” shall mean a new market tax credit as defined in Section 45D of the Code.

“NMTC Documents” shall mean any credit, loan or finance agreement and any other document, agreement or instrument governing or otherwise relating to any NMTC Indebtedness.

“NMTC Indebtedness” shall mean any Debt incurred by a NMTC Subsidiary, including in the form of an intercompany loan from the Borrower or another Subsidiary in connection with an NMTC financing, the proceeds of which such NMTC Subsidiary will substantially concurrently use to acquire real property, renovate real property or construct improvements on real property, in each case after the Closing Date (any such acquisition, renovation or construction, an “NMTC Investment”).

“NMTC Property” shall mean any fixed assets which are acquired, renovated or improved with the proceeds of NMTC Indebtedness and any related capital contributions.

“NMTC Subsidiary” shall mean a Domestic Subsidiary that receives an intercompany loan in the form of NMTC Indebtedness or any related capital contributions.

“Nominee Agreement” shall mean, with respect to any Physician Group, any agreement pursuant to which the Borrower or one of its Subsidiaries has the right, or has the right to appoint another party (a “designated physician”) with the right, to require the owners of a Physician Group to transfer all of their interests in the Physician Group to a Person, who may be required to have certain qualifications, designated by the Borrower or one of its Subsidiaries or a designating physician, as the case may be.

“Non-Excluded Taxes” shall have the meaning given to such term in Section 2.19(a).

“Non-Guarantor Domestic Subsidiary” shall mean a Domestic Subsidiary of the Borrower that is not a Guarantor.

“Non-Guarantor Subsidiary” shall mean a Subsidiary of the Borrower that is not a Guarantor.

“Non-U.S. Lender” shall have the meaning given to such term in Section 2.19(e).

“Notes” shall mean, collectively, each promissory note in the form of Exhibit N-1, N-2, N-3 or N-4, as applicable, evidencing Loans.

“NPL” shall mean the National Priorities List under CERCLA.

“Obligations” shall mean (a) obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents; provided that Obligations shall exclude any Excluded Swap Obligations.

“OFAC” shall have the meaning given to such term in Section 4.23(b)(v).

“OID” shall have the meaning given to such term in Section 2.24(c)(vi).

“Other Revolving Commitments” shall mean one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” shall mean one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Other Term Loan Commitments” shall mean one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.

“Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Parent Entity” shall mean, for purposes of the provisos to the definition of “Change of Control,” a newly created entity having, at the time of consummation of a reorganization transaction permitted by such provisos, no assets with a fair market value in excess of $1.0 million (other than Capital Stock of the Borrower and its Subsidiaries) and no liabilities with a fair market value in excess of $1.0 million, in each case that would be reflected on an unconsolidated balance sheet of such entity at such time.

“Participant” shall have the meaning given to such term in Section 11.6(c)(i).

“Participant Register” shall have the meaning given to such term in Section 11.6(c)(iii).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Patriot Act” shall have the meaning given to such term in Section 4.23(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted First Priority Refinancing Debt” shall mean any secured Debt (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Debt otherwise constitutes Credit Agreement Refinancing Debt, (ii) such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, and (iii) a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Debt is the initial Permitted First Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Debt shall have executed and delivered a First Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” shall mean the following types of Liens (excluding any such Lien imposed pursuant to Section 430(k) of the Code or by ERISA or any such Lien relating to or imposed in connection with any Environmental Action): (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under Section 6.3; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt for borrowed money) (i) that are not overdue for a period of more than 60 days or (ii) the amount, applicability or validity of which are being contested in good faith and with respect to which the Borrower or any of its Subsidiaries, as the case may be, has established reserves in accordance with GAAP; (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public, regulatory or statutory obligations; (d) Liens, pledges and deposits securing the performance of, or payment in respect of, bids, tenders, leases, contracts (other than for the repayment of borrowed money), surety and appeal bonds, letters of credit, and other obligations of a similar nature incurred in the ordinary course of business; (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect; (f) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods; (g) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 8.1(i) and in respect of which the Borrower or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceedings for review in good faith and, pending such appeal or proceedings, shall have secured within 30 days after the entry thereof a subsisting stay of execution and shall be maintaining reserves, in accordance with GAAP, with respect to any such judgment or award; (h) unperfected Liens of suppliers and vendors to secure the purchase price of the property or assets sold; (i) protective UCC filings by lessors under operating leases; (j) any easements, rights of way, restrictions, defects, encroachments and other encumbrances on title to Real Property which either individually or when aggregated with all other Permitted Liens, would not be reasonably expected to have a Material Adverse Effect; and (k) bankers’ Liens, rights of setoff and other similar Liens with respect to cash and Cash Equivalents.

“Permitted Other Debt” shall mean Debt of the Borrower or any other Loan Party; provided that immediately after giving pro forma effect thereto and to the use of the proceeds thereof, (i) no Event of Default shall be continuing or result therefrom, (ii) if such Debt is unsecured, the Borrower and the Subsidiaries will be in compliance on a Pro Forma Basis (as of the date of such incurrence), after giving effect to any such incurrence, with the covenant set forth in Section 7.16, (iii) if such Debt is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations, the Borrower and the Subsidiaries will be in compliance on a Pro Forma Basis (as of the date of such incurrence), after giving effect to any such incurrence, with a Leverage Ratio that is no greater than 0.25x less than the then applicable Leverage Ratio pursuant to the covenant set forth in Section 7.16 (e.g., if the applicable Leverage Ratio under Section 7.16 is 5.00:1.00, then compliance with this provision would require a Leverage Ratio of no greater than 4.75:1.00), (iv) if such Debt is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations, such Debt shall not exceed the sum of (x) the Shared Incremental Amount and (y) an additional amount such that the Senior Secured Leverage Ratio, on a Pro Forma Basis (as of the date of such incurrence), after giving effect to such incurrence, is no greater than 3.50:1.00, (v) such Debt does not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Debt is incurred or the maturity date of such Debt can be extended subject to any customary conditions to a date that is ninety-one (91) days after the Latest Maturity Date at the time such Debt is incurred, (vi) such Debt shall be in the form of debt securities or junior lien or unsecured credit facility, (vii) if such Debt is secured, (x) such Debt is secured by the Collateral on a pari passu or junior basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral and (y) such Debt is subject to an Intercreditor Agreement, (viii) such Debt shall not be guaranteed by any Subsidiaries that are not

Guarantors hereunder and (ix) such Debt shall have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole).

“Permitted Physician Group Loans” shall mean loans or advances to any Physician Group which funds may be used contemporaneously to finance the acquisition of the equity interests or assets of one or more additional Physician Groups and any Subsidiaries thereof (excluding Subsidiaries organized or acquired in contemplation of such transaction); provided that (1) immediately before and immediately after giving pro forma effect to any such loan or advance, no Default shall have occurred and be continuing, (2) immediately after giving effect to such loan or advance and any incurrence of Debt by the Borrower or any Subsidiary made to fund such loan or advance, the Borrower and its Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.12 and Section 7.16, (3) any such loan or advance shall be evidenced by a Physician Group Note that, if such loan or advance is greater than $5,000,000, will be delivered to the Collateral Agent for the benefit of the Secured Parties, (4) any additional Physician Group acquired as an entity pursuant to the foregoing shall enter into a Management Services Agreement with a Group Member (or a Physician Group with a Management Services Agreement with a Group Member) and Nominee Agreements, (5) any acquisition of an additional Physician Group shall be consummated in compliance with all applicable laws in all material respects and (6) the Borrower shall deliver a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying in the corporate capacity of such Responsible Officer that all of the requirements set forth in clauses (1) through (4) and, to its knowledge based on advice of counsel, (5) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against such Receivables Assets; provided that (A) recourse to Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) and any obligations or agreements of Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by Borrower or any Subsidiary (other than a Special Purpose Receivables Subsidiary), and (B) the sum of (x) the aggregate Receivables Transaction Amount outstanding at any time pursuant to clause (a) of the definition of Receivables Transaction Amount and (y) the aggregate Receivables Transaction Amount since the Closing Date pursuant to clause (b) of the definition of “Receivables Transaction Amount” shall not exceed $500,000,000.

“Permitted Refinancing” shall mean, with respect to any Debt, any modification, refinancing, refunding, renewal or extension of such Debt; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) the Debt resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended; (c) immediately after giving effect thereto, no Default shall have occurred and be continuing; (d) if the Debt being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, the Debt resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended; and (e) no Person that is not an obligor under the Debt being modified, refinanced, refunded, renewed or extended shall be an obligor under such modification, refinancing, refunding, renewal or extension.

“Permitted Second Priority Refinancing Debt” shall mean secured Debt (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Debt otherwise constitutes Credit Agreement Refinancing Debt, (ii) such Debt is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral and (iii) a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of a Junior Lien Intercreditor Agreement; provided that if such Debt is the initial Permitted Second Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Debt shall have executed and delivered a Junior Lien Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Debt (including any Registered Equivalent Notes) which constitutes Credit Agreement Refinancing Debt, incurred by the Borrower in the form of one or more series of senior unsecured notes or loans.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Physician Groups” shall mean HealthCare Partners Affiliates Medical Group, Seismic Medical Group, PC, HealthCare Partners Medical Group (Bacchus), Ltd., JSA Professional Association, Healthcare Partners Medical Group, Inc., Physician Associates of the Greater San Gabriel Valley, a Medical Group Inc., Northridge Medical Group, Inc., Talbert Medical Group, Inc. and any other professional corporation, limited liability company, partnership or other entity that, directly or indirectly, provides or arranges medical services and (i) provides or arranges such services in a state that only permits the equity interests of such entity to be held by one or more licensed physicians or licensed professionals or professional entities and (ii) has entered into and remains party to a Management Services Agreement and a Nominee Agreement.

“Physician Group Note” shall mean a note issued by a Physician Group to the Borrower or a Guarantor that (i) is issued in connection with a Permitted Physician Group Loan, (ii) contains covenants restricting the Physician Group from incurring financial indebtedness (other than financial indebtedness existing upon acquisition of such Physician Group and not incurred in contemplation of such acquisition(s) and other customary exceptions) and paying dividends or distributions, and (iii) to the extent (x) not prohibited by a Requirement of Law and (y) that such capital stock or membership interest is actually owned by the Physician Group issuing the note, is secured by a pledge of the capital stock or membership interests of each Physician Group acquired by the Physician Group issuing the note.

“Plan” shall mean at a particular time, any employee benefit plan that is covered by Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, other than any Multiemployer Plan.

“Platform” shall have the meaning given to such term in Section 11.2(d).

“Post-Increase Revolving Lenders” shall have the meaning given to such term in Section 2.24(d).

“Pre-Increase Revolving Lenders” shall have the meaning given to such term in Section 2.24(d).

“Premises” shall have the meaning given to such term in the applicable Mortgage.

“Prepayment Option Notice” shall have the meaning given to such term in Section 2.11(e).

“Pricing Grid” shall mean the table set forth below.

For all Loans (other than Tranche B Term Loans) and the Commitment Fee Rate:

Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
>3.0 to 1.0	2.00%	1.00%	0.500%
<3.0 to 1.0 but >2.25 to 1.0	1.75%	0.75%	0.500%
<2.25 to 1.0	1.50%	0.50%	0.375%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is (x) in the case of calculation of the Leverage Ratio as of the last day of the first three Fiscal Quarters of any Fiscal Year, one Business Day after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1(c) and (y) in the case of calculation of the Leverage Ratio as of the last day of any Fiscal Year, one Business Day after the date on which the annual financial statements are delivered to Lenders setting forth such financial information and accompanied by such certifications as are required with respect to annual financial information pursuant to Section 6.1(b). Such Applicable Margin shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is one Business Day after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.16(a).

“primary obligations” shall have the meaning given to such term in the definition of “Contingent Obligation” set forth in this Section 1.1.

“primary obligor” shall have the meaning given to such term in the definition of “Contingent Obligation” set forth in this Section 1.1.

“Prime Rate” shall have the meaning given to such term in the definition of “ABR.”

“Pro Forma Basis” shall mean on a pro forma basis in accordance with GAAP and Regulation S-X; provided that notwithstanding the provisions of Regulation S-X, (i) pro forma adjustments may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect which are identified and factually supported in a certificate in which a Responsible Officer of the Borrower certifies that such reductions are reasonably expected to be sustainable and have been realized or the steps necessary for such realization have been taken or are reasonably expected to be taken within twelve months following any such transaction and (ii) pro forma adjustments may include Pro Forma Physician Group Adjustments.

“Pro Forma Physician Group Adjustments” shall mean pro forma adjustments arising out of (i) the entering into of Management Services Agreements in connection with Investments made pursuant to Section 7.6(m) and (ii) the termination of Management Services Agreements in connection with the sale of a Physician Group. In the case of clauses (i) and (ii) of the preceding sentence, pro forma effect shall be given to the revenue that would have been expected to be received or that will no longer be received, as the case may be, and the expenses that would have been expected to be incurred or that will no longer be incurred, as the case may be, by the Borrower or a Subsidiary in connection with such Management Services Agreement. Pro Forma Physician Group Adjustments shall be identified and factually supported in a certificate in which a Responsible Officer of the Borrower certifies that such adjustments are made in good faith and based on assumptions believed to be reasonable.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Issuer” shall mean any commercial bank that has a combined capital and surplus in excess of $500,000,000.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by the Borrower or any of its Subsidiaries pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and all proceeds thereof and rights (contractual or otherwise) and collateral related thereto and shall include, in any event, any items of property that would be classified as an account receivable of the Borrower or any of its Subsidiaries or an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” as so defined of any such items.

“Receivables Transaction Amount” shall mean (a) in the case of any Receivables Assets securitization, the amount of obligations outstanding under the legal documents entered into as part of such Receivables Assets securitization on any date of determination that would be characterized as principal if such Receivables Assets securitization were structured as a secured lending transaction rather than as a purchase and (b) in the case of any sale or factoring of Receivables Assets (but excluding any transaction included under clause (a) hereof), the cash purchase price paid by the buyer in connection with its purchase of Receivables Assets (including any bills of exchange) less the amount of collections received in respect of such Receivables Assets and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Borrower.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Redeemable Preferred Interest” shall mean, with respect to any Person, (a) any Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, earlier than six months after the Latest Maturity Date; provided, however, that (i) any Capital Stock that would constitute a Redeemable Preferred Interest solely because the holders thereof have the right to require the issuer to repurchase such a Redeemable Preferred Interest upon the occurrence of a change of control shall not be so treated if the terms thereof (a) do not trigger any rights upon any circumstance constituting a change of control under such Redeemable Preferred Interest that would not constitute a Change of Control under this Agreement and (b) do not permit either any repurchase by such Person or any rights of the holder of such Capital Stock to assert any claim in respect of such failure to purchase as long as any Event of Default exists hereunder and (ii) any Capital Stock in any Subsidiary or Minority Investment that the Borrower or any Subsidiary may be required to repurchase from any joint venture partner or other investor in such Subsidiary or Minority Investment shall not constitute Redeemable Preferred Interest.

“Refinanced Debt” shall have the meaning given to such term in the definition of Credit Agreement Refinancing Debt.

“Refinanced Term Loans” shall have the meaning given to such term in Section 11.1.

“Refinancing” shall mean (i) the repayment in full and the termination of any commitment to make extensions of credit under the Existing Credit Agreement and (ii)(A)(x) the consummation of the Tender Offer and (y) with respect to any Existing Notes not purchased by the Company pursuant to the Tender Offer, the Borrower having irrevocably called such Existing Notes for redemption and having deposited the full payment price therefor pursuant to the terms of the indenture governing the Existing Notes and (B) in the absence of the consummation of the Tender Offer, the Borrower having irrevocably called all Existing Notes for redemption and having deposited the full payment price therefor pursuant to the terms of the indenture governing the Existing Notes.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans incurred pursuant thereto, in accordance with Section 2.27.

“Refinancing Series” shall mean all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same effective yield and amortization schedule.

“Refinancing Term Commitments” shall mean one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” shall mean one or more term loans hereunder that result from a Refinancing Amendment.

“Refunded Swingline Loans” shall have the meaning given to such term in Section 2.7(b).

“Register” shall have the meaning given to such term in Section 11.6(b)(iv).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Subsidiary” shall mean each future direct and indirect Subsidiary of the Borrower regulated by a state health, insurance or human services agency in the United States.

“Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount” shall mean, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans the Revolving Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” shall mean any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” shall mean a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount” shall mean, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date” shall mean, with respect to any Reinvestment Event, the earliest of (a) the date occurring on the second anniversary of such Reinvestment Event, (b) if the Borrower shall not have entered into a binding commitment to reinvest the Net Cash Proceeds received in connection with such Reinvestment Event, the date occurring 540 days after such Reinvestment Event and (c) the date on which the Borrower shall have determined not to acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injecting or leaching into the Environment, or into, from or through any structure or facility.

“Replacement Term Loans” shall have the meaning given to such term in Section 11.1.

“Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Tranche B Term Loans with the incurrence by any Group Member of any debt financing having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Eurodollar Rate (other than due to the last sentence of the definition thereof)) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Tranche B Term Loans so repaid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Tranche B Term Loans.

“Required Financial Information” shall mean, at any date of determination, the Consolidated financial statements of the Borrower and its Subsidiaries most recently delivered to the Administrative Agent and the Lenders on or prior to such date pursuant to, and satisfying all of the requirements of, Section 6.1(b) or 6.1(c) and accompanied by the certificates and other information required to be delivered therewith.

“Required Lenders” shall mean, at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, with respect to the Borrower or any of its Subsidiaries, the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) or any other officer, partner or member (or Person performing similar functions) of the Borrower or any such Subsidiary responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Loan Documents.

“Revaluation Date” shall mean (a) with respect to Alternative Currency Revolving Loans, each of the following: (i) each Borrowing Date of a Eurodollar Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Loan denominated in an Alternative Currency pursuant to Section 2.12(b), (iii) the date of any partial reduction of the Alternative Currency Revolving

Commitments pursuant to Section 2.11(f)(ii) and (iv) after a Default has occurred and is continuing, such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to an Alternative Currency Letter of Credit, each of the following: (i) each date of issuance of an Alternative Currency Letter of Credit, (ii) each date of an amendment of any Alternative Currency Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an Issuing Lender under any Alternative Currency Letter of Credit and (iv) such additional dates as the Administrative Agent or an Issuing Lender shall reasonably determine or the Required Lenders shall require.

“Revolving Commitment” shall mean, as to any Revolving Lender, collectively, the Dollar Revolving Commitment and the Alternative Currency Revolving Commitment of such Revolving Lender.

“Revolving Commitment Period” shall mean the period from and including the Closing Date to but excluding the Business Day preceding the latest Maturity Date applicable to the Revolving Facility.

“Revolving Extensions of Credit” shall mean, collectively, the Dollar Revolving Extensions of Credit and the Alternative Currency Revolving Extensions of Credit.

“Revolving Facility” shall mean, collectively, the Dollar Revolving Facility and the Alternative Currency Revolving Facility.

“Revolving Lenders” shall mean, collectively, the Dollar Revolving Lenders and Alternative Currency Revolving Lenders.

“Revolving Loans” shall mean, collectively, the Dollar Revolving Loans and Alternative Currency Revolving Loans.

“Revolving Percentage” shall mean, as to any Revolving Lender, collectively, the Dollar Revolving Percentage and the Alternative Currency Revolving Percentage of such Revolving Lender.

“Revolving Termination Date” shall mean June 24, 2019.

“S&P” shall mean Standard & Poor’s Financial Services, LLC.

“Sale and Leaseback Transaction” with respect to any Person shall mean an arrangement to sell or transfer any property, real or personal, used or useful in such Person’s business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions Authorities” shall have the meaning given to such term in Section 4.23(b)(v).

“SEC” shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Subsidiary and any Cash Management Bank; provided that the aggregate amount of Debt under all Secured Cash Management Agreements shall not exceed $25,000,000 at any time outstanding.

“Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all obligations of the Borrower and the other Loan Parties under or in respect of each Specified Swap Agreement and each Secured Cash Management Agreement and each Specified Letter of Credit, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy, insolvency, receivership or other similar proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, each Cash Management Bank, each party to a Specified Swap Agreement (other than any Group Member) and each issuing lender of a Specified Letter of Credit, if, in the case of any Person not already a party to this Agreement, such Person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 11.5, 11.11 and 11.12 as if it were a Lender and as if the fair market value of its Secured Obligations constituted Loans hereunder.

“Security Agreement” shall mean that certain Security Agreement, dated as of the Closing Date, by and among the Loan Parties and the Administrative Agent.

“Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 6.12.

“Security Documents” shall mean, collectively, the Security Agreement, the Mortgages (if any) and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Secured Leverage Ratio” shall mean, at any date of determination, the ratio of (a) (i) all Funded Debt of the Borrower and its Subsidiaries that is secured by a Lien on any asset or property of the Borrower or any Subsidiary (other than any Lien that is junior to the Lien securing the Obligations pursuant to the Junior Lien Intercreditor Agreement), including Debt in respect of Specified Letters of Credit outstanding as of such date (assuming that the maximum amount of each such Specified Letter of Credit is fully drawn) plus (ii) to the extent not otherwise included in subclause (a)(i) of this definition, the face amount of all Letters of Credit issued for the account of the Borrower or any of its Subsidiaries minus (iii) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries on a Consolidated basis to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period prior to such date.

The Senior Secured Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to any Debt incurred, assumed or permanently repaid or extinguished after the relevant Measurement Period but prior to or contemporaneously with the Reference Date as if such incurrence, assumption, repayment or extinguishment had been effected on the last day of such period.

“Senior Representative” shall mean, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Permitted Other Debt or any Indebtedness incurred pursuant to Section 7.2(v), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Debt is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Shared Incremental Amount” shall mean (x) $1,500,000,000 minus (y) the aggregate outstanding principal amount of all Incremental Term Loans and/or Permitted Other Debt incurred or issued in reliance on the Shared Incremental Amount.

“Solvent” shall mean, when used with respect to any Person, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” shall mean liability on a “claim,” and (ii) “claim” shall mean any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Special Purpose Licensed Entity” shall mean any Person in a related business of the Borrower and its Subsidiaries that (i) the Borrower and its Subsidiaries are prohibited from engaging in directly under applicable law, including provisions of state law (a) prohibiting the ownership of healthcare facilities by public companies, (b) prohibiting the corporate practice of medicine or (c) otherwise restricting the ability of the Borrower or one of its Subsidiaries to acquire directly a required license to operate a healthcare facility, and (ii) has entered into a transaction or series of transactions with the Borrower or any of its Subsidiaries under which:

(x) the Borrower or any of its Subsidiaries provides management, administrative or consulting services to the Special Purpose Licensed Entity,

(y) the owners of the Special Purpose Licensed Entity are prohibited from transferring any of their interests in the Special Purpose Licensed Entity without the consent of the Borrower or one of its Subsidiaries, and

(z) the Borrower or one of its Subsidiaries has the right to require the owners of the Special Purpose Licensed Entity to transfer all of their interests in the Special Purpose Licensed Entity to a Person designated by the Borrower or one of its Subsidiaries.

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrower or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).

“Specified Alternative Currency LC Sublimit” shall mean, with respect to any Issuing Lender, the amount set forth beside each Issuing Lender on Schedule II hereto with respect to Alternative Currency Letters of Credit or in each case such other amount as is specified in the agreement pursuant to which such Person becomes an Issuing Lender hereunder.

“Specified Change of Control” shall mean a “Change of Control” (or any other defined term having a similar purpose) as defined in the 2020 Senior Notes Indenture, in the 2022 Senior Notes Indenture or the New Senior Notes Indenture.

“Specified Dollar LC Sublimit” shall mean, with respect to any Issuing Lender, the amount set forth beside such Issuing Lender on Schedule II hereto with respect to Dollar Letters of Credit or in each case such other amount as is specified in the agreement pursuant to which such Person becomes an Issuing Lender hereunder.

“Specified Letter of Credit” shall mean any letter of credit issued by any Lender (at the time of the issuance of such letter of credit) or affiliate thereof for the account of the Borrower or any Subsidiary, which the Borrower designates as a “Specified Letter of Credit” by notice in writing to the Administrative Agent.

“Specified Loan Party” shall mean any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.10.

“Specified Swap Agreement” shall mean any Swap Agreement entered into by the Borrower or any Subsidiary and any Lender (at the time of the execution of such Swap Agreement) or affiliate thereof in respect of interest rates or currency exchange rates.

“Specified Transaction” shall mean (a) the acquisition of any Subsidiary permitted under Section 7.6(e) or (k) , (b) the consummation of any Asset Sale and (c) the incurrence, assumption, permanent repayment or extinguishment of any Debt.

“Spot Rate” for a currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” and “£” shall mean the lawful currency of the United Kingdom.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other business entity (a) (i) of which securities or other ownership interests representing more than 50% of the voting power of all Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, Controlled or held by the parent and/or one or more subsidiaries of the parent and (ii) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent; or (b) designated as a “Subsidiary” by the Borrower by written notice to the Administrative Agent and (i) of which securities or other ownership interests representing more than 50% of the voting power of all Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, Controlled or held by the parent and/or one or more subsidiaries of the parent, (ii) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent or (iii) the accounts of which would be consolidated with those of the parent in the parent’s Consolidated financial statements; provided, however, that (i) entities shall not be deemed Subsidiaries so long as the assets of each such entity do not exceed $25,000 (unless the Borrower shall elect to include such entity as a Guarantor) and (ii) California Medical Group Insurance Company, Risk Retention Group, HealthCare Partners Institute for Applied Research and Education, the Physician Groups and their respective subsidiaries shall not be deemed Subsidiaries of the Borrower for any purpose under the Loan Documents, except that such entities may be included in the Borrower’s Consolidated financial statements. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower.

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of a type reasonably requested by the Collateral Agent or (b) otherwise acceptable to the Collateral Agent.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement.”

“Swap Obligations” shall mean with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $100,000,000.

“Swingline Lender” shall mean JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans; provided that, if any Extension or Extensions of Alternative Currency Revolving Commitments is or are effected in accordance with Section 2.25, then on the occurrence of each Issuing Lender/Swingline Termination Date, the Swingline Lender at such time shall have the right to resign as Swingline Lender on, or on any date within twenty (20) Business Days after, the respective Issuing Lender/Swingline Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the Borrower shall repay any outstanding Swingline Loans made by the respective entity so resigning and such entity shall not be required to make any further Swingline Loans hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), the Swingline Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be the Swingline Lender hereunder or obligated to make Swingline Loans unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as the Swingline Lender hereunder.

“Swingline Loans” shall have the meaning given to such term in Section 2.6(a).

“Swingline Participation Amount” shall have the meaning given to such term in Section 2.7(c).

“Syndication Agents” shall have the meaning given to such term in the preamble hereto.

“TARGET Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” shall mean (i) all present or future income, stamp or other taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, and (ii) all transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treas. Reg. §1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i).

“Tender Offer” shall have the meaning given to such term in the recitals hereto.

“Term Lenders” shall mean, collectively, the Tranche A Term Lenders and the Tranche B Term Lenders.

“Term Loans” shall mean, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

“Title Company” shall mean any title insurance company as shall be retained by the Borrower and reasonably acceptable to the Administrative Agent.

“Total Alternative Currency Revolving Commitments” shall mean, at any time, the aggregate amount of the Alternative Currency Revolving Commitments then in effect. The original amount of the Total Alternative Currency Revolving Commitments is the Alternative Currency Equivalent of $300,000,000.

“Total Alternative Currency Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Alternative Currency Revolving Extensions of Credit of the Alternative Currency Revolving Lenders outstanding at such time.

“Total Dollar Revolving Commitments” shall mean, at any time, the aggregate amount of the Dollar Revolving Commitments then in effect. The original amount of the Total Dollar Revolving Commitments is $700,000,000.

“Total Dollar Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Dollar Revolving Extensions of Credit of the Dollar Revolving Lenders outstanding at such time.

“Total Revolving Commitments” shall mean, at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Tranche A Term Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I. The original aggregate amount of the Tranche A Term Commitments is $1,000,000,000.

“Tranche A Term Facility” shall have the meaning given to such term in the definition of “Facility.”

“Tranche A Term Lender” shall mean each Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.

“Tranche A Term Loan” shall have the meaning given to such term in Section 2.1.

“Tranche A Term Loan Maturity Date” shall mean June 24, 2019.

“Tranche A Term Percentage” shall mean, as to any Tranche A Term Lender at any time, the percentage which such Lender’s Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

“Tranche B Term Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I or in an Increase Joinder. The original aggregate amount of the Tranche B Term Commitments is $3,500,000,000.

“Tranche B Term Facility” shall have the meaning given to such term in the definition of “Facility.”

“Tranche B Term Lender” shall mean each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

“Tranche B Term Loan” shall have the meaning given to such term in Section 2.1.

“Tranche B Term Loan Maturity Date” shall mean June 24, 2021.

“Tranche B Term Percentage” shall mean, as to any Tranche B Term Lender at any time, the percentage which such Lender’s Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

“Transaction Documents” shall mean the New Senior Notes Documents and the Loan Documents.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (b) the Refinancing; (c) the issuance of the New Senior Notes and (d) the payment of all fees and expenses owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning given to such term in Section 10.9.

“Tricare” shall mean the managed health care program that is established by the Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. §1071 et seq.) for members of the military, military retirees, and their dependents, and includes the competitive selection of contractors to financially underwrite the delivery of health care services under the Civilian Health and Medical Program of the Uniformed Services.

“Type” shall mean, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“United States” shall mean the United States of America.

“Voting Interests” shall mean shares of Capital Stock issued by a corporation, or equivalent Capital Stock of any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Weighted Average Life to Maturity” shall mean, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

“Wholly Owned Subsidiary” shall mean, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability” shall have the meaning specified in Part I of Subtitle E of Title IV of ERISA.

1.2 Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).

1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, shall mean “on, in, under, above or about.”

1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring after the Closing Date or in the application thereof on such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation, between calculations of the affected item in amounts required to be reported under Sections 6.1(b) and (c) (including in any Compliance Certificate) before and after giving effect to such change in GAAP.

For the avoidance of doubt, Persons that are not Subsidiaries shall not be included in any calculation relevant to Section 7.16.

1.5 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

1.6 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternative Currency Revolving Loans or Alternative Currency Letters of Credit, as applicable, outstanding. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with an Alternative Currency Revolving Loan, an Alternative Currency Letter of Credit, or a conversion, continuation or prepayment of an Alternative Currency Revolving Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Alternative Currency Revolving Loan or Alternative Currency Letter of Credit, as applicable, is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

1.7 Additional Alternative Currencies.

(a) The Borrower may from time to time request that Alternative Currency Revolving Loans be made and/or Alternative Currency Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Alternative Currency Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Alternative Currency Revolving Lenders; and in the case of any such request with respect to the issuance of Alternative Currency Letters of Credit, such request shall be subject to the approval of the Administrative Agent and an Issuing Lender.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., Local Time, 20 Business Days prior to the date of the desired extension of credit (or, in the case of any such request pertaining to Alternative Currency Letters of Credit, the Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Revolving Loans, the Administrative Agent shall promptly notify each Alternative Currency Revolving Lender of any request pursuant to this Section 1.7 and in the case of any such request pertaining to Alternative Currency Letters of Credit, the Administrative Agent shall promptly notify the Issuing Lender thereof. Each Alternative Currency Revolving Lender (in the case of any such request pertaining to Alternative Currency Revolving Loans) or Issuing Lender (in the case of a request pertaining to Alternative Currency Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., Local Time, ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Revolving Loans or the issuance of Alternative Currency Letters of Credit , as the case may be, denominated in such currency.

(c) Any failure by an Alternative Currency Revolving Lender or Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Alternative Currency Revolving Lender or Issuing Lender, as the case may be, to permit Alternative Currency Revolving Loans to be made or Alterative Currency Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Alternative Currency Revolving Lenders consent to making Alternative Currency Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Revolving Loans; and if the Administrative Agent and an Issuing Lender consent to the issuance of Alternative Currency Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such consenting Issuing Lender. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.7, the Administrative Agent shall promptly so notify the Borrower.

1.8 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Alternative Currency Revolving Loans in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Alternative Currency Revolving Loans, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a term loan denominated in Dollars (a “Tranche A Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Term Commitment of such Lender, (b) each Tranche B Term Lender severally agrees to make a term loan denominated in Dollars (a “Tranche B Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12. Amounts borrowed under this Section 2.1 and repaid may not be reborrowed.

2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice in the form of a Borrowing Request (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) in the case of any Tranche A Term Loans and Tranche B Term Loans, three Business Days prior to the anticipated Closing Date, in the case of Eurodollar Loans, or (b) in the case of any Tranche A Term Loans and Tranche B Term Loans, one Business Day prior to the anticipated Closing Date, in the case of ABR Loans) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed under each Class. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Term Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3 Repayment of Term Loans.

(a) The Tranche A Term Loan of each Tranche A Term Lender shall mature in 20 consecutive quarterly installments and on the Tranche A Term Loan Maturity Date, in an amount equal to such Lender’s Tranche A Term Percentage multiplied by the amount set forth below opposite such installment:

Installment Due Date	Principal Amount
September 30, 2014	$12,500,000
December 31, 2014	$12,500,000
March 31, 2015	$12,500,000
June 30, 2015	$12,500,000
September 30, 2015	$12,500,000
December 31, 2015	$12,500,000
March 31, 2016	$12,500,000
June 30, 2016	$12,500,000
September 30, 2016	$18,750,000
December 31, 2016	$18,750,000
March 31, 2017	$18,750,000
June 30, 2017	$18,750,000
September 30, 2017	$25,000,000
December 31, 2017	$25,000,000
March 31, 2018	$25,000,000
June 30, 2018	$25,000,000
September 30, 2018	$25,000,000
December 31, 2018	$25,000,000
March 31, 2019	$25,000,000
Tranche A Term Loan Maturity Date	$650,000,000

(b) The Tranche B Term Loan of each Tranche B Term Lender shall mature (i) in 27 consecutive quarterly installments on the last day of each September, December, March and June (commencing on September 30, 2014), each in an amount equal to such Lender’s Tranche B Term Percentage multiplied by 0.25% of the aggregate principal amount of the Tranche B Term Loans outstanding on the Closing Date immediately after funding the Tranche B Term Facility and (ii) on the Tranche B Term Loan Maturity Date in an amount equal to all remaining outstanding Tranche B Term Loans of such Tranche B Term Lender.

2.4 Revolving Commitments.

(a) Subject to the terms and conditions hereof, (1) each Dollar Revolving Lender severally agrees to make revolving credit loans in Dollars (“Dollar Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Dollar Revolving Percentage of the LC Obligations then outstanding, does not exceed the amount of such Lender’s Dollar Revolving Commitment and (2) each Alternative Currency Revolving Lender severally agrees to make revolving credit loans in one or more Alternative Currencies (“Alternative Currency Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Alternative Currency Revolving Percentage of the sum of (i) the LC Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Alternative Currency Revolving Commitment.

During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Dollar Revolving Loans and Alternative Currency Revolving Loans denominated in Dollars may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12. The Alternative Currency Revolving Loans denominated in an Alternative Currency other than Dollars shall be Eurodollar Loans.

(b) The Borrower shall repay all outstanding Revolving Loans on the applicable Maturity Date.

2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice in the form of a Borrowing Request (which notice must be received by the Administrative Agent prior to 2:00 P.M., New York City time, (a)(i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans denominated in Dollars or (ii) four Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans denominated in Alternative Currencies (other than Dollars), or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Alternative Currency Revolving Facility to finance payments required by Section 3.5 may be given not later than 1:00 P.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) the Revolving Facility pursuant to which such Loan is to be made, (iv) the currency of the Revolving Loans to be borrowed, (v) if the Revolving Loans to be borrowed are denominated in Dollars, the Type of Revolving Loans to be borrowed and (vi) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Dollar Revolving Commitments and each borrowing under the Alternative Currency Revolving Commitments denominated in Dollars shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that the Swingline Lender may request, on behalf of the Borrower, borrowings denominated in Dollars under the Alternative Currency Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Each borrowing under the Alternative Currency Revolving Commitments (other than a borrowing denominated in Dollars) shall be in an amount equal to the Alternative Currency Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office for the applicable currency prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

2.6 Swingline Commitment.

(a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Alternative Currency Revolving Commitments from time to time after the Closing Date and during the Revolving Commitment Period by making swing line loans denominated in Dollars (“Swingline Loans”) to the Borrower; provided that (i)

the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Alternative Currency Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

(b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the applicable Maturity Date in accordance with Section 2.7(f) and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that an Alternative Currency Revolving Loan denominated in Dollars is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy of a Borrowing Request), not later than 2:00 P.M., New York City time, on the day (which shall be a Business Day during the Revolving Commitment Period) of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 3.5, by remittance to the Issuing Lender) by 4:00 P.M., New York City time, on the requested date of such Swingline Loan. Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 2:00 P.M., New York City time, request each Alternative Currency Revolving Lender to make, and each Alternative Currency Revolving Lender hereby agrees to make, an Alternative Currency Revolving Loan denominated in Dollars, in an amount equal to such Alternative Currency Revolving Lender’s Alternative Currency Revolving Percentage of the aggregate amount of the Swingline Loans; provided that, notwithstanding the foregoing, no Alternative Currency Revolving Lender shall be obligated to make any Alternative Currency Revolving Loan if after giving effect to the making of such Alternative Currency Revolving Loan the outstanding amount of Alternative Currency Revolving Extensions of Credit of such Lender exceed such Lender’s Alternative Currency Revolving Commitment (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Alternative Currency Revolving Lender shall make the amount of such Alternative Currency Revolving Loan available to the Administrative Agent at the Funding Office for Dollar-denominated payments in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Alternative Currency Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Alternative Currency Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time an Alternative Currency Revolving Loan denominated in Dollars would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8.1(g) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Alternative Currency Revolving Loans may not be made as contemplated by Section 2.7(b), each Alternative Currency Revolving Lender shall, on the date such Alternative Currency Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Alternative Currency Revolving Lender’s Alternative Currency Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Alternative Currency Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Alternative Currency Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Alternative Currency Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Alternative Currency Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Alternative Currency Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the financial condition of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Alternative Currency Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f) If the Maturity Date shall have occurred in respect of any tranche of Alternative Currency Revolving Commitments at a time when another tranche or tranches of Alternative Currency Revolving Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then outstanding Swingline Loans shall be repaid in full (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Alternative Currency Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 3.10), there shall exist sufficient unutilized Extended Revolving Commitments that are the Alternative Currency Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to such Extended Revolving Commitments which will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the Swingline Participation Amounts of each Alternative Currency Revolving Lender that is an Extending Revolving Lender and such outstanding Swingline Loans shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest Maturity Date.

2.8 Commitment Fees, etc.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Dollar Revolving Commitment and/or Available Alternative Currency Revolving Commitment, as applicable, of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date and on the Maturity Date for the Revolving Facility.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

(c) The Borrower will pay to the Administrative Agent for the account of each Applicable Participant in accordance with its Alternative Currency Revolving Percentage or Dollar Revolving Percentage, as applicable, a fee for each Letter of Credit with respect to which it is an Applicable Participant equal to the product of (i) the Dollar Equivalent of the daily maximum amount then available to be drawn on such Letters of Credit and (ii) a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(d) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses (including issuance fees) as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(e) The Borrower agrees to pay on the Closing Date (w) to each Tranche A Term Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Tranche A Term Lender’s Tranche A Term Loan, a funding fee in an amount agreed between such Tranche A Term Lender and the Borrower, (x) to each Tranche B Term Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Tranche B Term Lender’s Tranche B Term Loan, a funding fee in an amount equal to 0.50% of the stated principal amount of such Tranche B Term Lender’s Tranche B Term Loan funded on the Closing Date, (y) to each Dollar Revolving Lender party to this Agreement on the Closing Date, as compensation for the Dollar Revolving Commitment of such Dollar Revolving Lender, a commitment fee in the amount agreed between such Dollar Revolving Lender and the Borrower and (z) to each Alternative Currency Revolving Lender party to this Agreement on the Closing Date, as compensation for the Alternative Currency Revolving Commitment of such Alternative Currency Revolving Lender, a commitment fee in the amount agreed between such Alternative Currency Revolving Lender and the Borrower.

(f) All fees payable hereunder (subject to Section 2.26) shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

2.9 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate, or from time to time to reduce the amount of, the Revolving Commitments under one or more Revolving Facilities; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, (i) the Total Alternative Currency Revolving Extensions of Credit would exceed the Total Alternative Currency Revolving Commitments, (ii) the Total Dollar Revolving Extensions of Credit would exceed the Total Dollar Revolving Commitments or (iii) the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to (i) with respect to the Alternative Currency Revolving Commitments, $1,000,000, a whole multiple thereof, or the remaining aggregate amount of the Alternative Currency Revolving Commitments, and shall reduce permanently the Alternative Currency Revolving Commitments then in effect and (ii) with respect to the Dollar Revolving Commitments, $1,000,000, a whole multiple thereof, or the remaining aggregate amount of the Dollar Revolving Commitments, and shall reduce permanently the Dollar Revolving Commitments then in effect. The Revolving Commitment (other than any Extended Revolving Commitment) of each Revolving Lender shall automatically and permanently terminate on the Revolving Termination Date. On the respective Maturity Date applicable thereto, the Extended Revolving Commitment of each Extending Revolving Commitment shall automatically and permanently terminate.

2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium (except as set forth in Section 2.11(h)) or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 2:00 P.M., New York City time, (i) three Business Days prior thereto, in the case of Eurodollar Loans denominated in Dollars and (ii) four Business Days prior thereto in the case of Eurodollar Loans denominated in Alternative Currencies (other than Dollars), and no later than 2:00 P.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment, the installment or installments of the respective Classes of the Loans to be repaid and whether the prepayment is of Eurodollar Loans or ABR Loans (it being understood that the Borrower may elect to prepay one Class of Term Loans without prepaying another); provided that in the case of Swingline Loans notice may be given no later than 2:00 P.M. New York City time on the date of prepayment; and provided, further, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of a Class of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Revolving Loans denominated in an Alternative Currency (other than Dollars) shall be in an aggregate principal amount of the Alternative Currency Equivalent of $1,000,000 or a whole multiple thereof. Partial prepayments of Revolving Loans denominated in Dollars shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

2.11 Mandatory Prepayments and Commitment Reductions.

(a) If any Redeemable Preferred Interests or Debt shall be issued or incurred by any Group Member (excluding any Debt incurred in accordance with Section 7.2 (other than Credit Agreement Refinancing Debt) or Capital Stock issued in compliance with Section 7) an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the Revolving Loans as set forth in Section 2.11(d).

(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event and such Net Cash Proceeds are not prohibited under any Requirements of Law to be distributed or otherwise transferred without the consent or approval of a Governmental Authority then, to the extent a Reinvestment Notice shall not have been delivered in respect thereof, such Net Cash Proceeds shall be applied within ten days after the date that all post-closing adjustments associated therewith have been completed toward the prepayment of the Term Loans and the Revolving Loans as set forth in Section 2.11(d) ; provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the Revolving Loans as set forth in Section 2.11(d).

(c) If, for any Fiscal Year of the Borrower commencing with the Fiscal Year ending December 31, 2015, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.11(d). Each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(b), for the Fiscal Year with respect to which such prepayment is made, are required to be delivered to the Administrative Agent (for distribution to the Agents and the Lenders) and (ii) the date such financial statements are actually delivered.

(d) Amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied, first, to the prepayment of the Term Loans in accordance with Section 2.17(b) and, second, to reduce the Swingline Loans and then Revolving Loans without a permanent reduction of the Revolving Commitments. The application of any prepayment pursuant to this Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.11 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e) Notwithstanding anything to the contrary in Section 2.11(d) or 2.17, with respect to the amount of any mandatory prepayment described in Section 2.11 that is allocated to Tranche B Term Loans (such amount, the “Designated Prepayment Amount”), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in Section 2.11(d) above, on the date specified in Section 2.11 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Lender a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a “Mandatory Prepayment Date”) that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Designated Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans as described above in respect of which such Lenders have accepted prepayment (it being understood that a failure to respond to a Prepayment Option Notice shall be deemed an acceptance of the prepayment referenced therein) and (ii) the Borrower shall pay to the Tranche A Term Lenders an amount equal to the portion of the Designated Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans; provided that if after the application of amounts pursuant to clause (ii), any portion of the Designated Prepayment Amount not accepted by the Tranche B Term Lenders shall remain, such amount shall be used to prepay the Tranche B Term Loans on a pro rata basis.

(f) Revolving Loan Prepayments.

(i) In the event of the termination of all the Alternative Currency Revolving Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Alternative Currency Revolving Loans and all outstanding Swingline Loans and replace all outstanding Alternative Currency Letters of Credit or cash collateralize all outstanding Alternative Currency Letters of Credit in accordance with the procedures set forth in Section 3.10. In the event of the termination of all the Dollar Revolving Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Dollar Revolving Loans and replace all outstanding Dollar Letters of Credit or cash collateralize all outstanding Dollar Letters of Credit in accordance with the procedures set forth in Section 3.10.

(ii) In the event of any partial reduction of the Alternative Currency Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Alternative Currency Revolving Lenders of the sum of the Alternative Currency Revolving Extensions of Credit after giving effect thereto and (y) if the sum of the Alternative Currency Revolving Extensions of Credit would exceed the aggregate amount of Alternative Currency Revolving Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Alternative Currency Revolving Loans and third, replace outstanding Alternative Currency Letters of Credit or cash collateralize outstanding Alternative Currency Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess. In the event of any partial reduction of the Dollar Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Dollar Revolving Lenders of the sum of the Dollar Revolving Extensions of Credit after giving effect thereto and (y) if the sum of the Dollar Revolving Extensions of Credit would exceed the aggregate amount of Dollar Revolving Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Dollar Revolving Loans and second, replace outstanding Dollar Letters of Credit or cash collateralize outstanding Dollar Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess.

(iii) In the event that the sum of all Alternative Currency Revolving Lenders’ Alternative Currency Revolving Extensions of Credit exceeds the Alternative Currency Revolving Commitments then in effect (including, without limitation, as a result of any Revaluation Date or as a result of currency fluctuations), the Borrower shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Alternative Currency Revolving Loans, and third, replace outstanding Alternative Currency Letters of Credit or cash collateralize outstanding Alternative Currency Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess. In the event that the sum of all Dollar Revolving Lenders’ Dollar Revolving Extensions of Credit exceeds the Dollar Revolving Commitments then in effect, the Borrower shall, without notice or demand, immediately first, repay or prepay Dollar Revolving Loans, and second, replace outstanding Dollar Letters of Credit or cash collateralize outstanding Dollar Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess.

(iv) In the event that the aggregate LC Obligations exceed the LC Commitment then in effect, the Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess.

(g) [Reserved].

(h) In the event that, on or prior to the date that is six months after the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces any Tranche B Term Loan pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.11(a) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Tranche B Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Tranche B Term Loan so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Tranche B Term Loan outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

2.12 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans denominated in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election pursuant to an Interest Election Request no later than 2:00 P.M., Local Time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans denominated in Dollars to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 P.M., Local Time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined by written notice in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and reborrowed in the other currency.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent pursuant to an Interest Election Request, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that the Borrower may not elect to continue a Eurodollar Loan under a particular Facility as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined by written notice in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso (i) if such Loans are denominated in Dollars, such shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and (ii) if such Loans are denominated in an Alternative Currency (other than Dollars), such Loans shall be automatically continued as Eurodollar Loans with an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar

Tranche shall be equal to (i) with respect to Eurodollar Loans denominated in Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) with respect to Eurodollar Loans denominated in an Alternative Currency (other than Dollars), the Alternative Currency Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), (b) or (g), if all or a portion of the principal amount of any Loan or Reimbursement Obligation or any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the greater of (i) the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%) and (ii) the actual rate applicable to such amount plus 2%, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurodollar Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (and until such notice is withdrawn), (w) any Eurodollar Loans denominated in Dollars under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (x) any Loans denominated in Dollars under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans, (y) any outstanding Eurodollar Loans denominated in Dollars under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (z) any outstanding Eurodollar Loans denominated in an Alternative Currency (other than Dollars) shall be continued with an interest applicable thereto equal to the sum of (I) the Applicable Margin for such Eurodollar Loans and (II) the rate for each day during such Interest Period reasonably determined by the Administrative Agent to be the cost of funds of representative participating members in the interbank eurodollar market selected by the Administrative Agent (which may include Lenders) for maintaining loans similar to the relevant Loans (provided that any change in the rate determined pursuant to this clause (II) shall be effective as of the opening of business on the effective day of any change in the relevant component of such rate). Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans denominated in Dollars under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans denominated in Dollars under the relevant Facility to Eurodollar Loans.

2.17 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Percentages, Tranche B Term Percentages, Dollar Revolving Percentages or Alternative Currency Revolving Percentages, as the case may be, of the relevant Lenders in the Class subject to reduction.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except (i) as otherwise provided in Section 2.11(e), (ii) that an optional prepayment pursuant to Section 2.10 need only be made pro rata according to the respective outstanding principal amounts of the Term Loans of the applicable Class being prepaid then held by the Term Lenders, (iii) any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Debt shall be applied solely to each applicable Class of Refinanced Debt and (iv) any prepayment of Term Loans with the Net Cash Proceeds of Debt pursuant to Section 2.11(a) may be applied to a Class or Classes of Term Loans as directed by the Borrower). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Notwithstanding any other provision of this Section 2.17(b), a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Term Loans pursuant to Section 2.10 or Section 2.11, exchange such Lender’s portion of the Term Loan to be repaid for Debt of the Borrower, in lieu of such Lender’s pro ratio portion of such prepayment (and any such Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the relevant Revolving Lenders.

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office for the applicable currency, in the currency in which the applicable Loan was made and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to (i) with respect to borrowings under the Dollar Revolving Facility, ABR Loans under the Dollar Revolving Facility or (ii) with respect to borrowings under the Alternative Currency Revolving Facility, Eurodollar Loans under the Alternative Currency Revolving Facility, in each case, on demand, from the Borrower.

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5, Section 2.7(c), Section 3.4, Section 3.5 or Section 11.5(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) until such failure to make payment has been cured, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.18 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(i) shall subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and Taxes imposed on the overall net income of such Lender or Issuing Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii) shall impose on such Lender or Issuing Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount that such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender or Issuing Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or Issuing Lender or any corporation Controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date (each, a “Change in Law”); provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued) shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, after submission by such Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) Each request by a Lender or Issuing Lender for the payment of an additional amount under this Section 2.18 shall be accompanied by a certificate showing in reasonable detail the method of calculation and the allocation (which shall be reasonable) thereof. Such certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender or Issuing Lender notifies the Borrower of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided that, if the change in law giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) If at any time any Lender shall have determined that the making or continuance of any Eurodollar Loan has been made unlawful by any law or governmental rule, regulation or order, or any Governmental Authority has imposed material restrictions on the authority of a Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then such Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter the Borrower shall either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to this Section 2.18(d) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a ABR Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.18(d).

2.19 Taxes.

(a) All payments made by any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding overall net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender by a jurisdiction as a result of the recipient being organized or having its principal office or, in the case of any Lender, having its applicable lending office in such jurisdiction or as a result of any present or former connection between the Administrative Agent or any Lender and the jurisdiction imposing such Taxes (other than a connection arising solely from the Administrative Agent or such Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document), including branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located. If any such non-excluded Taxes (“Non-Excluded Taxes”) or Other Taxes are required to be withheld or deducted from any amounts payable (which shall include deductions applicable to additional sums payable under this Section) to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (e) or (f) of this Section, (ii) that are United States federal withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph; provided that this subclause (ii) shall not apply to any Tax imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 11.7 or (iii) that are imposed pursuant to Sections 1471 through 1474 of the Code other than by reason of a change in law after the Closing Date (such Non-Excluded Taxes referred to in clauses (i) through (iii), “Additional Excluded Taxes”).

(b) In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower and the Guarantors shall indemnify the Administrative Agent, or the affected Lender, as applicable, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes, but excluding Additional Excluded Taxes (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section, but excluding Additional Excluded Taxes) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Non-Excluded Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit J and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(f) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s sole judgment such completion, execution or submission would not be materially disadvantageous to such Lender and would not materially prejudice the legal position of such Lender.

(g) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to the Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Non-Excluded Taxes or Other Taxes had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a), (b) is a Defaulting Lender or (c) is replaced pursuant to the third paragraph of Section 11.1 with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) if applicable, prior to any such replacement, such Lender shall not have taken appropriate action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and by its execution of this Agreement each Lender hereby authorizes the Administrative Agent to act as its agent in executing any documents to replace such Lender in accordance with this Section 2.22, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Notwithstanding the foregoing, this Section 2.22 may only be utilized with respect to a replaced Lender in respect of any amendment to this Agreement after the

Closing Date and prior to the date that is six months after the Closing Date that constitutes a Repricing Transaction pursuant to Section 2.11(h) if such replaced Tranche B Term Lender is paid a fee equal to 1.0% of the principal amount of such Tranche B Term Lender’s Tranche B Term Loans being replaced and repaid.

2.23 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Termination Date (or with respect to any Revolving Loans outstanding with respect to an Extended Revolving Commitment, the Maturity Date applicable thereto), (ii) to the Administrative Agent for the account of each Lender the Term Loans in accordance with Section 2.3; provided that, to the extent specified in the respective Extension Offer, amortization payments with respect to Extended Term Loans for periods prior to the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, as applicable, may be reduced (but not increased) and amortization payments required with respect to Extended Term Loans for periods after the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, as applicable, shall be as specified in the respective Extension Offer and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan in accordance with Section 2.6(b).

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.24 Increase in Commitments.

(a) The Borrower may by written notice to the Administrative Agent elect to request (x) prior to the Revolving Termination Date, an increase to the existing Revolving Commitments under one or more of the Revolving Facilities (“Increased Revolving Commitment”) and/or (y) the establishment of one or more new term loan Commitments (each, an “Incremental Term Loan Commitment”) in an amount not less than $100,000,000 individually and in an amount not to exceed the sum of (A) the Shared Incremental Amount and (B) an amount of Incremental Term Loans or Increased Revolving Commitments such that the Senior Secured Leverage Ratio is no more than 3.50 to 1.00 as of the last day of the most recently ended period of four fiscal quarters of the Borrower for which financial statements are internally available, determined on the applicable Increase Effective Date, after giving effect to any such incurrence on a Pro Forma Basis, and, in each case, with respect to any Increased Revolving Commitments, assuming a borrowing of the maximum amount of Loans available thereunder, and excluding the cash proceeds of any such Incremental Term Loans or Increased Revolving Commitments (provided that, for the avoidance of doubt, any Incremental Term Loans or Increased Revolving Commitments incurred or issued pursuant to clause (B) on any Increase Effective Date on which the Senior Secured Leverage Ratio test in this clause (B) is met shall remain authorized pursuant to clause (B) if such Senior Secured Leverage Ratio test is not met as of any subsequent date). Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which Borrower proposes that the increased or new Commitments shall be effective, which shall be a date not fewer than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Assignee to whom Borrower proposes any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment; provided, further, that any existing Lender that does not respond shall be deemed to have declined to provide such increased or new Commitment.

(b) The increased or new Commitments shall become effective, as of such Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 5.2 shall be satisfied;

(ii) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii) after giving pro forma effect to the borrowings to be made on the Increase Effective Date and to any change in Consolidated EBITDA and any increase in Debt resulting from the consummation of any acquisition permitted by this Agreement concurrently with such borrowings as of the date of the most recent financial statements delivered pursuant to Section 6.1(b) or (c), the Borrower shall be in compliance with each of the covenants set forth in Section 7.16;

(iv) the Borrower shall make any payments required pursuant to Section 2.20 in connection with any adjustment of Revolving Loans pursuant to Section 2.24(d); and

(v) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c) The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:

(i) terms and provisions of Loans made pursuant to Incremental Term Loan Commitments shall be, except as otherwise set forth herein or in the Increase Joinder, identical to (i) the Tranche B Term Loans (“Incremental Term B Loans”) or (ii) the Tranche A Term Loans (“Incremental Term A Loans”, and together with any Incremental Term B Loans, the “Incremental Term Loans”)

(it being understood that Incremental Term Loans may be part of an existing Class of Term Loans); provided that the aggregate principal amount of all Incremental Term A Loans shall not exceed (A) $1,000,000,000 plus (B) an amount equal to the excess, if any, of (x) the amount of Tranche A Term Loans outstanding on the Closing Date less (y) the amount of Tranche A Term Loans outstanding on the applicable Increase Effective Date;

(ii) any Loans made pursuant to Incremental Term Loan Commitments shall rank pari passu in right of payment and of security with the Term Loans;

(iii) all terms and provisions (including Maturity Date) of Revolving Loans made pursuant to new Commitments shall be identical to the existing Revolving Loans; provided that in connection with any such new Commitments for additional Revolving Loans, the Borrower may pay to the Lenders providing such Commitments a fee in an amount not to exceed the highest upfront fee paid to Revolving Lenders of the applicable Revolving Facility on the Closing Date;

(iv) the weighted average life to maturity of all (x) Incremental Term B Loans shall be no shorter than the weighted average life to maturity of the existing Tranche B Term Loans and (y) Incremental Term A Loans shall be no shorter than the weighted average life to maturity of the existing Tranche A Term Loans;

(v) the maturity date of (x) all Incremental Term B Loans shall not be earlier than the latest Maturity Date with respect to the Tranche B Term Loans as then in effect and (y) all Incremental Term A Loans shall not be earlier than the latest Maturity Date with respect to the Tranche A Term Loans as then in effect; and

(vi) the interest rate margins for (x) the new Incremental Term A Loans shall be determined by Borrower and the applicable new Lenders and (y) the new Incremental Term B Loans shall be determined by Borrower and the applicable new Lenders; provided, however, that the interest rate margins for the new Incremental Term B Loans, shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to any Tranche B Term Loans plus 50 basis points (and the interest rate margins applicable to the Tranche B Term Loans shall be increased to the extent necessary to achieve the foregoing); provided, further, that in determining the interest rate margins applicable to the existing Tranche B Term Loans, and the Incremental Term B Loans, as applicable, (x) original issue discount or upfront or similar fees (collectively, “OID”) payable by the Borrower to the Lenders of the existing Tranche B Term Loans or the Incremental Term B Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to arrangers (or their respective affiliates) shall be excluded and (z) if the Incremental Term B Loans include an interest rate floor greater than the interest rate floor applicable to the Tranche B Term Loans, such increased amount shall be equated to interest rate margins for purposes of determining whether an increase in the interest rate margins for the Tranche B Term Loans shall be required, to the extent an increase in the interest rate floor in the Tranche B Term Loans would cause an increase in the interest rate margins, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Tranche B Term Loans shall be increased by such increased amount.

The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.24.

(d) To the extent the Commitments being increased on the relevant Increase Effective Date are Revolving Commitments, then each of the Revolving Lenders having a Revolving Commitment under the applicable Revolving Facility prior to such Increase Effective Date (the “Pre-Increase Revolving Lenders”) shall assign to any Revolving Lender which is acquiring a new or additional Revolving Commitment under the applicable Revolving Facility on the Increase Effective Date (the “Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving Loans under the applicable Revolving Facility (which purchases shall be deemed prepayments of such Revolving Loans for purposes of Section 2.20) and, in the case of Alternative Currency Revolving Commitments, participation interests in LC Obligations and Swingline Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans under the applicable Revolving Facility and, in the case of Alternative Currency Revolving Commitments, participation interests in LC Obligations and Swingline Loans will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Revolving Commitments under the applicable Revolving Facility after giving effect to such Increased Revolving Commitments under the applicable Revolving Facility.

(e) On any Increase Effective Date on which new Commitments for term loans under Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a new Term Loan to the Borrower in an amount equal to its new Commitment.

(f) The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from Section 10 hereof and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Term Loans or any such new Commitments.

2.25 Extensions of Term Loans and Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date or Revolving Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with the same Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower may from time to time offer to extend the maturity date of any Term Loans and/or Revolving Commitments under any Revolving Facility and otherwise modify the terms of such Term Loans and/or such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or such Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Commitments (in each case not so extended), being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity, the Revolving Commitment under any Revolving Facility of any Revolving Lender (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment under such Revolving Facility (or related outstandings, as the case may be) with the same terms as the applicable original Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.7(f) and Section 3.10 to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Commitments with a longer Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Alternative Currency Revolving Lenders in accordance with their pro rata share of the Alternative Currency Revolving Facility (and except as provided in Section 2.7(f) or Section 3.10, without giving effect to changes thereto on an earlier Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under the Alternative Currency Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the Maturity Date of the non-extending Alternative Currency Revolving Commitments) and (y) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different Maturity Dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.3 for periods prior to the Tranche A Term Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of applicable Term Loans (calculated on the face amount thereof) or applicable Revolving Commitments, as the case may be, in respect of which applicable Term Lenders or applicable Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer (as hereinafter provided) shall exceed the maximum aggregate principal amount of applicable Term Loans or applicable Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the applicable Term Loans or applicable Revolving Loans, as the case may be, of the applicable Term Lenders or applicable Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or such Revolving Lenders, as the case may be, have accepted such Extension Offer (as hereinafter provided), (viii) all documentation in respect of such Extension shall be consistent with the foregoing, and (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. Following any such Extension Offer, the Administrative Agent shall notify the applicable Lenders thereof, each of whom shall, in its sole discretion, determine whether or not to accept such Extension Offer.

(b) With respect to all Extensions accepted by the relevant Lenders and consummated by the Borrower pursuant to this Section 2.25, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.10 and 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.10, 2.11 and 2.17) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.25.

(c) The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.25. Notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.25(c) and, if either the Administrative Agent or the Collateral Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent or the Collateral Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest Maturity Date so that such maturity date is extended to the then latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25.

(e) Notwithstanding the foregoing provisions of this Section 2.25 and, for the avoidance of doubt, no Lender shall have such Lender’s Commitment or Loans extended without the written consent of such Lender.

2.26 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender hereunder, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.8(a);

(b) the Commitments and the Total Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby;

(c) if any Swingline Loan or Letter of Credit is outstanding at the time such Lender becomes a Defaulting Lender then:

(i) unless a Default shall have occurred and be continuing, all or any part of the Swingline Participation Amount and LC Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Alternative Currency Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Alternative Currency Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Participation Amount and LC Obligations do not exceed the total of all non-Defaulting Lenders’ Alternative Currency Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Participation Amount and (y) second, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.10 for so long as such LC Obligations are outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Alternative Currency Revolving Percentage of the LC Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.8(c) with respect to such Defaulting Lender’s Alternative Currency Revolving Percentage of the LC Obligations during the period such Defaulting Lender’s LC Obligations are cash collateralized;

(iv) if the LC Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.8(a) and Section 2.8(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Alternative Currency Revolving Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.8(c) with respect to such Defaulting Lender’s LC Obligations shall be payable to the Issuing Lender until and to the extent that such LC Obligations are reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Obligations will be 100% covered by the Alternative Currency Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.26(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Alternative Currency Revolving Lenders in a manner consistent with Section 2.26(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Participation Amount and LC Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Alternative Currency Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

2.27 Refinancing Amendments.

(a) At any time after the Closing Date, the Borrower may obtain from any existing Lender or any other Person reasonably satisfactory to the Borrower and, in the case of any Other Revolving Commitments, the Administrative Agent, the Swingline Lender and the Issuing Bank (any such existing Lender or other Person being called an “Additional Refinancing Lender”) Credit Agreement Refinancing Debt in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Commitments (including the corresponding portion of the Revolving Loans) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Commitments (including the corresponding portion of the Other Revolving Loans)), in the form of (x) Other Term Loans or Other Term Loan Commitments in the case of clause (a) or (y) Other Revolving Loans or Other Revolving Commitments in the case of clauses (a) and (b), in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Debt (i) will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) have such pricing, interest, fees, premiums and optional prepayment terms as may be agreed by the Borrower and the Additional Refinancing Lenders thereof, (iii) not be secured by any assets that do not constitute Collateral and (iv) except as permitted in clause (ii), will otherwise be treated hereunder no more materially favorably taken as a whole, including with respect to covenants and events of default, in the good faith determination of the Borrower than the Refinanced Debt; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Debt may provide for additional or different financial or other covenants or other provisions that are agreed by the Borrower and the applicable Additional Refinancing Lenders to the extent applicable only after the Latest Maturity Date as determined on the date such Credit Agreement Refinancing Debt is incurred or obtained.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.2 and, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Debt is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Debt under Section 2.27(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

SECTION 3

LETTERS OF CREDIT

3.1 LC Commitment.

(a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Applicable Participants set forth in Section 3.4, agrees to issue letters of credit (x) denominated in Dollars, in the case of Dollar Letters of Credit or (y) denominated in Dollars or in any other Alternative Currency, in the case of Alternative Currency Letters of Credit (collectively, “Letters of Credit”), in each case for the account of the Borrower or a Subsidiary on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the LC Obligations would exceed the LC Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is fifteen Business Days prior to the Revolving Termination Date (or with respect to any Letters of Credit outstanding with respect to an Extended Revolving Commitment, the Maturity Date applicable thereto); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any Applicable Participant to exceed any limits imposed by, any applicable Requirement of Law. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof.

(d) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit.

3.2 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice pursuant to an LC Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.1(a)), the amount of such Letter of Credit, whether such Letter of Credit is to be a Dollar Letter of Credit or an Alternative Currency Letter of Credit, the currency in which such Letter of Credit is to be denominated (which, in the case of a Dollar Letter of Credit, shall be in Dollars, and, in the case of an Alternative Currency Letter of Credit, shall be in Dollars or any other Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit an Application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit. A Dollar Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Obligations shall not exceed the LC Commitment, (ii) the Available Dollar Revolving Commitments would not be less than zero and (iii) the Dollar LC Obligations with respect to any Issuing Lender would not exceed the applicable Specified Dollar LC Sublimit of such Issuing Lender then in effect. An Alternative Currency Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Obligations shall not exceed the LC Commitment, (ii) the Available Alternative Currency Revolving Commitments would not be less than zero and (iii) the Alternative Currency LC Obligations with respect to any Issuing Lender would not exceed the applicable Specified Alternative Currency LC Sublimit of such Issuing Lender then in effect Upon request of an Issuing Lender, the Administrative Agent will provide written confirmation to such Issuing Lender of (i) the amount available under the Alternative Currency LC Commitment or Dollar LC Commitment, as applicable, as of such date and (ii) the aggregate Total Alternative Currency Revolving Extensions of Credit or Total Dollar Revolving Extensions of Credit, as applicable, then outstanding.

3.3 Fees and Other Charges. The Borrower shall pay the fees specified in Section 2.8.

3.4 Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Applicable Participant, and each Applicable Participant hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Alternative Currency Revolving Percentage or Dollar Revolving Percentage, as applicable, of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, (x) each Alternative Currency Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Alternative Currency Revolving Percentage of (i) each LC Disbursement in respect of any Alternative Currency Letter of Credit made by the Issuing Lender in Dollars and (ii) the Dollar Equivalent, using the

Spot Rate on the date such payment is required, of each LC Disbursement in respect of any Alternative Currency Letter of Credit made by the Issuing Lender in an Alternative Currency other than Dollars and, in each case, not reimbursed by the Borrower on the date due as provided in Section 3.5, or of any reimbursement payment required to be refunded to the Borrower for any reason and (y) each Dollar Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Dollar Revolving Percentage of each LC Disbursement in respect of any Dollar Letter of Credit made by the Issuing Lender in Dollars and not reimbursed by the Borrower on the date due as provided in Section 3.5, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Applicable Participant acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

3.5 Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Equivalent (for Letters of Credit denominated in Alternative Currencies, calculated using the Spot Rate when such payment is due), of such LC Disbursement, in Dollars, or at the option of the Borrower with respect to any Alternative Currency Letter of Credit, in the applicable Alternative Currency other than Dollars to the extent such LC Disbursement is made in such Alternative Currency, in each case, not later than 1:00 P.M., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 P.M., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.5 or 2.6 that such payment be financed with a Revolving Loan of the same Class denominated in Dollars that is an ABR Loan or Swingline Loan in an amount equal to the Dollar Equivalent of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan denominated in Dollars that is an ABR Loan or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Applicable Participant of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Alternative Currency Revolving Percentage or Dollar Revolving Percentage, as applicable, thereof. Promptly following receipt of such notice, each Applicable Participant shall pay to the Administrative Agent its Alternative Currency Revolving Percentage or Dollar Revolving Percentage, as applicable, of the Dollar Equivalent of the payment then due from the Borrower, in the same manner as provided in Section 2.5 (without regard to minimum amounts) and Section 2.17(e) with respect to Loans made by such Applicable Participant (and such Sections shall apply, mutatis mutandis, to the payment obligations of the Applicable Participants), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Applicable Participants. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Applicable Participants have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Applicable Participants and the Issuing Lender as their interests may appear. Any payment made by an Applicable Participant pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

3.6 Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 3.5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

3.7 Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Applicable Participants with respect to any such LC Disbursement.

3.8 Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Alternative Currency Revolving Loans denominated in the applicable Alternative Currency which are ABR Loans or Dollar Revolving Loans which are ABR Loans, as applicable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to

Section 3.5, then Section 2.14(c) shall apply. Interest accrued pursuant to this Section shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Applicable Participant pursuant to Section 3.5 to reimburse the Issuing Lender shall be for the account of such Applicable Participant to the extent of such payment.

3.9 Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time with another party eligible to become the Issuing Lender as provided herein, by written notice given by the Borrower (with the approval of the successor Issuing Lender and the Administrative Agent) to the replaced Issuing Lender; provided that prior to such replacement all Letters of Credit issued by the replaced Issuing Lender are terminated or cash collateralized on terms satisfactory to the replaced Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.3). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

3.10 Cash Collateralization. (i) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Obligations representing greater than 50% of the total LC Obligations) demanding the deposit of cash collateral pursuant to this Section, or (ii) if required by Section 2.26(d), on the Business Day the Borrower receives the notice contemplated by Section 2.26(c)(ii), the Borrower shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Secured Parties, an amount in cash equal to 105% of the Dollar Equivalent of the LC Obligations as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(g). Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Obligations representing greater than 50% of the total LC Obligations), be applied to satisfy other obligations of the Borrower under this Agreement, and any surplus remaining shall be returned to the Borrower after all Events of Default triggering such deposit cease to exist. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

3.11 Provisions Related to Extended Revolving Commitments. If the Maturity Date in respect of any Class of Alternative Currency Revolving Commitments occurs prior to the expiration of any Alternative Currency Letter of Credit or any Class of Dollar Revolving Commitments occurs prior to the expiration of any Dollar Letter of Credit, then (i) if one or more other Classes of Revolving Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letter of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 3.5) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated and no Letter of Credit denominated in an Alternative Currency may be reallocated to Revolving Commitments that do not permit Borrowings in such currency) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 3.10. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Class of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Applicable Participants in any Letter of Credit issued before such Maturity Date.

SECTION 4

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Lender and each of the Lenders that:

4.1 Organization; Power. Each Loan Party and each of its Subsidiaries (i)(x) is duly organized and validly existing and (y) in good standing (if such concept is applicable) under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign business enterprise (if such concept is applicable) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite power and authority (including, without limitation, all material Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except in the case of the foregoing clauses (i)(y), (ii) and (iii), where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Material Adverse Effect.

4.2 Capital Stock; Subsidiaries. As of the Closing Date, the Borrower and its Subsidiaries do not have any Subsidiaries other than those specifically disclosed on Schedule 4.2. All of the outstanding Capital Stock of each such Subsidiary (A) (in the case of Subsidiaries that are corporations) has been validly issued, is fully paid and non-assessable and (B) to the extent owned by the Borrower or one or more of its Subsidiaries, is free and clear of all Liens, except those created under the Security Documents or Liens permitted pursuant to Section 7.1.

4.3 Authorization; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transactions, are within such Loan Party’s corporate, partnership or limited liability company powers, as applicable, have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, do not (i) contravene such Loan Party’s Constitutive Documents, (ii) violate any Requirements of Law, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party or any of its properties that would reasonably be likely to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party is in violation of any such Requirements of Law, the violation of which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

4.4 No Approvals. No Governmental Authorization, and no other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (iii) the perfection or maintenance of the Liens created under the Security Documents on such of the Collateral located in the United States in which a Lien may be perfected by the filing of financing statements, the recordation of security agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office or the delivery of Collateral (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (A) the authorizations, approvals, filings and actions described on Schedule 4.4 hereto, all of which either (i) have been duly obtained and are in full force and effect or will be obtained and in full force and effect prior to the Closing Date or (ii) the failure to obtain could not reasonably be expected to result in a Material Adverse Effect, (B) filings, notices, recordings and other similar actions necessary for the creation or perfection of the Liens and security interests contemplated by the Loan Documents and (C) the actions required by laws generally with respect to the exercise by secured creditors of their rights and remedies.

4.5 Enforceability. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.6 Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of the Loan Parties, threatened before any Governmental Authority or arbitrator (i) that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or (ii) that purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transactions, except as disclosed prior to the Closing Date in the Borrower’s filings made with the SEC.

4.7 Financial Statements; Projections.

(a) Historical Financial Statements. Borrower has heretofore delivered to the Lenders the Consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower (i) as of and for the Fiscal Years ended December 31, 2011, December 31, 2012 and December 31, 2013, audited by and accompanied by the unqualified opinion of KPMG LLP, independent public accountants, and (ii) as of and for the three-month period ended March 31, 2014 and for the comparable period of the preceding Fiscal Year, in each case, certified by the chief financial officer of Borrower. Such financial statements and all financial statements delivered pursuant to Sections 6.1(b) and (c) have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of Borrower as of the dates and for the periods to which they relate except, in the case of interim financial statements, for the absence of footnotes and the same being subject to year-end audit adjustments.

(b) No Liabilities. Except as set forth in the financial statements referred to in Section 4.7(a), there are no liabilities of any Group Member of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents, the 2020 Senior Notes Documents and the 2022 Senior Notes Documents. Since December 31, 2013, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect (excluding the Borrower’s entering into the Loan Documents, the 2020 Senior Notes Documents, the 2022 Senior Notes Documents, the New Senior Notes Documents and the Acquisition).

(c) Forecasts. The forecasts of financial performance of Borrower and its subsidiaries furnished to the Lenders have been prepared in good faith by Borrower and based on assumptions believed by Borrower to reasonable.

4.8 Properties.

(a) Generally. Each Group Member has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Liens permitted pursuant to Section 7.1 and minor irregularities or deficiencies in title that, individually and in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose.

(b) Real Property. Schedule 4.8 contains a true and complete list of each interest in Real Property (i) owned by a Loan Party as of the Closing Date and describes the type of interest therein held by such Loan Party and whether such owned Real Property is leased and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, sublessee, franchisee or licensee, as of the Closing Date and describes the type of interest therein held by such Loan Party.

(c) Collateral. Each Group Member owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Group Member’s business as currently conducted. (i) To the knowledge of the Loan Parties, the use by each Group Member of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) no claim has been made and remains outstanding that any Group Member’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.9 Intellectual Property. Except to the extent the same would not be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, (ii) to the knowledge of such Loan Party, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim and (iii) to the knowledge of such Loan Party, the use of such Intellectual Property by each Loan Party does not infringe the rights of any Person.

4.10 No Material Misstatements. Neither the Confidential Information Memorandum nor any other information, exhibit or report furnished by any Loan Party to any Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents taken as a whole in combination with the Borrower’s most recent Form 10-K, and each Form 10-Q and Form 8-K subsequent to such Form 10-K, in each case, filed or furnished with the SEC, contained, as of the date such information exhibit or report was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, except with respect to any projections or forecasts contained in such materials, the Group Members represent only that the same were prepared in good faith on the basis of assumptions believed to be reasonable, at the time made and at the time furnished, it being recognized by the Lenders that such projections and forecasts as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and forecasts may differ from such projections and forecasts.

4.11 Margin Stock. No Group Member is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, except for purchases of the Borrower’s Capital Stock permitted by Section 7.7.

4.12 Investment Company Act. Neither any Loan Party nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents and Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

4.13 Solvency. As of the Closing Date, and after giving effect to the incurrence of all indebtedness and obligations being incurred on the Closing Date in connection herewith, each Loan Party is, individually and together with its Subsidiaries, Solvent.

4.14 Employee Benefit Plans.

(i) No ERISA Event has occurred or is reasonably expected to occur that has resulted in or is reasonably expected to result in a material liability of any Loan Party.

(ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $10,000,000 to any Multiemployer Plan.

(iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(v) Each Loan Party is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.

(vi) The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a Material Adverse Effect.

(vii) The Loan Parties do not maintain or contribute to any plan, program, policy, arrangement or agreement with respect to employees (or former employees) employed outside the United States or Puerto Rico.

(viii) Each Loan Party is in compliance in all material respects with the provisions of applicable law with respect to each employee benefit plan maintained or contributed to with respect to employees (or former employees) employed in Puerto Rico. No Loan Party has incurred, or reasonably expects to incur, any material obligation in connection with the termination of, or withdrawal from, any employee benefit plan maintained or contributed to with respect to employees (or former employees) employed in Puerto Rico.

4.15 Environmental Laws.

(i) The operations and properties of each Loan Party comply with all applicable Environmental Laws and Environmental Permits, except where any such failure to comply would not be reasonably expected to have a Material Adverse Effect; any past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except where any such failure to comply would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; no Environmental Action is pending or, to the Loan Parties’ knowledge threatened, against any Loan Party; and no circumstances exist that, in each case, could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of properties currently owned or operated by any of them that could, individually or in the aggregate, have a Material Adverse Effect or (B) cause any such property owned by any Loan Party to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could, individually or in the aggregate, have a Material Adverse Effect.

(ii) To Borrower’s knowledge, none of the properties currently or formerly owned or operated by any Loan Party is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; and except to the extent that any of the following would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) there are no and, to the Loan Parties’ knowledge, never have been any underground or aboveground storage tanks or related piping or any surface impoundments, land disposal areas, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to their knowledge, on any property formerly owned or operated by any Loan Party, (B) there is no asbestos or asbestos-containing material on or at any facility or property currently owned or operated by any Loan Party, and (C) there has been no Release of Hazardous Materials on, at, under or from any property currently or, to Borrower’s knowledge formerly owned or operated by any Loan Party.

(iii) (A) No Loan Party is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any location; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party have been disposed of in a manner that could not reasonably be expected to result in liability to any Loan Party that, in the case of (A) and (B), either individually or in the aggregate, would have a Material Adverse Effect.

4.16 Taxes. Each Loan Party has duly filed, has caused to be duly filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid all material Taxes whether or not shown to be due on a tax return, together with applicable interest and penalties. Each Loan Party has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Loan Party is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Loan Party has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the Code or within the meaning of Section 6111(c) or Section 6111(d) of the Code as in effect immediately prior to the enactment of the American Jobs Creation Act of 2004, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

4.17 Government Reimbursement Programs; Medicare/Medicaid/Tricare; Commercial Reimbursement Programs; Corporate Practice of Medicine.

(a) The dialysis facilities operated by each Group Member (the “Dialysis Facilities”), the Physician Groups and the Regulated Subsidiaries (i) are qualified for participation in the Medicare programs and the Medicaid programs and Tricare programs in which they participate (together with their respective intermediaries or carriers, the “Government Reimbursement Programs”), (ii) are entitled to reimbursement under Government Reimbursement Programs for services rendered to qualified beneficiaries of Government Reimbursement Programs in which the Borrower and its Subsidiaries participate, and with respect to the Physician Groups and Regulated Subsidiaries those Government Reimbursement Programs in which they participate, and (iii) comply in all respects with the conditions of participation in all Government Reimbursement Programs in which they participate, except, in each case of clauses (i), (ii) and (iii), to the extent any such failure would not reasonably be expected to (x) have a Material Adverse Effect or (y) result in Consolidated net operating revenues for any (including any future) four Fiscal Quarter period of the Borrower constituting less than 95% of Consolidated net operating revenues for the immediately preceding four Fiscal Quarter period of the Borrower, and except for the fact that Dialysis Facilities (i) newly developed by Group Members may from time to time be awaiting an initial Medicare certification and/or initial Medicare or Medicaid provider number in accordance with normal business practice because of standard waiting times between the proper timely filing of the relevant documents therefor and the receipt of such certification and/or provider number and (ii) acquired by Group Members may from time to time be awaiting a Medicare certification and/or Medicare or Medicaid provider number issued in the name of such Group Member in accordance with normal business practice because of standard waiting times between the proper timely filing of the relevant documents therefor and the receipt of such provider number. There is no pending or, to the Loan Parties’ knowledge, threatened proceeding or investigation by any of the Government Reimbursement Programs with respect to (i) any Group Member’s, Physician Group’s or Regulated Subsidiary’s qualification or right to participate in any Government Reimbursement Program in which it participates or has participated, (ii) the compliance or non-compliance by any Group Member, Physician Group or Regulated Subsidiary with the terms or provisions of any Government Reimbursement Program in which it participates or has participated, or (iii) the right of any Group Member, Physician Group or Regulated Subsidiary to receive or retain amounts received or due or to become due from any Government Reimbursement Program in which it participates or has participated, in each case of clauses (i), (ii) and (iii), which proceeding or investigation, together with all other such proceedings and investigations, would reasonably be expected to (x) have a Material Adverse Effect or (y) result in Consolidated net operating revenues for any (including any future) four Fiscal Quarter period of the Borrower constituting less than 95% of Consolidated net operating revenues for the immediately preceding four Fiscal Quarter period of the Borrower.

(b) No Group Member nor any of their respective officers, directors, managers or partners on behalf of any Group Member, and no Physician Group or Regulated Subsidiary nor any of their respective officers, directors, managers or partners on behalf of any Physician Group or Regulated Subsidiary has (A) committed any act that would cause any of them to incur a civil monetary penalty under or violated 42 U.S.C. § 1320a-7a or § 1320a-7b or knowingly or willfully violated any of the other federal statutes applicable to Government Reimbursement Programs or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable government payers, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable government payers, (B) knowingly and willfully presented or caused to be presented a claim for a medical or other item or service that was not provided as claimed, or was for a medical or other item or service and the Person knew or should have known the claim was false or fraudulent or (C) in violation of 42 U.S.C. § 1395nn, presented or caused to be presented a claim to any individual, third party payor or other entity for a designated health service furnished pursuant to a referral by a physician if the physician (or an immediate family member) had a financial relationship with the Borrower or any of its Subsidiaries or any Physician Group or Regulated Subsidiary for which there was no permissible exception, except in the case of each of (A), (B) and (C) as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries, nor any of their respective officers, directors, managers or partners, on behalf of the Borrower or any of its Subsidiaries, and no Physician Group or Regulated Subsidiary nor any of their respective officers, directors, managers or partners on behalf of any Physician Group or Regulated Subsidiary, has violated the federal false claims act, 31 U.S.C. §3729, including, but not limited to, by (i) knowingly and willfully presenting or causing to be presented to a government official a false claim for payment or approval, (ii) knowingly and willfully making, using or causing to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the government or (iii) conspiring to defraud the government by knowingly and willfully getting a false or fraudulent claim paid, except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. With respect to this Section, knowledge of an individual director, officer, manager or partner of a Group Member, Physician Group or Regulated Subsidiary or any of any of the events described in this Section shall not be imputed to a Group Member, Physician Group or Regulated Subsidiary unless such knowledge was obtained or learned by the director, officer, manager or partner in his or her official capacity as a director , officer, manager or partner of a Group Member, Physician Group or Regulated Subsidiary. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries and each Physician Group and Regulated Subsidiary is in compliance with the privacy and security rules promulgated under the Health Insurance Portability and Accountability Act of 1996 found at 45 C.F.R. parts 160-164 (collectively, “HIPAA”) and the amendments to HIPAA made under the Health Information Technology for Economic and Clinical Health Act amendments to the American Recovery and Reinvestment Act of 2009. To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries nor any Physician Group or Regulated Subsidiary has violated 18 U.S.C. § 1347 including, but not limited to, knowingly and willfully executing or attempting to execute a scheme or artifice by means of false or fraudulent pretenses (i) to defraud any health care benefit program, or (ii) to obtain any money or property owned by, or under the custody or control of, any health benefit program, except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(c) The Physician Groups and the Regulated Subsidiaries (i) are qualified for participation in the Medicare managed care programs (including, without limitation, the Medicare Advantage program) and Medicaid managed care programs and all other non-Governmental Reimbursement Programs in which they participate (together with their respective intermediaries, carriers, and third party administrators, the “Commercial Plans”) and (ii) are entitled to reimbursement under Commercial Plans for services rendered to qualified beneficiaries of Commercial Plans in which the Physician Groups and Regulated Subsidiaries participate, and (iii) comply in all material respects with the requirements of all Commercial Plans in which they participate except, in each case of clauses (i), (ii) and (iii), to the extent any such failure would not reasonably be expected to (x) have a Material Adverse Effect or (y) result in Consolidated net operating revenues for any (including any future) four Fiscal Quarter period of the Borrower constituting less than 95% of Consolidated net operating revenues for the immediately preceding four Fiscal Quarter period of the Borrower. There is no pending or, to the Loan Parties’ knowledge, threatened proceeding, audit or investigation by any of the Commercial Plans with respect to (i) any Physician Group’s or Regulated Subsidiary’s qualification or right to participate in any Commercial Plan in which it participates or has participated, (ii) the compliance or non-compliance by any Physician Group or Regulated Subsidiary with the terms or provisions of any Commercial Plan in which it participates or has participated, or (iii) the right of any Physician Group or Regulated Subsidiary to receive or retain amounts received or due or to become due from any Commercial Plan in which it participates or has participated, which proceeding or investigation, together with all other such proceedings, audits and investigations, would reasonably be expected to (x) have a Material Adverse Effect or (y) result in Consolidated net operating revenues for any (including any future) four Fiscal Quarter period of the Borrower constituting less than 95% of Consolidated net operating revenues for the immediately preceding four Fiscal Quarter period of the Borrower.

(d) HCP LLC, HPMGI, HCPAMG and each other Physician Group and Regulated Subsidiary is operated in compliance with the corporate practice of medicine laws (whether statutory or common law) of each state in which it does business, except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the Loan Parties’ knowledge, threatened proceeding or investigation by any Governmental Authority with regard to the compliance of HCP LLC, HPMGI, HCPAMG or any other Physician Group or Regulated Subsidiary with corporate practice of medicine laws, except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

4.18 Agreements. No Group Member is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Loan Party is in default in any manner under any provision of any agreement or instrument to which it is a party or by which it or any of its property is or may be bound, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, in each case where such default could reasonably be expected to result in a Material Adverse Effect.

4.19 Use of Proceeds. Borrower will use the proceeds of (a) the Tranche A Term Loans and Tranche B Term Loans (i) to finance the Refinancing, (ii) for general corporate purposes, including, without limitation, stock repurchases, acquisitions and investments, and (iii) to pay related fees, commissions and expenses and (b) the Revolving Loans and Swingline Loans on and after the Closing Date for working capital and general corporate purposes (including, without limitation, stock repurchases, acquisitions and investments).

4.20 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date, (i) there are no strikes, lockouts or slowdowns against any Group Member pending or, to the knowledge of any Group Member, threatened, (ii) the hours worked by and payments made to employees of any Group Member have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law dealing with such matters and (iii) all payments due from any Group Member on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Group Member. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Group Member is bound.

4.21 Insurance. All insurance maintained by the Group Members is in full force and effect, all premiums have been duly paid, no Group Member has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each Group Member has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

4.22 Security Documents.

(a) Security Agreement. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) the financing statements and other filings in appropriate form are filed in the jurisdictions of organization or formation of the Loan Parties and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction) in each case subject to no Liens other than Liens permitted pursuant to Section 7.1.

(b) Copyright Office Filing. When the Security Agreement or a short form thereof is filed in the United States Copyright Office, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Registered Copyrights and Registered Copyright Licenses (each as defined in the Security Agreement), in each case subject to no Liens other than Liens permitted pursuant to Section 7.1.

(c) Mortgages. Each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Liens permitted pursuant to Section 7.1 or other Liens acceptable to the Collateral Agent, and when any Mortgage executed and delivered after the Closing Date in accordance with the provisions of Sections 6.12 and 6.13 is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.12 and 6.13, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by such Mortgage.

(d) Valid Liens. Each Security Document delivered after the Closing Date pursuant to Sections 6.12 and 6.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Liens permitted pursuant to Section 7.1.

4.23 Anti-Terrorism Law.

(a) No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Requirement of Law relating to terrorism, corruption, bribery or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

(b) No Loan Party and to the knowledge of the Loan Parties, no Affiliate of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c) No Loan Party knowingly (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d) No part of the proceeds of the Loans will be used, directly or indirectly, by any Loan Party or any of its subsidiaries (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or (ii) for the purpose of financing the activities of any Person subject to U.S. sanctions administered by OFAC in violation of OFAC.

SECTION 5

CONDITIONS PRECEDENT

5.1 Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, the Issuing Lender to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

(a) Loan Documents. There shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Constitutive Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

(ii) a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

(iii) such other documents as the Lenders, the Issuing Lender or the Administrative Agent may reasonably request (including bring-down good standing certificates).

(c) Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by two Responsible Officers of the Borrower, confirming compliance with the conditions precedent set forth in Sections 5.2(b) and (c).

(d) Financings and Other Transactions, Etc.

(i) The Refinancing shall have been consummated or shall be consummated on the Closing Date, in each case in accordance with the terms hereof and the terms of the Transaction Documents, without the waiver or amendment of any such terms not approved by the Administrative Agent.

(ii) All Liens in favor of the existing lenders under the Existing Credit Agreement shall simultaneously with the consummation of the Refinancing be unconditionally released; and the Administrative Agent shall have received from any Person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

(e) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the Issuing Lender, a favorable written opinion of (i) Sidley Austin, LLP, special counsel for the Loan Parties, (ii) Kim Rivera, Chief Legal Officer of the Borrower and (iii) Cole, Scott & Kissane, P.A, special Florida counsel for the Loan Parties, and (iv) Lionel Sawyer & Collins, special Nevada counsel for the Loan Parties, in each case (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Lender and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.

(f) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit C, dated the Closing Date and signed by the chief financial officer of the Borrower.

(g) Fees. The arrangers, Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the invoiced legal fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Agents) required to be reimbursed or paid by the Borrower on or prior to the Closing Date hereunder or under any other Loan Document.

(h) Personal Property Requirements. The Collateral Agent shall have received:

(i) all certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest, for the benefit of the Secured Parties, in all Pledged Collateral (as defined in the Security Agreement), in each case, with the exception of those items permitted to be delivered after the Closing Date pursuant to the terms of the Security Agreement;

(ii) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and with respect to all UCC financing statements required to be filed pursuant to the Loan Documents;

(iii) copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Liens permitted pursuant to Section 7.1 or any other Liens acceptable to the Collateral Agent); and

(iv) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(i) USA Patriot Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, including, without limitation, the information described in Section 11.17.

5.2 Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a) Notice. The Administrative Agent shall have received a notice as required by Section 2.2 or 2.5 if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an Application or notice as required by Section 3.2 or, in the case of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice as required by Section 2.7.

(b) No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Section 4 or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d) In the case of an Alternative Currency Revolving Loan, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) would make it impracticable for such extension of credit to be denominated in the relevant Alternative Currency.

Each notice of borrowing or an Application and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 5.2(b) and (c) have been satisfied. The Borrower shall provide such information including calculations in reasonable detail of the covenants in Section 7.16 as the Administrative Agent may reasonably request to confirm that the conditions in Sections 5.2(b) and (c) have been satisfied.

SECTION 6

AFFIRMATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or have been cash collateralized at 105% of the face amount thereof, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

6.1 Reporting Requirements. The Borrower will furnish to the Administrative Agent (for distribution to the Agents and Lenders):

(a) Default Notice. As soon as possible and in any event within five days after the Borrower knows of the occurrence of a Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default or other event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year (or such earlier date on which Borrower is required to file Form 10-K under the Exchange Act), a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an unqualified opinion of KPMG LLP or other independent public accountants of recognized national standing, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a Compliance Certificate and (iii) a certificate of the Chief Financial Officer of the Borrower stating that to the best of such officer’s knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

(c) Quarterly Financials. As soon as available and in any event within 45 days (or such earlier date on which the Borrower is required to file form 10-Q under the Exchange Act) after the end of each of the first three Fiscal Quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles (except that such financial statements may not contain all required notes and may be subject to year-end audit adjustments) and having been subject to a SAS 100 or equivalent review by KPMG LLP or other independent public accountants of recognized national standing, together with (i) a certificate of said officer stating that to the best of such officer’s knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a Compliance Certificate.

(d) Annual Forecasts. As soon as available and in any event no later than 90 days after the end of each Fiscal Year, a reasonably detailed forecast for such Fiscal Year, in form and substance reasonably satisfactory to the Administrative Agent.

(e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings by on behalf of or before any Governmental Authority or arbitrator affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.6, and include with such notice a copy of any relevant citation, summons, subpoena, order to show cause or other document.

(f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the SEC or any governmental authority that may be substituted therefor, or with any national securities exchange.

(g) ERISA.

(i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(h) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

(i) Financial Officer’s Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 6.1(b), a certificate of the chief financial officer setting forth any updates or supplements to certified disclosure required pursuant to the Security Agreement or confirming that there has been no change in such information since the date of the certified disclosure or most recent certification.

(j) Regulatory Notice. Promptly provide notice that any Loan Party knows or has reason to know (A) that Dialysis Facilities have lost their qualification to participate in Government Reimbursement Programs as would have a Material Adverse Effect, (B) of an investigation described in Section 4.17(a) or (C) of any violation described in Section 4.17(b) that would have a Material Adverse Effect.

(k) Other Information. Such other information respecting the business, financial condition, operations or properties of any Loan Party or any of its Subsidiaries as any Agent or any Lender, through the Administrative Agent, may from time to time reasonably request.

(l) Physician Group. With each set of Consolidated financial statements referred to in Sections 6.1(b) and 6.1(c) above, a reconciliation reflecting the adjustments necessary to eliminate the accounts of the Physician Groups and their respective Subsidiaries (which may be in footnote form only) from such Consolidated financial statements.

Documents required to be delivered pursuant to Section 6.1(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website or www.sec.gov, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent, (B) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents and (iii) the Lenders shall be deemed to have received such information on the date such information is posted on the applicable website pursuant to clause (i) or (ii) above. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

6.2 Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Requirements of Law, such compliance to include, without limitation, compliance with (x) ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and all applicable laws and regulations under the federal Social Security Act and all other applicable federal and state healthcare laws, except to the extent that non-compliance could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect and (y) the Patriot Act and all other laws and regulations relating to money-laundering and terrorist activities.

6.3 Payment of Taxes, Etc.

(a) Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Tax, assessment, charge or claim (A) the non-payment or non-discharge of which could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) that is being contested in good faith and (in the case of clause (a)(i)) by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and subjects the property to a substantial risk of forfeiture.

(b) File or cause to be filed all material tax returns required to be filed by it by the due dates (including any proper extensions) therefor.

6.4 Compliance with Environmental Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties that are the legal responsibility of the Borrower or such Subsidiary; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action required under Environmental Laws to address the presence, or Release or threatened Release of Hazardous Materials at, on, under or from any of its properties, in accordance with the requirements of all applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained in accordance with GAAP requirements with respect to such circumstances.

6.5 Insurance.

(a) Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Group Members against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations; provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Group Member shall agree to the adjustment of any claim thereunder in excess of $250,000 without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Group Member shall be required during an Event of Default.

(b) Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or additional loss payee (in the case of property insurance), as applicable and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.

(c) Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

(d) Broker’s Report. Deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

(e) Mortgaged Properties. No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party’s respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 6.5 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 6.5.

6.6 Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory) and material franchises except, in each case, as otherwise permitted by Section 7.4.

6.7 Visitation Rights. At any reasonable time and from time to time, and, unless a Default shall have occurred and be continuing, not more than two times during any calendar year and upon reasonable notice, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants (provided that representatives of the Borrower shall be entitled to notice of and to participate in any such discussion).

6.8 Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions sufficient to permit the preparation of financial statements based thereon in accordance with GAAP.

6.9 Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, absent events or circumstances leading to a Recovery Event, all of its properties that are material in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

6.10 Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary (with respect to any Physician Group and its Subsidiaries, taking into account all transactions with such Physician Group and its Subsidiaries as a whole) than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate (it being understood that the Transactions are deemed to be on such terms) except (a) transactions between or among the Borrower and its Subsidiaries, (b) any transaction permitted by Section 7.6(f) or (m) or Section 7.7 and (c) notional pooling cash management arrangements in the ordinary course of business.

6.11 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 4.19.

6.12 Additional Collateral; Additional Guarantors.

(a) Subject to this Section 6.12, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, within 15 Business Days following the end of the Fiscal Quarter in which such acquisition occurs (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Liens permitted pursuant to Section 7.1, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

(b) With respect to any Person that is or becomes a Subsidiary after the Closing Date required to become a Guarantor in order for the Loan Parties to remain in compliance with Section 7.12 as of the end of the Fiscal Quarter in which such Person becomes a Subsidiary, within 15 Business Days following the end of such Fiscal Quarter (i) deliver to the Collateral Agent the certificates, if any, representing all of the Capital Stock of such Subsidiary to the extent held by a Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock, and all intercompany notes owing from such Subsidiary to any Loan Party that together with undated instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party; provided that Capital Stock of Foreign Subsidiaries required to be delivered shall be limited to (A) Voting Interests of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 65% of the total voting power of all outstanding Voting Interests of such Subsidiary and (B) 100% of the Capital Stock not constituting Voting Interests of any such Subsidiary, except that any such Capital Stock constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Interests for purposes of this Section 6.12(b) and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement or such comparable documentation to become a Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, (B) to execute a Business Associate Agreement and (C) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; provided that, if any Subsidiary that is not a Guarantor is a guarantor of or shall guarantee Debt of a Loan Party or Debt of a Loan Party is or shall otherwise become a Contingent Obligation of any Subsidiary that is not a Guarantor, such Subsidiary shall become a Guarantor hereunder and comply with Section 6.12 and Section 6.13 and all other applicable provisions hereof.

(c) Other than with respect to the Denver Headquarters, promptly grant to the Collateral Agent, within 15 Business Days of the end of the Fiscal Quarter in which the acquisition thereof occurred, a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $20.0 million as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 7.1). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Liens permitted by Section 7.1, or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a title insurance policy, a Survey, a life of loan flood hazard determination (together with a notice regarding the special flood hazard area status and flood disaster assistance with respect to such after-acquired Real Property executed by the Borrower) and a local counsel opinion (each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

6.13 Security Interests; Further Assurances. Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

6.14 Information Regarding Collateral. Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 30 days’ prior written notice, or such lesser notice period agreed to by the Collateral Agent (it being understood that with respect to changes solely due to transactions permitted by Section 7.4(a) or (b) notice may be delivered promptly after such change), of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) (other than with respect to changes solely due to transactions permitted by Section 7.4(a) or (b)) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Constitutive Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location of Mortgaged Property.

6.15 Ratings. Use commercially reasonable efforts to cause (x) S&P and Moody’s to continue to issue ratings for the Facilities, (y) Moody’s to continue to issue a corporate family rating (or the equivalent thereof) and (z) S&P to continue to issue a corporate credit rating (or the equivalent thereof) (it being understood, in each case, that such obligation shall not require the Borrower to maintain a specific rating).

6.16 Management Services Agreements. The Borrower shall, and shall cause each of its Subsidiaries to cause, (i) with respect to each Management Services Agreement with a Loan Party to which it is party as of the Closing Date, within thirty (30) days after the Closing Date, and (ii) with respect to each Management Services Agreement with a Loan Party that it enters into after the Closing Date, to contain provisions providing for the assignability of such agreement to the Collateral Agent or any Person designated by the Collateral Agent in connection with its enforcement of its rights and exercise of its remedies, for the benefit of the Secured Parties, upon the enforcement of its rights and exercise of its remedies under the Loan Documents.

6.17 Post-Closing Actions. To the extent not satisfied on the Closing Date and unless such requirement is waived or extended, in the reasonable discretion of the Administrative Agent, the Borrower shall, and shall cause each of its Subsidiaries to:

(a) Master Intercompany Note. The Borrower shall deliver to the Collateral Agent, within 10 days after the Closing Date, the Intercompany Note executed by and among the Borrower and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank.

(b) HIPAA. Within 5 days after the Closing Date, each Group Member shall enter into a Business Associate Agreement (a “Business Associate Agreement”) defined under the privacy regulations promulgated pursuant to HIPAA reasonably acceptable to the Administrative Agent and the Collateral Agent that permits disclosure to the Administrative Agent and the Collateral Agent of any protected health information (as defined in HIPAA) that may be associated with the Collateral.

(c) Insurance. Within 10 days after the Closing Date, the Administrative Agent shall receive a copy of, or a certificate as to coverage under (including endorsements thereto), the insurance policies required by Section 6.5 and the applicable provisions of the Security Documents, each of which shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.

SECTION 7

NEGATIVE COVENANTS

Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or have been cash collateralized at 105% of the face amount thereof, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

7.1 Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character whether now owned or hereafter acquired or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

(a) Liens created under the Loan Documents;

(b) Permitted Liens;

(c) Liens existing on the Closing Date and described on Schedule 7.1(c) hereto;

(d) Liens upon or in an asset acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such asset to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing; provided, however, that (i) such Liens shall be created not more than 180 days after the date of acquisition or completion of construction or improvement and (ii) no such Lien shall extend to or cover any asset other than the asset being acquired, constructed or improved and any attachments thereto and proceeds thereof, and no such extension, renewal or replacement shall extend to or cover any asset not theretofore subject to the Lien being extended, renewed or replaced; provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (d) shall not exceed the amount permitted under Section 7.2(e) at any time outstanding;

(e) Liens arising in connection with Capitalized Leases permitted under Section 7.2(f); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

(f) Liens arising in connection with Debt permitted under Section 7.2(l); provided that no such Lien shall extend to or cover any assets other than the assets of the relevant borrowing entity;

(g) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount (except by an amount equal to accrued and unpaid interest and premium thereon plus fees, original issue discount and expenses incurred in connection with such replacement, extension or renewal) or change in any direct or contingent obligor) of the Debt secured thereby;

(h) Liens on assets of the Borrower or any of its Subsidiaries arising in connection with Sale and Leaseback Transactions permitted under Section 7.5(h);

(i) Liens on assets that are the subject of, or are customarily subject to Liens relating to, Permitted Receivables Financings;

(j) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary of the Borrower, in each case after the Closing Date; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary of the Borrower, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property to the extent included in the grant of such Lien), and (C) the Debt secured thereby is permitted under Section 7.2(p);

(k) customary Liens and setoff rights securing obligations in respect of notional pooling cash management arrangements in the ordinary course of business;

(l) other Liens not otherwise permitted by the foregoing clauses of this Section 7.1 securing an aggregate principal amount at any time outstanding not to exceed $100,000,000;

(m) Liens on the Collateral to secure Debt permitted under Section 7.2(r); provided that a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of a (i) a First Lien Intercreditor Agreement if such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, or (ii) a Junior Lien Intercreditor Agreement if such Debt is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations;

(n) Liens on the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of a (i) a First Lien

Intercreditor Agreement if such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, or (ii) a Junior Lien Intercreditor Agreement if such Debt is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations;

(o) Liens on the Collateral to secure Debt permitted under Section 7.2(v) on a pari passu basis (but without regard to the control of remedies) with the Obligations; provided that a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement;

(p) Liens on Collateral to secure Debt permitted under Section 7.2(s); provided that such Debt constitutes a Secured Obligation; and

(q) Liens on NMTC Property securing the NMTC Indebtedness the proceeds of which are (or will be) used to acquire, renovate or improve such NMTC Property; provided that if such Liens are on property that is (or is required to be) Collateral then such Liens are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

7.2 Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(a) Debt under the Loan Documents;

(b) (i) the 2020 Senior Notes and the 2020 Senior Notes Guarantees and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(b)(i) shall not exceed $775,000,000, (ii) the 2022 Senior Notes and the 2022 Senior Notes Guarantees and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(b)(ii) shall not exceed $1,250,000,000, (iii) the New Senior Notes and the New Senior Notes Guarantees, and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(b)(iii) shall not exceed $1,750,000,000, and (iv) Debt existing on the Closing Date and described on Schedule 7.2(b) hereto and any Permitted Refinancing thereof;

(c) Debt of the Borrower in respect of Swap Agreements (A) existing on the Closing Date and described in Schedule 7.2(b) hereto or (B) entered into from time to time after the Closing Date with counterparties that are Lenders at the time such Swap Agreement is entered into (or Affiliates of such Lender at such time); provided that, in all cases under this clause (c), all such Swap Agreements shall not be speculative in nature (including, without limitation, with respect to the term and purpose thereof);

(d) Debt of (A) the Borrower owing to any Subsidiary, and (B) any of the Subsidiaries owing to the Borrower or any other Subsidiary; provided that with respect to any loan or advance by a Loan Party, (i) any such Debt shall be evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents and (ii) if such loan or advance is to a Non-Guarantor Subsidiary, such loan or advance is permitted by Section 7.6;

(e) Debt incurred and secured by Liens expressly permitted under Section 7.1(d) (or with respect to NMTC Indebtedness) and any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(e), when aggregated with the principal amount of all Debt outstanding at such time under Section 7.2(f), shall not exceed the greater of $325,000,000 or 7.5% of the Consolidated Tangible Assets of the Borrower and its Subsidiaries;

(f) Capitalized Leases incurred and any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(f), when aggregated with the principal amount of all Debt outstanding at such time under Section 7.2(e), shall not exceed the greater of $325,000,000 or 7.5% of the Consolidated Tangible Assets of the Borrower and its Subsidiaries;

(g) Contingent Obligations of (A) the Borrower guaranteeing any obligations of any Subsidiary and (B) any Subsidiary of the Borrower guaranteeing any obligations of the Borrower or any other Subsidiary; provided that each such primary obligation is not otherwise prohibited under the terms of the Loan Documents; and provided, further, that any guaranty of obligations of any Non-Guarantor Subsidiary by a Loan Party is permitted by Section 7.6;

(h) (i) Debt in an aggregate amount not to exceed $150,000,000 at any time outstanding and (ii) any Permitted Refinancing thereof;

(i) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(j) Debt comprised of indemnities given by the Borrower or any of its Subsidiaries, or guarantees or other similar undertakings by the Borrower or any of its Subsidiaries entered into in lieu thereof, in favor of the purchaser of property and assets of the Borrower and its Subsidiaries being sold, leased, transferred or otherwise disposed of in accordance with this Agreement and covering liabilities incurred by the Borrower or its applicable Subsidiary in respect of such property and assets prior to the date of consummation of the sale, lease, transfer or other disposition thereof, which indemnities, guarantees or undertakings are required under the terms of the documentation for such sale, lease, transfer or other disposition;

(k) Debt comprised of liabilities or other obligations assumed or retained by the Borrower or any of its Subsidiaries from Subsidiaries of the Borrower that are, or all or substantially all of the property and assets of which are, sold, leased, transferred or otherwise disposed of pursuant to Section 7.5(c) or (f); provided that such liabilities or other obligations were not created or incurred in contemplation of the related sale, lease, transfer or other disposition;

(l) secured and unsecured Debt of Non-Guarantor Subsidiaries and Foreign Subsidiaries in an aggregate amount not to exceed $1,000,000,000 at any time outstanding;

(m) Debt comprised of guarantees given by the Borrower or any of its Subsidiaries in respect of any Special Purpose Licensed Entity which obligations, when aggregated with the aggregate amount of all Investments made under Section 7.6(i) hereof, shall not exceed $150,000,000 at any time outstanding;

(n) Debt under Cash Management Agreements and similar arrangements in each case in connection with cash management and deposit accounts in the ordinary course of business or Debt under notional pooling cash management arrangements in the ordinary course of business;

(o) Debt in connection with Permitted Receivables Financings;

(p) Debt of any Person that becomes a Subsidiary of the Borrower (or of any Person not previously a Subsidiary of the Borrower that is merged or consolidated with or into the Borrower or one of its Subsidiaries) after the Closing Date as a result of an Investment pursuant to Section 7.6(e) or (j) or Debt of any Person that is assumed by the Borrower or any of its Subsidiaries in connection with an acquisition of assets by the Borrower or such Subsidiary in an Investment pursuant to Section 7.6(j), and any Permitted Refinancing thereof; provided that (A) such Debt is not incurred in contemplation of such Investment and (B) the Borrower and the Subsidiaries will be in compliance on a Pro Forma Basis with the covenant set forth in Section 7.16; and

(q) Debt incurred in the ordinary course of business with respect to performance bonds, surety bonds, completion bonds, guaranty bonds, appeal bonds or customs bonds, letters of credit, and other obligations of a similar nature required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or to secure obligations under workers’ compensation laws, unemployment insurance or similar social security legislation (other than in respect of employee benefit plans subject to ERISA), public or statutory obligations or payment of customs duties in connection with the importation of goods.

(r) Permitted Other Debt and any Permitted Refinancing thereof;

(s) Debt (other than Debt for borrowed money) incurred by the Borrower or any of its Subsidiaries supported by any Specified Letter of Credit and any Permitted Refinancing thereof; provided that on a Pro Forma Basis, on the date such Specified Letter of Credit is issued, after giving effect to any such incurrence (and assuming that the maximum amount of any such Specified Letters of Credit are fully drawn), the Senior Secured Leverage Ratio is no more than 3.50:1.00;

(t) Credit Agreement Refinancing Debt;

(u) Debt incurred by the Borrower or any of its Subsidiaries in connection with the Acquisition, or any other Investment permitted by Section 7.6, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(v) Debt incurred by a Group Member under a letter of credit facility in an aggregate amount not to exceed $100,000,000 at any time outstanding; and

(w) NMTC Indebtedness, so long as the Borrower and the Subsidiaries will be in compliance on a Pro Forma Basis with the covenant set forth in Section 7.16.

7.3 Change in Nature of Business. Engage or permit any of its Subsidiaries to engage in any business other than healthcare services and any businesses incidental, complementary, ancillary or related thereto; provided that a Special Purpose Receivables Subsidiary may engage in any Permitted Receivables Financing.

7.4 Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(a) any of the Subsidiaries may merge into or consolidate with the Borrower; provided that the Borrower is the surviving corporation;

(b) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation involving a Wholly Owned Subsidiary, the Person formed by or surviving such merger or consolidation shall be a Wholly Owned Subsidiary of the Borrower; provided, further, that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor;

(c) in connection with any purchase or other acquisition of Capital Stock of, or property and assets of, any Person permitted under Section 7.6(e), the Borrower may permit any other Person to merge into or consolidate with it (provided that (i) the Borrower is the surviving entity or (ii) the surviving entity (x) is a Domestic Person and (y) simultaneously with such merger or consolidation agrees to be bound by the terms hereof and of the Loan Documents and assume the Borrower’s obligations hereunder and thereunder pursuant to an agreement or instrument satisfactory in form and substance to the Administrative Agent (and shall thereafter be the Borrower hereunder), and any of the Subsidiaries of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person with which such Subsidiary is merging or consolidating (i) shall be engaged in a business permitted by Section 7.3, (ii) shall take all actions required under Section 6.12 and (iii) shall be a Guarantor if the merging Subsidiary was a Guarantor prior to such transaction; and

(d) in connection with any sale, transfer or other disposition of all or substantially all of the Capital Stock of, or the property and assets of, any Person permitted under Sections 7.5(c) or (f), any of the Subsidiaries of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

7.5 Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell (including sales and issuances of Capital Stock of any Subsidiary (other than sales and issuances that do not decrease the percentage ownership of the Borrower and its Subsidiaries in each class of Capital Stock of such Subsidiary)), lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (provided that the issuance and sale of stock by the Borrower shall not be subject to this Section 7.5):

(a) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business;

(b) (A) the Borrower may sell, lease, transfer or otherwise dispose of any of its property or assets to any of the Subsidiaries, and (B) any of the Subsidiaries may sell, lease, transfer or otherwise dispose of any of its property or assets to the Borrower or any of the other Subsidiaries; provided that, in each case (other than in connection with Intercompany Receivables), (x) if the transferor in such transaction is a Domestic Subsidiary and the transferee in such transaction is a Domestic Subsidiary, on a pro forma basis, the Borrower and its Subsidiaries would be in compliance with Section 7.12 and Section 7.16 and (y) if the transferee in such transaction is a Foreign Subsidiary, such transaction is permitted by Section 7.6;

(c) any Subsidiary of the Borrower that is no longer actively engaged in any business or activities and does not have property and assets with an aggregate book value in excess of $1,000,000 may be wound up, liquidated or dissolved so long as such winding up, liquidation or dissolution is determined in good faith by management of the Borrower to be in the best interests of the Borrower and its Subsidiaries;

(d) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of any obsolete, damaged or worn out equipment thereof or any other equipment that is otherwise no longer useful in the conduct of their businesses;

(e) the Borrower and its Subsidiaries may lease or sublease Real Property to the extent required for their respective businesses and operations in the ordinary course so long as such lease or sublease is not otherwise prohibited under the terms of the Loan Documents;

(f) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets not otherwise permitted to be sold, leased, transferred or disposed of pursuant to this Section 7.5 so long as the aggregate book value of all of the property and assets of the Borrower and its Subsidiaries sold, leased, transferred or otherwise disposed of pursuant to this clause (f) does not exceed $625,000,000 in the aggregate since the Closing Date; provided that:

(A) the gross proceeds received from any such sale, lease, transfer or other disposition shall be at least equal to the fair market value of the property and assets so sold, leased, transferred or otherwise disposed of, determined at the time of such sale, lease, transfer or other disposition;

(B) at least 75% of the value of the aggregate consideration received from any such sale, lease, transfer or other disposition shall be in cash; provided that (i) up to one-third of such 75% may consist of notes or other obligations received by the Borrower or such Subsidiary that are due and payable or otherwise converted by the Borrower or such Subsidiary into cash within 365 days of receipt, which cash (to the extent received) shall constitute Net Cash Proceeds attributable to the original transaction; (ii) any unsubordinated Debt of the Borrower or any of its Subsidiaries (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet) that is assumed by the transferee of any such assets shall constitute cash for purposes of this Section 7.5(f), so long as the Borrower and all of its Subsidiaries are fully and unconditionally released therefrom; and (iii) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries, having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) after the Closing Date not to exceed $100,000,000 at the time of receipt of such Designated Non-Cash Consideration shall be deemed to be cash for purposes of this Section 7.5(f) (it being understood that the fair market value of each item of Designated Non-Cash Consideration is measured at the time of receipt without giving effect to subsequent changes in value); provided that if such Designated Non-Cash Consideration is sold for, or otherwise converted into, cash, such cash shall constitute Net Cash Proceeds attributable to the original transaction;

(C) immediately before and immediately after giving pro forma effect to any such sale, lease, transfer or other disposition, no Default shall have occurred and be continuing;

(D) with respect to any disposition under this subsection that exceeds $50,000,000, within five Business Days prior to such disposition, and with respect to any other disposition under this subsection, within 15 Business Days after such disposition, the Borrower shall deliver to the Administrative Agent, on behalf of the Lenders, a certificate identifying the property disposed of and stating (a) that immediately before and after giving effect thereto, no Default existed or will exist, (b) that the consideration received or to be received by the Borrower or such Subsidiary for such property has been determined by the Borrower or the applicable Subsidiary to be not less than the fair market value of such property, (c) the total expected consideration to be paid in respect of such disposition and (d) the expected Net Cash Proceeds resulting from such disposition; and

(E) if and to the extent that the Net Cash Proceeds of any transaction effected pursuant to this Section 7.5(f) shall not have been reinvested (pursuant to a Reinvestment Notice), such Net Cash Proceeds shall be applied to prepay Loans to the extent, and in accordance with, Section 2.11;

(g) the Borrower and its Subsidiaries may exchange assets and properties with another Person; provided that:

(A) the assets or properties received by the Borrower or its Subsidiaries shall be used in a business permitted by Section 7.3 as conducted immediately prior to such transaction, or in an incidental or related business;

(B) the total consideration received by the Borrower or such Subsidiary for such assets or property shall have been determined by the Borrower or such Subsidiary to be not less than the fair market value of the assets or property exchanged;

(C) immediately before and immediately after giving pro forma effect to any such exchange, no Default shall have occurred and be continuing;

(D) any cash received by the Borrower or any such Subsidiary in connection with such exchange shall be treated as Net Cash Proceeds subject to Section 2.11 and any cash paid by the Borrower or any Subsidiary in connection with such exchange shall be treated as an acquisition expenditure under Section 7.6(e);

(E) with respect to any exchange under this subsection that involves assets and/or property with a value in excess of $50,000,000, within five Business Days prior to such exchange, and with respect to any other exchange under this Section 7.5(g), within fifteen Business Days after such exchange, the Borrower shall deliver to the Administrative Agent, on behalf of the Lenders, a certificate identifying the assets or property disposed of and acquired in such exchange, and stating (a) that immediately before and after giving effect thereto, no Default existed or will exist, (b) that the total consideration received by or expected to be received by the Borrower or such Subsidiary for such assets or property has been determined by the Borrower or such Subsidiary to be not less than the fair market value of the assets or property exchanged, and (c) the amount, if any, of the expected cash to be paid or Net Cash Proceeds to be received in connection with such exchange;

(F) if Collateral is exchanged the assets and properties received in exchange shall constitute Collateral and Sections 6.12 and 6.13 shall be complied with;

(h) the Borrower and its Subsidiaries may enter into Sale and Leaseback Transactions (i) with respect to the Denver Headquarters and (ii) with respect to any other property; provided that the aggregate value of property sold or transferred under this subclause (ii) shall not exceed $225,000,000 since the Closing Date; provided that the Net Cash Proceeds from such transaction are applied in accordance with Section 2.11(b);

(i) the Borrower and its Subsidiaries may purchase, sell or otherwise transfer (including by capital contribution) Receivables Assets pursuant to Permitted Receivables Financings;

(j) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of assets or property (i) in anticipation of any Investment pursuant to Section 7.6(e), (f), (h), (i), (k), (l) and (m) (including as a result of discussion with antitrust regulators in connection with such Investment) or (ii) as required pursuant to any consent decree or similar order or agreement, which decree, order or agreement is issued or entered into prior to the consummation of such Investment and in connection therewith by the Antitrust Division of the U.S. Department of Justice, the Bureau of Competition of the U.S. Federal Trade Commission and/or any similar state or foreign regulatory agency or body;

(k) within 180 days of the acquisition by the Borrower or any Subsidiary of any Real Property after the Closing Date the Borrower or such Subsidiary may sell or otherwise transfer such Real Property in connection with a Sale and Leaseback Transaction so long as the Borrower shall be in compliance with Section 7.2 after giving effect to such Sale and Leaseback Transaction; provided that the Net Cash Proceeds from such transaction are applied in accordance with Section 2.11(b);

(l) any Subsidiary of the Borrower may issue additional Capital Stock to management or employees and physicians under contract with the Borrower or any of its Subsidiaries in an amount not in excess of $15,000,000 in the aggregate in any twelve month period; and

(m) The Borrower and its Subsidiaries may enter into any transfer or disposition of property or assets constituting an Investment pursuant to Section 7.6(e), (f), (h), (i), (k), (l) , (m) or (n).

7.6 Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

(a) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

(b) Investments existing on the Closing Date and described on Schedule 7.6 hereto;

(c) Investments by the Borrower in Swap Agreements permitted under Section 7.2(c);

(d) Investments in accounts receivable in the ordinary course of business or notes received in transactions permitted by Sections 7.5(f) and (j);

(e) the purchase or other acquisition of (1) Capital Stock of any Person that, upon the consummation thereof, will be more than 50% owned by the Borrower or one or more of its Wholly Owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) or (2) all or substantially all the property and assets of a Person or consisting of a line of business or business unit of a Person; provided that, with respect to each purchase or other acquisition made pursuant to this clause (e):

(A) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be permitted by Section 7.3;

(B)(1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.12 and Section 7.16;

(C) the aggregate amount of consideration paid or provided by the Borrower and its Subsidiaries after the Closing Date pursuant to this Section 7.6(e)(C) (under clause (i) below) for the purchase or acquisition for Persons that will be Foreign Subsidiaries, when taken together with any Investments made in Foreign Subsidiaries pursuant to Section 7.6(h)(ii)(y)(A), shall not exceed (i) $2,000,000,000 or (ii) if the Leverage Ratio for the most recent Measurement Period is less than 3.50:1.00 (both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), consideration in an unlimited amount; provided that if the amount of all such cash payments exceeds the limitation set forth in clause (i) of this clause (C) during any period during which the Leverage Ratio test in clause (ii) of this clause (C) is met, such excess cash payments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period;

(D) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least three Business Days prior to the date on which any such purchase or other acquisition in which the total cash consideration is more than $50,000,000 is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (e) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and containing a copy of any existing financial statements of the business to be acquired in the Borrower’s possession; and

(E) Sections 6.12 and 6.13 are complied with;

(f) Investments by the Borrower or any Subsidiary in 50% or less of the Capital Stock of another Person (the “Minority Investment”); provided that (i) the Borrower or any Subsidiary owns at least 20% (on a fully diluted basis) of the issued and outstanding Capital Stock of such Person, (ii) the aggregate outstanding amount of Minority Investments made by the Borrower and any Subsidiary shall not exceed $350,000,000 at any one time outstanding, (iii) the Borrower or any Subsidiary shall have full control over all bank accounts of such Person if the Borrower or any Subsidiary is the largest holder of Capital Stock of such Person, (iv) the Borrower or any Subsidiary shall control or act as the managing general partner of such Person if such Person is a partnership and if the Borrower or any Subsidiary is the largest holder of Capital Stock of such Person, and (v) immediately before and after giving effect thereto, no Default shall exist;

(g) notes from employees issued to the Borrower representing payment for Capital Stock of the Borrower or representing payment of the exercise price of options to purchase Capital Stock of the Borrower, and employee relocation expenses incurred in the ordinary course of business, in an aggregate amount at any time outstanding not to exceed $30,000,000;

(h) Investments by (i) any Subsidiary of the Borrower in the Borrower and (ii) the Borrower or any of its Subsidiaries in any Subsidiary of the Borrower; provided that (x) no Investment in any Non-Guarantor Domestic Subsidiary shall be made unless, after giving pro forma effect thereto, the Borrower and its Subsidiaries shall be in compliance with Section 7.12 and Section 7.16 and (y) no Investment in any Foreign Subsidiary shall be made unless the aggregate amount of Investments by the Borrower and its Subsidiaries in Foreign Subsidiaries after the Closing Date pursuant to this Section 7.6(h)(ii)(y) (under clause (A) below), when taken together with any Investments made in Foreign Subsidiaries pursuant to Section 7.6(e)(C)(i) shall not exceed (A) $2,000,000,000 or (B) if the Leverage Ratio for the most recent Measurement Period is less than 3.50:1.00 (as of the date of such Investment (or, with respect to Investments in existence on the Closing Date, as of the Closing Date)), both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), an unlimited amount; provided that if the amount of all such cash payments exceeds the limitation set forth in clause (x) of this clause (ii) during any period during which the Leverage Ratio test in clause (y)(B) of this clause (ii) is met, such excess cash payments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period;

(i) Investments of the Borrower or any of its Subsidiaries in any Special Purpose Licensed Entity which, when aggregated with the aggregate amount of all obligations guaranteed under Section 7.2(m), shall not exceed $150,000,000 at any time;

(j) Investments arising as a result of Permitted Receivables Financings;

(k) Investments by the Borrower or any of its Subsidiaries (i) in an aggregate amount outstanding not to exceed the sum of (x) $250,000,000 plus (y) $750,000,000 minus the aggregate amount of purchases, redemptions, acquisitions, dividends and distributions pursuant to Section 7.7(d)(i) and payments, prepayments, redemptions or acquisitions of Debt pursuant to Section 7.9(a)(ii)(x) since the Closing Date, (ii) in an aggregate amount not to exceed the Available Amount on the date of such Investment or (iii) if the Leverage Ratio for the most recent Measurement Period is less than 3.50:1.00 (as of the date of such Investment (or, with respect to Investments in existence on the Closing Date, as of the Closing Date)), both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), in an unlimited amount; provided that if the amount of all such Investments exceeds the limitation set forth in clauses (i) and (ii) of this Section during any period during which the Leverage Ratio test in clause (iii) of this Section is met, such excess Investments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period; provided, further, in the case of each transaction under this Section 7.6(k)(iii), that immediately prior to each such transaction and after giving effect thereto the aggregate amount of the Available Revolving Commitment is not less than $75,000,000;

(l) [Reserved];

(m) Investments pursuant to any Permitted Physician Group Loan; and

(n) (i) Investments by the Borrower or any Domestic Subsidiary in an NMTC Subsidiary in the form of NMTC Indebtedness and any related capital contribution and (ii) NMTC Investments by an NMTC Subsidiary in an aggregate amount not to exceed the portion of the related NMTC Indebtedness and any related capital contribution received by such NMTC Subsidiary.

7.7 Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Capital Stock, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of the Borrower, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) the Borrower may (A) declare and pay dividends and distributions payable in its common Capital Stock, (B) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 2.11, purchase, redeem, retire, defease or otherwise acquire Capital Stock with the proceeds received contemporaneously from the issue of new Capital Stock with equal or inferior voting powers, designations, preferences and rights, and (C) repurchase its Capital Stock owned by management or employees and physicians under contract with the Borrower or any of its Subsidiaries in an amount not in excess of $25,000,000 in the aggregate in any twelve month period;

(b) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, and (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary;

(c) any of the non-Wholly Owned Subsidiaries of the Borrower may declare and pay or make dividends and other distributions to its shareholders, partners or members (or the equivalent Persons thereof) generally so long as the Borrower and each of the Subsidiaries that own any of the Capital Stock thereof receive at least their respective proportionate shares of any such dividend or distribution (based upon their relative holdings of the Capital Stock thereof and taking into account the relative preferences, if any, of the various classes of the Capital Stock thereof);

(d) so long as no Default is continuing or will be continuing after such transaction, the Borrower may (A) purchase, redeem or otherwise acquire for value any of its Capital Stock or (B) declare and pay dividends and distributions payable in either (i) cash (in the aggregate for both clauses (A) and (B)), when taken together with the aggregate amount of payments, prepayments, redemptions or acquisitions of Debt pursuant to Section 7.9(a)(ii)(x) and Investments pursuant to Section 7.6(k)(i)(y) not to exceed $750,000,000, (ii) cash (in the aggregate for both clauses (A) and (B)), in an amount not to exceed the Available Amount on the date of each such purchase, redemption, acquisition, dividend and distribution or (iii) if the Leverage Ratio for the most recent Measurement Period is less than 3.50:1.00 (as of the date of such transaction, both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), cash in any amount; provided that if the amount of all such cash payments exceeds the limitation set forth in clauses (i) and (ii) of this Section during any period during which the Leverage Ratio test in clause (iii) of this Section is met, such excess cash payments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period; provided further, in the case of each transaction under this Section 7.7(d)(iii), that immediately prior to each such transaction and after giving effect thereto the aggregate amount of the Available Revolving Commitment is not less than $75,000,000;

(e) the Borrower may consummate the Refinancing on the Closing Date; and

(f) so long as no Default is continuing or will be continuing after such transaction, the Borrower may repurchase its common stock from its then existing shareholders in one or more transactions for an aggregate purchase price not to exceed $1,200,000,000.

7.8 Accounting Changes. Make or permit any change in (i) accounting policies or reporting practices, except as allowed by GAAP (or as otherwise provided pursuant to Section 1.4), or (ii) Fiscal Year.

7.9 Prepayments of Other Debt; Modifications of Constitutive Documents and Other Documents, etc. Directly or indirectly:

(a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Debt outstanding under the 2020 Senior Notes, the 2022 Senior Notes, the New Senior Notes, any Debt that is secured on second priority (or other junior priority) basis (including any Permitted Second Priority Refinancing Debt or any Permitted Other Debt that is secured on second priority (or other junior priority) basis), any unsecured Permitted Other Debt or any subordinated Debt (collectively, “Junior Financing”); except for (i) any Permitted Refinancing of any Junior Financing and (ii) so long as no Default is continuing or will be continuing after such transaction, the voluntary or optional payment or prepayment or redemption or acquisition for value of Junior Financing (x) in an aggregate amount for this clause (ii), when taken together with the aggregate amount of purchases, redemptions, acquisitions, dividends and distributions pursuant to Section 7.7(d)(i) and Investments pursuant to Section 7.6(k)(i)(y), not to exceed $750,000,000, (y) in an aggregate amount not to exceed the Available Amount, on the date of each such payment, prepayment, redemption or acquisition of Debt or (z) if the Leverage Ratio for the most recent Measurement Period is less than 3.50:1.00 (as of the date of such transaction, both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), cash in any amount; provided that if the amount of all such cash payments exceeds the limitation set forth in clause (ii)(x) and (y) of this Section during any period during which the Leverage Ratio test in clause (ii)(z) of this Section is met, such excess cash payments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period; provided, further, in the case of each transaction under this Section 7.9(a)(ii)(z), that immediately prior to each such transaction and after giving effect thereto the aggregate amount of the Available Revolving Commitment is not less than $75,000,000;

(b) amend or modify, or permit the amendment or modification of, any provision of any Junior Financing, any NMTC Indebtedness or any Permitted Receivables Documents in any manner that is adverse in any material respect to the interests of the Lenders;

(c) terminate, amend, modify or change any of its Constitutive Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Capital Stock (including any stockholders’ agreement), or enter into any new agreement with respect to its Capital Stock, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders or are pursuant to Requirements of Law; provided that the Loan Parties may issue such Capital Stock, so long as such issuance is not prohibited by Section 7.13 or any other provision of this Agreement, and may amend their Constitutive Documents to authorize any such Capital Stock;

(d) except as may be required to comply with any law, regulation or court or administrative decision, terminate, amend or modify a Business Associate Agreement without the consent of the parties thereto; or

(e) amend or modify, or permit the amendment or modification of, any provision of any Management Services Agreement entered into with a Loan Party in any manner that would require a substantial portion of the management fees (which, for the avoidance of doubt and without any implication to the contrary, shall not include any fees for reimbursement of expenses and other cost sharing arrangements) payable thereunder to be paid to any entity other than a Loan Party.

7.10 Negative Pledge. Enter into or suffer to exist, or permit any Loan Party to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties, (ii) in connection with (A) any Debt permitted by Section 7.2(e) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (B) any Capitalized Lease permitted by Section 7.2(f) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (C) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower), or (D) any Debt permitted by Section 7.2(l) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property of the relevant borrowing entity or (E) the 2020 Senior Notes, (F) the 2022 Senior Notes, (G) the New Senior Notes, (H) Permitted Other Debt , (I) any Debt permitted by Section 7.2(o) or (J) any NMTC Documents; provided that any such restriction relates only to related NMTC Property or (iii) pursuant to any Requirements of Law.

7.11 Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Capital Stock or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents; (ii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower; (iii) restrictions on transfer contained in Debt incurred pursuant to Sections 7.2(e) and (f); provided that such restrictions relate only to the transfer of the property financed with such Debt; (iv) in connection with and pursuant to any Permitted Refinancing, replacements of restrictions that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Debt so refinanced; (v) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary; (vi) solely with respect to Subsidiaries that are not Guarantors, restrictions under the Constitutive Documents governing such Subsidiary: (A) with respect to existing Subsidiaries, existing on the Closing Date; and (B) with respect to Subsidiaries created or acquired after the Closing Date: (1) prohibiting such Subsidiary from guaranteeing Debt of the Borrower or another Subsidiary; (2) restricting dividend payments and other distributions solely to permit pro rata dividends and other distributions in respect of any Capital Stock of such Subsidiary; (3) limiting transactions with the Borrower or another Subsidiary to those with terms that are fair and reasonable to such Subsidiary and no less favorable to such Subsidiary than could have been obtained in an arm’s length transaction with an unrelated third party; and (4) limiting such Subsidiary’s ability to transfer assets or incur Debt without the consent of the holders of the Capital Stock of such Subsidiary; provided that all restrictions permitted by this clause (vi) shall no longer be permitted in the event any such Subsidiary becomes a Guarantor; (vii) restrictions contained in Debt incurred pursuant to Section 7.2(l) with respect to the borrowers thereunder; (viii) encumbrances or restrictions (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract entered into in the ordinary course of business, or the assignment or transfer of any lease, license or contract entered into in the ordinary course of business, (B) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Subsidiary and (ix) restrictions imposed by any agreement governing Debt entered into on or after the Closing Date and permitted under Section 7.2 (including, without limitation, the New Senior Notes and any Permitted Refinancing in respect thereof) that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Debt of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder and (C) pursuant to any Requirement of Law.

7.12 Non-Guarantor Domestic Subsidiaries. Permit at any time the aggregate Consolidated Tangible Assets (calculated without duplication) at such time of all Non-Guarantor Domestic Subsidiaries (whether or not any such Subsidiary is existing on the Closing Date but not including any Special Purpose Receivables Subsidiary nor any Regulated Subsidiary (nor the value of any Investment therein)) to exceed 29% of the Consolidated Tangible Assets of the Borrower and its Domestic Subsidiaries (excluding any Special Purpose Receivables Subsidiary and any Regulated Subsidiary but including the value of any Investment therein held by the Borrower or any other Domestic Subsidiary).

7.13 Issuance of Additional Stock. Permit any of its Subsidiaries to issue any additional Capital Stock, except, subject to Section 6.12, as follows:

(i) in connection with a permitted Investment or to employees or consultants in the ordinary course of business;

(ii) the Borrower and any Subsidiary thereof may organize new Subsidiaries and any Subsidiary may issue additional Capital Stock to (x) any Loan Party, (y) any Non-Guarantor Domestic Subsidiary, if on a pro forma basis, the Borrower and its Subsidiaries would be in compliance with Section 7.12 and Section 7.16 and (z) any Foreign Subsidiary in a transaction permitted by Sections 7.6(e), (f), (h) or (k); or

(iii) subject to compliance with the provisions this Agreement, including Section 7.6, Section 7.12 and Section 7.16, any Subsidiary of the Borrower may (i) issue additional Capital Stock or (ii) sell outstanding Capital Stock thereof, in each case to any Subsidiary of the Borrower or any Persons other than Affiliates of the Borrower or its Subsidiaries (it being understood that any such sales and issuances that decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of Capital Stock of such Subsidiary shall be subject to Section 7.5).

7.14 Anti-Terrorism Law; Anti-Money Laundering.

(a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4.23, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 7.14).

(b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.

7.15 Embargoed Person. Knowingly cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law or (c) all or any part of the proceeds of the Loans to fund or finance any business activities or transactions of any Embargoed Person.

7.16 Financial Covenant.

(a) Maximum Leverage Ratio. Permit the Leverage Ratio, measured as of the end of any Measurement Period ending during any period set forth in the set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Test Period	Leverage Ratio
September 30, 2014 - June 30, 2016	5.00 to 1.00
September 30, 2016 and thereafter	4.50 to 1.00

SECTION 8

EVENTS OF DEFAULT

8.1 Events of Default. If any of the following events (“Events of Default”) shall occur on or after the Closing Date:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under this Agreement when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Group Member in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.1, 6.6 (with respect to the Borrower’s existence), 6.10 or 6.11 or in Section 7;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) any Group Member shall (i) default in making any payment of any principal of any Debt (including any Contingent Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Debt beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Debt (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity or (in the case of any such Debt constituting a Contingent Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (f) shall have occurred and be continuing with respect to Debt the outstanding principal amount of which exceeds in the aggregate $75,000,000;

(g) (i) the Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(h) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liabilities of the Loan Parties in an aggregate amount exceeding $75,000,000 or in the imposition of a Lien or security interest on any assets of a Loan Party;

(i) (A) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $75,000,000 or more, and such judgments or decrees are not paid, discharged or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Group Member to enforce any such judgment or (B) any Group Member shall enter into any settlement of a claim (including claims by Governmental Authorities for violations or alleged violations of Requirements of Law) which settlements, individually or in the aggregate, amount to $75,000,000 or more and any Group Member fails to make any payment required to be made thereunder or any action shall be legally taken by a creditor to attach or levy upon any assets of any Group Member to enforce any such settlement;

(j) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except, in the case of any such cessation that is attributable to an event of a type contemplated by Section 8.1(g), this provision shall apply only to the Borrower or a Material Subsidiary;

(k) the guarantee pursuant to Section 10 of any Guarantor shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert, except, in the case of any such cessation that is attributable to an event of a type contemplated by Section 8.1(g), this provision shall apply only to the Borrower or a Material Subsidiary;

(l) a Change of Control shall occur;

(m) the Borrower or any Subsidiary, in each case to the extent it is engaged in the business of providing services for which Medicare or Medicaid reimbursement is sought, shall for any reason, including, without limitation, as the result of any finding, designation or decertification, lose its right or authorization, or otherwise fail to be eligible, to participate in Medicaid or Medicare programs or to accept assignments or rights to reimbursements under Medicaid regulations or Medicare regulations, or the Borrower or any Subsidiary has, for any reason, had its right to receive reimbursements under Medicaid or Medicare regulations suspended, and such loss, failure or suspension (together with all such other losses, failures and suspensions continuing at such time) shall have resulted in (x) a Material Adverse Effect or (y) Consolidated net operating revenues for the immediately preceding four Fiscal Quarter period of the Borrower constituting less than 95% of Consolidated net operating revenues for any preceding four Fiscal Quarter period of the Borrower; or

(n) the Borrower or any Subsidiary of the Borrower shall for any reason terminate a Business Associate Agreement between such entity and the Collateral Agent;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (g) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

8.2 Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest, premium and other amounts constituting Obligations (other than principal and Reimbursement Obligations), any fees, premiums and scheduled periodic payments due under Specified Swap Agreements constituting Secured Obligations and any interest accrued thereon and any fees and interest due under any Secured Cash Management Agreements constituting Secured Obligations and any reimbursement or other payment obligations, interest and obligations to provide cash collateral in respect of any Specified Letter of Credit constituting Secured Obligations (provided if more than $25,000,000 of Debt is outstanding under Cash Management Agreements that would be Secured Cash Management Agreements but for the dollar limitation contained in the definition of “Secured Cash Management Agreement,” each Cash Management Bank shall be deemed to be holding Secured Obligations on a pro rata basis when taken together with the amount of Debt under all Cash Management Agreements held by Cash Management Banks) , in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations (including Reimbursement Obligations) and any breakage, termination or other payments under Specified Swap Agreements constituting Secured Obligations and any interest accrued thereon and the principal amount owing under Secured Cash Management Agreements constituting Secured Obligations (provided if more than $25,000,000 of Debt is outstanding under Cash Management Agreements that would be Secured Cash Management Agreements but for the dollar limitation contained in the definition of “Secured Cash Management Agreement,” each Cash Management Bank shall be deemed to be holding Secured Obligations on a pro rata basis when taken together with the amount of Debt under all Cash Management Agreements held by Cash Management Banks); and

(e) Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.2, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

SECTION 9

THE AGENTS

9.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. With the exception of the second and fifth sentences of Section 9.6, the provisions of this Section are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. The Lenders hereby authorize the Administrative Agent to enter into any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and any such intercreditor agreement is binding upon the Lenders. The Administrative Agent may effect any amendment or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Refinancing Debt, or Permitted Second Priority Refinancing Debt or Permitted Other Debt permitted to be incurred under this Agreement, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable.

9.2 Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.3 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or the Issuing Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.4 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

9.6 Resignation of Agent. Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 11.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

9.7 Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the bookmanagers, arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Lender hereunder.

SECTION 10

GUARANTEE

10.1 The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under or in respect of any Loan Document, Specified Swap Agreement, Specified Letter of Credit or Secured Cash Management Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”; provided that Guaranteed Obligations shall exclude any Excluded Swap Obligations). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

10.2 Obligations Unconditional. The obligations of the Guarantors under Section 10.1 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, the Issuing Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected;

(v) the release of any other Guarantor pursuant to Section 10.9;

(vi) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party; or

(vii) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time since the Closing Date there may be no Guaranteed Obligations outstanding.

10.3 Reinstatement. The obligations of the Guarantors under this Section 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

10.4 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not assert or exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 10.1, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Debt of any Loan Party permitted pursuant to Section 7.2(d) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Debt.

10.5 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1) for purposes of Section 10.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 10.1.

10.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 10 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

10.7 Continuing Guarantee. Subject to Section 11.14, the guarantee in this Section 10 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

10.8 General Limitation on Guaranteed Obligations. If in any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer law or regulation, or other law affecting the rights of creditors generally, the obligations of any Guarantor under Section 10.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors.

10.9 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Capital Stock or property of any Guarantor is sold or otherwise transferred from such Guarantor (a “Transferred Guarantor”) to a Person or Persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 11.5 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Capital Stock of the Transferred Guarantor, the pledge of such Capital Stock to the Collateral Agent pursuant to the Security Agreement shall be released, and the Collateral Agent shall take such actions as are necessary to effect each such release in accordance with the relevant provisions of the Security Documents within no more than 30 days from notice to the Collateral Agent of such transfer. If, in compliance with the terms and provisions of the Loan Documents (including, without limitation, Sections 7.5 and 7.13), Capital Stock of a Guarantor is sold or otherwise transferred so that such Guarantor is no longer a Wholly Owned Subsidiary of the Borrower, upon the consummation of such sale or transfer, such Guarantor shall be released, subject to pro forma compliance with Section 7.12, from its obligations under this Agreement (including under this Section 10 and Section 11.5 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document, and the Collateral Agent shall take such actions as are necessary to effect each such release in accordance with the relevant provisions of the Security Documents and to acknowledge in writing such release and the termination of the guarantee of such Guarantor if requested.

10.10 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the guaranty or the grant of the security interest hereunder and under the other Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.10 shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 10.10 to constitute, and this Section 10.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 11

MISCELLANEOUS

11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. Amendments prior to the completion of the syndication of the Commitments (as determined by the Administrative Agent) shall, in addition to the other consents required by this Section 11.1, require the consent of the Administrative Agent. Subject to the preceding sentence, the Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent or the Collateral Agent, as applicable, and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided, however, pursuant to Section 2.25, the Commitments and the Total Revolving Extensions of Credit of a Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, premium or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment under the applicable Revolving Facility or increase the maximum duration of Interest Periods hereunder or alter the provisions of Section 8.2 (it being understood that if additional Classes of Term Loans or additional Loans under this Agreement consented to by the Required Lenders or additional Loans pursuant to Section 2.24 are made, such new Loans being included on a pro rata basis within Section 8.2 shall not be considered an alteration thereof), in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of “Required Lenders,” consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee under Section 10, in each case without the written consent of all Lenders (it being understood that lenders added pursuant to Section 2.24 or lenders under additional Classes of Term Loans or additional Loans under this Agreement consented to by the Required Lenders being included in such definition shall not be deemed to require the written consent of all Lenders); (iv) amend, modify or waive any provision of Section 2.17 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) change the application of prepayments as among or between Facilities under Section 2.11(d), without the written consent of the Majority Facility Lenders of each Facility that is being allocated a lesser prepayment as a result thereof (it being understood that if additional Classes of Term Loans or additional Loans under this Agreement consented to by the Required Lenders or additional Loans pursuant to Section 2.24 are made, such new Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.11(d)); (vii) expressly change or waive any condition precedent in Section 5.2 to any borrowing under the Revolving Facility without the written consent of the Majority Facility Lenders with respect to the applicable Revolving Facility; (viii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (ix) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (x) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; (xi) amend Section 1.7 or the definition of “Alternative Currency” without the written consent of each Alternative Currency Revolving Lender, or (xii) amend, modify or waive any provision of this Section 11.1 without the written consent of each Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative

Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon. Notwithstanding the foregoing, amendments to or waivers of any other terms or provisions relating solely to the Revolving Facility (including, without limitation, the waiver of conditions to borrowings, amendments and waivers related to pricing and other modifications affecting only the Revolving Facility, but not increases in the amount of Revolving Commitments) will require only the written approval of the Majority Facility Lenders with respect to the Revolving Facility (or each Revolving Lender to the extent the applicable amendment, waiver or modification would otherwise require more than the consent of the Required Lenders), the Administrative Agent, the Swingline Lender (if applicable pursuant to clause (x) of this paragraph), the Issuing Lender (if applicable pursuant to clause (xi) of this paragraph) and the Borrower.

Without the consent of any other Person, the applicable Loan Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by this Section that requires the consent of all of the Lenders affected, the consent of more than 50% of the Lenders whose consent is required is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Persons pursuant to Section 2.22 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) solely with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as such term is defined below) to permit the refinancing of all or any portion of any Class of Term Loans outstanding as of the applicable date of determination (the “Refinanced Term Loans”) with a replacement term loan tranche hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus premiums, accrued interest, fees and expenses in connection therewith, (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, unless any such higher Applicable Margin applies after the Maturity Date for the Refinanced Term Loans, (iii) the Weighted Average Life to Maturity and final maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity and final maturity of such Refinanced Term Loans at the time of such refinancing (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Refinanced Term Loans), (iv) the mandatory prepayment and optional prepayment provisions of the Replacement Term Loans shall not require more than pro rata payments and may permit optional prepayments and mandatory prepayments to be paid in respect of the Term Loans not constituting Refinanced Term Loans and (v) the covenants, events of default and guarantees shall be not materially more restrictive (taken as a whole) (as determined in good faith by the Borrower) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing.

11.2 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Loan Party, to the Borrower at DaVita Inc., 1551 Wewatta Street, Denver, Colorado 80202, Attention of Vice President - Finance (Telecopy No. 866-845-2762), with a copy to DaVita Inc., 1551 Wewatta Street, Denver, Colorado 80202, Attention of Chief Legal Officer (Telecopy No. 310-536-2701);

(ii) if to the Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Agency Services (Telecopy No. (713) 750-2782), with a copy to (a) JPMorgan Chase Bank, 383 Madison Avenue, New York 10179, Attention of Dawn Lee Lum (Telecopy No. 212-270-3279) and (b) J.P. Morgan Europe Ltd., Loan and Agency Department, 125 London Wall, London EC2Y 5 AJ, Attention: Sue Dalton (Telecopy No. 44 207 7777 2360), with respect to Alternative Currency Revolving Facility;

(iii) if to the Issuing Lender, to it at Letter of Credit Department, 10420 Highland Manor Drive, Floor 4, Tampa, FL 33610-9128, Attention of James Alonzo (Telecopy No. (813) 432-5162), with a copy to JPMorgan Chase Bank, 383 Madison Avenue, New York, NY 10179, Attention of Dawn Lee Lum (Telecopy No. 212-270-3279);

(iv) if to the Swingline Lender, to it at Loan and Agency Services Group, 11111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Agency Services (Telecopy No. (713) 750-2782), with a copy to JPMorgan Chase Bank, 383 Madison Avenue, New York, NY 10179, Attention of Dawn Lee Lum (Telecopy No. 212-270-3279); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(c) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may (subject to Section 11.2(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Section 2 if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 11.2(d)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Loan or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at dawn.leelum@jpmorgan.com or at such other e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 11.2 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

To the extent consented to by the Administrative Agent in writing from time to time, Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20 and 11.5 and Section 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

11.5 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Borrower shall not be obligated to pay legal fees and expenses incurred pursuant to clauses (i) and (ii) above in connection with the syndication of the credit facilities or the preparation of the Loan Documents prior to the initial Credit Extension.

(b) The Borrower shall indemnify the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials at, on, under or from any property owned or operated by any Group Member, any Environmental Liability related in any way to any Group Member or any violation of healthcare laws related in any way to any Group Member, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether brought by a third party or by a Loan Party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have arisen from the material breach by such Indemnitee of this Agreement or to have been incurred primarily by reason of the gross negligence or willful misconduct of such Indemnitee and that if any Indemnitee shall receive indemnification that is later disallowed by this proviso, it shall promptly repay to the Borrower any such funds.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Lender or the Swingline Lender, as the case may be, such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Lender or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

11.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than the Borrower or a natural person) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.1(a), 8.1(b) or 8.1(g) has occurred and is continuing, any other Person (other than a Disqualified Lender); provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund; and

(C) the Issuing Lender and the Swingline Lender; provided that no consent of the Issuing Lender or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Tranche B Term Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consents; provided that (1) no such consent of the Borrower shall be required if an Event of Default under Sections 8.1(a), (b) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Facility;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may waive such fee in its sole discretion); and

(D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 11.6, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 11.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Agents, the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.7(b) or (c), 3.4, 3.5, 2.17(e) or 11.5, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (other than a Disqualified Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the second proviso to the third sentence of Section 11.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20, and shall be subject to Section 2.21, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender; provided such Participant shall be subject to Section 11.7(a) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility to determine the compliance of any Lender with the requirements of this Section 11.6(c) (it being understood that each Lender shall be responsible for ensuring its own compliance with the requirements of this Section).

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which shall not be unreasonably withheld or delayed. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant agrees to comply with Section 2.19(e).

(iii) Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register on which it enters the names and addresses of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(f) The Borrower, at its sole expense and upon receipt of written notice from the relevant Lender, agrees to issue Note(s) to any Lender requiring Note(s) to facilitate transactions of the type described in this Section 11.6.

11.7 Adjustments; Set-off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(c) Notwithstanding the provisions of this Agreement, if at any time any Lender, any Issuing Lender or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any Guarantor into which Medicare and/or Medicaid receivables are deposited, such Lender or Issuing Lender or their applicable Affiliate hereby waives the right of setoff set forth herein.

11.8 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

11.12 Submission to Jurisdiction; Waivers. Each party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.13 Acknowledgments. Each of the Loan Parties hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent or the Collateral Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Collateral Agent and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

11.14 Releases of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or any Guarantor (i) (A) subject to compliance with Section 7.12 and Section 10.9, if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder or (B) at any time that such release would not cause a breach of Section 7.12; provided that, in the case of clauses (A) and (B) no such release shall occur if such Guarantor continues to be a guarantor in respect of the 2020 Senior Notes, the 2022 Senior Notes, the New Senior Notes, any Permitted Other Debt or any Credit Agreement Refinancing Debt, (ii) with (A) the sale of such Collateral or the sale of all or substantially all of Capital Stock of such Guarantor, in each case, to a Person or Persons, none of which is the Borrower or a Subsidiary in compliance with the terms and provisions of the Loan Documents or (B) a transaction that has been consented to in accordance with Section 11.1 or (iii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans, the LC Disbursements and the other accrued obligations (including accrued indemnity obligations) under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

11.15 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, including by any self-regulatory body having jurisdiction over such Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee or prospective pledgee referred to in Section 11.6(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.16 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

11.17 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

11.18 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

11.19 Third Party Beneficiary. None of the provisions contained in this Agreement are intended by the parties hereto, nor shall they be deemed, to confer any benefit on any Person not a party to this Agreement other than, to the extent provided herein, any Indemnitee or Secured Party. The representations and warranties of the Loan Parties contained herein are provided for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Lender and each of the Lenders and their respective successors and permitted assigns in accordance herewith, and are not being provided for the benefit of any other Person (which other Person shall include, for this purpose, without limitation, any shareholder of any Loan Party).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title:

GUARANTORS LISTED ON APPENDIX A

By:
Name:
Title:

S-1

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

S-2

APPENDIX A

Guarantors

ABQ Health Partners, LLC

Alamosa Dialysis, LLC

ARIZONA INTEGRATED PHYSICIANS, INC.

CARROLL COUNTY DIALYSIS FACILITY, INC.

CONTINENTAL DIALYSIS CENTER OF SPRINGFIELD-FAIRFAX, INC.

CONTINENTAL DIALYSIS CENTERS, INC.

DaVita - West, LLC

DaVita of New York, Inc.

DaVita Rx, LLC

Dialysis Holdings, Inc.

Dialysis Specialists of Dallas, Inc.

DNH MEDICAL MANAGEMENT, INC. (dba the Camden Group)

DNP Management Company, LLC

Downriver Centers, Inc.

DVA Healthcare of Maryland, Inc.

DVA HEALTHCARE OF MASSACHUSETTS, INC.

DVA Healthcare of Pennsylvania, Inc.

DVA Healthcare Procurement Services, Inc.

DVA HEALTHCARE RENAL CARE, INC.

DVA Laboratory Services, Inc.

DVA of New York, Inc.

DVA Renal Healthcare, Inc.

EAST END DIALYSIS CENTER, INC.

ELBERTON DIALYSIS FACILITY, INC.

Flamingo Park Kidney Center, Inc.

Fort Dialysis, LLC

FREEHOLD ARTIFICIAL KIDNEY CENTER, L.L.C.

Greenspoint Dialysis, LLC

HealthCare Partners Arizona, LLC

HealthCare Partners ASC - LB, LLC

HealthCare Partners Holdings, LLC

HealthCare Partners Nevada, LLC

HEALTHCARE PARTNERS SOUTH FLORIDA, LLC

HealthCare Partners, LLC

Hills Dialysis, LLC

HOUSTON KIDNEY CENTER/TOTAL RENAL CARE INTEGRATED SERVICE NETWORK LIMITED PARTNERSHIP

JSA Care Partners, LLC

JSA HEALTHCARE CORPORATION

JSA HealthCare Nevada, L.L.C.

JSA Holdings, Inc.

JSA P5 Nevada, L.L.C.

Kidney Care Services, LLC

Knickerbocker Dialysis, Inc.

Appendix A-1

Las Vegas Solari Hospice Care LLC
Liberty RC, Inc.
Lincoln Park Dialysis Services, Inc.
Maple Grove Dialysis, LLC
MASON-DIXON DIALYSIS FACILITIES, INC.
Medical Group Holding Company, LLC
Nephrology Medical Associates of Georgia, LLC
NEPTUNE ARTIFICIAL KIDNEY CENTER, L.L.C.
North Atlanta Dialysis Center, LLC
North Colorado Springs Dialysis, LLC
Northridge Medical Services Group, Incorporated
Palo Dialysis, LLC
Patient Pathways, LLC
Physicians Choice Dialysis Of Alabama, LLC
Physicians Choice Dialysis, LLC
Physicians Dialysis Acquisitions, Inc.
Physicians Dialysis Ventures, Inc.
Physicians Dialysis, Inc.
Physicians Management, LLC
Renal Life Link, Inc.
Renal Treatment Centers - California, Inc.
Renal Treatment Centers - Hawaii, Inc.
Renal Treatment Centers - Illinois, Inc.
Renal Treatment Centers - Mid-Atlantic, Inc.
Renal Treatment Centers - Northeast, Inc.
RENAL TREATMENT CENTERS – SOUTHEAST, LP
Renal Treatment Centers - West, Inc.
Renal Treatment Centers, Inc.
RMS Lifeline Inc.
Rocky Mountain Dialysis Services, LLC
SHINING STAR DIALYSIS, INC.
Sierra Rose Dialysis Center, LLC
Southwest Atlanta Dialysis Centers, LLC
The DaVita Collection, Inc.
THP Services, Inc.
TOTAL ACUTE KIDNEY CARE, INC.
Total Renal Care, Inc.
Total Renal Care Texas Limited Partnership
Total Renal Laboratories, Inc.
TOTAL RENAL RESEARCH, INC.
TRC - Indiana, LLC
TRC OF NEW YORK, INC.
TRC WEST, INC.
Tree City Dialysis, LLC
VillageHealth DM, LLC

Appendix A-2

Schedule 1.1

Existing Letters of Credit

Loan Party	Issuing Bank	Amount	Beneficiary	L/C No.
DaVita HealthCare Partners Inc.	CSFB	8,920,000	National Union Fire Insurance Co. of Pittsburgh PA	TS-07002067
DaVita HealthCare Partners Inc.	CSFB	14,100,000	National Union Fire Insurance Co. of Pittsburgh PA	TS-07002188
DaVita HealthCare Partners Inc.	JPMorgan	28,000	American Casualty Company of Reading Pennsylvania	TPTS-206601
DaVita HealthCare Partners Inc.	JPMorgan	1,000,000	SCAN Health Plan	TPTS-207249
DaVita HealthCare Partners Inc.	JPMorgan	10,000,000	National Union Fire Insurance Co. of Pittsburgh PA	S-771647
DaVita HealthCare Partners Inc.	Nordea Bank, New York	4,085,777	Pacific Employers Insurance Company	TPTS-205344
DaVita HealthCare Partners Inc.	JPMorgan	1,500,000	National Union Fire Insurance Co. of Pittsburgh PA	TS-07004309
DaVita HealthCare Partners Inc.	JPMorgan	500,000	OMNINET MOUNTAIN, LP	S-645489
DaVita HealthCare Partners Inc.	JPMorgan	3,900,000	National Union Fire Insurance Co. of Pittsburgh & others	JPM TPTS-683015
DaVita HealthCare Partners Inc.	JPMorgan	5,000,000	National Union Fire Insurance Co. of Pittsburgh & others	JPM TPTS-759411
DaVita HealthCare Partners Inc.	JPMorgan	5,000,000	National Union Fire Insurance Co. of Pittsburgh & others	S-312398
DaVita HealthCare Partners Inc.	JPMorgan	11,900,000	National Union Fire Insurance Co. of Pittsburgh PA	S-283094
DaVita HealthCare Partners Inc.	JPMorgan	1,000,000	State of Nevada - Dept of Business & Industry - Div of Insurance	JPM TFTS-392238
DaVita HealthCare Partners Inc.	JPMorgan	318,767	Columbia Casualty Co.	TFTS-254085
DaVita HealthCare Partners Inc.	JPMorgan	300,000	Travelers Indemnity Co.	TFTS-254082
DaVita HealthCare Partners Inc.	JPMorgan	883,000	Liberty Mutual Insurance Co.	TFTS-254083
DaVita HealthCare Partners Inc.	JPMorgan	831,233	Columbia Casualty Co.	TFTS-254071
DaVita HealthCare Partners Inc.	JPMorgan	13,054,560	JPMorgan Chase Bank, Riyad	S-833022

Schedule 4.2

Subsidiaries

	Current Legal Entities Owned	Record Owner/Percentage Owned/Owner Type	Certificate No.	Number of Shares/Interest	Pledged Percent
1	Aberdeen Dialysis, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 60% - Managing Member Nephrology Investments of Aberdeen, LLC- 40% - Member	N/A	60%	60%

2	Able Dialysis, LLC	Total Renal Care, Inc.- 70.5% - Managing Member NMCR Health Dialysis, LLC- 29.5% - Member	N/A	70.5%	70.5%

3	ABQ Health Partners Endoscopy Center, LLC	ABQ Health Partners, LLC- 100% - Member	N/A	100%	100%

4	ABQ Health Partners, LLC	Medical Group Holding Company- 100% - Member	N/A	100%	100%

5	Accountable Kidney Care, LLC	Total Renal Care, Inc. - 100% -Managing Member	N/A	100%	100%

6	Acton Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

7	Alamosa Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

8	Alexandria Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

9	Alomie Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

10	American Fork Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member AFDI, LLC- 40% - Member	N/A	60%	60%

11	Amery Dialysis, LLC	Total Renal Care, Inc.- 75% - Managing Member Amery Regional Medical Center, Inc.- 25% - Member	N/A	75%	75%

12	Anderson Kidney Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

13	Animas Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member LACNA Dialysis Services, P.C.- 20% - Member	N/A	80%	80%

14	Arcadia Gardens Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member Arcadia Nephrology Group, LLC- 45% - Member	N/A	55%	55%

15	Argyle Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

16	Arizona Integrated Physicians, Inc.	HealthCare Partners Arizona, LLC - 100% - Shareholder	1	1,000	100%

Sch 4.2-2

17	Astro, Hobby, West Mt. Renal Care Limited Partnership	Total Renal Care, Inc.- 1% - General Partner TRC West, Inc.- 99% - Limited Partner	N/A	100%	100%

18	Atlantic Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Mayo Clinic- 30% - Member	N/A	70%	70%

19	Austin Dialysis Centers, L.P.	Total Renal Care, Inc.- 1% - General Partner HMB Holdings, LLC- 13% - Limited Partner Renal Treatment Centers - Southeast, LP- 86% - Limited Partner	N/A	87%	87%

20	Bagby Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

21	Bainbridge Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member BJAMN-FW, LLC- 40% - Member	N/A	60%	60%

22	Barnell Dialysis, LLC	Renal Treament Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

23	Barrington Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

24	Barton Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Kidney Care Tucson, LLC- 49% - Member	N/A	51%	51%

25	Basin Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member Renal Partners IV, LLc- 45% - Member	N/A	55%	55%

Sch 4.2-3

26	Bastrop Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

27	Bayshore Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

28	Beachside Dialysis, LLC	Affiliated Health Services, Inc. - 10% - Member Harper Woods JV, LLC - 39% - Member Renal Treatment Centers - Illinois, Inc. - Managing Member - 51%	N/A	51%	51%

29	Beacon Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member Kidney Associates Holding Company, L.C.- 24% - Member Ruth I Wintz MD- 8% - Member Dolon Das MD- 8% - Member	N/A	60%	60%

30	Beals Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

31	Bear Creek Dialysis Center, L.P.	Total Renal Care, Inc.- 1% - General Partner Bear Creek Nephrology Group- 30% - Limited Partner TRC West, Inc.- 69% - Limited Partner	N/A	70%	70%

32	Beck Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

33	Belfair Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

Sch 4.2-4

34	Bellevue Dialysis, LLC	Katy West Dialysis Partners- 24% - Manager Waseem Peracha, M.D.- 5% - Manager Renal Treatment Centers - Southeast, LP- 51% - Managing Member HNG Horizon Dialysis Partners, LLC- 20% - Member	N/A	51%	51%

35	Beverly Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Mountaineer Medical Associate, LLC- 40% - Member	N/A	60%	60%

36	Beverly Hills Dialysis Partnership	Total Renal Care, Inc.- 99.955% - General Partner DaVita HealthCare Partners Inc.- 0.045% - Partner	N/A	99.955%	99.955%

37	Bidwell Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

38	Birch Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member Advanced Peritoneal Dialysis, LLC- 9.7% - Member Advanced Dialysis, LLC- 10.3% - Member	N/A	80%	80%

39	Bladon Dialysis, LLC	Total Renal Care, Inc.- 60.1% - Managing Member Hutchinson Clinic, P.A.- 13.3% - Member Prairie Dunes Dialysis LLC- 13.3% - Member Promise Regional Medical Center - Hutchinson, Inc.- 13.3% - Member	N/A	60.1%	60.1%

40	Blake Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

41	Blanco Dialysis, LLC	Total Renal Care, Inc.- 87.5% - Managing Member Apple Avenue Renal Partners, LLC- 12.5% - Member	N/A	87.50%	87.50%

Sch 4.2-5

42	Bliss Dialysis, LLC	Berkshire Investment Venture, LLC- 40% - Member Total Renal Care, Inc.- 60% - Member	N/A	60%	60%

43	Bluegrass Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Nephrology Investments of Florence, LLC- 17% - Member Saint Elizabeth Medical Center, Inc.- 32% - Member	N/A	51%	51%

44	Bohama Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member Racho Kidney Center LLC- 45% - Member	N/A	55%	55%

45	Borrego Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Heartland Dialysis Partners, LLC- 29.5% - Member Community Limited Care Dialysis Center- 19.5% - Member	N/A	51%	51%

46	Bottle Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Shawnee Kidney Care, LLC- 49% - Member	N/A	51%	51%

47	Bowan Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Beltline Home Dialysis Operation, LLC- 40% - Member	N/A	60%	60%

48	Braidwood Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

49	Brantley Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

50	Bridges Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Torch Group, LLC- 49% - Member	N/A	51%	51%

Sch 4.2-6

51	Bright Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 51% - Managing Member Ft. Pierce Kidney Care, LLC- 49% - Member	N/A	51%	51%

52	Brighton Dialysis Center, LLC	Renal Treatment Centers - West, Inc.- 60% - Managing Member Western Nephrology & Metabolic Bone Disease, P.C.- 40% - Member	N/A	60%	60%

53	Brook Dialysis LLC	Total Renal Care, Inc.- 60% - Managing Member Acei, LLC- 20% - Member Mataji, LLC- 20% - Member	N/A	60%	60%

54	Brownsville Kidney Center, Ltd	ISD Renal, Inc.- 90% - Managing Member Preston Ukoli MD- 10% - Member	N/A	90%	90%

55	Brownwood Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Promod Duggal MD- 5% - Member Barry Hecht MD- 5% - Member	N/A	90%	90%

56	Bruno Dialysis, LLC	Renal Treatment Centers - California, Inc.- 64% - Managing Member Renal Investments Partnership II- 20% - Member NSMG Partners MainPlace, LLC- 16% - Member	N/A	64%	64%

57	Buford Dialysis, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 90% - Managing Member Quality Kidney Care, LLC- 10% - Member	N/A	90%	90%

58	Bulfinch Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

Sch 4.2-7

59	Bullards Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

60	Burney Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Dwight McLeish MD- 40% - Member	N/A	60%	60%

61	Butano Dialysis, LLC	Total Renal Care, Inc.- 75% - Managing Member Hanford Community Hospital, d/b/a Adventist Medical Center - Hanford- 25% - Member	N/A	75%	75%

62	Caballo Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

63	Caddo Dialysis, LLC	Total Renal Care, Inc.- 85% - Managing Member Mast Enterprise LLC- 15% - Member	N/A	85%	85%

64	Calaveras Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

65	Camino Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Eureka Partners, LLC- 49% - Member	N/A	51%	51%

66	Campton Dialysis, LLC	Total Renal Care, Inc.- 90.6504 - Managing Member Zenith Swarthmore, LLC - 9.3496% - Member	N/A	90.6504%	90.6504%

67	Cannon Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

Sch 4.2-8

68	Canyon Springs Dialysis, LLC	Renal Treatment Centers - California, Inc.- 70% - Managing Member NAMG Dialysis Ventures IV, LLC- 30% - Member	N/A	70%	70%

69	Capelville Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

70	Capes Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 85% - Managing Member Arkansas Renal Systems, Inc.- 15% - Member	N/A	85%	85%

71	Capital Dialysis Partnership	Total Renal Care, Inc.- 52.595% - General Partner Capital Dialysis, LLC- 47.405% - Partner	N/A	52.60%	52.60%

72	Cardinal Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

73	Carlsbad Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member TRIASN, LLC- 30% - Member	N/A	70%	70%

74	Carroll County Dialysis Facility Limited Partnership	Carroll County Dialysis Facility, Inc.- 66.67% - General Partner Carroll County Medical Services- 33.33% - Limited Partner	N/A	66.67%	66.67%

75	Carroll County Dialysis Facility, Inc.	Total Renal Care, Inc. - 100% - Shareholder	3	100	100%

Sch 4.2-9

76	Cascades Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 55% - Managing Member Helen H. Lee, M.D.- 1% - Member Anil Sheth, M.D.- 3.75% - Member Rupinder Chatha, M.D.- 3.75% - Member Richard Foley, M.D.- 11.25% - Member Rendentor Roy, M.D.- 3.75% - Member Vijayaprakash Sreenarasimhaiah, M.D.- 3.75% - Member Washington Sereatan, M.D.- 3.75% - Member Gene Forrester, M.D.- 10.25% - Member Ariel Velasco, M.D.- 3.75% - Member	N/A	55%	55%

77	Catello Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

78	Caverns Dialysis, LLC	Total Renal Care, Inc.- 84.6% - Managing Member Radburn Dialysis Center Physicians, LLC- 15.4% - Member	N/A	84.6%	84.6%

79	Cedar Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Medical Sciences Consultants, LLC- 20% - Member Rabia Al-Sbaiti MD- 10% - Member	N/A	70%	70%

80	Centennial LV, LLC	Total Renal Care, Inc.- 51% - Managing Member Centennial HD LLC- 49% - Member	N/A	51%	51%

81	Central Carolina Dialysis Centers, LLC	Total Renal Care of North Carolina, LLC- 100% - Member	N/A	100%	100%

82	Central Georgia Dialysis, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 70% - Managing Member Martinez Business Holdings, LLLP- 30% - Member	N/A	70%	70%

Sch 4.2-10

83	Central Iowa Dialysis Partners, LLC	Renal Treatment Centers - Illinois, Inc.- 70% - Managing Member Central Iowa Dialysis Investors, LLC- 30%	N/A	70%	70%

84	Central Kentucky Dialysis Centers, LLC	Renal Treatment Centers - Illinois, Inc.- 80% - Managing Member Patel Family Dialysis, LLC- 10% - Member Bhatti Investments, LLC- 10% - Member	N/A	80%	80%

85	Cerito Dialysis Partners, LLC	Total Renal Care, Inc.- 60% - Managing Member Mittal Dialysis Enterprises, PLLC- 40% - Member	N/A	60%	60%

86	Chadron Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

87	Channel Dialysis, LLC	NAMG DIALYSIS VENTURES VII, LLC- 30% - Managing Member Total Renal Care, Inc.- 60% - Member Bryan L. Stone, M.D.- 10% - Member	N/A	60%	60%

88	Cheraw Dialaysis, LLC	Total Renal Care, Inc. - 100% - Managing Member	N/A	100%	100%

89	Chicago Heights Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 77.93% - Managing Member William B Evans MD- 22.07% - Member	N/A	77.93%	77.93%

90	Chipeta Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-11

91	Churchill Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 70% - Managing Member Valley Baptist Medical Center- 30% - Member	N/A	70%	70%

92	Cimarron Dialysis, LLC	DVA Renal Healthcare, Inc.- 55% - Managing Member Heartland Dialysis Partners, LLC- 45% - Member	N/A	55%	55%

93	Cinco Rios Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member NAMG Dialysis Ventures VIII, LLC- 40% - Member	N/A	60%	60%

94	Clark Dialysis, LLC	Total Renal Care, Inc.- 79% - Managing Member Annapolis Nephrology, LLC- 21% - Member	N/A	79%	79%

95	Clayton Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 80% - Managing Member JAMN Partners, LLC- 20% - Member	N/A	80%	80%

96	Clearee Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

97	Cleburne Dialysis, LLC	Total Renal Care, Inc.- 50.1% - Managing Member Coral Hills Nephrology, LLC- 49.9% - Member	N/A	50.1%	50.1%

98	Clifton Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

99	Clinton Township Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 60% - Managing Member Midwest Clinton Township JV, LLC- 40% - Member	N/A	60%	60%

Sch 4.2-12

100	Clover Dialysis, LLC	Total Renal Care, Inc.- 92.1894% - Managing Member Premier Dialysis LLC- 7.8106% - Member	N/A	92.1894%	92.1894%

101	Coast Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Coast Dialysis Partners, LLC- 49% - Member	N/A	51%	51%

102	Cobbles Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

103	Colleton Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Clinton Dialysis JV LLC- 30% - Member	N/A	70%	70%

104	Columbus-RNA-DaVita, LLC	DVA Renal Healthcare, Inc.- 60% - Managing Member RNA Dialysis Ventures, LLC- 40% - Member	N/A	60%	60%

105	Commerce Township Dialysis Center, LLC	Renal Treatment Centers - Illinois, Inc.- 55% - Managing Member Commerce Dialysis, LLC- 10% - Member Huron Valley Dialysis, LLC- 35% - Member	N/A	55%	55%

106	Conconully Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Laurel Meadows Partners, Inc.- 10% - Member	N/A	90%	90%

107	Continental Dialysis Center of Springfield-Fairfax, Inc.	Total Renal Care, Inc.- 100%- Common - Shareholder	22	95	100%

108	Continental Dialysis Centers, Inc.	Total Renal Care, Inc.- 100%- Common - Shareholder	9	100	100%

Sch 4.2-13

109	Coral Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

110	Cottonwood Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	None

111	Court Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Adena Health System- 49% - Member	N/A	51%	51%

112	Cowell Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Mount Sinai Hospital Medical Center of Chicago- 22% - Member Zoa Associates, Inc.- 27% - Member	N/A	51%	51%

113	Creek Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

114	Crystals Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member NAMG Dialysis Ventures V, LLC- 30% - Member	N/A	70%	70%

115	Curecanti Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 61% - Managing Member Osunsanya Dialysis, LLC- 13% - Member Gregory Wells MD- 13% - Member Sriram, LLC- 13% - Member	N/A	61%	61%

116	Curlew Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Jonathan Nester MD- 10% - Member	N/A	90%	90%

Sch 4.2-14

117	Dallas-Fort Worth Nephrology II, LLC	Renal Treatment Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

118	Dallas-Fort Worth Nephrology, L.P.	Total Renal Care, Inc.- 1% - General Partner HEAL Partners, LLC- 7.65% - Limited Partner TRC West, Inc.- 91.35% - Limited Partner	N/A	92.35%	92.35%

119	Damon Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member American Health Network of Indiana, LLC- 45% - Member	N/A	55%	55%

120	Davis Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 95% - Managing Member Northwest Iowa Hospital Corporation- 5% - Member	N/A	95%	95%

121	DaVita - Riverside II, LLC	Renal Treatment Centers - California, Inc.- 60% - Managing Member NAMG Dialysis Ventures II, LLC- 40% - Member	N/A	60%	60%

122	DaVita - West, LLC	Renal Treatment Centers, Inc.- 100% - Managing Member	N/A	100%	100%

123	DaVita Dakota Dialysis Center, LLC	Renal Treatment Centers - West, Inc.- 55% - Managing Member Red River Valley Dialysis, LLC- 45% - Member	N/A	55%	55%

124	DaVita El Paso East, L.P.	Total Renal Care, Inc.- 1% - General Partner Eastside Dialysis Consultants, LLC- 40% - Limited Partner TRC West, Inc.- 59% - Limited Partner	N/A	60%	60%

Sch 4.2-15

125	DaVita HealthCare Partners Inc.	N/A	N/A	N/A	NA

126	DaVita of New York, Inc.	DaVita HealthCare Partners Inc.- 100%- Common Voting- Shareholder	2	100	100%

127	DaVita Rx, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

128	DaVita Tidewater - Virginia Beach, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 100% - Member	N/A	100%	100%

129	DaVita Tidewater, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 100% - Member	N/A	100%	100%

130	DaVita-Riverside, LLC	Renal Treatment Centers - California, Inc.- 60% - Managing Member NAMG Dialysis Ventures, LLC- 40% - Member	N/A	60%	60%

131	Desoto Dialysis, LLC	Akinfemi Afolabi, M.D., LLC- 40% - Member Total Renal Care, Inc.- 60% - Member	N/A	60%	60%

132	Diablo Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

133	Dialysis Holdings, Inc.	DVA Renal Healthcare, Inc.- 100% - Shareholder	1	40,000,000	100%

Sch 4.2-16

134	Dialysis of Des Moines, LLC	Renal Treatment Centers - Illinois, Inc.- 51% - Managing Member Quality Renal Services, L.L.C.- 49% - Member	N/A	51%	51%

135	Dialysis of North Atlanta, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 100% - Manager	N/A	100%	100%

136	Dialysis of Northern Illinois, LLC	Renal Treatment Centers - Illinois, Inc.- 60% - Managing Member Rockford Nephrology Partners, Ltd.- 40% - Member	N/A	60%	60%

137	Dialysis Specialists of Dallas, Inc.	Total Renal Care, Inc.- 100%- Common - Shareholder	5	10,000	100%

138	DNH Medical Management, Inc. (dba the Camden Group)	HealthCare Partners, LLC- 100% - Shareholder	43	4,175	100%

139	DNP Management Company, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

140	Dolores Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member David M. Alderman- 19.5% - Member Bryan L. Stone- 19.5% - Member NAMG Dialysis Ventures VI, LLC- 10% - Member	N/A	51%	51%

141	Dome Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Westerville Renal Care, LLC- 49% - Member	N/A	51%	51%

Sch 4.2-17

142	Doves Dialysis, LLC	DVA Renal Healthcare, Inc.- 70% - Managing Member Inland South Dialysis, LLC- 30% - Member	N/A	70%	70%

143	Downriver Centers, Inc.	Renal Treatment Centers - Illinois, Inc.- 100%- Common - Shareholder	14	125	100%

144	Downtown Houston Dialysis Center, L.P.	Total Renal Care, Inc.- 1% - General Partner Stephen Fadem, M.D.- 5% - Limited Partner Wasae Tabibi, M.D.- 5% - Limited Partner URR, LLC- 25% - Limited Partner TRC West, Inc.- 59% - Limited Partner Joey Buquing, M.D.- 5% - Limited Partner	N/A	0.6	60%

145	Durango Dialysis Center, LLC	Renal Treatment Centers - West, Inc.- 51% - Managing Member Mark F. Bevan, M.D.- 44% - Member Mark Saddler, M.D.- 5% - Member	N/A	51%	51%

146	DVA Healthcare - Southwest Ohio, LLC	Community Limited Care Dialysis Center- 19.5% - Member DVA Renal Healthcare, Inc.- 80.5% - Member	N/A	80.5%	80.5%

147	DVA Healthcare of Maryland, Inc.	DVA Renal Healthcare, Inc.- 100% - Shareholder	2	2,000	100%

148	DVA Healthcare of Massachusetts, Inc.	DVA Renal Healthcare, Inc.- 100%- Common - Shareholder	1	1,000	100%

149	DVA Healthcare of New London, LLC	DVA Renal Healthcare, Inc.- 51% - Managing Member L & M Home Care Services, Inc.- 24.5% - Member CONNcare, Inc.- 24.5% - Member	N/A	51%	51%

Sch 4.2-18

150	DVA Healthcare of Norwich, LLC	DVA Renal Healthcare, Inc.- 51% - Managing Member CONNcare, Inc.- 49% - Member	N/A	51%	51%

151	DVA Healthcare of Pennsylvania, Inc.	DVA Renal Healthcare, Inc.- 100%- Common - 1,000	2	1,000	100%

152	DVA Healthcare of Tuscaloosa, LLC	DVA Renal Healthcare, Inc.- 51% - Managing Member DCH Holdings, Inc.- 49% - Member	N/A	51%	51%

153	DVA Healthcare Procurement Services, Inc.	DVA Renal Healthcare, Inc.- 100%- Common - Shareholder	2	100	100%

154	DVA Healthcare Renal Care, Inc.	Dialysis Holdings, Inc.- 100%- Common - Shareholder	1	250	100%

155	DVA Laboratory Services, Inc.	DVA Renal Healthcare, Inc.- 100%- Common - Shareholder	4	100	100%

156	DVA of New York, Inc.	DVA Renal Healthcare, Inc.- 100% - Shareholder	2	100	100%

157	DVA Renal Healthcare, Inc.	DaVita HealthCare Partners Inc.- 100%- Common - Shareholder	4	10,000	100%

158	DVA/Washington University Healthcare of Greater St. Louis, LLC	DVA Renal Healthcare, Inc.- 51% - Managing Member Washington University- 49% - Member	N/A	51%	51%

Sch 4.2-19

159	East End Dialysis Center, Inc.	Total Renal Care, Inc.- 100%- Common - Shareholder	2	1,000	100%

160	East Ft. Lauderdale, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member Albert Casaretto, M.D.- 40% - Member	N/A	60%	60%

161	East Houston Kidney Center, L.P.	Total Renal Care, Inc.- 1% - General Partner Julie Robeson, M.D.- 8% Stephen Fadem, M.D.- 8% Wasae Tabibi, M.D.- 8% URR, LLC- 8% TRC West, Inc.- 59% Joey Buquing, M.D.- 8%	N/A	60%	60%

162	Ebrea Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Kidney Doctors Home Therapies, LLC- 40% - Member	N/A	60%	60%

163	Edisto Dialysis, LLC	Total Renal Care, Inc. - 100% - Managing Member	N/A	100%	100%

164	Elberton Dialysis Facility, Inc.	Total Renal Care, Inc.- 100%- Common - Shareholder	6	750	100%

165	Eldrist Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

166	Elgin Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 90% - Managing Member AccessCare Dialysis, LLC- 10% - Member	N/A	90%	90%

Sch 4.2-20

167	Elk Grove Dialysis Center, LLC	Renal Treatment Centers - California, Inc.- 51% - Managing Member Jane O’Green Koening, M.D., Inc.- 33% - Member Ratnaji Nallamothu, M.D.- 16% - Member	N/A	51%	51%

168	Empire State DC, Inc.	DaVita of New York, Inc.- 100%- Common Shareholder	N/R1	100	100%

169	Enchanted Dialysis, LLC	Knickerbocker Dialysis, Inc.- 60% - Managing Member Rochester General Hospital- 40% - Member	N/A	60%	60%

170	Etowah Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member St. Luke’s Health Network, Inc.- 40% - Member	N/A	60%	60%

171	Eufaula Dialysis, LLC	Total Renal Care, Inc.- 63.676781% - Managing Member M&S Dialysis, LLC- 16.323219% - Member St. Joseph’s Hospital and Medical Center- 20% - Member	N/A	63.676781%	63.676781%

172	Everglades Dialysis, LLC	Munson Dialysis Center- 10% - Member Total Renal Care, Inc.- 90% - Member	N/A	90%	90%

173	Fairfield Dialysis, LLC	Total Renal Care, Inc.- 84% - Managing Member Dialysis Asset Management, LLC- 16% - Member	N/A	84%	84/ %

174	Falcon, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-21

175	Fanthorp Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Mankato Clinic, Ltd.- 40% - Member	N/A	60%	60%

176	Farragut Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

177	Fenton Dialysis, LLC	Total Renal Care, Inc.-60% - Managing Member AXOLOTL, LLC - 40% - Member	N/A	60%	60%

178	Fields Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member Nephrology Investments of Florence, LLC- 20% - Member	N/A	80%	80%

179	Five Star Dialysis, LLC	Total Renal Care, Inc. - 51% - Managing Member FSD, LLC - 49% - Member	N/A	51%	51%

180	Flagler Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

181	Flamingo Park Kidney Center, Inc.	Total Renal Care, Inc.- 100%- Common - Shareholder	6	85	100%

182	Flor Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

183	Forester Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Renal Investors, LLC- 10% - Member	N/A	90%	90%

Sch 4.2-22

184	Fort Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

185	Foss Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

186	Freehold Artificial Kidney Center, L.L.C.	DVA Renal Healthcare, Inc.- 100% - Member	N/A	100%	100%

187	Freeportbay Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Rockford Nephrology Associates, LLC- 10% - Member	N/A	90%	90%

188	Fremont Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member MKC Bloomfield Hills Dialysis Center, LLC- 49% - Member	N/A	51%	51%

189	Fullerton Dialysis Center, LLC	Renal Treatment Centers - California, Inc.- 60% - Managing Member Renal Investment Partnership II- 40% - Member	N/A	60%	60%

190	Ganois Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

191	Gardenside Dialysis, LLC	Total Renal Care, Inc.- 82.5% - Managing Member Mast Enterprise LLC- 17.5% - Member	N/A	82.5%	82.5%

192	Garner Dialysis, LLC	Mary Greeley Medical Center 1111- 40% - Member Renal Treatment Centers - Illinois, Inc.- 60% - Member	N/A	60%	60%

Sch 4.2-23

193	Garrett Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member JVBURNS, LLC- 49% - Member	N/A	51%	51%

194	GDC Resources, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

195	Gertrude Dialysis, LLC	Renal Treatment Centers - Southeast, LP - 100% - Member	N/A	100%	100%

196	Geyser Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 51% - Managing Member Northern Iowa Dialysis Investors, LLC- 49% - Member	N/A	51%	51%

197	GiveLife Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 60% - Managing Member Midwest Grosse Pointe JV LLC- 40% - Member	N/A	60%	60%

198	Givhan Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

199	Glacier Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 69% - Managing Member 1960 Medical Directorship, LLC- 31% - Member	N/A	69%	69%

200	Glassland Dialysis, LLC	Total Renal Care, Inc.- 96% - Managing Member Jack E. Rubin MD- 4% - Member	N/A	96%	96%

201	Golden Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 90% - Managing Member KAHD Capital, LLC- 10% - Member	N/A	90%	90%

Sch 4.2-24

202	Golden Sun Bear, LLC	RMS Lifeline Inc.- 100% - Member	N/A	100%	100%

203	Goldendale Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Brookstone Renal HHD, LLC- 49% - Member	N/A	51%	51%

204	Goliad Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

205	Gordina Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

206	Goza Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

207	Grand Home Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member The Ishanashi Family Limited Liability Partnership- 16.33% - Member Tara’s Holdings LLC- 17.33% - Member Sandip G Patel MD- 2% - Member The Azanaf Family Limited Liability Partnership- 13.33% - Member	N/A	51%	51%

208	Great Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member McKinney Dialysis Investors, Inc.- 40% - Member	N/A	60%	60%

209	Greater Las Vegas Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member RRT, LLC- 40% - Member	N/A	60%	60%

Sch 4.2-25

210	Greater Los Angeles Dialysis Centers, LLC	Total Renal Care, Inc.- 52.59% - Managing Member Mendez Transplant Associates- 25.56% - Member Rafael G. Mendez, M.D.- 7.9% - Member Robert Mendez, M.D.- 7.9% - Member National Renal Transplant Services, Inc.- 6.05% - Member	N/A	52.59%	52.59%

211	Green Country Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 60% - Managing Member Renal Dialysis Associates of Davenport, P.C.- 26.67% - Member Rajendra Dahal MD- 13.33% - Member	N/A	60%	60%

212	Green Desert Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member Barney, Makhija & Qazi LLC- 45% - Member	N/A	55%	55%

213	Greenleaf Dialysis, LLC	Total Renal Care, Inc.- 60% - Member Central Florida Purchasing Cooperative, LLC- 40%	N/A	60%	60%

214	Greenspoint Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

215	Greenwood Dialysis, LLC	Renal Treatment Centers - West, Inc.- 85% - Managing Member Greenwood Investment Group, LLC- 15% - Member	N/A	85%	85%

216	Griffin Dialysis, LLC	Total Renal Care, Inc.- 54% - Managing Member Capital Dialysis, LLC- 46% - Member	N/A	54%	54%

217	Griffs Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

Sch 4.2-26

218	Grove Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

219	Gulch Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

220	Hagerstown Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Antietam Dialysis, LLC- 40% - Member	N/A	60%	60%

221	Hanford Dialysis, LLC	DVA Healthcare Renal Care, Inc.- 100% - Member	N/A	60%	60%

222	Hardy Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	60%

223	Harmony Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Steven Ong MD- 10% - Member	N/A	90%	90%

224	Harris Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member Athens Dialysis Holdings, LLC- 40% - Member	N/A	60%	60%

225	Hart Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Nirav Gandhi MD- 5% - Member Nausheen Ali MD- 19% - Member Exceptional Renal Care, LLC- 25% - Member	N/A	51%	51%

Sch 4.2-27

226	Hawaiian Gardens Dialysis Center, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

227	Hazelton Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

228	Headlands Dialysis, LLC	Renal Treatment Centers - Southeast, LP - 100% - Member	N/A	100%	100%

229	HealthCare Partners Arizona, LLC	HealthCare Partners, LLC- 100% - Member	N/A	100%	100%

230	HealthCare Partners ASC-LB, LLC	HealthCare Partners Associates Medical Group, Inc.- 1% - Member HealthCare Partners, LLC- 99% - Member	N/A	100%	100%

231	HealthCare Partners Holdings, LLC	DaVita HealthCare Partners Inc.- 100%- Member	N/A	100%	100%

232	HealthCare Partners Nevada, LLC	HealthCare Partners, LLC- 100% - Member	N/A	100%	100%

233	HealthCare Partners South Florida, LLC	HealthCare Partners, LLC- 100% - Member	N/A	100%	100%

234	HealthCare Partners, LLC	HealthCare Partners Holdings, LLC- 100% - Member	N/A	100%	100%

Sch 4.2-28

235	Heavener Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

236	Heideck Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

237	Heyburn Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Hilliard Partners, LLC- 24.5% - Member RNA Dialysis Ventures, LLC- 24.5% - Member	N/A	51%	51%

238	Hialeah Kidney Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

239	Higbee Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 90% - Managing Member The Dialysis Cottage, LLC- 10% - Member	N/A	90%	90%

240	Hills Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

241	Hochatown Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 75% - Managing Member Renal Reddy, LLC- 5% - Member Douglas Park I, Ltd.- 20% - Member	N/A	75%	75%

242	Holiday Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

Sch 4.2-29

243	Honey Dialysis, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 100% - Member	N/A	100%	100%

244	Honeyman Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 51% - Managing Member IPC Nephrology, PLLC- 44% - Member St. Luke’s Methodist- 5% - Member	N/A	51%	51%

245	Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Total Renal Care, Inc.- 1% - General Partner TRC West, Inc.- 99% - Limited Partner	N/A	100%	100%

246	Hugo Dialysis, LLC	Renal Treatment Centers - Southeast, LP - 100% - Member	N/A	100%	100%

247	Humboldt Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Southcoast Medical Group, LLC- 40% - Member	N/A	60%	60%

248	Hunter Dialysis, LLC	Total Renal Care, Inc.-95% - Managing Member SYS Consultants, Inc. - 5% - Member	N/A	95%	95%

249	Huntington Artificial Kidney Center, Ltd.	DaVita of New York, Inc.- 100%- Common - Shareholder	N/R1	200	100%

250	Huntington Park Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-30

251	Hunts Dialysis, LLC	Renal Treatment Centers - Southeast, LP - 60% - Managing Member Round Rock Dialysis LLC - 40% - Member	N/A	60%	60%

252	Hyde Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

253	Indian River Dialysis Center, LLC	Renal Treatment Centers - Southeast, LP- 83.32% - Managing Member PRI Dialysis, LLC- 16.68% - Member	N/A	83.32%	83.32%

254	Ionia Dialysis, LLC	Renal Life Link, Inc.- 55% - Managing Member Ionia Dialysis Operations, LLC- 32% - Member Royal Spartan Holdings, LLC- 13% - Member	N/A	55%	55%

255	ISD Bartlett, LLC	ISD Renal, Inc.- 93% - Managing Member Omar Hamze MD- 7% - Member	N/A	93%	0%

256	ISD Brandon, LLC	ISD Renal, Inc.- 56.6% - Managing Member Gary Davis MD- 13.3% - Member James Bill Moore MD- 30.1% - Member	N/A	56.60%	0%

257	ISD Buffalo Grove, LLC	ISD Renal, Inc.- 100% - Member	N/A	100%	0%

258	ISD Canton, LLC	ISD Renal, Inc.- 90% - Managing Member S.B. Holdings, LLC- 10% - Member	N/A	100%	0%

259	ISD Corpus Christi, LLC	ISD Renal, Inc.- 100% - Member	N/A	100%	0%

Sch 4.2-31

260	ISD I Holding Company, Inc.	DVA Healthcare Renal Care, Inc.- 100%- Common - Shareholder	3	1,000	100%

261	ISD Kansas City, LLC	ISD Renal, Inc.- 100% - Member	N/A	100%	0%

262	ISD Kendallville, LLC	ISD Renal, Inc.- 100% - Member	N/A	100%	0%

263	ISD Las Vegas, LLC	ISD Renal, Inc.- 90% - Managing Member Dialysis Associates of Nevada, LLC- 10% - Member	N/A	90%	0%

264	ISD Lees Summit, LLC	ISD Renal, Inc.- 80% - Managing Member Barry C Wood MD- 10% - Member Jim I Mertz MD- 10% - Member	N/A	80%	0%

265	ISD Plainfield, LLC	ISD Renal, Inc.- 74% - Managing Member NIM Investment Holdings, LLC- 26% - Member	N/A	74%	0%

266	ISD Renal, Inc.	ISD II Holding Company, Inc.- 100%- Common -Shareholder	C-4	100	0

267	ISD Schaumburg, LLC	ISD Renal, Inc.- 100% - Member	N/A	100%	0%

268	ISD Spring Valley, LLC	ISD Renal, Inc.- 51% - Managing Member Sun Valley Dialysis, LLC- 49% - Member	N/A	51%	0%

Sch 4.2-32

269	ISD Summit Renal Care, LLC	ISD Renal, Inc.- 95% - Managing Member NEONA, LLC- 5% - Member	N/A	95%	0%

270	ISD Trenton, LLC	ISD Renal, Inc.- 92.5% - Managing Member Mercer Renal Associates- 7.5% - Member	N/A	92.5%	0.0%

271	Jacinto Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Ardmore Center Ranch, Inc.- 10% - Member	N/A	90%	90%

272	Jedburg Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Jedburg Dialysis Partners, LLC- 40% - Member	N/A	60%	60%

273	Joshua Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Andover Dialysis Center, LLC- 49% - Member	N/A	51%	51%

274	JSA Care Partners, LLC	HealthCare Partners Accountable Care Organization, LLC- 100% - Member	N/A	100%	100%

275	JSA Healthcare Corporation	JSA Holdings, Inc.- 100% - Shareholder	102	1130.906	100%

276	JSA Healthcare Nevada, L.L.C.	JSA Holdings, Inc.- 100% - Member	N/A	1	100%

277	JSA Holdings, Inc.	HealthCare Partners, LLC- 100% - Member	24	1000	100%

Sch 4.2-33

278	JSA P5 Nevada, L.L.C.	JSA Holdings, Inc.- 100% - Member	N/A	100%	100%

279	Kamiah Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

280	Kavett Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Advanced Dialysis Institute, Inc.- 30% - Member	N/A	70%	70%

281	Kearn Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member Georgetown Dialysis, LLC- 40% - Member	N/A	60%	60%

282	Kenai Dialysis, LLC	Total Renal Care, Inc.- 94.76% - Managing Member ARIA Investors, LLC- 5.24% - Member	N/A	94.76%	94.76%

283	Kerricher Dialysis, LLC	Renal Treatment Centers - Southeast, LP - 100% - Member	N/A	100%	100%

284	Kidney Care Services, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

285	Kidney Centers of Michigan, L.L.C.	Renal Treatment Centers - Illinois, Inc.- 100% - Member	N/A	100%	100%

286	Kidney Home Center, LLC	Total Renal Care, Inc.- 51% -Managing Member Home Dialysis Specialists, LLC- 49% - Member	N/A	51%	51%

Sch 4.2-34

287	Kimball Dialysis, LLC	Total Renal Care, Inc.- 60% - Member NEPA Nephrology Commonwealth, LLC- 40% - Member	N/A	60%	60%

288	Kinswa Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 60% - Managing Member Indus Investments of Fremont, LLC- 40% - Member	N/A	60%	60%

289	Knickerbocker Dialysis, Inc.	DaVita of New York, Inc.- 100%- Common - Shareholder	3	100	100%

290	Kobuk Dialysis, LLC	Renal Treatment Centers - Illlinois, Inc.- 100% - Member	N/A	100%	100%

291	Lakeshore Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member Renal Partners V, LLC- 45% - Member	N/A	55%	55%

292	Landing Dialysis, LLC	Total Renal Care, Inc.- 83.1% - Managing Member Muhammad Ahsan Baig MD- 1.9% - Member Alexander Kosenko MD- 5% - Member Peter Barzyk MD- 5% - Member Asim Singh MD- 5% - Member	N/A	83.10%	83.10%

293	Landsford Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

294	Lapham Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member North Atlanta Nephrology, LLC- 10% - Member	N/A	90%	90%

Sch 4.2-35

295	Las Olas De Sequoia, LLC	RMS Lifeline Inc.- 51% - Managing Member South Florida Vascular Solutions, LLC- 49% - Member	N/A	51%	51%

296	Las Vegas Pediatric Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member PEDS HD, LLC- 40% - Member	N/A	60%	60%

297	Las Vegas Solari Hospice Care LLC	HealthCare Partners Nevada, LLC- 100% - Member	N/A	100%	100%

298	Lassen Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

299	Lathrop Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 80% - Managing Member Thomas Rajan MD- 10% - Member Carlos Bahrami MD- 10% - Member	N/A	80%	80%

300	Latrobe Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Stanley Vermillion MD- 20% - Member Martin Tran, D.O.- 20% - Member	N/A	60%	60%

301	Lawrenceburg Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 60% - Managing Member Pupizion, Inc.- 20% - Member Bepo, Inc.- 20% - Member	N/A	60%	60%

302	Leasburg Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member NASTL Dialysis, LLC- 45% - Member	N/A	55%	55%

Sch 4.2-36

303	Liberty RC, Inc.	DaVita of New York, Inc.- 100%- Common - 100- Shareholder	5	100%	100%

304	Lifeline Pensacola, LLC	RMS Lifeline Inc.- 100% - Member	N/A	100%	100%

305	Lifeline Vascular Center- Niceville, LLC	RMS Lifeline Inc. - 51% - Managing Member CVI Management, L.L.C. - 49% - Member	N/A	51%	51%

306	Lifeline Vascular Center Of South Orlando, LLC	RMS Lifeline Inc.- 80% - Managing Member IMS Vascular Partners of Orlando, Inc.- 20% - Member	N/A	80%	80%

307	Lifeline Vascular Center- Orlando, LLC	RMS Lifeline Inc.- 80% - Managing Member Renal Access of Central Florida, LLC- 20% - Member	N/A	80%	80%

308	Lighthouse Dialysis, LLC	Total Renal Care, Inc.- 65% - Managing Member Hanford Community Hospital, dba Adventist Medical Center - CA- 25% - Member Thong Do, MD, Inc.- 5% - Member Tom Yang, MD, Inc.- 5% - Member	N/A	65%	65%

309	Limon Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member District Heights Nephrology, LLC- 49% - Member	N/A	51%	51%

310	Lincoln Park Dialysis Services, Inc.	Total Renal Care, Inc.- 100%- Common - Shareholder	3	1,000	100%

Sch 4.2-37

311	Lincolnton Dialysis, LLC	Total Renal Care, Inc.- 77% - Managing Member Renal Partners LLC- 12.5% - Member Intermed Consultants Holdings, LLC- 10.5% - Member	N/A	89.50%	89.50%

312	Little Rock Dialysis Centers, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

313	Livingston Dialysis, LLC	Total Renal Care, Inc.- 90.453% - Managing Member Forest Hill Nephrology Group, LLC- 9.547% - Member	N/A	89.50%	89.50%

314	Llano Dialysis, LLC	DVA Healthcare Renal Care, Inc.- 60% - Managing Member East Bay Nephrology Dialysis Holdings II, LLC- 40% - Member	N/A	60%	60%

315	Lockhart Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member Pahrump HD, LLC- 45% - Member	N/A	55%	55%

316	Lockport Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

317	Lone Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

318	Long Beach Dialysis Center, LLC	Renal Treatment Centers - California, Inc.- 93.3111% - Managing Member JAYRAJ Enterprises, LLC- 6.6889% - Member	N/A	93.3111%	93.3111%

319	Longworth Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member CN Ventures, LLC- 40% - Member	N/A	60%	60%

Sch 4.2-38

320	Lord Baltimore Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Rolling Run Investors, LLC- 49% - Member	N/A	51%	51%

321	Lory Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member Nephrology Investments of Central Ohio, LLC- 20% - Member	N/A	80%	80%

322	Los Arcos Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

323	Loup Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member NHS Fenton, LLC- 40% - Member	N/A	60%	60%

324	Lourdes Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Renal Ventures of Central Florida, LLC- 40% - Member	N/A	60%	60%

325	Lurleen Dialysis, LLC	Total Renal Care, Inc.- 83% - Managing Member Mast Enterprise LLC- 17% - Member	N/A	83%	83%

326	Mackinaw Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

327	Madison Dialysis, LLC	Renal Treatment Centers - Southeast, LP - 100% - Member	N/A	100%	100%

328	Magnolia Dialysis, LLC	Total Renal Care, Inc. - 60% - Managing Member Ibis East, LLC - 40% - Member	N/A	60%	60%

Sch 4.2-39

329	Magoffin Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Deborah Medical Investment, LLC- 10% - Member Kidney Care Ventures - Browns Mills, LLC- 20% - Member	N/A	70%	70%

330	Mahoney Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Union County Hospital Association- 6% - Member Dennison Renal Meadowhawk Dialysis, LLC- 21.5% - Member RNA Dialysis Ventures, LLC- 21.5% - Member	N/A	51%	51%

331	Mammoth Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Orlando Castillo MD- 10% - Member Jayesh Shah MD- 8% - Member Jason Rothschild MD- 10% - Member Pablo Ruiz-Ramon MD- 7% - Member Lawrence Wong MD- 5% - Member	N/A	60%	60%

332	Manchester Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

333	Manito Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

334	Manzano Dialysis, LLC	Total Renal Care, Inc.- 95% - Managing Member Pius Kurian, M.D., LLC- 2.5% - Member GVAV, LLC- 2.5% - Member	N/A	95%	95%

335	Maple Grove Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

336	Marlton Dialysis Center, LLC	ISD Renal, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-40

337	Martin Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Hamam, LLC- 40% - Member	N/A	60%	60%

338	Marysville Dialysis Center, LLC	Renal Treatment Centers - California, Inc.- 80% - Managing Member Robert Polhemus, M.D.- 20% - Member	N/A	80%	80%

339	Mason-Dixon Dialysis Facilities, Inc.	Total Renal Care, Inc.- 100% Preferred (authorized but not issued) - 1,000 Total Renal Care, Inc.- 100%- Common - 2,000	3	2,000	100%

340	Mazonia Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

341	Medical Group Holding Company, LLC	HealthCare Partners, LLC - 100% - Member	N/A	100%	100%

342	Memorial Dialysis Center, L.P.	Total Renal Care, Inc.- 1% - General Partner Memorial Dialysis Partners, L.P.- 20% - Limited Partner Total Renal Care Texas Limited Partnership- 79% - Limited Partner	N/A	80%	80%

343	Mena Dialysis Center, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

344	Mendocino Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 58.75% - Managing Member Dr. Buhriwahla- 2.25% - Member Amir A. Memon MD- 10% - Member Naqi Idris MD- 10% - Member Michael J. Wallis MD- 10% - Member Shahzeb R. Naqvi MD- 9% - Member	N/A	58.75%	58.75%

Sch 4.2-41

345	Meridian Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

346	Mermet Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

347	Mesilla Dialysis, LLC	Total Renal Care, Inc.- 95% - Managing Member Sanju Varghese, M.D.- 1% - Member Pius Kurian, M.D., LLC- 2% - Member GVAV, LLC- 2% - Member	N/A	95%	95%

348	Mid-City New Orleans Dialysis Center, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

349	Middlesex Dialysis Center, LLC	Physicians Dialysis Ventures, Inc.- 100% - Member	N/A	100%	100%

350	Milo Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 75% - Managing Member Cedar-Brainard Surgery Center, Inc.- 25% - Member	N/A	75%	75%

351	Minam Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 80% - Managing Member Amarillo Kidney Specialists LLC- 20% - Member	N/A	80%	80%

352	Mission Dialysis Services, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

Sch 4.2-42

353	Mocca Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

354	Moncrief Dialysis Center/Total Renal Care Limited Partnership	Total Renal Care, Inc.- 1% - General Partner TRC West, Inc.- 99% - Limited Partner	N/A	100%	100%

355	Morro Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Miami Health, LLC- 40% - Member	N/A	60%	60%

356	Mountain West Dialysis Services, LLC	Total Renal Care, Inc.- 51% - Managing Member DNPC LLLP- 49% - Member	N/A	51%	51%

357	Mulgee Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Malay Das MD- 5% - Member Hawthorne Dialysis Holdings, LLC- 35% - Member	N/A	60%	60%

358	Muskogee Dialysis, LLC	Renal Treatment Centers - West, Inc.- 100% - Managing Member	N/A	100%	100%

359	Nadell Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Kidney Care Quad Cities, LLC- 16.33% - Member Renal Dialysis Associates of Davenport, P.C.- 32.67% - Member	N/A	51%	51%

360	National Trail Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Ahsan Ullah MD- 10% - Member Sanju Varghese, M.D., LLC- 10% - Member Pius Kurian MD- 10% - Member GVAV, LLC- 10% - Member	N/A	60%	60%

Sch 4.2-43

361	Natomas Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

362	Navarro Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

363	Neff Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Moorhead Medical Services, LLP- 49% - Member	N/A	51%	51%

364	Nephrology Medical Associates of Georgia, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

365	Neptune Artificial Kidney Center, L.L.C.	DVA Renal Healthcare, Inc.- 100% - Member	N/A	100%	100%

366	New Bay Dialysis, LLC	Renal Life Link, Inc.- 80% - Managing Member Mast Enterprise LLC- 20% - Member	N/A	80%	80%

367	New Springs Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 85% - Managing Member Mast Enterprise LLC- 15% - Member	N/A	85%	85%

368	Nisene Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Lake Region Medical Services, LLP- 49% - Member	N/A	51%	51%

369	Nolia Dialysis, LLC	Renal Treatment Centers - Southeast, LP - 100% - Member	N/A	100%	100%

Sch 4.2-44

370	North Atlanta Dialysis Center, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 100% - Member	N/A	100%	100%

371	North Austin Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 87% - Managing Member Cedar Park Dialysis, LLC- 13% - Member	N/A	87%	87%

372	North Colorado Springs Dialysis, LLC	Renal Treatment Centers - West, Inc.- 100% - Member	N/A	100%	100%

373	Northridge Medical Services Group, Incorporated	HealthCare Partners, LLC- 100% - Shareholder	8	1,000	100%

374	Nuevo Dialysis, LLC	Renal Treatment Centers - California, Inc.- 100% - Managing Member	N/A	100%	100%

375	Oasis Dialysis, LLC	Tam V. Ho MD- 5% - Member Kidney Associates Holding Company, L.C.- 15% - Member Juan Jorge Olivero MD- 2.5% - Member Peter Tuan Nguyen MD- 2.5% - Member Juan Jose Olivero MD- 5% - Member Renal Treament Centers - Southeast, LP- 70% - Member	N/A	70%	70%

376	Ohio River Dialysis, LLC	DVA Renal Healthcare, Inc.- 55% - Managing Member Nephrology Investments of Florence, LLC- 45% - Member	N/A	55%	55%

377	Okanogan Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Lauderhill Dialysis Ventures, LLC- 40% - Member	N/A	60%	60%

Sch 4.2-45

378	Olive Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

379	Open Access Lifeline, LLC	RMS Lifeline Inc.- 80% - Managing Member Open Access Vascular Access Center, Inc.- 20% - Member	N/A	80%	80%

380	Orange Dialysis, LLC	Renal Treatment Centers - California, Inc.- 100% - Member	N/A	100%	100%

381	Ordust Dialysis, LLC	Total Renal Care, Inc. - 51% - Member West Herndon Home Dialysis Investment Group, LLC - 49% - Member	N/A	51%	51%

382	Osage Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Kidney Healthcare, LLC- 10% - Member	N/A	90%	90%

383	Owasso Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Owasso Investment Venture, LLC- 40% - Member	N/A	60%	60%

384	Pacheco Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

385	Paladina Health, LLC	DaVita DPC Holding Co., LLC- 100% - Member	N/A	100%	100%

386	Palmetto Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member NHS Arnold, LLC- 40% - Member	N/A	60%	60%

Sch 4.2-46

387	Palo Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

388	Palomar Dialysis, LLC	Total Renal Care, Inc.- 75.8323% - Managing Member Livermore Dialysis, LLC- 24.1677% - Member	N/A	75.83%	75.83%

389	Parker Dialysis, LLC	MacBen Enterprises, LLC- 10%- Units - Member Total Renal Care, Inc.- 90%- Units - Member	N/A	90%	90%

390	Parkside Dialysis, LLC	Renal Treatment Centers - Mid-Atlantic, Inc. - 51% - Managing Member Pikesville Dialysis Investors, LLC - 49% - Member	N/A	51%	51%

391	Patient Pathways, LLC	VillageHealth DM, LLC- 100% - Managing Member	N/A	100%	100%

392	Patoka Dialysis, LLC	Total Renal Care, Inc.- 65% - Managing Member Deerfield Dialysis Ventures, LLC- 35% - Member	N/A	65%	65%

393	Peaks Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 56% - Managing Member anil sheth- 9% - Member Devaraj Munikrishynappa, M.D.- 1% - Member West Oaks Dialysis- 14% - Member Redentor Roy- 6% - Member Rupinder K. Chatha, M.D.- 6% - Member Vijayaprakash Sreenarasimhaiah, M.D.- 5% - Member Washington Sereatan, M.D.- 2% - Member Ariel Velasco, M.D.- 1% - Member	N/A	56%	56%

Sch 4.2-47

394	Pearl Dialysis, LLC	Rajeev Kaul MD- 5% - Member Total Renal Care, Inc.- 55% - Member Intermed Consultants Holdings, LLC- 20% - Member William Scott Stuart, Jr. MD- 20% - Member	N/A	55%	55%

395	Pekin Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

396	Pendster Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

397	Percha Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

398	Pfeiffer Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 55% - Managing Member Westpoint Dialysis Partners- 10% - Member Wassem Peracha MD- 35% - Member	N/A	55%	55%

399	Physicians Choice Dialysis Of Alabama, LLC	Physicians Choice Dialysis, LLC- 100% - Member	N/A	100%	100%

400	Physicians Choice Dialysis, LLC	Physicians Management, LLC- 100% - Member	N/A	100%	100%

401	Physicians Dialysis Acquisitions, Inc.	Physicians Dialysis, Inc.- 100%- Common - 1,000	3	1,000	100%

Sch 4.2-48

402	Physicians Dialysis of Houston, LLP	Physicians Dialysis Ventures, Inc.- 64.38% - General Partner U.T. Physicians- 35.62% - Partner	N/A	64.38%	64.38%

403	Physicians Dialysis of Lancaster, LLC	Physicians Dialysis Ventures, Inc.- 85% - Managing Member Lancaster Dialysis Ventures, LLC- 15% - Member	N/A	85%	85%

404	Physicians Dialysis Ventures, Inc.	Physicians Dialysis, Inc.- 100%- Common - Shareholder	3	1,000	100%

405	Physicians Dialysis, Inc.	DaVita HealthCare Partners Inc.- 100%	1	100	100%

406	Physicians Management, LLC	Physicians Dialysis Ventures, Inc.- 100% - Member	N/A	100%	100%

407	Pible Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member DNPC LLLP- 49% - Member	N/A	51%	51%

408	Pike Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

409	Pine Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member TRUCDAO, L.L.C.- 10% - Member	N/A	90%	90%

410	Pittsburgh Dialysis Partners, LLC	Total Renal Care, Inc.- 50% - Managing Member REA Enterprise In Dialysis, LLC- 50% - Member	N/A	50%	50%

Sch 4.2-49

411	Plaine Dialysis, LLC	Total Renal Care, Inc.- 75% - Managing Member Venu M. Kondle, M.D.- 15% - Member Subil Go, M.D.- 5% - Member Robert Polhemus, M.D.- 5% - Member	N/A	75%	75%

412	Platte Dialysis, LLC	Renal Treatment Centers - West, Inc.- 51% - Managing Member Tahlequah City Hospital- 49% - Member	N/A	51%	51%

413	Pobello Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 79% - Managing Member Lone Star Dialysis, LLC- 5% - Member Northwest Memorial Nephrology Associates, PLLC- 5% - Member Bellfort Dialysis Partners, LLC- 11% - Member	N/A	79%	79%

414	Pointe Dialysis, LLC	Total Renal Care, Inc.- 85% - Managing Member Pointe Dialysis Partners, LLC- 15% - Member	N/A	85%	85%

415	Pokagon Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

416	Ponca Dialysis, LLC	Total Renal Care, Inc.- 86% - Managing Member Healthy Renal, LLC- 14% - Member	N/A	86%	86%

417	Ponderosa Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

Sch 4.2-50

418	Portola Dialysis, LLC	Total Renal Care, Inc.- 87.5% - Managing Member Renal Investors, LLC- 12.5% - Member	N/A	87.5%	87.5%

419	Powerton Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

420	Priday Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member Archana N. Dhawan MD- 10% - Member De Paul Ventures - San Jose Dialysis, LLC- 10% - Member	N/A	80%	80%

421	Prineville Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Monroe Nephrology, LLC- 10% - Member	N/A	90%	90%

422	Prings Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

423	Rainer Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

424	Rancho Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Dover Dialysis Investors, LLC- 40% - Member	N/A	60%	60%

425	Rayburn Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 80% - Managing Member Douglas S Park- 20% - Member	N/A	80%	80%

426	Red Willow Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-51

427	Redcliff Dialysis, LLC	Total Renal Care, Inc.- 72% - Managing Member Millburn Dialysis, LLC- 28% - Member	N/A	72%	72%

428	Reef Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

429	Refuge Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member The Everett Clinic, P.S.- 20% - Member	N/A	80%	80%

430	Renal Clinic Of Houston, LLC	Renal Treatment Centers - Southeast, LP- 75% - Managing Member RPLP Partners- 15% - Member Sealy Nephrology Group- 10% - Member	N/A	75%	75%

431	Renal Life Link, Inc.	DaVita HealthCare Partners Inc.- 100%	1	100	100%

432	Renal Treatment Centers - California, Inc.	Renal Treatment Centers, Inc.- 100%- Common - Shareholder	1	100	100%

433	Renal Treatment Centers - Hawaii, Inc.	Renal Treatment Centers, Inc.- 100%- Common - Shareholder	1	100	100%

434	Renal Treatment Centers - Illinois, Inc.	Renal Treatment Centers, Inc.- 100%- Common - Shareholder	1	100	100%

Sch 4.2-52

435	Renal Treatment Centers - Mid-Atlantic, Inc.	Renal Treatment Centers, Inc.- 100%- Common - Shareholder	1	100	100%

436	Renal Treatment Centers - Northeast, Inc.	Renal Treatment Centers, Inc.- 100%- Common - Shareholder	1	100	100%

437	Renal Treatment Centers - Southeast, LP	Renal Treatment Centers, Inc.- 1% - General Partner DaVita - West, LLC- 99% - Limited Partner	N/A	100%	100%

438	Renal Treatment Centers - West, Inc.	Renal Treatment Centers, Inc.- 100%- Common - Shareholder	1	100	100%

439	Renal Treatment Centers, Inc.	DaVita HealthCare Partners Inc.- 100%	1864	100	100%

440	Rickwood Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

441	Riddle Dialysis, LLC	Renal Treatment Centers - Northeast, Inc.- 70% - Managing Member Riddle Memorial Hospital- 10% - Member Zenith Renal Group, LLC- 20% - Member	N/A	70%	70%

442	Rio Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Intermed Consultants Holdings, LLC- 10% - Member William Scott Stuart, Jr. MD- 30% - Member	N/A	60%	60%

Sch 4.2-53

443	Ripley Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

444	Rita Ranch Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

445	River Valley Dialysis, LLC	DVA Healthcare - Southwest Ohio, LLC- 70.5% - Managing Member Nephrology Investments of Florence, LLC- 29.5% - Member	N/A	70.5%	70.5%

446	RMS Lifeline Inc.	Total Renal Care, Inc.- Common - 100%- Shareholder	4 - 9,260,732/shrs, 8-3,346,085/shrs, 10- 26,094,831/shrs11- 211,640/shrs13- 243,902/shrs15- 1,406,735/shrs16- 136,996/shrs	40,700,921	100%

447	RNA - DaVita Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member RNA Dialysis Ventures, LLC- 40% - Member	N/A	60%	60%

448	Roaring Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

449	Robinson Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-54

450	Rochester Dialysis Center, LLC	Renal Treatment Centers - Illinois, Inc.- 60% - Managing Member Michigan Dialysis Partners, LLC- 10% - Member Rochester Dialysis Partners, LLC- 30% - Member	N/A	60%	60%

451	Rocky Mountain Dialysis Services, LLC	Renal Treatment Centers - West, Inc.- 100% - Manager	N/A	100%	100%

452	Roose Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member Stockton Kidney Clinic, LLC- 20% - Member	N/A	80%	80%

453	Ross Clark Circle Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Member	N/A	100%	100%

454	Roushe Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member KCM II, LLC- 10% - Member	N/A	90%	90%

455	Royale Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Cobb Nephrology/Hypertension Associates, P.C.- 10% - Member	N/A	90%	90%

456	Rusk Dialysis, LLC	Total Renal Care, Inc.- 90% - Managing Member Cleveland Nephrology, PLLC- 10% - Member	N/A	90%	90%

457	Russell Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member CYEAD Investing, LLC- 40% - Member	N/A	60%	60%

Sch 4.2-55

458	Rye Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

459	Saddleback Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member Lowcountry Medical Clinic, LLC- 20% - Member	N/A	80%	80%

460	SafeHarbor Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Tampa Nephrology Holdings, LLC- 30% - Member	N/A	70%	70%

461	Sahara Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Cheltenham Dialysis Partners, LLC- 40% - Member	N/A	60%	60%

462	SAKDC-DaVita Dialysis Partners, L.P.	Total Renal Care, Inc.- 1% - General Partner SAKDC JV I, LLC- 49% - Limited Partner TRC West, Inc.- 50% - Limited Partner	N/A	51%	51%

463	San Marcos Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Inland North Dialysis LLC- 35% - Member Reiss Investments LLC- 5% - Member	N/A	60%	60%

464	Sandlin Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Tango Kilo, LLC- 40% - Member	N/A	60%	60%

465	Sands Dialysis, LLC	Total Renal Care, Inc.- 85% - Managing Member Del Boca Dialysis Ventures, LLC- 15% - Member	N/A	85%	85%

Sch 4.2-56

466	Sandusky Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 51% - Managing Member Firelands Dialysis Services, LLC- 17% - Member Gwang O. Kim, M.D.- 16% - Member Essam B. Elashi, M.D.- 16% - Member	N/A	51%	51%

467	Santa Fe Springs Dialysis, LLC	Renal Treatment Centers - California, Inc.- 100% - Member	N/A	100%	100%

468	Santee Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

469	Santiam Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 51% - Managing Member Renal, LLC- 49% - Member	N/A	51%	51%

470	Sapelo Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Marina Dialysis, LLC- 40% - Member	N/A	60%	60%

471	Seabay Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

472	Seasons Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

473	Seminole Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-57

474	Seneca Dialysis, LLC	Renal Life Link, Inc.- 65% - Managing Member Mercy Hospital of Tiffin, Ohio- 35% - Member	N/A	65%	65%

475	Shadow Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

476	Shayano Dialysis, LLC	Total Renal Care, Inc.- 76.4465% - Managing Member San Leandro Dialysis, LLC- 23.5535% - Member	N/A	76.4465%	76.4465%

477	Shelby Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Managing Member	N/A	100%	100%

478	Sherman Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member International Dialysis Group, LLC- 49% - Member	N/A	51%	51%

479	Shining Star Dialysis, Inc.	Total Renal Care, Inc.- 100%- Common - Managing Member	3	100	100%

480	Shoals Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Hy Sussman MD- 5% - Member Southcoast Medical Group, LLC- 35% - Member	N/A	60%	60%

481	Shone Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Mazen Abdalla MD- 30% - Member	N/A	70%	70%

482	Siena Dialysis Center, LLC	Total Renal Care, Inc.- 60% - Managing Member Henderson Dialysis LLC- 40% - Member	N/A	60%	60%

Sch 4.2-58

483	Sierra Rose Dialysis Center, LLC	Renal Treatment Centers - West, Inc.- 100% - Member	N/A	100%	100%

484	Silverwood Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member Renal Ventures, LLC- 33.37% - Member	N/A	100%	100%

485	Simcoe Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

486	Simeon Dialysis, LLC	Total Renal Care, Inc.- 65% - Managing Member St. Joseph’s Hospital and Medical Center- 35% - Member	N/A	60%	60%

487	Skagit Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

488	Snowdale Dialysis, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 100% - Managing Member	N/A	100%	100%

489	Soledad Dialysis Center, LLC	Renal Treatment Centers - California, Inc.- 100% - Member	N/A	100%	100%

490	Somerville Dialysis Center, LLC	Total Renal Care, Inc.- 60% - Managing Member Mittal Dialysis Enterprises, PLLC- 40% - Member	N/A	60%	60%

491	South Central Florida Dialysis Partners, LLC	Total Renal Care, Inc.- 60% - Managing Member Dialysis Partners I, Inc.- 40% - Member	N/A	60%	60%

Sch 4.2-59

492	South Fork Dialysis, LLC	Total Renal Care, Inc.- 76% - Managing Member Central Valley Dialysis Investment Group, LLC- 24% - Member	N/A	76%	76%

493	South Shore Dialysis Center, L.P.	Total Renal Care, Inc.- 1% - General Partner Mahendra Agraharkar MD- 40% - Limited Partner TRC West, Inc.- 59% - Limited Partner	N/A	60%	60%

494	Southcrest Dialysis, LLC	Renal Treatment Centers - West, Inc.- 60% - Managing Member SC Venture, LLC- 25% - Member Southcrest Investment Group, LLC- 15% - Member	N/A	60%	60%

495	Southern Colorado Joint Ventures, LLC	Renal Treatment Centers - West, Inc.- 60% - Managing Member Physicians Investment Group I, LLC- 40% - Member	N/A	60%	60%

496	Southern Hills Dialysis Center, LLC	Renal Treatment Centers - West, Inc.- 60% - Managing Member SHDC, LLC- 40% - Member	N/A	60%	60%

497	Southlake Dialysis, LLC	Renal Treatment Centers - West, Inc.- 60% - Managing Member Broken Arrow Investment Venture, LLC- 40% - Member	N/A	60%	60%

498	Southwest Atlanta Dialysis Centers, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 79% - Managing Member Total Renal Care, Inc.- 21% - Member	N/A	100%	100%

499	Southwest Indiana Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

500	Sprewell Dialysis, LLC	Renal Treatment Centers, Inc.- 100% - Managing Member	N/A	100%	100%

Sch 4.2-60

501	Springs Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 90% - Managing Member Flower Mound Dialysis Investors, LLC- 10% - Member	N/A	90%	90%

502	St. Luke’s Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 100% - Member	N/A	100%	100%

503	Star Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Renal Care Consultants, PC- 30% - Member	N/A	70%	70%

504	Steam Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

505	Steele Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

506	Stewart Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

507	Stines Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member TKS Center of Excellence, LLC- 49% - Member	N/A	51%	51%

508	Storrie Dialysis, LLC	Total Renal Care, Inc.- 95% - Managing Member Pius Kurian, M.D., LLC- 2.5% - Member GVAV, LLC- 2.5% - Member	N/A	95%	95%

509	Strongsville Dialysis, LLC	Renal Life Link, Inc.- 90% - Managing Member Rafiq Hussain, M.D.- 5% - Member Insuck Chang- 5% - Member	N/A	90%	90%

Sch 4.2-61

510	Sugarite Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Mast Enterprise LLC- 40% - Member	N/A	60%	60%

511	Sugarloaf Dialysis, LLC	Renal Treatment Centers - Mid-Atlantic, Inc.- 70% - Managing Member Quality Kidney Care, LLC- 30% - Member	N/A	70%	70%

512	Summit Dialysis Center, L.P.	Total Renal Care, Inc.- 1% - General Partner Hagstrom 1997 Limited Partnership- 10.5% - Limited Partner Tam Viet Ho, M.D.- 4% - Limited Partner TRC West, Inc.- 74% - Limited Partner Juan J. Olivero, M.D.- 10.5% - Limited Partner	N/A	75%	75%

513	Sun City Dialysis Center, L.L.C.	Renal Treatment Centers - West, Inc.- 51% - Managing Member Tara’s Holdings LLC- 29% - Member Sandip G Patel MD- 2% - Member The Ishanashni Family Limited Liability Partnership- 10.5% - Member The Azanaf Family Limited Partnership, Number One- 7.5% - Member	N/A	51%	51%

514	Sun City West Dialysis Center, LLC	Total Renal Care, Inc.- 51% - Managing Member The Azanaf Family Limited Partnership, Number One- 10.3333% - Member The Ishanashi Family Limited Liability Partnership- 10.83333% - Member William L. Weiss, MD- 6% - Member Tara’s Holdings LLC- 10.8333% - Member Sandip G Patel MD- 2% - Member Southwest Kidney Dialysis, LLC- 9% - Member	N/A	51%	51%

Sch 4.2-62

515	Sunset Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

516	Swanson Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

517	Talbert Health Plan	THP Services, Inc. - 100% - Shareholder	1	1000	100%

518	Talimena Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Nephrology Associates of Miami LLC- 40% - Member	N/A	60%	60%

519	Tannor Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

520	Taylor Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member Taylor Kidney Associates, LLC- 40% - Member	N/A	60%	60%

521	Tel-Huron Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

522	Tennessee Valley Dialysis Center, LLC	Total Renal Care, Inc.- 60% - Managing Member Stan Vermillion, M.D.- 20% - Member Martin Tran, D.O.- 20% - Member	N/A	60%	60%

523	Teton Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 100% - Entity	N/A	100%	100%

Sch 4.2-63

524	The DaVita Collection, Inc.	DaVita HealthCare Partners Inc.- 100%	1	100%	100%

525	The Woodlands Dialysis Center, LP	Total Renal Care, Inc.- 1% - General Partner Barry Neeland- 2% - Limited Partner Richard Foley- 11.25% - Limited Partner Darshan Tolat, M.D.- 10% - Limited Partner Gene Forrester, M.D.- 11.25% - Limited Partner TRC West, Inc.- 64.5% - Limited Partner	N/A	65.5%	65.5%

526	THP Services, Inc.	HealthCare Partners, LLC- 100% - Shareholder	2	1,000,000	100%

527	Tortugas Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Mittal Dialysis Enterprises, PLLC- 15% - Member Olufemi Adeleye, M.D.- 25% - Member	N/A	60%	60%

528	Total Acute Kidney Care, Inc.	Total Renal Care, Inc.- 100%- Common - 100	3	100	100%

529	Total Renal Care of North Carolina, LLC	Total Renal Care, Inc.- 85% - Managing Member Neil Realty Co.- 15% - Member	N/A	85%	85%

530	Total Renal Care Texas Limited Partnership	Total Renal Care, Inc.- 1% - General Partner TRC West, Inc.- 99% - Limited Partner	N/A	100%	100%

531	Total Renal Care, Inc.	DaVita HealthCare Partners Inc.- 100%- Common - 100- Holding Company	7	100	100%

Sch 4.2-64

532	Total Renal Care/Eaton Canyon Dialysis Center Partnership	Total Renal Care, Inc.- 87.5% - General Partner Renal Treatment Centers - California, Inc.- 12.5% - Partner	N/A	100%	100%

533	Total Renal Laboratories, Inc.	Total Renal Care, Inc.- 100%- Common - 100	7	100	100%

534	Total Renal Research, Inc.	Total Renal Care, Inc.- 100%- Common - 500	2	500	100%

535	Townsend Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Broward Home Dialysis Ventures, LLC- 49% - Member	N/A	51%	51%

536	Transmountain Dialysis, L.P.	Total Renal Care, Inc.- 1% - General Partner Southwest Dialysis Consultants, LLC- 40% - Limited Partner TRC West, Inc.- 59% - Limited Partner	N/A	60%	60%

Sch 4.2-65

537	TRC - Four Corners Dialysis Clinics, L.L.C.

Class A - Chinle - Total Renal Care, Inc. - 51% - Managing Member

Class D - Shiprock - Total Renal Care, Inc. - 51% - Member

Class G - Hopi Dialysis Center - Mark F. Bevan, M.D. - 50% - Member

Class E - Tuba City - Mark F. Bevan, M.D. - 49% - Member

Class G - Hopi Dialysis Center - Total Renal Care, Inc. - 50% - Member

Class C - Kayenta - Total Renal Care, Inc. - 51% - Member

Class B - Farmington - Mark F. Bevan, M.D. - 49% - Member

Class F - Cortez - Total Renal Care, Inc. - 50% - Member

Class E - Tuba City - Total Renal Care, Inc. - 51% - Member

Class C - Kayenta - Mark F. Bevan, M.D. - 49% - Member

Class F - Cortez - Mark F. Bevan, M.D. - 50% - Member

Class A - Chinle - Mark F. Bevan, M.D. - 49% - Member

Class D - Shiprock - Mark F. Bevan, M.D. - 49% - Member

Class B - Farmington - Total Renal Care, Inc. - 51% - Member

			N/A	51%	51%

538	TRC - Indiana, LLC	Total Renal Care, Inc.- 10% - Managing Member Renal Treatment Centers - Illinois, Inc.- 90% - Member	N/A	100%	100%

539	TRC - Petersburg, LLC	East End Dialysis Center, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-66

540	TRC El Paso Limited Partnership	Total Renal Care, Inc.- 1% - General Partner Dionicio Alvarez, M.D.- 49.9% - Limited Partner TRC West, Inc.- 49.1% - Limited Partner	N/A	50.10%	50.10%

541	TRC of New York, Inc.	Total Renal Care, Inc.- 100%- Common - Shareholder	C0001	100	100%

542	TRC West, Inc.	Total Renal Care, Inc.- 100%- Common - 100	C0001	100	100%

543	TRC-Dyker Heights, L.P.	TRC of New York, Inc.- 70% - General Partner Sonia Borra, M.D.- 10% - Limited Partner New York Methodist Hospital- 10% - Limited Partner Henry Lipner, M.D.- 10% - Limited Partner	N/A	70%	70%

544	TRC-Georgetown Regional Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member Georgetown University- 20% - Member	N/A	80%	80%

545	Tree City Dialysis, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

546	Tugman Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member NHS Chambers, LLC- 40% - Member	N/A	60%	60%

547	Tulsa Dialysis, LLC	Renal Treatment Centers - West, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-67

548	Tumalo Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 70% - Managing Member John A. Stevenson Investments, LLC- 30% - Member	N/A	70%	70%

549	Turlock Dialysis Center, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

550	Tustin Dialysis Center, LLC	Renal Treatment Centers - California, Inc.- 60% - Managing Member Renal Investment Partnership- 20% - Member NSMG Partners- 20% - Member	N/A	60%	60%

551	Tyler Dialysis, LLC	Total Renal Care, Inc.- 81% - Managing Member Health Management Services Organization, Inc.- 19% - Member	N/A	81%	81%

552	Ukiah Dialysis, LLC	ZFSS Enterprises, LLC- 5% - Member NHN Investors - Woodlands II, L.L.C.- 22% - Member RPMC Dialysis Enterprises, L.L.C.- 22% - Member Renal Treatment Centers - Southeast, LP- 51% - Member	N/A	51%	51%

553	Unicoi Dialysis, LLC	Total Renal Care, Inc.- 80% - Managing Member Central New Jersey Dialysis Ventures, LLC- 5% - Member Renal Prospective, LLC- 5% - Member EBJV Associates LLC- 10% - Member	N/A	80%	80%

554	University Dialysis Center, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

Sch 4.2-68

555	Upper Valley Dialysis, L.P.	Total Renal Care, Inc.- 1% - General Partner Alfredo Gonzalez, M.D.- 20% - Limited Partner Diane Demick, M.D.- 20% - Limited Partner TRC West, Inc.- 59% - Limited Partner	N/A	60%	60%

556	USC-DaVita Dialysis Center, LLC	Total Renal Care, Inc.- 60% - Managing Member USC Internal Medicine, Inc.- 40% - Member	N/A	60%	60%

557	UT Southwestern DVA Healthcare, L.L.P.	UT Southwestern Health Systems- 49% - Partner DVA Renal Healthcare, Inc.- 51% - Partner	N/A	51%	51%

558	Valley Springs Dialysis, LLC	Total Renal Care, Inc.- 55% - Managing Member Barney, Makhija & Qazi LLC- 45% - Member	N/A	55%	55%

559	Verde Dialysis, LLC	Total Renal Care, Inc.- 83% - Managing Member Mast Enterprise LLC- 17% - Member	N/A	83%	83%

560	Versailles Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

561	Victory Dialysis, LLC	DVA Healthcare Renal Care, Inc.- 51% - Managing Member Glen Burnie Investors, LLC- 49% - Member	N/A	51%	51%

562	VillageHealth DM, LLC	Total Renal Care, Inc.- 100% - Member	N/A	100%	100%

Sch 4.2-69

563	Villanueva Dialysis, LLC	Total Renal Care, Inc.- 65% - Managing Member Nephro Group, LLC- 35% - Member	N/A	65%	65%

564	Volo Dialysis, LLC	Total Renal Care, Inc. - 100% - Member	N/A	100%	100%

565	Walcott Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

566	Wallowa Dialysis, LLC	Avita Health System- 6% - Member Total Renal Care, Inc.- 94% - Member	N/A	94%	94%

567	Walton Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

568	Wauseon Dialysis, LLC	Renal Treatment Centers - Illinois, Inc.- 74% - Managing Member Indus Investments of Wauseon, LLC- 26% - Member	N/A	74%	74%

569	Weldon Dialysis, LLC	Total Renal Care, Inc.- 100% - Managing Member	N/A	100%	100%

570	Wesley Chapel Dialysis, LLC	Total Renal Care, Inc.- 54% - Managing Member Florida Medical Clinic, P.A.- 40% - Member FMC Nephrology, LLC- 6% - Member	N/A	54%	54%

571	West Elk Grove Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

Sch 4.2-70

572	West Sacramento Dialysis, LLC	Total Renal Care, Inc.- 51% - Managing Member Capital Dialysis, LLC- 49% - Member	N/A	51%	51%

573	Weston Dialysis Center, LLC	Renal Treatment Centers - Southeast, LP- 86.47% - Managing Member Cleveland Clinic Florida- 13.53% - Member	N/A	86.47%	86.47%

574	Whitney Dialysis, LLC	Total Renal Care, Inc.- 50.1% - Managing Member PG South LLC- 49.9% - Member	N/A	50.1%	50.1%

575	Wilder Dialysis, LLC	Total Renal Care, Inc.- 70% - Managing Member Mazen Abdalla MD- 30% - Member	N/A	70%	70%

576	Willowbrook Dialysis Center, L.P.	Total Renal Care, Inc.- 1% - General Partner Rupinder K. Chatha, M.D.- 5% - Limited Partner Krishna Raman, M.D.- 4% - Limited Partner Vijayaprakash Sreenarasimhaiah, M.D.- 0.88% - Limited Partner Washington Sereatan, M.D.- 3% - Limited Partner Redentor R. Roy, M.D.- 1% - Limited Partner Anil U. Sheth, M.D.- 6% - Limited Partner Rahul Prakash, M.D.- 10% - Limited Partner Umesh Jain- 5% - Limited Partner TRC West, Inc.- 59.12% - Limited Partner Ariel Velasco, M.D.- 5% - Limited Partner	N/A	60.12%	60.12%

577	Windcreek Dialysis, LLC	Total Renal Care, Inc.- 73.9038% - Managing Member Leawood Medical Services LLC- 14.7599% - Member DADAC Partners, LLC- 11.3363% - Member	N/A	73.9038%	73.9038%

578	Winds Dialysis, LLC	Renal Treatment Centers - Southeast, LP- 60% - Managing Member CYEAD Investing, LLC- 40% - Member	N/A	60%	60%

Sch 4.2-71

579	Wood Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Cypresswood Renal Associates- 20% - Member Cypresswood North Nephrology- 20% - Member	N/A	60%	60%

580	Wooten Dialysis, LLC	Total Renal Care, Inc.- 94% - Managing Member Viswanathan Iyer MD- 6% - Member	N/A	94%	94%

581	Wyandotte Central Dialysis, LLC	Renal Treatment Centers - West, Inc.- 61.6519% - Managing Member Richard A. Schumacher, M.D.- 5.2894% - Member Venu Nair, M.D.- 7.9341% - Member Sunganthi Beeki, M.D.- 6.6117% - Member Andrew J. Stingo MD- 5.2894% - Member Kristine Gish Herron, M.D.- 5.2894% - Member Kirk A Duncan, M.D.- 7.9341% - Member	N/A	61.6519%	61.6519%

582	Wyler Dialysis, LLC	DVA Healthcare Renal Care, Inc.- 60% - Managing Member Pryor/Mayes Dialysis, LLC- 40% - Member	N/A	60%	60%

583	Yargol Dialysis, LLC	Total Renal Care, Inc.- 60% - Managing Member Chirag Patel MD- 40% - Member	N/A	60%	60%

584	Ybor City Dialysis, LLC	Total Renal Care, Inc.- 95% - Managing Member Jayesh Shah MD- 5% - Member	N/A	95%	95%

586	Yucaipa Dialysis, LLC	Renal Treatment Centers - California, Inc.- 60% - Managing Member NAMG Dialysis Ventures III, LLC- 40% - Member	N/A	60%	60%

587	Zara Dialysis, LLC	Total Renal Care, Inc. - 51% - Managing Member PKA Investment Company, LLC - 49% - Member	N/A	51%	51%

Sch 4.2-72

588	Zephyrhills Dialysis Center, LLC	DVA Healthcare Renal Care, Inc.- 54% - Managing Member Florida Medical Clinic, P.A.- 40% - Member FMC Nephrology, LLC- 6% - Member	N/A	54%	54%

[1]	No record of share certificate.
[2]	No record of share certificate; Assignment Separate From Certificate to current shareholder in file.

Sch 4.2-73

Schedule 4.4

Consents, Authorizations, Filings and Notices

None.

Schedule 4.8

Real Property

List each interest in Real Property owned by DaVita and its Subsidiaries and describe the interest therein held by DaVita or its Subsidiaries and whether such owned Real Property is leased to a third party and all leased, sub-leased or otherwise occupied or utilized by DaVita or its Subsidiaries, as lessee, sublessee, franchisee or licensee and describe the type of interest herein held by DaVita or its Subsidiaries

Kidney Care
Entity	Center Name	Address	City	St	Zip	Owned/Leased	Subleased
Bagby Dialysis, LLC	Henry County	671 Ozark Road	Abbeville	AL	36310-2629	Leased	No
Curecanti Dialysis, LLC	Dothan Home Training	1763 E. Main Street	Dothan	AL	36301-3045	Leased	No
DVA Healthcare of Tuscaloosa, LLC	Tuscaloosa University	220 15th St.	Tuscaloosa	AL	35401	Leased	No
DVA Healthcare of Tuscaloosa, LLC	Fayette	2450 Temple Ave North	Fayette	AL	35555-1160	Leased	No
DVA Healthcare of Tuscaloosa, LLC	Pickens County	289 William E. Hill Dr.	Carollton	AL	35447-3247	Leased	No
DVA Healthcare of Tuscaloosa, LLC	Greene County	544 Us Hwy 43	Eutaw	AL	35462-4017	Leased	No
DVA Healthcare Renal Care, Inc.	Birmingham East	1005 East Park Drive	Birmingham	AL	35235-2560	Leased	No
DVA Healthcare Renal Care, Inc.	Athens	15953 Athens Limestone Lane	Athens	AL	35613-2214	Leased	No
DVA Healthcare Renal Care, Inc.	Boaz	16 Central Henderson Road	Boaz	AL	35957-5922	Leased	No
DVA Healthcare Renal Care, Inc.	GHc-Dothan	1757 East Main Street	Dothan	AL	36301-3045	Owned	No
DVA Healthcare Renal Care, Inc.	GHc-Ozark	214 E Hospital Avenue	Ozark	AL	36360	Owned	No
DVA Healthcare Renal Care, Inc.	Dothan	216 Graceland	Dothan	AL	36305-7346	Leased	No
DVA Healthcare Renal Care, Inc.	Eufaula	220 South Orange Street	Eufaula	AL	36027-1612	Leased	Yes
DVA Healthcare Renal Care, Inc.	Northport	2401 Hospital Drive	Northport	AL	35476-3392	Leased	No
DVA Healthcare Renal Care, Inc.	Rainbow City	2800 Rainbow Drive	Rainbow City	AL	35906-5811	Leased	No
DVA Healthcare Renal Care, Inc.	Gadsden	409 South 1st Street	Gadsden	AL	35901-5358	Leased	No
DVA Healthcare Renal Care, Inc.	Demopolis	511 South Cedar Street	Demopolis	AL	36732-2235	Leased	No
DVA Healthcare Renal Care, Inc.	Tuscaloosa	805 Old Mill St	Tuscaloosa	AL	35401-7132	Leased	No
DVA Healthcare Renal Care, Inc.	Ozark	TBD/Roy Parker and Highway 231	Ozark	AL	36360-2038	Leased	Yes

DVA Renal Healthcare, Inc.	Bessemer	100 Westlake Mall	Bessemer	AL	35020	Leased	No
DVA Renal Healthcare, Inc.	Sheffield	1120 South Jackson Highway	Sheffield	AL	35660-5777	Leased	No
DVA Renal Healthcare, Inc.	Russellville	14897 Highway 43	Russellville	AL	35653-1954	Leased	No
DVA Renal Healthcare, Inc.	Birmingham North	1917 32nd Avenue North	Birmingham	AL	35207-3333	Leased	No
DVA Renal Healthcare, Inc.	Ensley	2630 Avenue East Ensley	Birmingham	AL	35218-2163	Leased	No
DVA Renal Healthcare, Inc.	Sylacauga	289 James Payton Bolevard	Sylacauga	AL	35150-8064	Leased	No
DVA Renal Healthcare, Inc.	Florence	422 East Doctor Hicks Blvd.	Florence	AL	35630-5763	Leased	No
DVA Renal Healthcare, Inc.	Birmingham Central	728 Richard Arrington Blvd South	Birmingham	AL	35233-2106	Leased	Yes
Farragut Dialysis, LLC	Monarch	2958 Dorchester Dr.	Montgomery	AL	36116	Leased	No
Flor Dialysis, LLC	Steel City	1809 Avenue H	Ensley	AL	35218	Leased	No
Flor Dialysis, LLC	Magic City	300 22nd Street South	Birmingham	AL	35233-2209	Leased	Yes
Harris Dialysis, LLC	Limestone County	16236 Lucas Ferry Road	Athens	AL	35611	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Walker County	260 6th Avenue North	Jasper	AL	35504-7419	Leased	Yes
ISD Renal, Inc fka DSI Renal, Inc.	Walker County	589 Highway 78 West	Jasper	AL	35504-7419	Leased	Yes
MGD-Medical Practice (Lifeline)	Lf-Huntsville	1311 N. Memorial Parkway	Huntsville	AL	35801	Leased	No
Nephrology Medical Associates of Georgia, LLC	Gadsden	300 Medical Center Drive	Gadsden	AL	35903-1139	Leased	No
Physicians Choice Dialysis of Alabama, LLC	Pdi Montgomery	1001 Forest Avenue	Montgomery	AL	36106-1181	Leased	No
Physicians Choice Dialysis of Alabama, LLC	Pdi Elmore	125 Hospital Drive	Wetumpka	AL	36092-1626	Leased	No
Physicians Choice Dialysis of Alabama, LLC	Pdi Prattville	1815 Glynwood Drive	Prattville	AL	36066	Leased	No
Physicians Choice Dialysis of Alabama, LLC	Pdi East Montgomery	6890 Winston Blount Blvd	Montgomery	AL	36117-3516	Leased	No
Renal Treatment Centers-Southeast, LP	Brewton	1023 Douglas Ave	Brewton	AL	36426-1586	Leased	Yes
Renal Treatment Centers-Southeast, LP	South Baldwin	150 W Peachtree Avenue	Foley	AL	36535-2244	Leased	Yes
Renal Treatment Centers-Southeast, LP	Anniston	1600 Noble Street	Anniston	AL	36201-3839	Leased	No
Renal Treatment Centers-Southeast, LP	Leeds	1650 Maxey Dr.	Leeds	AL	35094-7512	Leased	No
Renal Treatment Centers-Southeast, LP	Renaissance	1840 Darby Drive	Florence	AL	35630-2623	Leased	Yes
Renal Treatment Centers-Southeast, LP	Phenix	1900 Opelika Rd	Phenix	AL	36867-3640	Leased	Yes
Renal Treatment Centers-Southeast, LP	Center Point	2337 1st St Ne	Center Point	AL	35215-3619	Leased	No
Renal Treatment Centers-Southeast, LP	Opelika	2340 Pepperell Pkwy	Opelika	AL	36801-6240	Leased	Yes

Sch 4.8-2

Renal Treatment Centers-Southeast, LP	Baldwin County Hhd/Pd	27880 N Main St	Daphne	AL	36526-7080	Leased	No
Renal Treatment Centers-Southeast, LP	East Gadsden	300 Medical Center Drive	Gadsden	AL	35903-1139	Leased	No
Renal Treatment Centers-Southeast, LP	Crown	3007 27th St N	Birmingham	AL	35207-4549	Leased	No
Renal Treatment Centers-Southeast, LP	Hayneville	327 Hayneville Plaza	Hayneville	AL	36040	Leased	No
Renal Treatment Centers-Southeast, LP	Gulf Shores	3947 Gulf Shores Pkwy	Gulf Shores	AL	36542-2859	Leased	No
Renal Treatment Centers-Southeast, LP	Springville	40 Purple Heart Blvd	Springville	AL	35146-4008	Leased	No
Renal Treatment Centers-Southeast, LP	White Bluff	505-F Highway 80 West	Demopolis	AL	36732-4147	Leased	No
Renal Treatment Centers-Southeast, LP	Greystone	5406 Highway 280	Birmingham	AL	35242-6592	Leased	No
Renal Treatment Centers-Southeast, LP	Enterprise	6002 Boll Weevil Circle	Enterprise	AL	36330-9420	Leased	No
Renal Treatment Centers-Southeast, LP	Perry County	611 East Lafayette St.	Marion	AL	36756-2325	Leased	No
Renal Treatment Centers-Southeast, LP	Muscle Shoals	716 State St	Muscle Shoals	AL	35661-2940	Leased	No
Renal Treatment Centers-Southeast, LP	Talladega	724 East Battle Street	Talladega	AL	35160-2583	Leased	No
Renal Treatment Centers-Southeast, LP	Andalusia	757 South Three Notch Street	Andalusia	AL	36420-4403	Leased	Yes
Renal Treatment Centers-Southeast, LP	Atmore	807 East Craig Street	Atmore	AL	36502-3017	Leased	No
Renal Treatment Centers-Southeast, LP	Phenix City	TBD	Phenix City	AL	36867-3640	Leased	Yes
Renal Treatment Centers-Southeast, LP	Jewel	West Town Plaza	Bessemer	AL	35020	Leased	No
Ross Clark Circle Dialysis, LLC	Wiregrass	1450 Ross Clark Circle	Dothan	AL	36301-4770	Leased	No
Sprewell Dialysis, LLC	Model City	1724 Leighton Avenue	Anniston	AL	36207-3833	Leased	No
Total Renal Care, Inc.	Birmingham (Southland Division Office)	3500 Blue Lake Drive	Birmingham	AL	30328	Leased	No
Capes Dialysis, LLC	Saline County	1200 North Main Street	Benton	AR	72015-3341	Leased	Yes
Capes Dialysis, LLC	Independence County	1710 Harrison St	Batesville	AR	72501-7315	Leased	No
Capes Dialysis, LLC	Newport	1914 & 1912 Mclain	Newport	AR	72112-3659	Leased	No
Capes Dialysis, LLC	Little Rock Midtown	2 Lile Court	Little Rock	AR	72205-6241	Leased	No
Capes Dialysis, LLC	Pulaski County	202 John Harden Drive	Jacksonville	AR	72076-3775	Leased	No
Capes Dialysis, LLC	Conway	2445 Christina Lane	Conway	AR	72034-6798	Leased	No
Capes Dialysis, LLC	Searcy	3210 Langley Drive	Searcy	AR	72143-6020	Leased	No
Capes Dialysis, LLC	Springhill	3401 Springhill Drive	North Little Rock	AR	72117-2925	Leased	No
Capes Dialysis, LLC	Springhill Home Training	3401 Springhill Drive	North Little Rock	AR	72117-2945	Leased	No

Sch 4.8-3

DVA Healthcare Renal Care, Inc.	CLSD-El Dorado	308 1/2 Cordell	El Dorado	AR	71730	Owned	No
DVA Renal Healthcare, Inc.	Central Little Rock	6 Freeway Drive	Little Rock	AR	72204-2486	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Marion	1120 State Highway 77	Marion	AR	72364-9046	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Osceola	1332 W Keiser Ave	Osceola	AR	72370-2919	Leased	Yes
ISD Renal, Inc fka DSI Renal, Inc.	Osceola	1420 W Keiser Avenue	Osceola	AR	72370-2919	Leased	Yes
ISD Renal, Inc fka DSI Renal, Inc.	Marion	2921 Highway 77 S	Marion	AR	72364-9046	Leased	No
Little Rock Dialysis Centers, LLC	Jacksonville	400 Tp White Drive	Jacksonville	AR	72076-3287	Leased	No
Little Rock Dialysis Centers, LLC	North Little Rock	4505 East Mccain Boulevard	North Little Rock	AR	72117-2902	Leased	No
Mena Dialysis Center, LLC	Mena	1106 Crestwood Circle	Mena	AR	71953-5516	Leased	Yes
Renal Treatment Centers-Southeast, LP	Ashley	1019 Fred Lagrone Dr	Crossett	AR	71635-4546	Leased	Yes
Renal Treatment Centers-Southeast, LP	Ouachita Valley	1114 Washington St Nw	Camden	AR	71701-3827	Leased	No
Renal Treatment Centers-Southeast, LP	Hot Springs	115 Wrights St	Hot Springs	AR	71913-6240	Leased	No
Renal Treatment Centers-Southeast, LP	Forrest City	1501 N Washington St	Forrest City	AR	72335-2152	Leased	Yes
Renal Treatment Centers-Southeast, LP	Malvern	1590 Tanner St	Rockport	AR	72104-2023	Leased	No
Renal Treatment Centers-Southeast, LP	Ouachita	1900 Malvern Ave	Hot Springs	AR	71901-7776	Leased	No
Renal Treatment Centers-Southeast, LP	Bradley County	204 North Bragg Street	Warren	AR	71671-2500	Leased	Yes
Renal Treatment Centers-Southeast, LP	Marked Tree	216 Hester Parker Drive	Marked Tree	AR	72365-2023	Leased	No
Renal Treatment Centers-Southeast, LP	Degray	312 Professional Park Dr	Arkadelphia	AR	71923-5355	Leased	Yes
Renal Treatment Centers-Southeast, LP	River Valley	3121 W 2nd Ct	Russellville	AR	72801-4504	Leased	No
Renal Treatment Centers-Southeast, LP	South Little Rock	6115 Baseline Road	Little Rock	AR	72209-4725	Leased	No
Renal Treatment Centers-Southeast, LP	South Arkansas	620 W Grove St	El Dorado	AR	71730-4462	Leased	No
Total Renal Care, Inc.	Bentonville	1104 Se 30th Street	Bentonville	AR	72712-4290	Leased	No
Total Renal Care, Inc.	Hempstead	1803 South Laurel	Hope	AR	71801-8219	Leased	No
Total Renal Care, Inc.	Southwest Arkansas	219 North Dudney	Magnolia	AR	71753-3110	Leased	No
Total Renal Care, Inc.	Southwest Arkansas	225 North Dudney	Magnolia	AR	71753-3110	Leased	No
Total Renal Care, Inc.	Siloam Springs	500 S. Mount Olive St.	Siloam Springs	AR	72761-3602	Leased	No
Total Renal Care, Inc.	Fayetteville	509 E Millsap Rd	Fayetteville	AR	72703-4862	Leased	No
Total Renal Care, Inc.	Springdale	708 Quandt Ave	Springdale	AR	72764-5309	Leased	No
Total Renal Care, Inc.	Miller County	816 East Street	Texarkana	AR	71854-6808	Leased	No

Sch 4.8-4

Barton Dialysis, LLC	Tucson Central	2901, 2903, 2905 E. Grant Road	Tucson	AZ	85716-2717	Leased	No
Calaveras Dialysis, LLC	Papago	5115 East Thomas Road, Suite 115	Phoenix	AZ	85018-7914	Leased	No
Desert Rocks Dialysis, LLC	Sweetwater Ridge	7362 W Thunderbird Rd	Peoria	AZ	85381-5028	Leased	No
DNP Management Company, LLC	Dnp Phoenix Management Service	2149 Warner Road	Tempe	AZ	85284-3495	Leased	No
DVA Healthcare Renal Care, Inc.	Yuma	2130 W 24th Street	Yuma	AZ	85364-6122	Leased	No
DVA Healthcare Renal Care, Inc.	Yuma South	7179 East 31st Place	Yuma	AZ	85365-8392	Leased	No
DVA Renal Healthcare, Inc.	Division	121 W. Ajo Way	Tucson	AZ	94010-1816	Leased	No
DVA Renal Healthcare, Inc.	Nogales	1605 N Industrial Park Drive	Nogales	AZ	85621-4577	Leased	No
DVA Renal Healthcare, Inc.	Tucson West	1780 West Anklam Road	Tuscon	AZ	85745-2632	Leased	No
DVA Renal Healthcare, Inc.	Tucson West Land	1780 West Anklan Road	Tucson	AZ	85745-2632	Leased	No
DVA Renal Healthcare, Inc.	Tucson South Central	2024 East Irvington	Tucson	AZ	85714-1825	Leased	No
DVA Renal Healthcare, Inc.	Tucson South	3662 South 16th Avenue	Tucson	AZ	85713-6001	Leased	No
DVA Renal Healthcare, Inc.	Sierra Vista	629 North Hwy 90	Sierra Vista	AZ	85635-2257	Leased	No
DVA Renal Healthcare, Inc.	Tucson East	6420 E. Broadway, Suite C300	Tucson	AZ	85710-3534	Leased	No
DVA Renal Healthcare, Inc.	Pascua Yaqui Tribe	7490 S. Camino De Oeste	Tucson	AZ	85746-9308	Leased	No
DVA Renal Healthcare, Inc.	Sells	Health And Humans Services Complex, Highway 86 Milepost 113	Sells	AZ	85634-3030	Leased	No
Grand Home Dialysis, LLC	Grand Home	14674 W Mountain View Blvd	Surprise	AZ	85374-2708	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Cottonwood	1697-1699 East Cottonwood Street	Cottonwood	AZ	86326-4120	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Cottonwood	203 S Candy Lane	Cottonwood	AZ	86326-4120	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Prescott	980 Willow Creek Road	Prescott	AZ	86301-1619	Leased	No
MGD-Medical Practice (Lifeline)	Phoenix 1b	1100 E University Drive	Tempe	AZ	85281	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline Phoenix	2620 North 3rd St	Phoenix	AZ	85008	Leased	No
Northwest Tucson Dialysis, LLC	Northwest Tucson	2945 West Ina Road	Tucson	AZ	85741-2366	Leased	No
Rita Ranch Dialysis, LLC	Rita Ranch	7355 South Houghton Road	Tucson	AZ	85747-9379	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Mountain Vista	10238 East Hampton Avenue	Mesa	AZ	85209-3317	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Mesa	1134 East University Drive	Mesa	AZ	85203-8048	Leased	No

Sch 4.8-5

Southwest Kidney-DaVita Dialysis Partners, LLC	Arrowhead	20325 North 51st Avenue	Glendale	AZ	85308-4625	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Tempe	2149 Warner Road	Tempe	AZ	85284-3496	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Power Road	301 S Power Road	Mesa	AZ	85206-5243	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Phoenix	337 East Coronado Rd	Phoenix	AZ	85004-1582	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Raven	3540 E. Baseline Road	Phoenix	AZ	85042-9628	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Maryvale	4845 West Mcdowell Road	Phoenix	AZ	85035-4076	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Gilbert	5222 East Baseline Road	Gilbert	AZ	85234-2963	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Wickenburg	811 N Tegner	Wickenburg	AZ	85390-5409	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Estrella	8410 West Thomas Road	Phoenix	AZ	85037-3356	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Brookwood	8910 N. 43rd Avenue, Suite 107	Glendale	AZ	85302-5340	Leased	No
Southwest Kidney-DaVita Dialysis Partners, LLC	Ocotillo	975 W Chandler Heights Rd	Chandler	AZ	85248-5724	Leased	No
Sun City Dialysis Center, L.L.C.	Palm Brook	14664 North Del Webb Boulevard	Sun City	AZ	85351-2137	Leased	No
Sun City West Dialysis Center, LLC	Westbrook	13907 W. Camino Del Sol	Sun City West	AZ	85375-4405	Leased	No
Sun Desert Dialysis, LLC	Desert Dialysis	13000 N 103rd Ave	Sun City	AZ	85351	Leased	No
Total Renal Care, Inc.	Yuma III	1185 South Redondo Way	Yuma	AZ	85365-5305	Leased	No
Total Renal Care, Inc.	Westside Divisional Office	225 E German Rd	Gilbert	AZ	85297-2909	Leased	No
Total Renal Care, Inc.	Camelback	7321 East Osborn Road	Scottsdale	AZ	85251-6418	Leased	No
Total Renal Care, Inc.	Rim Country	809 W. Longhorn Road	Payson	AZ	85541-4280	Leased	No
Total Renal Care, Inc.	Desert Mountain	9220 East Mountain View Road	Scottsdale	AZ	85258-5134	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Kayenta VI Estates 132	#30 Owl Rock Drive	Kayenta	AZ	86033	Leased	No

Sch 4.8-6

TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City 136-B	136B S Oak	Tuba City	AZ	86045-2905	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Np18	500 Edgewater Dr	Tuba City	AZ	86045-2905	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Center	500 Edgewater Drive	Tuba City	AZ	86045-2905	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Chinle	District 10	Chinle	AZ	86503-0879	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Kayenta	Highway 163, PO Box 217	Kayenta	AZ	86033	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Hopi	Highway 264, PO Box 964	Polacca	AZ	86042	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Kayenta Mobile Home 236	Kayenta Mobile Home Park, Space #236	Kayenta	AZ	86033	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Kayenta Mobile Home 297	Kayenta Mobile Home Park, Space #297	Kayenta	AZ	86033	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Kayenta Mobile Home 302	Kayenta Mobile Home Park, Space #302	Kayenta	AZ	86033	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Chinle	PO Box 879	Chinle	AZ	86503-0879	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Hopi #2028	PO Box 923	Polacca	AZ	86042	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Hopi-#2033	PO Box 923	Polacca	AZ	86042	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Np09	Tuba City Mobile Home Park	Tuba City	AZ	86045-2905	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Np20	Tuba City Mobile Home Park	Tuba City	AZ	86045-2905	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Np50	Tuba City Mobile Home Park	Tuba City	AZ	86045-2905	Leased	No

Sch 4.8-7

TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Np72	Tuba City Mobile Home Park	Tuba City	AZ	86045-2905	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Np80	Tuba City Mobile Home Park	Tuba City	AZ	86045-2905	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Np89	Tuba City Mobile Home Park	Tuba City	AZ	86045-2905	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Tuba City Sp71	Tuba City Mobile Home Park	Tuba City	AZ	86045-2905	Leased	No
Animas Dialysis, LLC	Montebello	1721 W. Whittier Blvd	Montebello	CA	90640-4004	Leased	No
Animas Dialysis, LLC	East Los Angeles	950 Eastern Avenue	Los Angeles	CA	90022-4801	Leased	No
Arcadia Gardens Dialysis, LLC	Arcadia	3722 E. Colorado Boulevard	Pasadena	CA	91107-3872	Leased	No
Beverly Hills Dialysis Partnership	Beverly Hills	50 North La Cienega Blvd	Beverly Hills	CA	90211-2284	Leased	No
Bohama Dialysis, LLC	Rancho Cucamonga Home	8219 Rochester Ave	Rancho Cucamonga	CA	91730-0722	Leased	No
Bruno Dialysis, LLC	Mainplace	972 Town And County Road	Orange	CA	92868-4714	Leased	No
Bullards Dialysis, LLC	Placerville	3311 Coach Lane	Cameron Park	CA	95682-1446	Leased	No
Butano Dialysis, LLC	Sequoia	440 N. 11th Avenue	Hanford	CA	93230	Leased	No
Canyon Springs Dialysis, LLC	Moreno Valley	22555 Alessandro Blvd, Bldg 5	Moreno Valley	CA	92553-8533	Leased	Yes
Capital Dialysis Partnership	North Highlands	4612 Roseville Road	North Highlands	CA	95660-5175	Leased	No
Capital Dialysis Partnership	Orangevale	9267 Greenback Lane	Orangevale	CA	95662-4863	Leased	No
Channel Dialysis, LLC	Bermuda Dunes	78-010 Wildcat Dr.	Palm Desert	CA	92211-1116	Leased	No
Cheraw Dialysis, LLC	El Sobrante	3380 San Pablo Dam Road	San Pablo	CA	94803-7218	Leased	No
Chipeta Dialysis, LLC	Los Alamitos	4141 Katella Avenue	Los Alamitos	CA	90720-3406	Leased	No
Cinco Rios Dialysis, LLC	Sun City	1702 Illinois Ave	Perris	CA	92571-9371	Leased	No
Clearee Dialysis, LLC	North Madera	720 North I Street	Madera	CA	93637-3079	Leased	No
Clover Dialysis, LLC	Stevens Creek	100 O’Conner Drive	San Jose	CA	95128-1628	Leased	No
Cobbles Dialysis, LLC	Channel Island	3541 West Fifth Street	Oxnard	CA	93030	Leased	Yes
Conconully Dialysis, LLC	Laurel Meadows	3 Rossi Circle	Salias	CA	93907-2356	Leased	Yes
Coral Dialysis, LLC	Stockton	1810 S. Fresno Avenue	Stockton	CA	95202	Leased	No
Crystals Dialysis, LLC	Highland Ranch	7223 Church Street, Suite A-14	Highland	CA	92346-6837	Leased	No

Sch 4.8-8

Davita - Riverside II, LLC	Magnolia West	11161 Magnolia Avenue	Riverside	CA	92505-3605	Leased	No
Davita - Riverside II, LLC	Norco	1901 Town & Country Drive	Norco	CA	92860-3611	Leased	No
Davita - Riverside, LLC	Diamond Valley	1030 E. Florida Avenue	Hemet	CA	92543-4511	Leased	No
Davita - Riverside, LLC	Murrieta	27602 Clinton Keith Rd	Murrieta	CA	92562-8513	Leased	No
Davita - Riverside, LLC	Hemet	3050 W Florida Avenue	Hemet	CA	92545-3619	Leased	No
Davita - Riverside, LLC	Lake Elsinore	32291 Mission Trail Road, Bldg S	Lake Elsinore	CA	92530	Leased	No
DaVita Healthcare Partners Inc.	Park Place-Casita	2201 Park Place, Unit 102	El Segundo	CA	90245-4814	Leased	No
DaVita Healthcare Partners Inc.	San Jose	3162 S White Road, Suite 250	San Jose	CA	90245-4814	Leased	No
DaVita Healthcare Partners Inc.	Playa Davita	601 Hawaii Street	El Segundo	CA	90245-4814	Leased	No
DaVita Healthcare Partners Inc.	Cabana- IT	841 Apollo Street	El Segundo	CA	90245-4814	Leased	No
DaVita Rx, LLC	Davita Rx Divisonal Office	1111 Bayhill Drive	San Bruno	CA	94066-2302	Leased	No
DaVita Rx, LLC	Davita Rx	Airport Trade Center	San Bruno	CA	94066-2302	Leased	No
Dolores Dialysis, LLC	Cathedral City	30885 Date Palm Drive	Cathedral City	CA	92234-2958	Leased	No
Doves Dialysis, LLC	Carmel Mountain	9850 A-D Carmel Mountain Road	San Diego	CA	92129-2892	Leased	No
DVA Healthcare Renal Care, Inc.	GHc-Glendale	1000 E Palmer Avenue	Glendale	CA	91205	Owned	No
DVA Healthcare Renal Care, Inc.	Manteca	1156 South Main Street	Manteca	CA	95337-9505	Leased	No
DVA Healthcare Renal Care, Inc.	Burbank	1211 San Fernando Blvd	Burbank	CA	91504-4234	Leased	No
DVA Healthcare Renal Care, Inc.	North Hollywood	12126 Victory Blvd	Los Angeles	CA	91606-3205	Leased	No
DVA Healthcare Renal Care, Inc.	GHc-Inglewood	125 E Arbor Vitae	Inglewood	CA	90301	Owned	No
DVA Healthcare Renal Care, Inc.	Westminster South	14014 Magnolia Street	Westminster	CA	92683-4736	Leased	No
DVA Healthcare Renal Care, Inc.	GHc-Daly City	1498 Southgate Avenue	Daly City	CA	94015-4015	Owned	No
DVA Healthcare Renal Care, Inc.	San Francisco	1499 Webster St.	San Francisco	CA	94115-3705	Leased	No
DVA Healthcare Renal Care, Inc.	The Grove-Irvine-Admin	15253 Bake Parkway	Irvine	CA	92618	Leased	No
DVA Healthcare Renal Care, Inc.	The Grove-Irvine Corporate West-Admin	15261 & 15271 Laguna Canyon Road	Irvine	CA	92618	Leased	No
DVA Healthcare Renal Care, Inc.	Costa Mesa	1590 Scenic	Costa Mesa	CA	92626-1400	Leased	No
DVA Healthcare Renal Care, Inc.	Victor Valley	16041 & 16049 Kamana Road	Apple Valley	CA	92307-1331	Leased	No
DVA Healthcare Renal Care, Inc.	White Memorial	1700 Cesar E Chavez Ave	Los Angeles	CA	90033-2472	Leased	No
DVA Healthcare Renal Care, Inc.	Fontana	17590 Foothill Boulevard	Fontana	CA	92335-8416	Leased	No

Sch 4.8-9

DVA Healthcare Renal Care, Inc.	Pomona	2111 N. Garey Ave	Pomona	CA	91767-2328	Leased	No
DVA Healthcare Renal Care, Inc.	Berkeley	2655 Shattuck Ave	Berkeley	CA	94704-3237	Leased	No
DVA Healthcare Renal Care, Inc.	Selma	2711 Cinema Way	Selma	CA	93662-2662	Leased	Yes
DVA Healthcare Renal Care, Inc.	Imperial	2738 W Imperial Highway	Inglewood	CA	90303-3111	Leased	No
DVA Healthcare Renal Care, Inc.	GHc-Berkeley	2920 Telegraph Avenue	Berkeley	CA	94705-2031	Owned	No
DVA Healthcare Renal Care, Inc.	Northeast Bakersfield	3761 Mall View Rd	Bakersfield	CA	93306-3048	Leased	No
DVA Healthcare Renal Care, Inc.	Hanford	402 West Eighth Street	Hanford	CA	93230-4536	Leased	No
DVA Healthcare Renal Care, Inc.	Tracy	425 West Beverly Place, Suite A & B	Tracy	CA	95376-3086	Leased	No
DVA Healthcare Renal Care, Inc.	Chino	4445 Riverside Ave	Chino	CA	91710-3961	Leased	No
DVA Healthcare Renal Care, Inc.	Fresno	4753 W. Shaw Avenue	Fresno	CA	93722-6209	Leased	No
DVA Healthcare Renal Care, Inc.	Oakland	5354 Claremont Ave	Oakland	CA	94618-1035	Leased	No
DVA Healthcare Renal Care, Inc.	Stockton Home Training	545 East Cleveland, Suite C	Stockton	CA	95204-5535	Leased	No
DVA Healthcare Renal Care, Inc.	Los Banos	60 G Street Building 5	Los Banos	CA	93635-3658	Leased	No
DVA Healthcare Renal Care, Inc.	Upland	600 North 13th Ave	Upland	CA	91786-4957	Leased	No
DVA Healthcare Renal Care, Inc.	Chinatown	636 Clay Street	San Francisco	CA	94111-2502	Leased	No
DVA Healthcare Renal Care, Inc.	Bakersfield South	7701 White Lane	Bakersfield	CA	93309-0201	Leased	No
DVA Healthcare Renal Care, Inc.	Bakersfield	8501 Brimhall, Building 500	Bakersfield	CA	93312-2258	Leased	No
DVA Healthcare Renal Care, Inc.	Delano	905 Main Street	Delano	CA	93215-3714	Leased	No
DVA Renal Healthcare, Inc.	Alameda County	10700 Macarthur Blvd	Oakland	CA	94605-5260	Leased	No
DVA Renal Healthcare, Inc.	Palm Springs	1074-8 N. Palm Canyon Drive	Palm Springs	CA	92262-4854	Leased	No
DVA Renal Healthcare, Inc.	Division	1100 Grove Avenue	Ontario	CA	91761-4572	Leased	No
DVA Renal Healthcare, Inc.	Anaheim	1107 West La Palma Ave	Anaheim	CA	92801-2804	Leased	No
DVA Renal Healthcare, Inc.	Atwater	1201 Commerce Avenue	Atwater	CA	95301-5224	Leased	No
DVA Renal Healthcare, Inc.	Santa Monica	1260 15th Street	Santa Monica	CA	90404-1136	Leased	No
DVA Renal Healthcare, Inc.	San Ysidro	1445 30th St	San Diego	CA	92154-3496	Leased	No
DVA Renal Healthcare, Inc.	Huntington Beach	16892 Bolsa Chica	Huntington Beach	CA	92649-3571	Leased	No
DVA Renal Healthcare, Inc.	Los Angeles Downtown	2001-2021 South Flower Street	Los Angeles	CA	90007-1342	Leased	No
DVA Renal Healthcare, Inc.	Escondido	203 East Second Avenue	Escondido	CA	92025-4212	Leased	No
DVA Renal Healthcare, Inc.	San Diego Acute	2232 Verus Street #D	San Diego	CA	92154-4706	Leased	No

Sch 4.8-10

DVA Renal Healthcare, Inc.	Fullerton	230 Orangefair Mall	Fullerton	CA	92832-3037	Leased	No
DVA Renal Healthcare, Inc.	Saddleback	23141 Plaza Pointe Drive	Laguna Hills	CA	92653-1425	Leased	No
DVA Renal Healthcare, Inc.	Central Valley Acutes	2370 North Walnut Avenue	Turlock	CA	95340-0964	Leased	No
DVA Renal Healthcare, Inc.	Mission Viejo	27640 Marguerite Parkway	Mission Viejo	CA	92692-3604	Leased	No
DVA Renal Healthcare, Inc.	San Diego East	292 Euclid Ave	San Diego	CA	92114-3629	Leased	No
DVA Renal Healthcare, Inc.	Auburn	3126 Professional Drive	Auburn	CA	95603-2411	Leased	No
DVA Renal Healthcare, Inc.	San Juan Capistrano South	31736 Rancho Viejo Road	San Juan Capistrano	CA	92675-2783	Leased	No
DVA Renal Healthcare, Inc.	Encinitas	332 Santa Fe Drive	Encinitas	CA	92024-5143	Leased	No
DVA Renal Healthcare, Inc.	Merced	3393 G Street	Merced	CA	95340-1308	Leased	No
DVA Renal Healthcare, Inc.	Grass Valley	360 Crown Point Circle	Grass Valley	CA	95945-2543	Leased	Yes
DVA Renal Healthcare, Inc.	Visalia	5429 West Cypress	Visalia	CA	93277-8341	Leased	No
DVA Renal Healthcare, Inc.	Tulare	545 East Tulare Avenue	Tulare	CA	93274-4220	Leased	No
DVA Renal Healthcare, Inc.	Benicia	560 First Street	Benicia	CA	94510-3293	Leased	No
DVA Renal Healthcare, Inc.	Pacific Gold Reg 2	568 E Herndon Ave	Fresno	CA	93720-2989	Leased	No
DVA Renal Healthcare, Inc.	Hi-Desert	58457 - 29 Palms Highway	Yucca Valley	CA	92284-5879	Leased	Yes
DVA Renal Healthcare, Inc.	Banning	6090 West Ramsey St	Banning	CA	92220-3052	Leased	Yes
DVA Renal Healthcare, Inc.	College	6535 University Ave	San Diego	CA	92115-5810	Leased	No
DVA Renal Healthcare, Inc.	Fresno North	770 West Pinedale Avenue	Fresno	CA	93711-5744	Leased	No
DVA Renal Healthcare, Inc.	Tower	8635 West Third Street, Suite 560w	Los Angeles	CA	90048-6110	Leased	No
DVA Renal Healthcare, Inc.	San Diego South	995 Gateway Center Way	San Diego	CA	92102-4550	Leased	No
Edisto Dialysis, LLC	Garden Grove	13052 and 13054 N. Harbor Blvd.	Garden Grove	CA	92843-1744	Leased	No
Eldrist Dialysis, LLC	Arcadia Oaks	721 West Huntington Drive	Arcadia	CA	91007	Leased	No
Elk Grove Dialysis Center, LLC	Elk Grove	9281 Office Park Circle	Elk Grove	CA	95758-8069	Leased	No
Flagler Dialysis, LLC	Moreno Valley	22620 Goldencrest Drive	Moreno Valley	CA	92553-9032	Leased	No
Fullerton Dialysis Center, LLC	Crossroads	Crossroads Center	Fullerton	CA	92831-1707	Leased	No
Glassland Dialysis, LLC	Los Angeles	3901 S. Western Avenue	Los Angeles	CA	90062-1112	Leased	No
Goliad Dialysis, LLC	North Sacramento	251 Lathrop Way, Suite A	Sacramento	CA	95815-4223	Leased	No
Greater Los Angeles Dialysis Centers, LLC	Wilshire	1212 Wilshire Blvd	Los Angeles	CA	90017-1902	Leased	No
Greater Los Angeles Dialysis Centers, LLC	University Park	3986 S Figueroa Street	Los Angeles	CA	90037-1222	Leased	No

Sch 4.8-11

Greater Los Angeles Dialysis Centers, LLC	Hollywood	5108 Sunset Blvd.	Los Angeles	CA	90027-5708	Leased	No
Griffin Dialysis, LLC	Calvine	8243 E. Stockton Blvd.	Sacramento	CA	95828-8200	Leased	No
Hanford Dialysis, LLC	Hanford	900 North Douty Street	Hanford	CA	93230-3918	Leased	No
Harmony Dialysis, LLC	Fairfield Downtown	1800 North Texas Street	Fairfield	CA	94533-4441	Leased	No
Hart Dialysis, LLC	Anaheim West	1821 - 1823 West Lincoln Avenue	Anaheim	CA	92801-6731	Leased	No
Hawaiian Gardens Dialysis Center, LLC	Hawaiian Gardens	22437 Norwalk Blvd	Hawaiian Gardens	CA	90716-1510	Leased	No
Hazelton Dialysis, LLC	Sunny Crest	1950 Sunny Crest Drive	Fullerton	CA	92835-3638	Leased	No
Hills Dialysis, LLC	Carabello	757 East Washington Blvd	Los Angeles	CA	90021-3016	Leased	No
Hunter Dialysis, LLC	Moorpark	883 Patriot Drive	Moorpark	CA	93021-3352	Leased	Yes
Huntington Park Dialysis, LLC	Huntington Park	5942 Rugby Ave	Huntington Park	CA	90255-2803	Leased	No
Hyde Dialysis, LLC	Calvine Home	8231 East Stockton Blvd.	Sacramento	CA	95828-8202	Leased	No
Kamiah Dialysis, LLC	Pomona Valley	2703 S. Towne Avenue	Pomona	CA	91766-6206	Leased	No
Lighthouse Dialysis, LLC	Lemoore	1345 W Bush Street	Lemoore	CA	93245-3303	Leased	No
Llano Dialysis, LLC	El Cerrito	10690 San Pablo Avenue	El Cerrito	CA	94530-2620	Leased	Yes
Llano Dialysis, LLC	Vallejo	121-123 Hospitaldrive	Vallejo	CA	94589-2562	Leased	Yes
Llano Dialysis, LLC	GHc-Vallejo	125 Hospital Drive	Vallejo	CA	94589-2562	Owned	No
Llano Dialysis, LLC	San Pablo	14020 San Pablo Ave	San Pablo	CA	94806-3604	Leased	Yes
Long Beach Dialysis Center, LLC	Bixby Knolls	3744 Long Beach Blvd	Long Beach	CA	90807-3310	Leased	No
Manito Dialysis, LLC	Glendora Foothills	750 West route 66	Glendora	CA	91740-4162	Leased	No
Marysville Dialysis Center, LLC	Marysville	1015 8th Street	Marysville	CA	95901-5271	Leased	No
Mazonia Dialysis, LLC	El Dorado	2977 Redondo Avenue	Long Beach	CA	90806-2445	Leased	No
Meridian Dialysis, LLC	Anaheim	1324 S. Euclid Street	Anaheim	CA	92802-2002	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Orange County	12555 Garden Grove Blvd.	Garden Grove	CA	92843-1906	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Solano	127 Hospital Drive	Vallejo	CA	94589-2562	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline-Long Beach	16506 Lakewood Blvd	Bellflower	CA	90706-5165	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Inglewood	323 North Prairie Avenue	Inglewood	CA	90301-4501	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Riverside 1b	36955 Cook Street	Palm Desert	CA	92211-6066	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Riverside	4100 Latham Street	Riverside	CA	92501	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Fresno	568 E Herndon Ave	Fresno	CA	93720-2907	Leased	No

Sch 4.8-12

MGD-Medical Practice (Lifeline)	San Diego	6402 El Cajon Boulevard	San Diego	CA	92115-2645	Leased	No
MGD-NAMG-Home Dialysis, LLC	Riverside	3660 Park Sierra Dr	Riverside	CA	92505	Leased	No
MGD-NAMG-Home Dialysis, LLC	Riverside Pd Central	3660 Park Sierra Dr	Riverside	CA	92505-3071	Leased	No
MGD-NAMG-Home Dialysis, LLC	Riverside Pd	3660 Park Sierra Drive, Suite 108	Riverside	CA	92505-3071	Leased	No
Mulgee Dialysis, LLC	Hawthorne	14204 Prairie Ave	Hawthorne	CA	90250-7908	Leased	No
Natomas Dialysis, LLC	Natomas	30 Golden Land Ct	Sacramento	CA	95834-2423	Leased	No
Nuevo Dialysis, LLC	Laguna Hills	25352 Cabot Road	Laguna Hills	CA	92653-5521	Leased	No
Olive Dialysis, LLC	South Gate	9848 Atlantic Blvd	South Gate	CA	90280-5219	Leased	No
Orange Dialysis, LLC	Whittier Hills	10055 Whittwood Drive	Whittier	CA	90603-2313	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc Shine-Covina	65 N First Avenue	Arcadia	CA	91006-3207	Leased	No
Palomar Dialysis, LLC	Livermore	3201 Doolan Rd, Suite 175	Livermore	CA	94551-9610	Leased	No
Percha Dialysis, LLC	Daly City Home Training	74 Camaritas Ave	South San Francisco	CA	94080-3133	Leased	No
Plaine Dialysis, LLC	Yuba City	1525 Plumas Court	Yuba City	CA	95991-2971	Leased	No
Pokagon Dialysis, LLC	Bluff Rd	100 W. Washington Blvd.	Monebello	CA	90640-2170	Leased	No
Ponca Dialysis, LLC	Tully Road Home Training	1290 Tully Road	San Jose	CA	95122-3069	Leased	No
Priday Dialysis, LLC	Silicon Valley Home Training	725 Ridder Park Drive, Suites 50-70	San Jose	CA	95131-2431	Leased	No
Renal Treatment Centers-California, Inc.	Long Beach Harbor (UCLA)	1075 East Pacific Coast Highway	Long Beach	CA	90806-5089	Leased	No
Renal Treatment Centers-California, Inc.	Creekside	141 Parker Street	Vacaville	CA	95688-3921	Leased	No
Renal Treatment Centers-California, Inc.	Clearlake	14400 Olympic Drive	Clearlake	CA	95422-8809	Leased	Yes
Renal Treatment Centers-California, Inc.	Bellflower	15736 Woodruff Avenue	Bellflower	CA	90706-4018	Leased	No
Renal Treatment Centers-California, Inc.	Santa Ana	1820 E Deere Ave.	Santa Ana	CA	92705-5721	Leased	No
Renal Treatment Centers-California, Inc.	Ontario	1950 Grove Ave, Suites 101-105	Ontario	CA	91761-5693	Leased	No
Renal Treatment Centers-California, Inc.	Santa Monica	2020 Santa Monica Blvd.	Santa Monica	CA	90404-2139	Leased	No
Renal Treatment Centers-California, Inc.	Corona	2057 Compton Avenue, Bldg #6	Corona	CA	92881-7287	Leased	No
Renal Treatment Centers-California, Inc.	Concord	2300 Stanwell Drive	Concord	CA	94520-4841	Leased	No
Renal Treatment Centers-California, Inc.	South Chico	2345 Forest Ave	Chico	CA	95928-7641	Leased	No
Renal Treatment Centers-California, Inc.	Red Bluff	2455 Sister Mary Columba Drive	Red Bluff	CA	96080-4364	Leased	No

Sch 4.8-13

Renal Treatment Centers-California, Inc.	Moreno Valley	26900 Cactus Ave.	Moreno Valley	CA	92555-3912	Leased	Yes
Renal Treatment Centers-California, Inc.	Tokay	312 South Fairmont Ave, Suite A	Lodi	CA	95240-3840	Leased	No
Renal Treatment Centers-California, Inc.	Rosemead	3212 Rosemead Blvd	El Monte	CA	91731-2807	Leased	No
Renal Treatment Centers-California, Inc.	Napa	3900-C Bel Aire Plaza	Napa	CA	94558-2823	Leased	No
Renal Treatment Centers-California, Inc.	Mountain Vista	4041 North University Parkway	San Bernadino	CA	92407-1823	Leased	Yes
Renal Treatment Centers-California, Inc.	Temecula	40945 County Center Drive, Suite #E	Temecula	CA	92591-6006	Leased	No
Renal Treatment Centers-California, Inc.	Imperial Care	4345 E. Imperial Highway	Lynwood	CA	90262-2318	Leased	No
Renal Treatment Centers-California, Inc.	Riverside	4361 Latham Street	Riverside	CA	92501-1767	Leased	Yes
Renal Treatment Centers-California, Inc.	Fairfield	4660 Central Way	Fairfield	CA	94534-1803	Leased	No
Renal Treatment Centers-California, Inc.	Brea	595 Tamarack Avenue Suite A	Brea	CA	92821-3125	Leased	No
Renal Treatment Centers-California, Inc.	Tokay Home Pd	777 South Ham Lane, Suite L	Lodi	CA	95242-3593	Leased	No
Renal Treatment Centers-California, Inc.	Lakeport	804 - 11th Street, Suite 2	Lakeport	CA	95453-4102	Leased	No
Renal Treatment Centers-California, Inc.	San Bernardino II	894 Hardt Street	San Bernardino	CA	92408-2854	Leased	No
Renal Treatment Centers-California, Inc.	Vacaville	941 Merchant Street	Vacaville	CA	95688-5315	Leased	No
Roose Dialysis, LLC	Stockton Ca	1523 East March Lane, Suite 200	Stockton	CA	95210-5607	Leased	No
San Marcos Dialysis LLC	San Marcos	2135 Montiel Road, Building B	San Marcos	CA	92069-3511	Leased	No
Santa Fe Springs Dialysis, LLC	Santa Fe Springs	11149 Washington Blvd.	Whittier	CA	90606-3007	Leased	No
Sapelo Dialysis, LLC	San Leandro	2551 Merced Street	San Leandro	CA	94577-4207	Leased	No
Seabay Dialysis, LLC	San Bernardino	966 E. Hospitality Lane	San Bernardino	CA	92408-2818	Leased	No
Shadow Dialysis, LLC	Antelope	6406 Tupelo Drive, Suite A	Citrus Heights	CA	95621-1780	Leased	No
Shayano Dialysis, LLC	San Leandro	15555 E. 14th Street, Suite 520	San Leandro	CA	94578-1949	Leased	No
Skagit Dialysis, LLC	Silicon Valley	725 Ridder Park Drive, Suite 10	San Jose	CA	95131-2431	Leased	No
Soledad Dialysis Center, LLC	Soledad	901 Los Coches Drive	Soledad	CA	93960-2995	Leased	No
South Fork Dialysis, LLC	Herndon	560 E. Herndon Avenue, Suite 101	Fresno	CA	93720-2907	Leased	No
Stewart Dialysis, LLC	Richmond	4200 Mcdonald Avenue	Richmond	CA	94805-2315	Leased	No
Sunset Dialysis, LLC	Sunset	3071 Gold Canal Drive	Rancho Cordova	CA	95670-6129	Leased	No
Total Renal Care, Inc.	Mills Dialysis	100 S. San Mateo Drive	San Mateo	CA	94401-3805	Leased	No
Total Renal Care, Inc.	Palo Alto	1000 Marshall Street	Redwood City	CA	94063-2027	Leased	No
Total Renal Care, Inc.	Santa Fe Springs	10012 Norwalk Blvd	Santa Fe Springs	CA	90670-3345	Leased	No

Sch 4.8-14

Total Renal Care, Inc.	San Luis Osbispo	1043 Marsh Street	San Luis Obispo	CA	93401-3629	Leased	No
Total Renal Care, Inc.	UCLA	10630 Santa Monica	Los Angeles	CA	90025-4837	Leased	Yes
Total Renal Care, Inc.	Silverado Dialysis	1100 Trancas Street	Napa	CA	94558-2921	Leased	No
Total Renal Care, Inc.	Exeter	1116 W Visalia Road	Exeter	CA	93221-1482	Leased	No
Total Renal Care, Inc.	Visalia At Home Pd	1120 N. Chinowth Street	Visalia	CA	93291-7896	Leased	No
Total Renal Care, Inc.	Airport—Sunrise	11300 Hawthorne Blvd.	Hawthorne	CA	90304-2715	Leased	Yes
Total Renal Care, Inc.	Coalinga	1147 Phelps Avenue	Coalinga	CA	93210-9662	Leased	No
Total Renal Care, Inc.	Delta View	1150 E Leland Road	Pittsburg	CA	94565-5319	Leased	No
Total Renal Care, Inc.	Downey Kaiser	11611 Bellflower Blvd	Downey	CA	90241-5408	Leased	No
Total Renal Care, Inc.	Kenneth Hahn	11854 Wilmington Ave.	Willowbrook	CA	90059-3016	Leased	No
Total Renal Care, Inc.	Norwalk II Ca	11913 Firestone Blvd.	Norwalk	CA	90650-2904	Leased	No
Total Renal Care, Inc.	Walnut Creek West	1221 Rossmoor Parkway	Walnut Creek	CA	94596	Leased	No
Total Renal Care, Inc.	Norwalk	12375 E. Imperial Hwy, D-3	Norwalk	CA	90650-3129	Leased	No
Total Renal Care, Inc.	Vallejo	125 Corporate Place	Vallejo	CA	94590-6968	Leased	No
Total Renal Care, Inc.	Anaheim Harbor	1260 N. Harbor Blvd	Anaheim	CA	92801	Leased	No
Total Renal Care, Inc.	Belmont	1261 East Hillsdale Boulevard	Foster City	CA	94404-1236	Leased	No
Total Renal Care, Inc.	Tully Road	1290 Tully Road	San Jose	CA	95122-3069	Leased	No
Total Renal Care, Inc.	Sunrise	13039 Hawthorne Blvd	Hawthorne	CA	90304-2715	Leased	Yes
Total Renal Care, Inc.	Carson	1309 E Carson St	Carson	CA	90745-1631	Leased	No
Total Renal Care, Inc.	Templeton	1310 Las Tablas Rd	Templeton	CA	93465-9746	Leased	No
Total Renal Care, Inc.	Alhambra	1315 Alahmbra Blvd	Sacramento	CA	95816-5245	Leased	No
Total Renal Care, Inc.	East Bay Peritoneal	13939 E. 14th St., Suite# 110	San Leandro	CA	94578-2613	Leased	No
Total Renal Care, Inc.	San Rafael	1415 3rd Street	San Rafael	CA	94901-2826	Leased	No
Total Renal Care, Inc.	Hesperia	14163 Main Street	Hesperia	CA	92345-8097	Leased	No
Total Renal Care, Inc.	Los Gatos	14251 Winchester Boulevard, Suite 100	Los Gatos	CA	95032-1811	Leased	No
Total Renal Care, Inc.	West Glendale	1429 S. Glendale Avenue	Glendale	CA	91205-3313	Leased	Yes
Total Renal Care, Inc.	San Francisco Home Training	1493 Webster Street	San Francisco	CA	94115-3705	Leased	No
Total Renal Care, Inc.	Discovery Home Training (fka Santa Maria PD) (PD Only)	1503 East Main Street	Santa Maria	CA	93458	Leased	No

Sch 4.8-15

Total Renal Care, Inc.	North Glendale	1505 Wilson Terrace, Suite 190	Glendale	CA	91206-4015	Leased	No
Total Renal Care, Inc.	Covina	1547 West Garvey Avenue North	West Covina	CA	91790-2139	Leased	No
Total Renal Care, Inc.	Gateway Plaza	1580 Rosecrans Avenue	Compton	CA	90220-1001	Leased	No
Total Renal Care, Inc.	Lodi	1610 W. Kettleman Lane	Lodi	CA	95242-4210	Leased	No
Total Renal Care, Inc.	Joy Of Dixon	1640 North Lincoln Street	Dixon	CA	95620-9268	Leased	No
Total Renal Care, Inc.	Palmdale	1643 E. Palmdale Boulevard	Palmdale	CA	93550-4847	Leased	No
Total Renal Care, Inc.	Yosemite Street	1650 West Yosemite Avenue	Manteca	CA	95337-5193	Leased	No
Total Renal Care, Inc.	Artesia Home Training	16506 Lakewood Blvd	Bellflower	CA	90706-5165	Leased	No
Total Renal Care, Inc.	Fountain Valley	17150 Euclid Ave	Fountain Valley	CA	92708-4092	Leased	No
Total Renal Care, Inc.	Burlingame Dialysis	1720 El Camino Real	Burlingame	CA	94010-3225	Leased	No
Total Renal Care, Inc.	Antelope Valley	1759 West Avenue J, #102	Lancaster	CA	93534-2703	Leased	No
Total Renal Care, Inc.	Ceres	1768 Mitchell Road	Ceres	CA	95307-2156	Leased	No
Total Renal Care, Inc.	South Valley	17815 Ventura Boulevard	Encino	CA	91316-3600	Leased	No
Total Renal Care, Inc.	Redding	1876 Park Marina Drive	Redding	CA	96001-0913	Leased	No
Total Renal Care, Inc.	Oxnard	1900 Outlet Center Drive	Oxnard	CA	93036-0677	Leased	Yes
Total Renal Care, Inc.	Cerritos	19222 Poineer Blvd	Cerritos	CA	90703-6601	Leased	No
Total Renal Care, Inc.	Boyle Heights	1934 East 1st Street	Los Angeles	CA	90033-3413	Leased	No
Total Renal Care, Inc.	Greater El Monte	1938 Tyler Avenue	South El Monte	CA	91733-3623	Leased	No
Total Renal Care, Inc.	Cornerhouse	2005 Naglee	San Jose	CA	95128-4801	Leased	No
Total Renal Care, Inc.	Beverlywood	2080 Century Park East	Los Angeles	CA	90035	Leased	No
Total Renal Care, Inc.	Indian Wells Valley	212 South Richmond Road	Ridgecrest	CA	93555-4434	Leased	Yes
Total Renal Care, Inc.	Harbor UCLA	21600 S. Vermont Avenue	Torrance	CA	90502-1940	Leased	No
Total Renal Care, Inc.	Hayward II	21615 Hesperian Blvd	Hayward	CA	94541-7026	Leased	No
Total Renal Care, Inc.	Colma	2201 Junipero Serra Boulevard	Daly City	CA	94014-1908	Leased	Yes
Total Renal Care, Inc.	Garfield Pd	228 N. Garfield Avenue	Monterey Park	CA	91754-1709	Leased	No
Total Renal Care, Inc.	Pacific	2351 Clay St	San Francisco	CA	94115-1931	Leased	No
Total Renal Care, Inc.	Region	2420 Del Paso Road	Sacramento	CA	95834-9673	Leased	No
Total Renal Care, Inc.	Camarillo	2438 Ponderosa Drive	Camarillo	CA	93010-2465	Leased	Yes

Sch 4.8-16

Total Renal Care, Inc.	Sanger	2517 Jensen Avenue Building B	Sanger	CA	93657-2251	Leased	No
Total Renal Care, Inc.	Santa Paula	253 March St	Santa Paula	CA	93060-2511	Leased	No
Total Renal Care, Inc.	South Hayward	254 Jackson Street	Hayward	CA	94544-1907	Leased	No
Total Renal Care, Inc.	Monterey Park #D102	2560 Corp. Place, Suite #D102	Monterey Park	CA	91754-7612	Leased	No
Total Renal Care, Inc.	Ash Tree	2666 N Grove Industrial Drive	Fresno	CA	93727-1552	Leased	No
Total Renal Care, Inc.	Mission	2700 Geary Street	San Francisco	CA	94103	Leased	No
Total Renal Care, Inc.	Ventura	2705 Loma Vista Road	Ventura	CA	93003-1596	Leased	Yes
Total Renal Care, Inc.	Silver Lake-Formerly 3163	2723 West Temple Street	Los Angeles	CA	90026-4723	Leased	No
Total Renal Care, Inc.	Simi Valley	2950 North Sycamore Dr Ste 100	Simi Valley	CA	93065-1210	Leased	No
Total Renal Care, Inc.	Archway	3001 Health Care Way, Building E	Modesto	CA	95356-8503	Leased	No
Total Renal Care, Inc.	Archway Modesto	3001 Health Care Way, Building E	Modesto	CA	95356-8503	Leased	No
Total Renal Care, Inc.	Antioch	3100 Delta Fair Blvd.	Antioch	CA	94509-4001	Leased	No
Total Renal Care, Inc.	United	3111 Long Beach Blvd	Long Beach	CA	90807-5015	Leased	No
Total Renal Care, Inc.	East San Jose	3162 S. White Road # 100	San Jose	CA	95148-4019	Leased	Yes
Total Renal Care, Inc.	Pismo Beach	320 James Way	Pismo Beach	CA	93449-2875	Leased	No
Total Renal Care, Inc.	Union City	32930 Alvarado Niles Road	Union City	CA	94587-8101	Leased	No
Total Renal Care, Inc.	Santa Clara	3572 Homestead Ave	Santa Clara	CA	95051-5118	Leased	No
Total Renal Care, Inc.	Kidney Dialysis Care Unit	3600 E. Martin Luther King Blvd	Lynwood	CA	90262-2607	Leased	No
Total Renal Care, Inc.	Thousand Oaks	375 Rolling Oaks Drive	Thousand Oaks	CA	91361-1024	Leased	Yes
Total Renal Care, Inc.	Walnut Creek At Home	400 North Wiget Lane	Walnut Creek	CA	94598	Leased	No
Total Renal Care, Inc.	Manzanita Pd	4005 Manzanita Avenue	Carmichael	CA	95608-1779	Leased	No
Total Renal Care, Inc.	North Clinic	4005 Manzanita Avenue	Carmichael	CA	95608-1779	Leased	No
Total Renal Care, Inc.	Walnut Creek	404 North Wiget Lane	Walnut Creek	CA	94598-2408	Leased	No
Total Renal Care, Inc.	Anaheim Hills	4201 E La Palma Ave	Anaheim	CA	92807-1815	Leased	No
Total Renal Care, Inc.	Bakersfield Oak Street	422 Oak Street	Bakersfield	CA	93304-1744	Leased	No
Total Renal Care, Inc.	Oakland Chabot EBN	4242 - 4246 Broadway	Oakland	CA	94601	Leased	No
Total Renal Care, Inc.	San Jose Hhd/Pd	4400 B & C Stevens Creek Boulevard	San Jose	CA	95129-1104	Leased	No

Sch 4.8-17

Total Renal Care, Inc.	Davies	45 Castro Street	San Francisco	CA	94114-1032	Leased	No
Total Renal Care, Inc.	Lakewood	4611 Silva Street	Lakewood	CA	90712-2512	Leased	No
Total Renal Care, Inc.	Merced East	464 E Yosemite Ave	Merced	CA	95340-8489	Leased	No
Total Renal Care, Inc.	Sacramento Mobile Services Acute	4650 Northgate Blvd	Sacramento	CA	95834-1156	Leased	No
Total Renal Care, Inc.	Madera	501 East Almond Avenue	Madera	CA	93637-5661	Leased	No
Total Renal Care, Inc.	Montclair	5050 Palo Verde Street	Montclair	CA	91763-2329	Leased	No
Total Renal Care, Inc.	Dinuba	510 E. North Way	Dinuba	CA	93618-1653	Leased	No
Total Renal Care, Inc.	Bakersfield	5143 Office Park Drive	Bakersfield	CA	93309-0660	Leased	No
Total Renal Care, Inc.	Washington Plaza	516-522 E. Washington Blvd.	Los Angeles	CA	90015-3723	Leased	No
Total Renal Care, Inc.	Chico	530 Cohasset Road	Chico	CA	95926-2212	Leased	No
Total Renal Care, Inc.	La Palma	5451 La Palma Ave	La Palma	CA	90623-1731	Leased	No
Total Renal Care, Inc.	Delta	555 West Benjamin Holt Drive	Stockton	CA	95207-3839	Leased	No
Total Renal Care, Inc.	Fresno Pd	568 East Herndon Avenue	Fresno	CA	93720-2989	Leased	No
Total Renal Care, Inc.	Pleasanton	5720 Stoneridge Mall Road	Pleasanton	CA	94588-2882	Leased	No
Total Renal Care, Inc.	Avalon	5807 S. Avalon Avenue	Los Angeles	CA	90047	Leased	No
Total Renal Care, Inc.	Nephron	5812-5820 Downey Ave	Long Beach	CA	90805-4517	Leased	No
Total Renal Care, Inc.	San Rafael	650 Las Gallinas Blvd	San Rafael	CA	94903-3620	Leased	No
Total Renal Care, Inc.	Valley	6840 Sepulveda Blvd.	Van Nuys	CA	91405-4401	Leased	No
Total Renal Care, Inc.	South Sacramento	7000 Franklin Blvd., Suite 880	Sacramento	CA	95823-1838	Leased	No
Total Renal Care, Inc.	Florin	7000 Stockton Blvd.	Sacramento	CA	95823-2312	Leased	No
Total Renal Care, Inc.	Premier	7612 Atlantic Ave	Cudahy	CA	90201-5020	Leased	No
Total Renal Care, Inc.	Sierra Terrific Div.	7755 Pardee Lane	Oakland	CA	94621-3040	Leased	No
Total Renal Care, Inc.	Crescent Heights	8151 Beverly Blvd	Los Angeles	CA	90048-4514	Leased	Yes
Total Renal Care, Inc.	Paramount	8319 Alondra Blvd.	Paramount	CA	90723-4403	Leased	No
Total Renal Care, Inc.	Iowa Street	8333 Iowa Street	Downey	CA	90241-4994	Leased	No
Total Renal Care, Inc.	Downey	8600-8630 Florence Ave.	Downey	CA	90240-4017	Leased	Yes
Total Renal Care, Inc.	Arvin	902 Bear Mountain Blvd	Arvin	CA	93203-1317	Leased	No
Total Renal Care, Inc.	Montclair	9140 Monte Vista Avenue	Montclair	CA	91763-2329	Leased	No
Total Renal Care, Inc.	South San Francisco	925 El Camino Real	South San Francisco	CA	94080-3203	Leased	No

Sch 4.8-18

Total Renal Care, Inc.	Salinas	955 Blanco Cir, Suite C	Salinas	CA	93901-4452	Leased	No
Total Renal Care, Inc.	Visalia Vineyard	TBD	Visalia	CA	93292-3643	Leased	No
Total Renal Care-Eaton Canyon Dialysis Center Partnership	Eaton Canyon	2551 East Washington Blvd	Pasadena	CA	91107-1446	Leased	No
Turlock Dialysis Center, LLC	Turlock	50 W Syracuse Avenue	Turlock	CA	95380-3143	Leased	Yes
Tustin Dialysis Center, LLC	Tustin	2090 N. Tustin Ave	Santa Ana	CA	92705-7869	Leased	No
University Dialysis Center, LLC	University	777 Campus Commons Drive	Sacramento	CA	95825-8344	Leased	No
USC-Davita Dialysis Center, LLC	USC University Park	2310 Alcazar St.	Los Angeles	CA	90033-5327	Leased	No
VillageHealth DM, LLC	Riverside	4361 Latham Street	Riverside	CA	92501-4332	Leased	No
Villanueva Dialysis, LLC	Mojave Sage	17207 Jasmine St	Victorville	CA	92395-7786	Leased	No
Walcott Dialysis, LLC	Newport Irvine	4300 Von Karman Ave	Newport Beach	CA	92660	Leased	No
Walker Dialysis, LLC	Hayward III	1661 Industrial Parkway West	Hayword	CA	94544-7046	Leased	No
Walker Dialysis, LLC	Fremont	2599 Stevenson Blvd	Fremont	CA	94538-2315	Leased	No
Walker Dialysis, LLC	Fremont At Home	39355 California St	Fremont	CA	94538-1447	Leased	No
Walton Dialysis, LLC	Colton Ranch	1405 West Valley Boulevard	Colton	CA	92324-1910	Leased	No
Weldon Dialysis, LLC	Roseville	1836 Sierra Gardens Drive	Roseville	CA	95661-2943	Leased	No
West Elk Grove Dialysis LLC	West Elk Grove	2208 Kausen Drive, Suite 100	Elk Grove	CA	95758-7174	Leased	No
West Sacramento Dialysis, LLC	West Sacramento	3450 Industrial Blvd.	West Sacramento	CA	95691-5053	Leased	No
Yucaipa Dialysis, LLC	Yucaipa	33487 Yucaipa Blvd	Yucaipa	CA	92399-2064	Leased	No
Brighton Dialysis Center, LLC.	Brighton	4700 East Bromley Lane	Brighton	CO	80601-7821	Leased	No
DaVita Healthcare Partners Inc.	Casa Del Mundo Office	1551 Wewatta Street	Denver	CO	80202-5117	Leased	No
DaVita Healthcare Partners Inc.	Denver Headquarters	2000 16th Street	Denver	CO	80202	Owned	No
DaVita Healthcare Partners Inc.	Wisdom Warehouse	2500 W 4th Avenue	Denver	CO	80202-5117	Leased	No
Durango Dialysis Center, LLC	Durango	72 Suttle St	Durango	CO	81303-6829	Leased	No
DVA Renal Healthcare, Inc.	APEX Hospital Svcs Region 01 Office	2369 South Trenton Way, Unit H	Denver	CO	80226	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Denver	130 Rampart Way	Denver	CO	80230-6404	Leased	No
Mountain West Dialysis Services, LLC	Parker Co	10371 Parkglenn Way	Parker	CO	80138-3871	Leased	No

Sch 4.8-19

Mountain West Dialysis Services, LLC	Lakewood Crossing	1057 Wadsworth Blvd #100	Lakewood	CO	80226-4361	Leased	No
Mountain West Dialysis Services, LLC	North Metro	12365 Huron Street	Westminster	CO	80234-3498	Leased	No
Mountain West Dialysis Services, LLC	Longmont	1700 Kylie Drive	Longmont	CO	80501-9617	Leased	No
Mountain West Dialysis Services, LLC	Lakewood-Co	1750 Pierce Street	Lakewood	CO	80214-1434	Leased	Yes
Mountain West Dialysis Services, LLC	Boulder	2880 Folsom Dr	Boulder	CO	80304-3769	Leased	No
Mountain West Dialysis Services, LLC	Thornton	8800 Fox Drive	Thornton	CO	80260-6880	Leased	Yes
Mountain West Dialysis Services, LLC	Arvada	9950 West 80th Avenue	Arvada	CO	80005-3914	Leased	No
North Colorado Springs Dialysis, LLC	North Colorado Springs	6071 E Woodmen Rd	Colorado Springs	CO	80923-2610	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Mountain View Corporate Center	12202 Airport Way	Broomfield	CO	80021-2588	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Denver	1515 Wynkoop Street	Denver	CO	80202	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc Vail Region 02	1700 Basset Street	Denver	CO	53005-6864	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	DPC Paladina Health Colorado Springs	6475 Wall Street, Suite 201	Colorado Springs	CO	80918-8337	Leased	No
Pible Dialysis, LLC	West Lakewood	11700 West 2nd Place, St. Anthony’s Medical Plaza II	Lakewood	CO	80228-1704	Leased	No
Pible Dialysis, LLC	Ne Aurora	509 N. Sable Blvd.	Aurora	CO	80011-0801	Leased	No
Renal Treatment Centers-West, Inc.	Littleton	209 W County Line Road	Littleton	CO	80129-1901	Leased	No
Renal Treatment Centers-West, Inc.	Denver-Downing	2900 Downing Street	Denver	CO	80205-4699	Leased	No
Renal Treatment Centers-West, Inc.	Interstate	334 South 13th Street	Burlington	CO	80807-2414	Leased	No
Renal Treatment Centers-West, Inc.	South Denver	850 East Harvard Avenue	Denver	CO	80210-5030	Leased	No
Renal Treatment Centers-West, Inc.	Westminster	9053 Harlan Street	Westminster	CO	80031-2908	Leased	No
Renal Treatment Centers-West, Inc.	Aurora	Amc Ii, Suite# 100, 1411 S. Potomac	Aurora	CO	80012-4536	Leased	No
Rocky Mountain Dialysis Services, LLC	East Aurora	482 S. Chambers Road	Aurora	CO	80017-2092	Leased	No
Rocky Mountain Dialysis Services, LLC	Belcaro	755 S Colorado Boulevard	Denver	CO	80246-8005	Leased	No
Rocky Mountain Dialysis Services, LLC	Lonetree	9777 Mt. Pyramid Court, Suite 140	Englewood	CO	80112-6017	Leased	No

Sch 4.8-20

Southern Colorado Joint Ventures, LLC	Fountain	6910 Bandley Drive, Suite 100	Fountain	CO	80817-2617	Leased	No
Total Renal Care, Inc.	Loveland	1453 N Denver Ave	Loveland	CO	80538-5226	Leased	No
Total Renal Care, Inc.	Pikes Peak	2002 Leleray Street	Colorado Springs	CO	80909-2804	Leased	No
Total Renal Care, Inc.	Printers Place	2802 International Circle	Colorado Springs	CO	80910-3127	Leased	No
Total Renal Care, Inc.	Englewood	3247 S. Lincoln St	Englewood	CO	80113-2505	Leased	No
Total Renal Care, Inc.	Black Canyon Montrose	3421 Rio Grande, Unit D	Montrose	CO	81401-4840	Leased	No
Total Renal Care, Inc.	Castle Rock	4348 Woodlands Blvd	Castle Rock	CO	80104-2800	Leased	No
Total Renal Care, Inc.	Mesa County	561 25 Road	Grand Junction	CO	81505-1360	Leased	No
Total Renal Care, Inc.	Sterling	603 Holly Drive	Sterling	CO	80751-4539	Leased	No
Total Renal Care, Inc.	Alamosa	62 El Rio Drive	Alamosa	CO	81101-8548	Leased	No
Total Renal Care, Inc.	Commerce	6320 Holly Street	Commerce City	CO	80022-3325	Leased	No
Total Renal Care, Inc.	Grand Junction	710 Wellington Ave	Grand Junction	CO	81501-6100	Leased	No
Total Renal Care, Inc.	Centralized Patient	7173 S Havana Street	Centennial	CO	80112-3891	Leased	No
Total Renal Care, Inc.	Lowry	7465 East 1st Ave	Denver	CO	80230-6877	Leased	No
Total Renal Care, Inc.	Southwest Denver	8601 W. Cross Drive	Littletown	CO	80123-2200	Leased	No
Total Renal Research, Inc	Early Clinical Denver	11750 West 2nd Place, Levels 3 And 4 St Anthony’s Medical Plaza I	Lakewood	CO	80228	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Cortez	610 East Main, Suite C	Cortez	CO	81321-3308	Leased	No
Argyle Dialysis, LLC	Enfield	51 Palomba Drive	Enfield	CT	6082	Leased	No
DVA Healthcare of New London, LLC	New London	5 Shaws Cove Suite 100	New London	CT	06320-4974	Leased	No
DVA Healthcare of Norwich, LLC	Norwich	113 Salem Turnpike	Norwich	CT	06360-6484	Leased	No
DVA Healthcare Renal Care, Inc.	Greater Waterbury	209 Highland Avenue	Waterbury	CT	06708-3026	Leased	No
DVA Healthcare Renal Care, Inc.	Milford	470 Bridgeport Avenue	Milford	CT	06460-4167	Leased	No
DVA Healthcare Renal Care, Inc.	Shelton	750 Bridgeport Avenue	Shelton	CT	06484-4734	Leased	No
DVA Healthcare Renal Care, Inc.	Bridgeport	900 Madison Avenue	Bridgeport	CT	06606-5534	Leased	No
DVA Renal Healthcare, Inc.	New Haven	100 Church Street South	New Haven	CT	06519-1703	Leased	No
DVA Renal Healthcare, Inc.	Branford	249-251 West Main Street	Branford	CT	06405-4048	Leased	No

Sch 4.8-21

DVA Renal Healthcare, Inc.	Bloomfield	29 Griffin Road South	Bloomfield	CT	06002-1351	Leased	No
DVA Renal Healthcare, Inc.	Stamford	30 Commerce Road	Stamford	CT	06902-4550	Leased	No
DVA Renal Healthcare, Inc.	South Norwalk	31 Stevens Street	Norwalk	CT	06850-3805	Leased	No
DVA Renal Healthcare, Inc.	Hartford	675 Tower Avenue	Hartford	CT	6112	Leased	No
DVA Renal Healthcare, Inc.	Torrington	780 Litchfield	Torrington	CT	06790-6268	Leased	No
DVA Renal Healthcare, Inc.	Connecticut Acutes	93 Eastern Steel Road	Milford	CT	06460-2861	Leased	No
DVA Renal Healthcare, Inc.	New Haven	96 Orange Street, Suite 2	New Haven	CT	06519-1703	Leased	No
Middlesex Dialysis Center, LLC	Middlesex	100 Main Street	Middletown	CT	06457-3477	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Rocky Hill	30 Waterchase Drive	Rocky Hill	CT	06067-2110	Leased	No
Total Renal Care, Inc.	West Hartford	11 South Road	Farmington	CT	06032-2483	Leased	No
Total Renal Care, Inc.	Danbury	111 Osborne St	Danbury	CT	06810-6031	Leased	No
Total Renal Care, Inc.	Waterbury	150 Mattatuck Heights Road	Waterbury	CT	06705-3893	Leased	No
Total Renal Care, Inc.	Hamden	3000 Dixwell Avenue	Hamden	CT	06518-3522	Leased	No
Total Renal Care, Inc.	Windham	375c Tuckie Road1	Windham	CT	06256-1345	Leased	No
Total Renal Care, Inc.	Blackrock	427 Stillson Rd	Fairfield	CT	06824-3153	Leased	No
Total Renal Care, Inc.	Newington	445 Willard Ave	Newington	CT	06111-2318	Leased	No
Total Renal Care, Inc.	Vernon	460 Hartford Turnpike	Vernon	CT	06066-4847	Leased	No
Tross Dialysis, LLC	Brookfield	164 Mount Pleasant Road	Newtown	CT	6804	Leased	No
DaVita Healthcare Partners Inc.	North Capital	500 North Capitol Street, N.W.	Washington, D.C.	DC	90245-4814	Leased	No
DVA Healthcare Renal Care, Inc.	Brentwood	1225-1231 Brentwood Road Ne	Washington	DC	20018-1019	Leased	No
DVA Healthcare Renal Care, Inc.	Eighth Street	300 8th Street	Washington	DC	20002-6108	Leased	No
DVA Renal Healthcare, Inc.	Gwu N Street	2131 K Street Nw	Washington	DC	20037-1898	Leased	No
DVA Renal Healthcare, Inc.	Gwu Southeast	3857-A Pennsylvania Avenue Se	Washington	DC	20020-1309	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Grant Park	5000 Nannie Helen Burroughs Ave	Washington Dc	DC	20019-5506	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Lee Street	5155 Lee Street, Ne,	Washington	DC	20019-4051	Leased	No
Total Renal Care, Inc.	International	1730 Hamlin Street Ne	Washington	DC	20018-1838	Leased	No
Total Renal Care, Inc.	Washington Nursing	2425 25th St Se	Washington	DC	20020-3409	Leased	No
TRC-Georgetown Regional Dialysis, LLC.	Georgetown Home Training	2233 Wisconsin Ave	Washingotn	DC	20007-4119	Leased	No

Sch 4.8-22

TRC-Georgetown Regional Dialysis, LLC.	Union Plaza	810 First St. Ne, Suite #100	Washington	DC	20002-4227	Leased	No
Anderson Kidney Dialysis, LLC	Key West	1122 N Roosevelt Blvd	Key West	FL	33040-4076	Leased	No
Bright Dialysis, LLC	Fort Pierce	1801 S 23rd St	Ft Pierce	FL	34950-4830	Leased	No
DaVita Healthcare Partners Inc.	West Palm Beach	200 Butler Street	West Palm Beach	FL	90245-4814	Leased	No
DaVita Healthcare Partners Inc.	Dc Mcallister Office	4033 Tampa Road, Suite 102	Oldsmar	FL	90245-4814	Leased	No
DaVita Rx, LLC	Davita Rx - Florida	2252 Commerce Park Drive	Orlando	FL	32819	Leased	No
DaVita Rx, LLC	Davita Rx - Florida	2616 Commerce Park Drive	Orlando	FL	32819	Leased	No
DVA Healthcare Renal Care, Inc.	New Smyrna Beach	110 South Orange Avenue	New Smyrna Beach	FL	32168-7153	Leased	Yes
DVA Healthcare Renal Care, Inc.	Lake Wales	1125 Bryn Mawr Ave	Lake Wales	FL	33853-4333	Leased	Yes
DVA Healthcare Renal Care, Inc.	Tampa Acutes	1130 Nikki View Drive	Brandon	FL	33511-4868	Leased	No
DVA Healthcare Renal Care, Inc.	Temple Terrace	11306 53rd St	Temple Terrace	FL	33617-2214	Leased	No
DVA Healthcare Renal Care, Inc.	Brandon East	114 E Brandon Blvd	Brandon	FL	33511-5219	Leased	No
DVA Healthcare Renal Care, Inc.	Perry	118 West Main Street	Perry	FL	32347-2656	Leased	No
DVA Healthcare Renal Care, Inc.	Bartow	1190 East Church Street	Bartow	FL	33830-4117	Leased	No
DVA Healthcare Renal Care, Inc.	Plant City	1211 W Reynolds Street	Plant City	FL	33563-4321	Leased	No
DVA Healthcare Renal Care, Inc.	Palm Coast	13 Kingswood Drive, Suite A	Palm Coast	FL	32137-4614	Leased	No
DVA Healthcare Renal Care, Inc.	Broward	1500 N Federal Highway	Ft Lauderdale	FL	33304-5600	Leased	Yes
DVA Healthcare Renal Care, Inc.	Greater Miami	160 Nw 176th Street	Miami	FL	33169-5023	Leased	No
DVA Healthcare Renal Care, Inc.	Tallahassee	1607 Physicians Drive	Tallahassee	FL	32308-4620	Leased	No
DVA Healthcare Renal Care, Inc.	GHc-Winter Haven	1625 Dr. Martin Luther King Drive	Winterhaven	FL	33881	Owned	No
DVA Healthcare Renal Care, Inc.	South Beach	1711 Alton Road	Miami Beach	FL	33139-2411	Leased	No
DVA Healthcare Renal Care, Inc.	Daytona South	1801 S. Nova Road	Daytona Beach	FL	32119-1775	Leased	No
DVA Healthcare Renal Care, Inc.	Lake Worth	2459 S. Congress Ave., Suite 100	West Palm Beach	FL	33406-7616	Leased	Yes
DVA Healthcare Renal Care, Inc.	Orange City	2575 S Volusia Ave	Orange City	FL	32763-9116	Leased	No
DVA Healthcare Renal Care, Inc.	Lehigh Acres Dialysis	2814 Lee Boulevard	Lehigh Acres	FL	33971-1561	Leased	No
DVA Healthcare Renal Care, Inc.	Four Freedoms Dialysis	289a Sw Range Ave	Madison	FL	32340-2351	Leased	No
DVA Healthcare Renal Care, Inc.	Deland	346 E New York Ave	Deland	FL	32724-5510	Leased	No
DVA Healthcare Renal Care, Inc.	Brandenton	3501 Cortez Road W.	Bradenton	FL	34210-3104	Leased	Yes

Sch 4.8-23

DVA Healthcare Renal Care, Inc.	Central Tampa	4204 N. Macdill Avenue	Tampa	FL	33607-6342	Leased	No
DVA Healthcare Renal Care, Inc.	Fort Myers	4220 Executive Circle, Suite 38	Fort Myers	FL	33916-7993	Leased	No
DVA Healthcare Renal Care, Inc.	Ormond Beach	431-495 South Nova Rd	Ormond Beach	FL	32174-8444	Leased	No
DVA Healthcare Renal Care, Inc.	West Tampa	4515 George Road	Tampa	FL	33634-7300	Leased	No
DVA Healthcare Renal Care, Inc.	Lakeland	515 E. Bella Vista Street	Lakeland	FL	33805-3005	Leased	No
DVA Healthcare Renal Care, Inc.	Daytona Beach	578 Health Boulevard	Daytona Beach	FL	32114-1492	Leased	No
DVA Healthcare Renal Care, Inc.	West Tallahassee	5857 W Tennessee St	Tallahassee	FL	32304-9218	Leased	No
DVA Healthcare Renal Care, Inc.	Sun City	783 Cortaro Drive	Ruskin	FL	33573-6812	Leased	Yes
DVA Healthcare Renal Care, Inc.	Quincy	878 Strong Road	Quincy	FL	32351-5243	Leased	No
DVA Healthcare Renal Care, Inc.	Ft Myers South	8850 Gladiolus Dr	Fort Meyers	FL	33908-5102	Leased	No
DVA Renal Healthcare, Inc.	Ocoee	11140 West Colonial Drive	Ocoee	FL	34761-3300	Leased	No
DVA Renal Healthcare, Inc.	St. Petersburg	1117 Arlington Avenue	St. Petersburg	FL	33705-1521	Leased	No
DVA Renal Healthcare, Inc.	Orlando	116 W Sturtevant Street	Orlando	FL	32806-2021	Leased	Yes
DVA Renal Healthcare, Inc.	Orlando East	11616 Lake Underhill Rd	Orlando	FL	32825-4466	Leased	No
DVA Renal Healthcare, Inc.	Miami East	1250 Nw 7th St Units 103-110	Miami	FL	33125-3744	Leased	No
DVA Renal Healthcare, Inc.	Sebastian	1424 U.S. Highway 1	Sebastian	FL	32958-1619	Leased	No
DVA Renal Healthcare, Inc.	Fort Myers North	16101 N Cleveland Avenue	North Fort Myers	FL	33903-2148	Leased	No
DVA Renal Healthcare, Inc.	Melbourne	2235 Babcock Street	Melbourne	FL	32901-5305	Leased	No
DVA Renal Healthcare, Inc.	Supernova Reg 7	2401 Pga Boulevard	Palm Beach Gardens	FL	33334-4806	Leased	No
DVA Renal Healthcare, Inc.	Tallahassee South	2410 South Adams Street	Tallahassee	FL	32301-6325	Leased	No
DVA Renal Healthcare, Inc.	St Petersburg South	2850 34th Street South	St Petersburg	FL	33711-3817	Leased	No
DVA Renal Healthcare, Inc.	Miami Gardens	3363 Nw 167th Street	Miami Gardens	FL	33056-4254	Leased	No
DVA Renal Healthcare, Inc.	Lakeland South	5050 S Florida Ave	Lakeland	FL	33813-2181	Leased	No
DVA Renal Healthcare, Inc.	Orlando North	5135 Adanson Street	Orlando	FL	32804-1338	Leased	No
DVA Renal Healthcare, Inc.	Orlando Southwest	6925 Lake Ellenor Dr	Orlando	FL	32809-4670	Leased	No
DVA Renal Healthcare, Inc.	Plantation	7061 Cypress Road	Plantation	FL	33317-2243	Leased	No
DVA Renal Healthcare, Inc.	Miami North	860 Northeast 125th Street	North Miami	FL	33161-5743	Leased	No
DVA Renal Healthcare, Inc.	Bonita Springs	9132 & 9134 Bonita Beach Road	Bonita Springs	FL	34135-4281	Leased	No
DVA Renal Healthcare, Inc.	Miami Campus	Jackson Medical Tower	Miami	FL	33136-1121	Leased	Yes

Sch 4.8-24

East Ft. Lauderdale, LLC	E Ft Lauderdale	1301 S Andrews Ave	Ft Lauderdale	FL	33316-1823	Leased	No
Fairfield Dialysis, LLC	Jacksonville Arlington	929 University Blvd North	Jacksonville	FL	32211-5529	Leased	No
Fjords Dialysis, LLC	Silver Springs Shores	9310 Spring Road	Ocala	FL	34472-2913	Leased	No
Flamingo Park Kidney Center, Inc.	Le Jeune	3280 Ponce De Leon	Coral Gables	FL	33134-7252	Leased	Yes
Flamingo Park Kidney Center, Inc.	Interamerican	7815 Coral Way	Miami	FL	33155-6541	Leased	No
Flamingo Park Kidney Center, Inc.	Flamingo Park	901 East 10th Avenue	Hialeah	FL	33010-3762	Leased	No
Golden Sun Bear, LLC	Lifeline Aaxess	13085 & 13087 Telecom Parkway North	Temple Terrace	FL	33637-0926	Leased	No
GreenLeaf Dialysis, LLC	Gainesville Home Training	4960 West Newberry Road	Gainesville	FL	32607-2201	Leased	Yes
Indian River Dialysis Center, LLC	Vero Beach	Pineapple Palm Plaza, 2150 45th Street Building C	Vero Beach	FL	32967-6281	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Collier County	6625 Hillway Circle	Naples	FL	34112-8756	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Manatee County	8470 Cooper Creek Boulevard	University Park	FL	34201-2020	Leased	No
Kavett Dialysis, LLC	Palmetto	7150 West 20th Ave	Hialeah	FL	33016-5509	Leased	No
Las Olas De Sequoia, LLC	Lifeline Fort Lauderdale	2271 - 2283 Sw 2nd St., Bldg. 9	Pompano Beach	FL	33069-3101	Leased	No
Lifeline Pensacola, LLC	Lifeline Pensacola	1851 North 9th Avenue	Pensacola	FL	32503	Leased	Yes
Lifeline Vascular Center-Niceville, LLC	Niceville	4585 Highway 20 East	Niceville	FL	32578	Leased	No
Lifeline Vascular Center-Orlando, LLC	Lf Orlando North	337 South Northlake Boulevard	Altamonte Springs	FL	32701-5264	Leased	No
Lourdes Dialysis, LLC	Lake Mary	39 Skyline Drive, Suite 1001	Lake Mary	FL	32746-7123	Leased	No
Lourdes Dialysis, LLC	Oviedo	7560 Red Bug Lake Road	Oviedo	FL	32765-6591	Leased	No
Mammoth Dialysis, LLC	Carrollwood	14358 N Dale Mabry Hwy	Tampa	FL	33618-2018	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Gainesville	932 N.W. 56th Terrace	Gainesville	FL	32605-4480	Leased	No
Nephrology Medical Associates of Georgia, LLC	Lake City	221 SW Stonegate Terrace	Lake City	FL	32024-3463	Leased	No
Okanogan Dialysis, LLC	Lauderdale Lakes	2922 North State Road 7	Lauderdale Lakes	FL	33313-1912	Leased	No
Open Access Lifeline, LLC	Lifeline Miami	16401 Nw 2nd Ave	Miami	FL	33169-6035	Leased	No
Reef Dialysis, LLC	Home Options Of Pensacola	812 Creighton Rd	Pensacola	FL	32504-7028	Leased	No
Renal Life Link, Inc	Davie	11011 Sheridan Street	Cooper City	FL	33026-1505	Leased	No
Renal Life Link, Inc	Haines City II	Ridgeview Plaza Us Highway 27	Haines City	FL	33897-4519	Leased	No

Sch 4.8-25

Renal Treatment Centers-Southeast, LP	Ocala South	13940 Us Hwy 441	Lady Lake	FL	32159-8908	Leased	No
Renal Treatment Centers-Southeast, LP	Amelia Island	1525 Lime Street	Fernandina Beach	FL	32034-3015	Leased	No
Renal Treatment Centers-Southeast, LP	Villages	1950 Laurel Manor Drive	The Villages	FL	32162-5603	Leased	No
Renal Treatment Centers-Southeast, LP	Aventura	22 Southwest 11th Street	Hallandale	FL	33009-7038	Leased	No
Renal Treatment Centers-Southeast, LP	Lake	221 North 1st Street	Leesburg	FL	34748-5150	Leased	No
Renal Treatment Centers-Southeast, LP	Ocala North	2620 W Hwy 316	Citra	FL	32113-3555	Leased	No
Renal Treatment Centers-Southeast, LP	Ocala Regional Kidney	2860 Se 1st Ave	Ocala	FL	34471-0406	Leased	No
Renal Treatment Centers-Southeast, LP	Ocala East	2870 Se 1st Avenue	Ocala	FL	34471-0406	Leased	No
Renal Treatment Centers-Southeast, LP	Marianna	2930 Optimist Dr	Marianna	FL	32448-7703	Leased	No
Renal Treatment Centers-Southeast, LP	North Okaloosa	320 West Redstone Drive	Crestview	FL	32536-6433	Leased	Yes
Renal Treatment Centers-Southeast, LP	Santa Rosa	5819 Highway 90	Milton	FL	32583-1763	Leased	Yes
Renal Treatment Centers-Southeast, LP	Panama City	615 Highway 231	Panama City	FL	32405-4704	Leased	No
Renal Treatment Centers-Southeast, LP	Leesburg	801 E Dixie Ave	Leesburg	FL	34748-7699	Leased	No
Renal Treatment Centers-Southeast, LP	Venice	816 Pinebrook Road	Venice	FL	34285-7103	Leased	No
Renal Treatment Centers-Southeast, LP	West Florida	8333 North Davis Highway	Pensacola	FL	32514-6050	Leased	No
Renal Treatment Centers-Southeast, LP	Chipley	877 3rd Street, Suite 2	Chipley	FL	32428-1855	Leased	No
Renal Treatment Centers-Southeast, LP	Ocala West	9401 Sw Hwy 200	Ocala	FL	34481-9612	Leased	No
Renal Treatment Centers-Southeast, LP	Mt Dora	County Road 19a	Mount Dora	FL	32757-3526	Leased	No
SafeHarbor Dialysis, LLC	East Tampa	1701 9th Avenue	Tampa	FL	33605-3801	Leased	No
Sands Dialysis, LLC	Boynton/North Delray	2655 West Atlantic Blvd	Delray Beach	FL	33445-4400	Leased	Yes
Sands Dialysis, LLC	Boca Raton	998 Northwest 9th Court	Boca Raton	FL	33486-2214	Leased	No
South Central Florida Dialysis Partners, LLC	Poinciana	1002 Cypress Parkway	Poinciana	FL	34759-3328	Leased	No
South Central Florida Dialysis Partners, LLC	Celebration	1154 Celebration Blvd	Celebration	FL	34747-4605	Leased	No
South Central Florida Dialysis Partners, LLC	Kissimmee Home Training Pd	1203 North Central Avenue, Suite A	Kissimmee	FL	34741-4407	Leased	No
South Central Florida Dialysis Partners, LLC	Winter Garden	1222 Winter Garden Vineland Rd.	Winter Garden	FL	34787	Leased	No
South Central Florida Dialysis Partners, LLC	Orlando	14050 Town Loop Blvd	Orlando	FL	32837-6190	Leased	No
South Central Florida Dialysis Partners, LLC	Ocoee Home Training	1552 Boren Drive	Ocoee	FL	34761-4216	Leased	Yes
South Central Florida Dialysis Partners, LLC	Buena Ventura Orlando	1998 Osceola Parkway	Kissimmee	FL	34743	Leased	No

Sch 4.8-26

South Central Florida Dialysis Partners, LLC	St. Cloud	220 Kissimmee Park Road	St. Cloud	FL	34769-1430	Leased	No
South Central Florida Dialysis Partners, LLC	Orlando Park	5397 W Colonial Dr	Orlando	FL	32808-7647	Leased	No
South Central Florida Dialysis Partners, LLC	Kissimmee	802 North John Young Parkway	Kissimmee	FL	34741-4912	Leased	No
Talimena Dialysis, LLC	Miami Shores	15600 NW 15th Avenue	Miami Gardens	FL	33169-5609	Leased	No
Total Renal Care, Inc.	Defuniak Springs	1045 Us Hwy 331	Defuniak Springs	FL	32435-3375	Leased	No
Total Renal Care, Inc.	Tampa Fl	10770 N. 46th St.	Tampa	FL	33617-3465	Leased	No
Total Renal Care, Inc.	Coral Reef	11000 Sw 184th St	Miami	FL	33157-6602	Leased	No
Total Renal Care, Inc.	Bay Breeze	11550 Ulmerton Road	Largo	FL	33778-1501	Leased	No
Total Renal Care, Inc.	Center For Kidney Disease	1190 Nw 95th St	Miami	FL	33150-2065	Leased	No
Total Renal Care, Inc.	Pembroke Pines	12145 Pembroke Rd	Pembroke Pines	FL	33025-1727	Leased	No
Total Renal Care, Inc.	Fort Lauderdale	1299 East Commerical Blvd	Oakland Park	FL	33334	Leased	No
Total Renal Care, Inc.	Cape Coral	1315 Se 8th Terrace	Cape Coral	FL	33990-3213	Leased	No
Total Renal Care, Inc.	Arcadia	1341 East Oak Street	Arcadia	FL	34266-8902	Leased	No
Total Renal Care, Inc.	Columbia County-FL	1389 U.S. Highway 90 West, Suite 100A	Lake City	FL	32055-6130	Leased	No
Total Renal Care, Inc.	Bayonet Point	14144 Nephron Ln	Hudson	FL	34667-6504	Leased	No
Total Renal Care, Inc.	Beach Boulevard Dialysis	14444 Beach Blvd	Jacksonville	FL	32250-2079	Leased	No
Total Renal Care, Inc.	Renovation Of Life	14505 Commerce Way	Miami Lakes	FL	33016-1530	Leased	No
Total Renal Care, Inc.	Miami Lakes	14600 Nw 60th Avenue	Miami Beach	FL	33014-2811	Leased	No
Total Renal Care, Inc.	Palm Breeze (Northport)	14942 Tamiami Trl	Northport	FL	34287-2705	Leased	No
Total Renal Care, Inc.	Jacksonville South	14965 Old St. Augustine Rd	Jacksonville	FL	32258-9481	Leased	No
Total Renal Care, Inc.	Gulf Breeze	1523 Main Street	Dunedin	FL	34698-4650	Leased	No
Total Renal Care, Inc.	West Beach	16201 Panama City Beach Parkway	Panama City	FL	32413-5301	Leased	Yes
Total Renal Care, Inc.	Venture	16855 NE 2nd Avenue	N. Miami Beach	FL	33162-1744	Leased	No
Total Renal Care, Inc.	Sanford	1701 W 1st St	Sanford	FL	32771-1605	Leased	No
Total Renal Care, Inc.	Pine Island	1871 N Pine Island Rd	Plantation	FL	33322-5208	Leased	No
Total Renal Care, Inc.	Keys Gate	1982 NE 8th Street	Homestead	FL	33033-4704	Leased	No
Total Renal Care, Inc.	Deerfield Beach	1983 West Hillsboro Boulevard	Deerfield Beach	FL	33441-3026	Leased	No

Sch 4.8-27

Total Renal Care, Inc.	Deerfield	200 Sw Natura Ave	Deerfield Beach, Fl	FL	33441-3026	Leased	No
Total Renal Care, Inc.	Miramar	2501 Sw 160th Ave	Miramar	FL	33027-4217	Leased	No
Total Renal Care, Inc.	St. Augustine Home Training (PD/HHD)-FL	252 Southpark Circle East	St. Augustine	FL	32086-5137	Leased	No
Total Renal Care, Inc.	Central Orlando	2548 N Orange Blossom Trl	Orlando	FL	32804-4863	Leased	No
Total Renal Care, Inc.	West Palm Beach	2611 North Dixie Hwy	W Palm Beach	FL	33407-5919	Leased	No
Total Renal Care, Inc.	St Augustine	264 Southpark Circle East	St Augustine	FL	32086-5137	Leased	No
Total Renal Care, Inc.	Hallendale	2655 Hollywood Blvd	Hollywodd	FL	33020-4840	Leased	No
Total Renal Care, Inc.	North Palm Beach	2841 Pga Blvd	Palm Beach Gardens	FL	33410-2910	Leased	No
Total Renal Care, Inc.	Pinnacle Of Boca Raton	2900 N. Military Trail	Boca Raton	FL	33431-6308	Leased	No
Total Renal Care, Inc.	Hernando	2985 Landover Blvd	Spring Hill	FL	34608-7258	Leased	No
Total Renal Care, Inc.	Cape Coral South	3046 Del Prado Blvd, Unit 4a To F	Cape Coral	FL	33904-7232	Leased	No
Total Renal Care, Inc.	Lake Vista	3187 Us Highway 98	Lakeland	FL	33805-2103	Leased	No
Total Renal Care, Inc.	Palatka	326 Zeagler Drive	Palatka	FL	32177-3817	Leased	Yes
Total Renal Care, Inc.	Gulf Coast	3300 Tamiami Trail Unit No.3	Port Charlotte	FL	33952-8054	Leased	No
Total Renal Care, Inc.	Pinellas West Shore	3451 66th St. N	St. Petersburg	FL	33710-1568	Leased	No
Total Renal Care, Inc.	Winter Park	3727 North Goldenrod Road	Winter Park	FL	32792-8611	Leased	No
Total Renal Care, Inc.	Port Saint Joe	3871 Highway 98 E	Port Saint Joe	FL	32456-5318	Leased	No
Total Renal Care, Inc.	Memorial Plaza	3901 University Blvd S	Jacksonville	FL	32216-4374	Leased	No
Total Renal Care, Inc.	Team Endeavor Group Office Davert Lease	3985 NW Street	Pensacola	FL	28211	Leased	No
Total Renal Care, Inc.	Lake Griffin East	401 E North Ave	Leesburg	FL	34748-5262	Leased	No
Total Renal Care, Inc.	Winter Park Hemo	4100 Metric Dr	Winter Park	FL	32792-6832	Leased	No
Total Renal Care, Inc.	Port Charlotte	4300 Kings Highway	Port Charlotte	FL	33980	Leased	No
Total Renal Care, Inc.	Casselberry	4970 S Us Hwy 17/92	Casselberry	FL	32707-3888	Leased	No
Total Renal Care, Inc.	Coastal Kidney	510 Macarthur Avenue	Panama City	FL	32401-3636	Leased	No
Total Renal Care, Inc.	Florida Renal Center	5320 W Flagler St	Miami	FL	33134	Leased	No
Total Renal Care, Inc.	Immokalee	5340 Useppa Dr	Ave Maria	FL	34142-5051	Leased	No

Sch 4.8-28

Total Renal Care, Inc.	Gateway	5705 Lee Boulevard	Lehigh Acres	FL	33971-6342	Leased	No
Total Renal Care, Inc.	West Pensacola	598 North Fairfield	Pensacola	FL	32506-4320	Leased	Yes
Total Renal Care, Inc.	Pompano Beach	600 Sw 3rd Street	Pompano Beach	FL	33060-6932	Leased	No
Total Renal Care, Inc.	Apopka	640 Executive Park Ct	Apopka	FL	32703-6075	Leased	No
Total Renal Care, Inc.	Downtown Pensacola	700 E Cervantes St	Pensacola	FL	32501-3210	Leased	Yes
Total Renal Care, Inc.	Tamarac	7132, 7140, 7144 & 7148 W Mcnab Rd	Tamarac	FL	33321-5306	Leased	No
Total Renal Care, Inc.	New Port Richey II	7421 Ridge Rd	Port Richey	FL	34668-6935	Leased	No
Total Renal Care, Inc.	Sunrays Division	7421 Ridge Road	New Port Richey	FL	34677-3224	Leased	No
Total Renal Care, Inc.	Complete	7467-7475 West Sample Rd	Coral Springs	FL	33065-4754	Leased	No
Total Renal Care, Inc.	Doral	7705 Nw 48th St	Doral	FL	33166-5401	Leased	No
Total Renal Care, Inc.	Davie City	7950 Sw 30th St	Davie	FL	33328-1979	Leased	No
Total Renal Care, Inc.	Kendall	8354 Mills Drive	Kendall	FL	33183-4806	Leased	No
Total Renal Care, Inc.	Hialeah	8500 NW 103rd Street	Hialeah Gardens	FL	33016-4870	Leased	No
Total Renal Care, Inc.	Oakland Park	911 E Oakland Park Blvd	Oakland Park	FL	33334-2725	Leased	No
Total Renal Care, Inc.	Dadeland	9175 Sw 87th Ave	Miami	FL	33176-2302	Leased	No
Total Renal Care, Inc.	Corp-Non Cbo	929 North Spring Garden Ave	Deland	FL	32720-0838	Leased	No
Total Renal Care, Inc.	Regency	9535 Regency Square Blvd	Jacksonville	FL	32225-8128	Leased	No
Total Renal Care, Inc.	South Florida	One Oakwood Blvd	Hollywood	FL	33020-1937	Leased	No
Total Renal Care/Crystal River Dialysis, L.C.	Crystal River	7415 West Gulf To Lake Highway	Crystal River	FL	34429-7834	Leased	No
Total Renal Laboratories, Inc.	TRC LAB	1991 Industrial Drive	Deland	FL	32724-2039	Owned	No
Townsend Dialysis, LLC	Plantation Home Training	8144 West Broward Blvd.	Plantation	FL	33324-2000	Leased	No
Wesley Chapel Dialysis, LLC	Wesley Chapel	27401 Cashford Cir	Wesley Chapel	FL	33544-8183	Leased	No
Weston Dialysis Center, LLC	Weston	2685 Executive Park	Weston	FL	33331-3651	Leased	No
Yargol Dialysis, LLC	Winter Haven South	7190-7220 Cypress Gardens Boulevard	Winter Haven	FL	33884-3217	Leased	No
Ybor City Dialysis, LLC	Greater Tampa Hhd/Pd	4204b N Macdill Ave	Tampa	FL	33607-6364	Leased	No
Zephyrhills Dialysis Center, LLC	Zephyrhills	TBD	Zephyrhills	FL	33542-0001	Leased	No
Bayshore Dialysis, LLC	Savannah Riverside	540 E. Oglethorpe Avenue	Savannah	GA	31401	Leased	No
Buford Dialysis, LLC	Buford	1550 Buford Highway	Buford	GA	30518-3666	Leased	Yes

Sch 4.8-29

Bulfinch Dialysis, LLC	Lake Hartwell	1065 East Franklin St	Hartwell	GA	30643	Leased	No
Burney Dialysis, LLC	Valdosta Home	401 Northside Drive	Valdosta	GA	31602-1872	Leased	No
Carlsbad Dialysis, LLC	South Fulton	1275 East Cleveland Avenue	East Point	GA	30344-3433	Leased	No
Central Georgia Dialysis, LLC	Perry	1027 Keith Dr.	Perry	GA	31069-2948	Leased	No
Central Georgia Dialysis, LLC	East Macon	165 Emery Highway	Macon	GA	31217-3666	Leased	No
Dialysis of North Atlanta, LLC	Ellijay	449 Industrial Boulevard	Ellijay	GA	30540-6724	Leased	Yes
DVA Healthcare Renal Care, Inc.	Thomaston	1075 Hwy 19 N	Thomaston	GA	30286-2233	Leased	No
DVA Healthcare Renal Care, Inc.	East Atlanta	1308 Moreland Avenue Se	Atlanta	GA	30316-3224	Leased	No
DVA Healthcare Renal Care, Inc.	Rome	15 John Maddox Drive	Rome	GA	30165-1413	Leased	Yes
DVA Healthcare Renal Care, Inc.	Athens West	1747 Langford Drive, Building 500	Bogart	GA	30622-2610	Leased	No
DVA Healthcare Renal Care, Inc.	Eastlake	1757 Candler Road	Decatur	GA	30032-3276	Leased	No
DVA Healthcare Renal Care, Inc.	Wylds Road	1815 Wylds Road	Augusta	GA	30909-4430	Leased	No
DVA Healthcare Renal Care, Inc.	Americus	227 Lee Street	Americus	GA	31709-3525	Leased	Yes
DVA Healthcare Renal Care, Inc.	South Fulton	2685 Metropolitan Parkway Sw	Atlanta	GA	30315-7926	Leased	No
DVA Healthcare Renal Care, Inc.	Oak Street	2704 North Oak Street	Valdosta	GA	31602-1723	Leased	Yes
DVA Healthcare Renal Care, Inc.	St. Mary’s	2714 Osborne Road	Saint Mary’S	GA	31558-4049	Leased	No
DVA Healthcare Renal Care, Inc.	Brunswick South	2930 Springdale Rd	Brunswick	GA	31520-4838	Leased	No
DVA Healthcare Renal Care, Inc.	Jesup	301 Peachtree Street	Jesup	GA	31545-0245	Leased	No
DVA Healthcare Renal Care, Inc.	Candler County	325 Cedar Street	Metter	GA	30439-4043	Leased	Yes
DVA Healthcare Renal Care, Inc.	Douglasville	3877 Longview Drive	Douglasville	GA	30135-1373	Leased	No
DVA Healthcare Renal Care, Inc.	Hinesville	522 E G Mills Parkway	Hinesville	GA	31313-4021	Leased	No
DVA Healthcare Renal Care, Inc.	Brunswick	53 Scranton Connector	Brunswick	GA	31525-1862	Leased	No
DVA Renal Healthcare, Inc.	Piedmont	105 Collier Road	Atlanta	GA	30309-1730	Leased	No
DVA Renal Healthcare, Inc.	Montezuma	114 De Vaughn Street	Montezuma	GA	31063-1708	Leased	No
DVA Renal Healthcare, Inc.	Abercorn	11706 Mercy Blvd Bldg 9	Savannah	GA	31419-1751	Leased	No
DVA Renal Healthcare, Inc.	North Fulton	1250 Northmeadow Parkway	Roswell	GA	30076-4914	Leased	No
DVA Renal Healthcare, Inc.	Fayetteville	1279 Highway 54 West, Suite 110	Fayetteville	GA	30214-4551	Leased	No
DVA Renal Healthcare, Inc.	Effingham North	1451 Hwy 21 South	Springfield	GA	31329-5244	Leased	No
DVA Renal Healthcare, Inc.	Loring Heights	1575 Northside Drive N W	Atlanta	GA	30318-4211	Leased	No

Sch 4.8-30

DVA Renal Healthcare, Inc.	GHc-Decatur	1840 Southern Lane	Decatur	GA	30033	Owned	No
DVA Renal Healthcare, Inc.	Douglas	191 West Side Drive	Douglas	GA	31533-3534	Leased	No
DVA Renal Healthcare, Inc.	Laurens County	2400 Bellevue Road	Dublin	GA	31021-2856	Leased	No
DVA Renal Healthcare, Inc.	Atlanta West	2538 Martin Luther King Drive	Atlanta	GA	30311-1779	Leased	No
DVA Renal Healthcare, Inc.	Williams Street	2812 Williams Street	Savannah	GA	31404-4134	Leased	No
DVA Renal Healthcare, Inc.	Cedartown	325 West Avenue	Cedartown	GA	30125-3439	Leased	Yes
DVA Renal Healthcare, Inc.	Wrightsville	513 West Elm Street	Wrightsville	GA	31096-2016	Leased	No
DVA Renal Healthcare, Inc.	Derenne	5303 Montgomery Street	Savannah	GA	31405-5138	Leased	No
DVA Renal Healthcare, Inc.	Atlanta	567 North Avenue	Atlanta	GA	30308-2721	Leased	No
DVA Renal Healthcare, Inc.	Baxley	604 Fair Street	Baxley	GA	31513-0112	Leased	No
DVA Renal Healthcare, Inc.	Cumming	911 Marketplace Blvd, Cumming Marketplace Blvd #3 Suites I-K	Cumming	GA	30041-7938	Leased	No
DVA Renal Healthcare, Inc.	Atlanta South	Tri Cities Plaza, 3158 East Main Street	East Point	GA	30344-4800	Leased	No
Elberton Dialysis Facility, Inc.	Elberton	894 Elbert Street	Elberton	GA	30635-2628	Leased	No
Goldendale Dialysis, LLC	Columbus Home Training	1200 Brookstone Centre	Columbus	GA	31904-2988	Leased	No
Heavener Dialysis, LLC	Victory	2401 Shelby Street	Columbus	GA	31903	Leased	No
Honey Dialysis, LLC	Snellville	2125 Main St E	Snellville	GA	30078-6424	Leased	No
Humboldt Dialysis, LLC	Savannah Gateway	5973 Ogeechee Road	Savannah	GA	31419-8901	Leased	No
ISD Canton, LLC (fka DSI Canton, LLC)	Northwest Georgia	260 Hospital Road	Canton	GA	30114-2409	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Greensboro	1220 Siloam Rd	Greensboro	GA	30642-2810	Leased	Yes
ISD Renal, Inc fka DSI Renal, Inc.	Cartersville	203 N.Tennessee Street	Cartersville	GA	30120-3605	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Austell	3642 Marathon Circle	Austell	GA	30106-6821	Leased	No
Lapham Dialysis, LLC	Ellijay	449 Industrial Boulevard	Ellijay	GA	30540-3772	Leased	Yes
MGD-Kidney Dialysis Center, LLC	Kidney Dialysis Center	640 Martin Luther King Jr. Blvd	Macon	GA	31201-3206	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline Albany	2300 Dawson Rd	Albany	GA	31707-2436	Leased	No
MGD-Medical Practice (Lifeline)	Atlanta 2	3885 Princeton Way	Atlanta	GA	30331-7100	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline Atlanta 2b	5461 Hillandale Dr	Lithonia	GA	30058-4842	Leased	No
Osage Dialysis, LLC	Mcfarland	6225 Atlanta Hwy	Alpharetta	GA	30004-8799	Leased	No
Parker Dialysis, LLC	Walton County	221 Plaza Drive	Monroe	GA	30655-3184	Leased	Yes

Sch 4.8-31

Renal Life Link, Inc	Cobb	3865 Medical Park Drive	Austell	GA	30106-1109	Leased	Yes
Renal Life Link, Inc	Paulding	4019 Johns Road	Dallas	GA	30132-3420	Leased	No
Renal Life Link, Inc	Sweetwater	7117 S. Sweetwater Road	Lithia Springs	GA	30122-2446	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Buena Vista	100 Burhalter Ave	Buena Vista	GA	31803-9701	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Lake Hearn	1150 Lake Hearn Drive	Atlanta	GA	30342-1566	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	South Columbus	1216 Stark Avenue	Columbus	GA	31906-2500	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Jonesboro	129 King Street	Jonesboro	GA	30236-3656	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Northlake	1390 Montreal Road	Tucker	GA	30084-8144	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Spivey Pd	1423 Stockbridge Road, Unit 3 & 4 Suite B	Jonesboro	GA	30236-3740	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Moultrie	2419 S. Main St.	Moultrie	GA	31768-6531	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Newnan	242 Bullsboro Drive	Newnan	GA	30263-1295	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Lithonia	2485 Park Central Blvd	Lithonia	GA	30035-3903	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Gainsville	2545 Flintridge Road	Gaineville	GA	30501-7428	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Southern Crescent	275 Upper Riverdale Road	Riverdale	GA	30274-2556	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Cascade	3651 Bakers Ferry Rd Sw	Atlanta	GA	30331-3712	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Forest Park	380 Forest Parkway	Forest Park	GA	30297-2107	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Milledgeville	400 South Wayne Street	Milledgeville	GA	31061-3446	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	East Georgia	450 Georgia Avenue	Statesboro	GA	30458-5590	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Iris City	521 North Expressway Village, Suite #1509	Griffin	GA	30223-2073	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Fort Valley	557 Bluebird Blvd.	Fort Valley	GA	31030-5083	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Columbus	6228 Bradley Park Dr	Columbus	GA	31904-3604	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Jackson	Mcdonough Road	Jackson	GA	30233-1572	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	East Georgia Dialysis	TBD Stambuk Lane	Statesboro	GA	30458-5590	Leased	No
Royale Dialysis, LLC	Kennestone	200 North Cobb Pkwy, Bldg. 300	Marietta	GA	30062-3558	Leased	No
Saddleback Dialysis, LLC	Magnolia Oaks	2377 Hwy 196 W	Hinesville	GA	31313-8036	Leased	No
Seminole Dialysis, LLC	Hiram	76 Highland Pavilion Court	Hiram	GA	30141-3170	Leased	No
Shone Dialysis, LLC	Newton	Bypass Road and Highway 36	Covington	GA	30014-3651	Leased	No
Southwest Atlanta Dialysis Centers, LLC	Linden	121 Linden Ave	Atlanta	GA	30308-2432	Leased	No

Sch 4.8-32

Southwest Atlanta Dialysis Centers, LLC	Decatur	1987 Candler Road	Decatur	GA	30032-4212	Leased	No
Southwest Atlanta Dialysis Centers, LLC	East Point	2669 Church Street	East Point	GA	30344	Leased	No
Southwest Atlanta Dialysis Centers, LLC	Southwest Atlanta	3620 Martin Luther King Drive	Atlanta	GA	30331-3711	Leased	No
Southwest Atlanta Dialysis Centers, LLC	Bakers Ferry	3645 Bakers Ferry Road	Atlanta	GA	30331-3712	Leased	No
Sugarloaf Dialysis, LLC	Sugarloaf	1705 Belle Meade Court	Lawrenceville	GA	30043-5895	Leased	No
Total Renal Care, Inc.	Cordele	1013 E. 16th Street	Cordele	GA	31015-1539	Leased	No
Total Renal Care, Inc.	Shamrock	1016 Claxton Dairy Road	Dublin	GA	31021-7971	Leased	No
Total Renal Care, Inc.	Medlock Bridge	10680 Medlock Bridge Road	Duluth	GA	30097-8420	Leased	No
Total Renal Care, Inc.	Mcdonough	114 Dunn Ave.	Mcdonough	GA	30253-2347	Leased	No
Total Renal Care, Inc.	Troup County	140 Glenn Bass Road	Lagrange	GA	30240-5809	Leased	No
Total Renal Care, Inc.	Sumter County	1432 E Forsyth St.	Americus	GA	31709-3808	Leased	No
Total Renal Care, Inc.	Washington	154 Washington Plaza	Washington	GA	30673-2074	Leased	No
Total Renal Care, Inc.	Piedmont 300b	1575 Northside Drive	Atlanta	GA	30318-4210	Leased	No
Total Renal Care, Inc.	South Augusta	1631 Gordon Hwy Ste 1b	Augusta	GA	30906-2221	Leased	No
Total Renal Care, Inc.	North Carrollton	195 Parkwood Circle	Carrollton	GA	30117-8756	Leased	Yes
Total Renal Care, Inc.	Mcafee	1987 Candler Road	Decatur	GA	30032-4212	Leased	No
Total Renal Care, Inc.	Athens	2026 South Millege Ave, Ste# A-2	Athens	GA	30605-6480	Leased	No
Total Renal Care, Inc.	Tri County	2540 Flat Shoals Road	Atlanta	GA	30349-4314	Leased	No
Total Renal Care, Inc.	East Dekalb	2801 Candler Rd	Decatur	GA	30034-1421	Leased	No
Total Renal Care, Inc.	Peachtree City	2830 W. Highway 54, Building 100	Peachtree City	GA	30269-1026	Leased	No
Total Renal Care, Inc.	Powder Springs	2840 East West Connector	Austell	GA	30106-6813	Leased	No
Total Renal Care, Inc.	Waycross	308 Carswell Ave	Waycross	GA	31501-4762	Leased	Yes
Total Renal Care, Inc.	GHc-Atlanta	400 Decatur Street (Retax Bill Also Shows 382 Decatur Street)	Atlanta	GA	30312	Owned	No
Total Renal Care, Inc.	Tucker	4434 Hugh Howell Rd	Tucker	GA	30084-4905	Leased	No
Total Renal Care, Inc.	Statesboro	4b College Plaza Fair Road	Statesboro	GA	30458-4928	Leased	No
Total Renal Care, Inc.	Divisional - Glenlake	50 Glenlake Parkway	Atlanta	GA	30328-7242	Leased	No
Total Renal Care, Inc.	Middle Georgia	509 North Houston Road	Warner Robins	GA	31093-8844	Leased	No
Total Renal Care, Inc.	Locust Grove-GA	517-531 Stanley K. Tanger Boulevard	Locust Grove	GA	30248	Leased	No

Sch 4.8-33

Total Renal Care, Inc.	Mountain Park	5235 Memorial Drive	Stone Mountain	GA	30083-3112	Leased	No
Total Renal Care, Inc.	Snapfinger	5255 Snapfinger Park Dr	Decatur	GA	30035-4066	Leased	Yes
Total Renal Care, Inc.	Pooler	54 Traders Way	Pooler	GA	31322	Leased	No
Total Renal Care, Inc.	Metropolitan	540 Central Avenue	Atlanta	GA	30312-2735	Leased	No
Total Renal Care, Inc.	Old National	5615 Old National Hwy	College Park	GA	30349-3811	Leased	No
Total Renal Care, Inc.	North Henry	5627 N. Henry Blvd	Stockbridge	GA	30281-3244	Leased	No
Total Renal Care, Inc.	Darien	5873 Hwy 17 North	Darien	GA	31305-4003	Leased	No
Total Renal Care, Inc.	Mcduffie	621 Mcneil Circle	Tomson	GA	30824-8060	Leased	Yes
Total Renal Care, Inc.	Tifton	636 Love Avenue	Tifton	GA	31794-4406	Leased	No
Total Renal Care, Inc.	Union City	6851 Shannon Pkwy.	Union City	GA	30291-2049	Leased	No
Total Renal Care, Inc.	Turner Hills	7301 Stonecrest Concourse	Lithonia	GA	30038-6902	Leased	No
Total Renal Care, Inc.	Macon-Middle Georgia	747 Second Street	Macon	GA	31201-6835	Leased	No
Total Renal Care, Inc.	Vidalia	906 E First St	Vidalia	GA	30474-4207	Leased	Yes
Total Renal Care, Inc.	Arbor Place	9559 Hwy 5 Ste 1	Douglasville	GA	30135-1573	Leased	No
Total Renal Care, Inc.	Meriwether Greenville	GA Highway 85	Warm Springs	GA	31830-2214	Leased	Yes
Wilder Dialysis, LLC	Conyers	1501 Milstead Rd Ne	Conyers	GA	30012-3838	Leased	Yes
MGD-Rainbow Dialysis, LLC	Rainbow Dialysis	305 Keawe Street	Lahaina	HI	96761-2734	Leased	No
Central Iowa Dialysis Partners, LLC	Des Moines	1301 Penn Ave	Des Moines	IA	50316-2365	Leased	No
Davis Dialysis, LLC	Sioux City	5865 Sunnybrook Drive	Sioux City	IA	51106-4203	Leased	No
Dialysis of Des Moines, LLC	Des Moines	501 S.W. 7th Street	Des Moines	IA	50309-4538	Leased	No
DVA Renal Healthcare, Inc.	Council Bluffs	300 West Broadway, Suite 150	Council Bluffs	IA	51503-9077	Leased	No
Garner Dialysis, LLC	Ames Mary Greeley	2322 E 13th St	Ames	IA	50010-5669	Leased	No
Garner Dialysis, LLC	Marshalltown	3120 S 2nd St	Marshalltown	IA	50158-4614	Leased	No
Garner Dialysis, LLC	Iowa Falls Mary Greeley	701 Washington Ave	Iowa Falls	IA	50126-2109	Leased	No
Geyser Dialysis, LLC	Ankeny	2625 N. Ankeny Blvd.	Ankeny	IA	50023-4704	Leased	No
Green Country Dialysis, LLC	Green Country Dialysis	5250 Utica Ridge Road	Davenport	IA	52807-3872	Leased	No
Honeyman Dialysis, LLC	Five Seasons	1002 4th Avenue SE	Cedar Rapids	IA	52403-2425	Leased	No
Honeyman Dialysis, LLC	Cedar Rapids	5945 Council St Ne	Cedar Rapids	IA	52402-5858	Leased	No
Kobuk Dialysis, LLC	Ottumwa	1005 E Pennsylvania Ave	Ottumwa	IA	52501-6408	Leased	No

Sch 4.8-34

Renal Treatment Centers-Illinois, Inc.	Grundy Center	101 East J Avenue	Grundy Center	IA	50638-2031	Leased	No
Renal Treatment Centers-Illinois, Inc.	Harlan	1213 Garfield Avenue	Harlan	IA	51537-2057	Leased	No
Renal Treatment Centers-Illinois, Inc.	Central Des Moines	1215 Pleasant Street	Des Moines	IA	50309-1409	Leased	No
Renal Treatment Centers-Illinois, Inc.	Atlantic Dialysis	1500 E 10th St	Atlantic	IA	50022-1935	Leased	No
Renal Treatment Centers-Illinois, Inc.	Buchanan	1600 1st St East	Independence	IA	50644-3155	Leased	No
Renal Treatment Centers-Illinois, Inc.	Cedar Valley	1661 W. Ridgeway	Waterloo	IA	50701-4541	Leased	No
Renal Treatment Centers-Illinois, Inc.	Creston	1700 West Townline Street	Creston	IA	50801-1054	Leased	No
Renal Treatment Centers-Illinois, Inc.	Newton	204 N 4th Street	Newton	IA	50208-3135	Leased	No
Renal Treatment Centers-Illinois, Inc.	Bremer County	220 10th St. S.W.	Waverly	IA	50677-2930	Leased	No
Renal Treatment Centers-Illinois, Inc.	Shenandoah	300 Pershing Avenue	Shenandoah	IA	51601-2355	Leased	No
Renal Treatment Centers-Illinois, Inc.	Black Hawk	3421 W 9th St	Waterloo	IA	50702-5401	Leased	No
Renal Treatment Centers-Illinois, Inc.	West Union	405 Hwy 150 N	West Union	IA	52175-1003	Leased	No
Renal Treatment Centers-Illinois, Inc.	Perry	610 10th Street	Perry	IA	50220-2221	Leased	No
Renal Treatment Centers-Illinois, Inc.	West Des Moines	6800 Lake Drive	Des Moines	IA	50266-2544	Leased	No
Renal Treatment Centers-West, Inc.	Snake River	1491 Parkway Drive	Blackfoot	ID	83221-1667	Leased	No
Total Renal Care, Inc.	Twin Falls	1840 Canyon Crest Drive	Twin Falls	ID	83301-3042	Leased	No
Total Renal Care, Inc.	Gate City	2001 Bench Road	Pocatello	ID	83201-2033	Leased	Yes
Total Renal Care, Inc.	Moscow	212 Rodeo Dr	Moscow	ID	83843-9798	Leased	No
Total Renal Care, Inc.	Treasure Valley	3525 East Louise Dr	Meridian	ID	83642-6303	Leased	No
Total Renal Care, Inc.	Table Rock	5610 West Gage Street	Boise	ID	83706-1332	Leased	Yes
Total Renal Care, Inc.	Twin Falls	600 N. Poleline Road	Twin Falls	ID	83301-3042	Leased	No
Total Renal Care, Inc.	Burley	741 North Overland Drive	Burley	ID	83318-3440	Leased	Yes
Total Renal Care, Inc.	Caldwell	821 S Smeed Parkway	Caldwell	ID	83605-5130	Leased	Yes
Total Renal Care, Inc.	Nampa	846 Park Centre Way	Nampa	ID	83651-1790	Leased	Yes
Total Renal Care, Inc.	Idaho Falls	900 Pancheri Dr	Idaho Falls	ID	83402-3310	Leased	No
Camino Dialysis, LLC	Barrington Creek At Home	28160 Northwest Hwy, Unit 111	Lake Barrington	IL	60010-2324	Leased	Yes
Camino Dialysis, LLC	Barrington Creek	28160 Northwest Hwy, Unit 118	Lake Barrington	IL	60010	Leased	No
Chicago Heights Dialysis, LLC	Chicago Heights	177 B West Joe Orr Road	Chicago Heights	IL	60411-1733	Leased	No
Cowell Dialysis, LLC	Lawndale	3934 West 24th Street	Chicago	IL	60623-3371	Leased	No

Sch 4.8-35

Dialysis of Northern Illinois, LLC	Gateway	2200 Gateway Drive	Sycamore	IL	60178-3113	Leased	Yes
Dialysis of Northern Illinois, LLC	Crimson Ridge Home	2540 Hauser-Ross Dr	Sycamore	IL	60178-3171	Leased	No
Dialysis of Northern Illinois, LLC	Roxbury	622 Roxbury Road	Rockford	IL	61107-5089	Leased	No
Dialysis of Northern Illinois, LLC	Timber Creek	975 S Annie Gidden Road	Dekalb	IL	60115-8250	Leased	No
DVA Renal Healthcare, Inc.	GHc-Macon	1090 W. McKinley	Decatur	IL	62526	Owned	No
DVA Renal Healthcare, Inc.	GHc-Jacksonville	1515 W. Walnut	Jacksonville	IL	62650	Owned	No
DVA Renal Healthcare, Inc.	Lincoln	2100 W 5th Street	Lincoln	IL	62656-9115	Leased	No
DVA Renal Healthcare, Inc.	Springfield Montvale	2930 South Montvale Drive	Springfield	IL	62704-5376	Leased	No
DVA Renal Healthcare, Inc.	Alton	3511 College Avenue	Alton	IL	62002-5009	Leased	No
DVA Renal Healthcare, Inc.	Illini Renal	507 East University	Champaign	IL	61820-3828	Leased	No
DVA Renal Healthcare, Inc.	Mattoon	6051 Development Drive	Charleston	IL	61920-9467	Leased	Yes
DVA Renal Healthcare, Inc.	Decatur East Wood	792 East Wood Street	Decatur	IL	62523-1155	Leased	Yes
DVA Renal Healthcare, Inc.	Taylorville	901 West Spresser Street	Taylorville	IL	62568-1831	Leased	Yes
DVA Renal Healthcare, Inc.	Effingham	904 Medical Park Drive	Effingham	IL	62401-2193	Leased	Yes
DVA Renal Healthcare, Inc.	Litchfield	915 St. Francis Way	Litchfield	IL	62056-1775	Leased	No
DVA Renal Healthcare, Inc.	Springfield	932 N Rutledge St	Springfield	IL	62702-3721	Leased	No
DVA Renal Healthcare, Inc.	Rushville	Route 2 Box 99a	Rushville	IL	62681-1293	Leased	No
Ebrea Dialysis, LLC	South Suburban	19720 Governors Highway	Flossmoor	IL	60422-2075	Leased	No
Fenton Dialysis, LLC	Harrisburg Home Training (PD-HHD)	303 South Commercial Street, Suite 15	Harrisburg	IL	62946-2125	Leased	No
Freeportbay Dialysis, LLC	Driftwood	1808 S West Avenue	Freeport	IL	61032-6712	Leased	No
Holiday Dialysis, LLC	Silverbridge Home Training	2410 Alft Lane	Elgin	IL	60124-7843	Leased	No
ISD Buffalo Grove, LLC fka DSI Buffalo Grove, LLC	Buffalo Grove	1291 W Dundee Road	Buffalo Grove	IL	60089-4009	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Loop Renal	1101 S Canal Street	Chicago	IL	60607-4901	Leased	Yes
ISD Renal, Inc fka DSI Renal, Inc.	South Holland	16136 S Park Avenue	South Holland	IL	60473-1511	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Waukegan	1616 N Grand Avenue	Waukegan	IL	60085-3676	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Arlington Heights	17 W Golf Road	Arlington Heights	IL	60005-3905	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Evanston	1717 Central Street	Evanston	IL	60202-1016	Leased	No

Sch 4.8-36

ISD Renal, Inc fka DSI Renal, Inc.	Evanston	1922 Dempster Street	Evanston	IL	60202-1016	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Markham	3053 W 159th Street	Markham	IL	60428-4003	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Waukegan	3350 West Grand Avenue	Waukegan	IL	60085-3676	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Hazel Crest	3470 W 183rd Street	Hazel Crest	IL	60429-2428	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Markham	4215 West 167th Street	Country Club Hills	IL	60428-4003	Leased	No
ISD Schaumburg, LLC fka DSI Schaumburg, LLC	Schaumburg	1156 S Roselle Road	Schaumberg	IL	60193-4072	Leased	No
ISD Schaumburg, LLC fka DSI Schaumburg, LLC	Schaumburg	1156 South Roselle Road, Suites A and B	Schaumburg	IL	60005-3905	Leased	No
Lincoln Park Dialysis Services, Inc.	Lincoln Park	3155-57 North Lincoln Ave.	Chicago	IL	60657-3111	Leased	No
Lincoln Park Dialysis Services, Inc.	Kennedy Home	5509 N. Cumberland Avenue, Ste 515	Chicago	IL	60656-4702	Leased	No
Lincoln Park Dialysis Services, Inc.	Lincoln Park	7009 W Belmont	Chicago	IL	60634-4533	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Merrillville	100 W 86th Ave	Merrillville	IL	46410-7062	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Alsip	12250 S. Cicero Ave.	Alsip	IL	60803-2907	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Rolling Meadows	1545 Hicks Road	Rolling Meadows	IL	60008	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Woodbridge	Woodgrove Medical And Professional Center, 7425 Janes Ave. #101	Woodridge	IL	60517-2356	Leased	No
Nadell Dialysis, LLC	Moline Home Training	4650 38th Ave	Moline	IL	61265-6706	Leased	No
Pekin Dialysis, LLC	Tazewell County	1021 Court Street	Pekin	IL	61554-4817	Leased	No
Renal Life Link, Inc	Benton	1151 Route 14 West	Benton	IL	62812-1500	Leased	No
Renal Life Link, Inc	Olney	117 N. Boone St.	Olney	IL	62450-2109	Leased	No
Renal Life Link, Inc	Centralia	1231 State Route 161 East	Centralia	IL	62801-6739	Leased	No
Renal Life Link, Inc	Marion	324 South 4th Street	Marion	IL	62959-1241	Leased	No
Renal Life Link, Inc	Mount Vernon	4102 North Water Tower Place	Mount Vernon	IL	62864-6295	Leased	No
Renal Life Link, Inc	East Metro	5105 West Main Street	Belleville	IL	62226-4728	Leased	Yes
Renal Life Link, Inc	Beverly	8111 S. Western Avenue	Chicago	IL	60620-5939	Leased	No
Renal Life Link, Inc	Stony Creek	9115 S. Cicero Ave	Oak Lawn	IL	60453-1895	Leased	No
Renal Treatment Centers-Illinois, Inc.	Granite City	#2-#9 American Village & 3305 Nameoki Rd	Granite City	IL	62040-3706	Leased	No

Sch 4.8-37

Renal Treatment Centers-Illinois, Inc.	Freeport	1026 & 1028 Kunkle Blvd	Freeport	IL	61032-6914	Leased	Yes
Renal Treatment Centers-Illinois, Inc.	Dixon	1131 N Galena Ave	Dixon	IL	61021-1015	Leased	Yes
Renal Treatment Centers-Illinois, Inc.	Sauget	2061 Goose Lake Rd	Sauget	IL	62206-2822	Leased	No
Renal Treatment Centers-Illinois, Inc.	Maryville	2130 Vadalabene Drive	Maryville	IL	62062-5632	Leased	No
Renal Treatment Centers-Illinois, Inc.	Maryville	2136-B Vadalabene Dr	Maryville	IL	62062-5828	Leased	No
Renal Treatment Centers-Illinois, Inc.	Little Village	2335 W Cermak	Chicago	IL	60608-3811	Leased	No
Renal Treatment Centers-Illinois, Inc.	Whiteside	2600 North Locust	Sterling	IL	61081-4602	Leased	Yes
Renal Treatment Centers-Illinois, Inc.	Rockford	3339 N Rockton Ave	Rockford	IL	61103-2839	Leased	No
Renal Treatment Centers-Illinois, Inc.	Greenwood	3401 W 111th Street	Chicago	IL	60655-3329	Leased	No
Renal Treatment Centers-Illinois, Inc.	Lake Villa	37809 N Il Route 59	Lake Villa	IL	60046-7332	Leased	No
Renal Treatment Centers-Illinois, Inc.	Churchview	417 Ware Avenue	Rockford	IL	61107-6413	Leased	No
Renal Treatment Centers-Illinois, Inc.	Kankakee	581 William Latham Drive Ste 104	Bourbonnais	IL	60914-2439	Leased	No
Renal Treatment Centers-Illinois, Inc.	Churchview	5970 Churchview Drive	Rockford	IL	61107-6413	Leased	No
RMS Lifeline, Inc.	Lifeline Corp	Three Hawthorn Parkway	Vernon Hills	IL	60061-1450	Leased	No
Robinson Dialysis, LLC	Robinson	1215 N Allen St	Robinson	IL	62454-1100	Leased	No
Seasons Dialysis, LLC	Crystal Springs	720 Cog Circle	Crystal Lake	IL	60014-7301	Leased	No
Total Renal Care, Inc.	Quincy	1005 Broadway St	Quincy	IL	62301-4152	Leased	No
Total Renal Care, Inc.	Team Fusion Group Office	105 E 1st Street	Dixon	IL	55344	Leased	No
Total Renal Care, Inc.	West Joliet	1051 Essington Rd	Joliet	IL	60435-2893	Leased	No
Total Renal Care, Inc.	Shiloh	1095 North Green Mount Rd	Belleville	IL	62221-3303	Leased	No
Total Renal Care, Inc.	Salem Home Training	1201 Ricker Drive	Salem	IL	62881	Leased	No
Total Renal Care, Inc.	Stonecrest	1302 East State St	Rockford	IL	61104-2228	Leased	No
Total Renal Care, Inc.	Hickory Hills	13155 S. Lagrange Road	Orlando Park	IL	60462-1162	Leased	No
Total Renal Care, Inc.	Chicago Clinic	1333 North Kingsbury Street, Suite 100	Chicago	IL	60642-2687	Leased	No
Total Renal Care, Inc.	Skyline Division Office	1333 North Kingsbury Street, Suite 305	Chicago	IL	60642-7039	Leased	No
Total Renal Care, Inc.	Red Bud	1500 East Market Street	Red Bud	IL	62278	Leased	No
Total Renal Care, Inc.	Morris	1547, 1549, 1551 Creek Drive	Morris	IL	60450-6857	Leased	No
Total Renal Care, Inc.	West Side	1600 West 13th Street, Unit 3	Chicago	IL	60608-1306	Leased	No

Sch 4.8-38

Total Renal Care, Inc.	Belvidere-IL	1755 Henry Luckow Lane	Belvidere	IL	61008	Leased	No
Total Renal Care, Inc.	New Lenox	1890 Silver Cross Blvd	New Lenox	IL	60451	Leased	No
Total Renal Care, Inc.	New Lenox Home Training	1890 Silver Cross Boulevard, Suite 465	New Lenox	IL	60451	Leased	No
Total Renal Care, Inc.	Carpentersville	2203 Randall Road	Carpentersville	IL	60110-3355	Leased	No
Total Renal Care, Inc.	Edwardsville	235 S. Buchanan	Edwardsville	IL	62025-2108	Leased	No
Total Renal Care, Inc.	Dnp Regional Office East	27475 Ferry Road	Warrenville	IL	60555	Leased	No
Total Renal Care, Inc.	Logan Square	2838 North Kimball Ave	Chicago	IL	60618-7524	Leased	No
Total Renal Care, Inc.	Springfield South	2930 South 6th St	Springfield	IL	62703-5944	Leased	No
Total Renal Care, Inc.	Danville Home Training	3 Poland Road	Danville	IL	61834-7463	Leased	No
Total Renal Care, Inc.	Vandalia	301 Mattes Road	Vandalia	IL	62471-2061	Leased	No
Total Renal Care, Inc.	Fairfield	303 Nw 11th St	Fairfield	IL	62837-1203	Leased	No
Total Renal Care, Inc.	Downers Grove	3050 Finley Road	Downers Grove	IL	60515-1196	Leased	No
Total Renal Care, Inc.	Garfield Kennedy	3250 W Franklin Blvd	Chicago	IL	60624-1509	Owned	No
Total Renal Care, Inc.	Lake Park	4253 South Cottage Grove Ave	Chicago	IL	60653-2929	Leased	No
Total Renal Care, Inc.	Woodlawn Home Pd	4253 South Cottage Grove Ave	Chicago	IL	60653	Leased	No
Total Renal Care, Inc.	Olympia Fields	4557b W Lincoln Hwy	Matteson	IL	60443-2385	Leased	No
Total Renal Care, Inc.	Woodlawn	5060 S State St	Chicago	IL	60609-5328	Leased	No
Total Renal Care, Inc.	Big Oaks	5623 W Touhy Ave	Niles	IL	60714-4019	Leased	No
Total Renal Care, Inc.	Lake County	565 Lakeview Parkway	Vernon Hills	IL	60061-1857	Leased	Yes
Total Renal Care, Inc.	Lake County At Home	565 Lakeview Parkway	Vernon Hills	IL	60061-1857	Leased	No
Total Renal Care, Inc.	Pittsfield	640 W Washington St	Pittsfield	IL	62363-1350	Leased	No
Total Renal Care, Inc.	West Lawn	7000 S. Pulaski Rd.	Chicago	IL	60629-5842	Leased	No
Total Renal Care, Inc.	Montclare	7009-11 W. Belmont Ave	Chicago	IL	60634-4533	Leased	No
Total Renal Care, Inc.	Emerald	710 W 43rd St	Chicago	IL	60609-3435	Leased	No
Total Renal Care, Inc.	Grand Crossing	7319 S. Cottage Grove	Chicago	IL	60619-1909	Leased	No
Total Renal Care, Inc.	Woodridge Home	7425 Janes Ave	Woodridge	IL	60517-2335	Leased	No
Total Renal Care, Inc.	Cobblestone	836 Dundee Ave & 851 Duncan Ave	Elgin	IL	60120-3068	Leased	No
Total Renal Care, Inc.	Stony Island	8721 South Stony Island	Chicago	IL	60617-2709	Leased	Yes

Sch 4.8-39

Total Renal Care, Inc.	Marengo City	910 Greenlee	Marengo	IL	60152-8200	Leased	No
Total Renal Care, Inc.	Jerseyville	917 S State St	Jerseyville	IL	62052-2344	Leased	No
Total Renal Care, Inc.	Coal City	965 E. Division Street	Coal City	IL	60416-9483	Leased	No
TRC-Indiana, LLC.	Crc East Chicago	4320 Fir Street	East Chicago	IL	46312-3078	Leased	No
Bridges Dialysis, LLC	Fort Wayne South	302 East Pettit Avenue	Fort Wayne	IN	46806-3007	Leased	No
Bridges Dialysis, LLC	Summit City	3101 East Coliseum Blvd	Fort Wayne	IN	46805-1561	Leased	No
Bridges Dialysis, LLC	Fort Wayne Home	3124 E State Blvd	Fort Wayne	IN	46805-4763	Leased	No
Bridges Dialysis, LLC	Fort Wayne West	4916 Illinois Rd	Fort Wayne	IN	46804-5116	Leased	No
Cardinal Dialysis, LLC	Muncie	820-824 E. McGalliard Road	Muncie	IN	47303-2081	Leased	No
Damon Dialysis, LLC	Avon	9210 Rockville Road	Indianapolis	IN	46234-2670	Leased	No
DVA Renal Healthcare, Inc.	Division	3021 East 98th Street	Indianapolis	IN	46280-1964	Leased	No
Gardenside Dialysis, LLC	Scottsburg	1619 W. Mcclain Ave	Scottsburg	IN	47170-1161	Leased	No
Griffs Dialysis, LLC	South Bend West	Blackthorn Office Park	South Bend	IN	46628-6205	Leased	No
ISD Plainfield, LLC fka DSI Plainfield, LLC	Plainfield	8110 Network Drive	Plainfield	IN	46168-9024	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Central Fort Wayne	1940 Bluffton Road	Fort Wayne	IN	46809-1307	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Blue River Valley	2309 S Miller Street	Shelbyville	IN	46176-9350	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Huntington	3040 W Park Drive	Huntington	IN	46750-8956	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Lake Avenue	3525 Lake Avenue	Fort Wayne	IN	46805-5545	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Marion County	3834 S Emerson Avenue	Indianapolis	IN	46203-5902	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Quad Counties	528 N Grandstaff Dr	Auburn	IN	46706-1660	Leased	No
ISD Renal, Inc. fka DSI Renal, Inc.	Lake Avenue Dialysis (P226, P227)	3525 Lake Avenue	Fort Wayne	IN	46816	Owned	No
ISD Renal, Inc. fka DSI Renal, Inc.	CLSD-South Anthony Dialysis (P234)	7017 South Anthony	Fort Wayne	IN	46816	Owned	No
Lawrenceburg Dialysis, LLC	Lawrenceburg	721 Rudolph Way	Greendale	IN	47025-8378	Leased	No
Lurleen Dialysis, LLC	Jeffersonville	365 Quartermaster Court	Jeffersonville	IN	47130-3670	Leased	No
Mocca Dialysis, LLC	Spring Street	1601 Spring Street	Jeffersonville	IN	47130	Leased	No
New Bay Dialysis, LLC	Corydon	1937-B Old Highway 135 Nw	Corydon	IN	47112-2013	Leased	No
New Springs Dialysis, LLC	Salem	1201 North Jim Day Rd	Salem	IN	47167-7219	Leased	No
Prings Dialysis, LLC	Eagle Highlands	6925 Shore Terrace Drive	Indianapolis	IN	46254-4675	Leased	Yes

Sch 4.8-40

Renal Life Link, Inc	North Evansville	1151 West Buena Vista Road	Evansville	IN	47710-3334	Leased	No
Renal Life Link, Inc	East Evansville	1312 Professional Boulevard	Evansville	IN	47714-8007	Leased	Yes
Renal Life Link, Inc	Daviess	310 NE 14th Street	Washington	IN	47501-2137	Leased	No
Renal Life Link, Inc	Jasper	671 3rd Avenue, Suite A	Jasper	IN	47546-1856	Leased	No
Renal Life Link, Inc	Vincennes	700 Willow Street	Vincennes	IN	47591-1028	Leased	Yes
Renal Life Link, Inc	Jasper	721 W. 13th Street	Jasper	IN	47546-1856	Leased	No
Renal Treatment Centers-Illinois, Inc.	Franklin	1140 West Jefferson Street	Franklin	IN	46131-2101	Leased	No
Renal Treatment Centers-Illinois, Inc.	Madison	220 Clifty Drive Unit K	Madison	IN	47250-1669	Leased	Yes
Renal Treatment Centers-Illinois, Inc.	Princeton - In	2227 Sherman Drive	Princeton	IN	47670-1062	Leased	No
Renal Treatment Centers-Illinois, Inc.	Batesville	232 State Road 129 South	Batesville	IN	47006-7694	Leased	Yes
Renal Treatment Centers-Illinois, Inc.	New Albany	2669 E&F Charlestown Rd	New Albany	IN	47150-2573	Leased	No
Renal Treatment Centers-Illinois, Inc.	Westview	3749 Commercial Drive	Indianapolis	IN	46222-1676	Leased	No
Roushe Dialysis, LLC	Mishawaka	Trinity Place, Lot 6	Mishawaka	IN	46545-5005	Leased	No
Santee Dialysis, LLC	Elkhart	1401 N. Michigan Street	Elkhard	IN	46514-2633	Leased	No
Silverwood Dialysis, LLC	Indy East	1208 North Arlington Avenue	Indianapolis	IN	46219-3203	Leased	No
Southwest Indiana Dialysis, LLC	Bridge Point	1136 North Baldwin Avenue	Marion	IN	46952-2536	Leased	No
Total Renal Care, Inc.	Carmel Healthy Living	118 Medical Drive	Carmel	IN	46032-2923	Leased	No
Total Renal Care, Inc.	Brownsburg	124 E Northfield Drive	Brownsburg	IN	46112-2601	Leased	No
Total Renal Care, Inc.	Rushville	1400 N Cherry St	Rushville	IN	46173-1097	Leased	No
Total Renal Care, Inc.	Hoosier Hills	143 S Kingston Dr	Bloomington	IN	47408-6342	Leased	No
Total Renal Care, Inc.	Greenburg	1531 North Commerce East Drive	Greensburg	IN	47240-3259	Leased	No
Total Renal Care, Inc.	Carmel	176-182 East Carmel Dr	Carmel	IN	46032-2633	Leased	No
Total Renal Care, Inc.	North Vernon	2350 N State Hwy 7	North Vernon	IN	47265-7183	Leased	No
Total Renal Care, Inc.	Newburgh	4311 Highway 261	Newburgh	IN	47630-2653	Leased	No
Total Renal Care, Inc.	Hl Region 6	5521 W. U.S. Highway 30	Schererville	IN	46307	Leased	No
Total Renal Care, Inc.	Paoli	555 West Longest Street	Paoli	IN	47454-9670	Leased	No
Total Renal Care, Inc.	Portage	5823 Us Route 6	Portage	IN	46368-4851	Leased	Yes
Total Renal Care, Inc.	Chesterton	711 Plaza Dr #6	Chesterton	IN	46304-5506	Leased	No
Total Renal Care, Inc.	Indy South	972 Emerson Parkway	Greenwood	IN	46143-6202	Leased	No
Total Renal Care, Inc.	Southbend Downtown	TBD	South Bend	IN	46601	Leased	No

Sch 4.8-41

Total Renal Care, Inc.	St John	Units # 3-8	St. John	IN	46373-8777	Leased	Yes
TRC-Indiana, LLC.	Tell City	1602 Main Street	Tell City	IN	47586-1310	Leased	Yes
TRC-Indiana, LLC.	Hammond	222 Douglas	Hammond	IN	46320-1960	Leased	No
TRC-Indiana, LLC.	Gary	4802 Broadway	Gary	IN	46408-4509	Leased	No
TRC-Indiana, LLC.	Valparaiso	606 Lincoln Way	Valparaiso	IN	46383-5728	Leased	No
TRC-Indiana, LLC.	Crc Munster	9100 A Calumet Ave	Munster	IN	46321-2806	Leased	No
TRC-Indiana, LLC.	Merrillville	9223 Taft Street	Merrillville	IN	46410-6911	Leased	Yes
TRC-Indiana, LLC.	Comprehensive Michigan City	9836 W 400 North	Michigan City	IN	46360-2910	Leased	Yes
Beals Dialysis, LLC	Gardner-KS	324-328 East Main Street	Gardner	KS	66030-1314	Leased	No
Bladon Dialysis, LLC	Hutchinson	1901 North Waldron	Hutchinson	KS	67502-1129	Leased	Yes
DVA Healthcare Renal Care, Inc.	Wyandotte West	11013 Haskell Ave	Kansas City	KS	66109-4404	Leased	No
DVA Healthcare Renal Care, Inc.	Lenexa	8630 Halsey	Lenexa	KS	66215-2880	Leased	No
DVA Renal Healthcare, Inc.	Olathe	732 West Frontier	Olathe	KS	66061-7202	Leased	No
Joshua Dialysis, LLC	Andover	626 S. Andover Road	Andover	KS	67002-8910	Leased	No
Kenai Dialysis, LLC	Medical Plaza	10787 Nall	Leawood	KS	66211-1375	Leased	No
MGD-Maize Dialysis Center, LLC	Maize	10001 W Grady Ave	Maize	KS	67101	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Kansas City	10 E. Cambridge Circle	Kansas City	KS	66103-1334	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Wichita	2630 N. Webb Rd, Bld. 100 Suite 200	Wichita	KS	67226-8110	Leased	No
Renal Treatment Centers-West, Inc.	Newton	1223 Washington Road	Newton	KS	67114-4855	Leased	Yes
Renal Treatment Centers-West, Inc.	Winfield	1315 East 4th Avenue	Winfield	KS	67156-2457	Leased	No
Renal Treatment Centers-West, Inc.	Derby	250 W. Red Powell Drive	Derby	KS	67037-2626	Leased	No
Renal Treatment Centers-West, Inc.	Ne Wichita	2630 N. Webb Rd, Bld. 100 Suite 200	Wichita	KS	67226-8174	Leased	No
Renal Treatment Centers-West, Inc.	East Wichita	320 North Hillside	Wichita	KS	67214-4918	Leased	No
Renal Treatment Centers-West, Inc.	Garden City	401 N Main St	Garden City	KS	67846-6959	Leased	Yes
Renal Treatment Centers-West, Inc.	Leavenworth	501 Oaks Street	Leavenworth	KS	66048-2646	Leased	No
Renal Treatment Centers-West, Inc.	Wichita	909 North Topeka	Wichita	KS	67214-3620	Leased	No
Renal Treatment Centers-West, Inc.	Parsons	Labette County Medical Center	Parsons	KS	67357	Leased	Yes

Sch 4.8-42

Renal Treatment Centers-West, Inc.	Independence	Mercy Hospital, 801 W. Myrtle PO Box 1233	Independence	KS	67301-3239	Leased	Yes
Total Renal Care, Inc.	Johnson County	10453 W 84th Terrace	Lenexa	KS	66214-1641	Leased	No
Total Renal Care, Inc.	Sabetha	106 North 12th Street	Sabetha	KS	66534-1810	Leased	No
Total Renal Care, Inc.	Hiawatha	120 East Lodge Road	Hiawatha	KS	66434	Leased	No
Total Renal Care, Inc.	Ottawa	1320 S. Ash	Ottawa	KS	66067-3413	Leased	No
Total Renal Care, Inc.	Pratt	203 Watson	Pratt	KS	67124-3092	Leased	Yes
Total Renal Care, Inc.	Lawrence	330 Arkansas Street	Lawrence	KS	66044-1394	Leased	No
Total Renal Care, Inc.	Wyandotte	5001 State Avenue	Kansas City	KS	66102-3459	Leased	No
Total Renal Care, Inc.	Topeka	634 Sw Mulvane Street	Topeka	KS	66606-1678	Leased	No
Windcreek Dialysis, LLC	Paola	1605 E. Peoria Street	Paola	KS	66071-1893	Leased	No
Wyandotte Central Dialysis, LLC	Wyandotte Central	3737 State Avenue	Kansas City	KS	66102-3830	Leased	No
Bluegrass Dialysis, LLC	Williamstown	103 Barnes Road	Williamstown	KY	41097-9468	Leased	No
Bluegrass Dialysis, LLC	12th Street Covington	1500 James Simpson Jr. Way	Covington	KY	41011	Leased	No
Caballo Dialysis, LLC	Hi Hat	17721 Route 122	Hi Hat	KY	41636-6624	Leased	No
Caddo Dialysis, LLC	General Butler	329 Floyd Drive	Carrollton	KY	41008-8258	Leased	No
Central Kentucky Dialysis Centers, LLC	Radcliff	180 East Lincoln Trail Blvd	Radcliff	KY	40160-1254	Leased	No
Central Kentucky Dialysis Centers, LLC	Bardstown	208/210 West John Fitch Avenue	Bardstown	KY	40004-1115	Leased	No
Central Kentucky Dialysis Centers, LLC	Woodland	2807-2813 Ring Road	Elizabethtown	KY	42701-2795	Leased	No
Central Kentucky Dialysis Centers, LLC	Woodland	912 Woodland Drive	Elizabethtown	KY	42701-2795	Leased	No
DVA Renal Healthcare, Inc.	Hopkinsville	1914 South Virginia Street	Hopkinsville	KY	42240	Leased	No
DVA Renal Healthcare, Inc.	Christian County	200 Burley Avenue	Hopkinsville	KY	42240-8725	Leased	No
DVA Renal Healthcare, Inc.	GHc-Crestview Hills	400 Centerview Blvd	Crestview Hills	KY	41017-3478	Owned	No
DVA Renal Healthcare, Inc.	South Hill	525 Alexandria Pike	Southgate	KY	41071-3243	Leased	Yes
Grove Dialysis, LLC	Warren County	391 Swannee Trail Street	Bowling Green	KY	42103-7956	Leased	No
Martin Dialysis, LLC	Owensboro	3250 Kidron Valley Way	Owensboro	KY	42301-2398	Leased	No
New Bay Dialysis, LLC	Lagrange	240 Parker Drive	Lagrange	KY	40031-1200	Leased	No
New Bay Dialysis, LLC	Meadows East	2520 Six Mile Lane	Louiville	KY	40220-2934	Leased	No
New Bay Dialysis, LLC	West Broadway	720 W Broadway	Louisville	KY	40202-2240	Leased	No
New Springs Dialysis, LLC	Louisville	8037 Dixie Highway	Louisville	KY	40258-1344	Leased	Yes

Sch 4.8-43

Renal Life Link, Inc	Springhurst	10201 Champion Farms Drive	Louisville	KY	40241-6150	Leased	No
Renal Life Link, Inc	Gardenside	70 North Garden Mile Road	Henderson	KY	42420-5529	Leased	No
Renal Life Link, Inc	Leitchfield	912 Wallace Avenue	Leitchfield	KY	42754-2405	Leased	No
Renal Treatment Centers-Illinois, Inc.	Owensboro	1930 East Parrish Ave	Owensboro	KY	42303-1443	Leased	No
River Valley Dialysis, LLC	Turfway	11 Spiral Drive	Florence	KY	41042-1394	Leased	Yes
River Valley Dialysis, LLC	Cold Springs	400 Cross Roads Drive	Cold Spring	KY	41076-2341	Leased	No
Sugarite Dialysis, LLC	Shelbyville Road	4600 Shelbyville Rd	Louisville	KY	40207-3326	Leased	No
Total Renal Care, Inc.	Taylor Country	101 Kingwood Drive	Campbellsville	KY	42718-9634	Leased	No
Total Renal Care, Inc.	Eastern Kentucky	167 Weddington Branch Road	Pikeville	KY	41501-3204	Leased	No
Total Renal Care, Inc.	Hamburg	1745 Alysheba Way	Lexington	KY	40509-9013	Leased	No
Total Renal Care, Inc.	South Williamson	204 Appalachian Plz	South Williamson	KY	41503-9404	Leased	No
Total Renal Care, Inc.	Portland	2112-2122 Portland Avenue	Louisville	KY	40212	Leased	No
Total Renal Care, Inc.	Bourbon County	213 Letton Dr	Paris	KY	40361-2251	Leased	No
Total Renal Care, Inc.	Kentucky Home	2130 Nicholasville Road	Lexington	KY	40503-2520	Leased	No
Total Renal Care, Inc.	Louisa	2145 Highway 2565	Louisa	KY	41230-9166	Leased	Yes
Total Renal Care, Inc.	Madisonville	255 East North St.	Madisonville	KY	42431-1641	Leased	No
Total Renal Care, Inc.	Paintsville	4750 S Ky Route 321	Hagerhill	KY	41222-9012	Leased	No
Total Renal Care, Inc.	Versailles	480 Lexington Rd	Versailles	KY	40383-1918	Leased	No
Total Renal Care, Inc.	Raven Rock	483 Gateway Industrial Park	Jenkins	KY	41537-9209	Leased	No
Total Renal Care, Inc.	Maysville	489 Tucker Drive	Maysville	KY	41056-9111	Leased	No
Total Renal Care, Inc.	Shelby County KY	Churchview Street, Lot #6	Shelbyville	KY	40065	Leased	No
Verde Dialysis, LLC	Shepherdsville	150 Brooks Hill Way	Brooks	KY	40109-6105	Leased	No
DVA Healthcare Renal Care, Inc.	Donaldsonville	101 Plimsol Street	Donaldsonville	LA	70346	Leased	No
DVA Healthcare Renal Care, Inc.	Magnolia	210 East Spillman Road	Gonzales	LA	70737-4604	Leased	Yes
DVA Healthcare Renal Care, Inc.	Chateau	720 Village Road	Kenner	LA	70065-2751	Leased	No
DVA Renal Healthcare, Inc.	New Orleans Uptown	1401 Foucher Street	New Orleans	LA	70115-3515	Leased	No
DVA Renal Healthcare, Inc.	Deridder	239 East 1st Street	Deridder	LA	70634-4105	Leased	No
DVA Renal Healthcare, Inc.	Lake Charles	300 W. 18th	Lake Charles	LA	70601-7342	Leased	Yes
DVA Renal Healthcare, Inc.	Sulphur	944 S Beglis Parkway	Sulphur	LA	70663-5102	Leased	No

Sch 4.8-44

ISD Renal, Inc fka DSI Renal, Inc.	Batonrouge	1333 O’Neal Lane	Baton Rouge	LA	70816-1957	Leased	No
ISD Renal, Inc. fka DSI Renal, Inc.	Houma Dialysis (P175)	108 Picone Road	Houma	LA	70363	Owned	No
Pine Dialysis, LLC	Westwego	1 Westbank Expressway	Westwego	LA	70094-4156	Leased	No
Renal Life Link, Inc	Metairie	7110 Airline Drive	Metairie	LA	70003-5950	Leased	No
Renal Life Link, Inc.	River Parishes Dialysis (aka La Place)	2880 West Airline Hwy	La Place	LA	70068-2922	Owned	No
Renal Treatment Centers-Southeast, LP	Northshore	106 Medical Center Drive	Slidell	LA	70461-5575	Leased	No
Renal Treatment Centers-Southeast, LP	Oakwood	148 Hector Avenue	Gretna	LA	70056-2531	Leased	No
Renal Treatment Centers-Southeast, LP	Hammond	15799 Professional Plaza	Hammond	LA	70403-1452	Leased	Yes
Renal Treatment Centers-Southeast, LP	Marrero	1908 Jutland Dr	Harvey	LA	70058-2359	Leased	No
Renal Treatment Centers-Southeast, LP	Covington	210 Greenbriar Blvd.	Covington	LA	70433-7235	Leased	No
Renal Treatment Centers-Southeast, LP	Bogalusa	2108 Avenue F	Bogalusa	LA	70427	Leased	No
Renal Treatment Centers-Southeast, LP	Slidell	662 Robert Blvd	Slidell	LA	70458-1648	Leased	No
Renal Treatment Centers-Southeast, LP	Washington Parish	724 Washington Street	Franklinton	LA	70438-1790	Leased	No
Total Renal Care, Inc.	River Bend	1057 Paul Maillard Road	Luling	LA	70070-4349	Leased	No
Total Renal Care, Inc.	Fremaux	1570 Shortcut Highway	Slidell	LA	70458-8126	Leased	No
Total Renal Care, Inc.	Broadmoor	1815 E. 70th	Shreveport	LA	71105-5301	Leased	No
Total Renal Care, Inc.	Kenner Regional	200 West Esplanade Avenue	Kenner	LA	70065-2473	Leased	No
Total Renal Care, Inc.	Marigny	2345 St. Claude Avenue	New Orleans	LA	70117-8352	Leased	No
Total Renal Care, Inc.	Tri-Parish	2345 St. Claude Avenue	New Orleans	LA	70128-3450	Leased	No
Total Renal Care, Inc.	Galaxy Hospital Services Division Office	2400 Veterans Blvd.	Kenner	LA	70062	Leased	No
Total Renal Care, Inc.	Garden District	2620 Jena Street	New Orleans	LA	70115-6325	Leased	Yes
Total Renal Care, Inc.	Algiers	2924 General DeGaulle Drive	New Orleans	LA	70114-6440	Leased	No
Total Renal Care, Inc.	Youngsville	314 Youngsville Hwy	Lafayette	LA	70508-4524	Leased	No
Total Renal Care, Inc.	Westabank Chronic	3631 Behrman Place	New Orleans	LA	70114-0906	Leased	No
Total Renal Care, Inc.	Crescent City	3909 Bienville Street	New Orleans	LA	70119-5151	Leased	No
Total Renal Care, Inc.	Southern Heat Division Office	401 Whitney Ave	Gretna	LA	70056-2500	Leased	No
Total Renal Care, Inc.	Memorial	4427 S Robertson St	New Orleans	LA	70115-6308	Leased	No

Sch 4.8-45

Total Renal Care, Inc.	Fleur De Lis	5555 Bullard Road	New Orleans	LA	70128-3450	Leased	No
Total Renal Care, Inc.	Nola	5646 Read Blvd, Suite 150	New Orleans	LA	70127-3106	Leased	No
Total Renal Care, Inc.	Baton Rouge	7703 Picardy Ave.	Baton Rouge	LA	70808-4338	Leased	No
Total Renal Care, Inc.	Red River Dialysis	9205 Linwood Avenue	Shreveport	LA	71106-7006	Leased	No
Total Renal Care, Inc.	Scotlandville	TBD	Baton Rouge	LA	70807-5583	Leased	No
DVA Healthcare of Massachusetts, Inc.	Wellington Circle	10 Cabot Road	Medford	MA	02155-5173	Leased	No
DVA Healthcare of Massachusetts, Inc.	Salem Northeast	10 Colonial Road, Suite 205	Salem	MA	01970-2947	Leased	No
DVA Healthcare of Massachusetts, Inc.	Woburn	23 Warren Ave.	Woburn	MA	01801-7906	Leased	No
DVA Healthcare of Massachusetts, Inc.	New Bedford	237 State Road	Dartmouth	MA	02747-2612	Leased	No
DVA Healthcare of Massachusetts, Inc.	Burlington Regional	31 Mall Road	Burlington	MA	01803-4138	Leased	No
DVA Healthcare of Massachusetts, Inc.	GHc-Brookline	322 Washington Street	Brookline	MA	2146	Owned	No
DVA Healthcare of Massachusetts, Inc.	Weymouth	330 Libbey Industrial Parkway	Weymouth	MA	02189-3122	Leased	No
DVA Healthcare of Massachusetts, Inc.	Boston	660 Harrison Ave	Boston	MA	02118-2304	Leased	No
DVA Healthcare of Massachusetts, Inc.	Northeast Cambridge	799 Concord Avenue	Cambridge	MA	02138-1048	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	North Andover	201 Sutton Street	North Andover	MA	1845	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Amesbury	24 Morrill Place	Amesbury	MA	01913-3530	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Worcester	19 Glennie Street	Worcester	MA	01605-3918	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Fitchburg	551 Electric Avenue	Fitchburg	MA	01420-5371	Leased	Yes
Aberdeen Dialysis, LLC	Forest Landing	2220 Commerce Road	Forest Hill	MD	21050-2560	Leased	No
Aberdeen Dialysis, LLC	Aberdeen	780 W Bel Air Avenue	Aberdeen	MD	21001-2236	Leased	No
Brook Dialysis, LLC	Waldorf	4475 Regency Place	White Plains	MD	20695-3072	Leased	No
Brownwood Dialysis, LLC	Brownwood	5542 Norbeck Road	Rockville	MD	20853-2441	Leased	No
Carroll County Dialysis Facility Limited Partnership	Carroll County	193 Stoner Ave	Westminster	MD	21157-5782	Leased	No
Clark Dialysis, LLC	Annapolis	1127 West Street	Annapolis	MD	21401-3615	Leased	Yes
Cleburne Dialysis, LLC	Coral Hills	4797 Marlboro Pike	Capitol Heights	MD	20743-5213	Leased	No
Creek Dialysis, LLC	Calverton Md	4780 Corridor Pl	Beltsville	MD	20705-1165	Leased	No
DVA Healthcare of Maryland, Inc.	Whitesquare	1 Nashua Court	Baltimore	MD	21221-3131	Leased	No
DVA Healthcare of Maryland, Inc.	Lakeside	10401 Hospital Drive, Suite G02	Clinton	MD	20735-3113	Leased	No
DVA Healthcare of Maryland, Inc.	Falls Road	10753 Falls Road Suite 115	Lutherville	MD	21093-4572	Leased	No

Sch 4.8-46

DVA Healthcare of Maryland, Inc.	Dundalk	14 Commerce Street	Dundalk	MD	21222-4307	Leased	No
DVA Healthcare of Maryland, Inc.	Frederick	140 Thomas Johnson Drive	Frederick	MD	21702-4475	Leased	No
DVA Healthcare of Maryland, Inc.	Bel Air	2225 Old Emmorton Road	Bel Air	MD	21015-6122	Leased	No
DVA Healthcare of Maryland, Inc.	Jb Zachary	333 Cassell Drive Suite 2300	Baltimore	MD	21224-6815	Leased	No
DVA Healthcare of Maryland, Inc.	Jhhs North Bond Street	412 North Bond Street	Baltimore	MD	21231-1003	Leased	No
DVA Healthcare of Maryland, Inc.	Pasadena	8037 A Governor Ritchie Highway	Pasadena	MD	21122-7608	Leased	No
DVA Healthcare of Maryland, Inc.	Silver Spring	8040 Georgia Ave	Silver Springs	MD	20910-4959	Leased	No
DVA Healthcare of Maryland, Inc.	Pasadena	8894 Fort Smallwood Road	Pasadena	MD	21122-7608	Leased	No
DVA Healthcare of Maryland, Inc.	25th Street	920 East 25th Street	Baltimore	MD	21218-5503	Leased	No
DVA Healthcare of Maryland, Inc.	Baltimore Geriatric & Rehab	Johns Hopkins Bayview Medical Ctr, 5th Floor Pavilion 4940 Eastern Avenue	Baltimore	MD	21224-2735	Leased	No
DVA Healthcare Renal Care, Inc.	Harbor Park	111 Cherry Hill Road	Baltimore	MD	21225-1392	Leased	No
DVA Healthcare Renal Care, Inc.	Landover	1200 Mercantile Lane Suite 105	Largo	MD	20774-5389	Leased	No
DVA Healthcare Renal Care, Inc.	Catonsville	1581 Sulphur Spring Road, Suite 111,112, And 116-118 Bldg A	Baltimore	MD	21227-2599	Leased	No
DVA Healthcare Renal Care, Inc.	Catonsville-Warehouse	1585 Sulphur Spring Road	Baltimore	MD	21227-2599	Leased	No
DVA Healthcare Renal Care, Inc.	Mercy	315 N Calvert St	Baltimore	MD	21202-3611	Leased	No
DVA Healthcare Renal Care, Inc.	Catonsville North	5401 Baltimore National Pike	Catonsville	MD	21229-2102	Leased	No
DVA Healthcare Renal Care, Inc.	Cedar Lane	6334 Cedar Lane	Columbia	MD	21044-3898	Leased	No
DVA Healthcare Renal Care, Inc.	Southern Maryland	9211 Stuart Lane	Clinton	MD	20735-2712	Leased	No
DVA Healthcare Renal Care, Inc.	Howard County	Suite E-100	Columbia	MD	21044-3023	Leased	No
DVA Renal Healthcare, Inc.	Atlantic Stars Division	4041 Powder Mill Road	Calverton	MD	20706-1872	Leased	No
DVA Renal Healthcare, Inc.	Maryland Deal Depot Corporate Office	600 Jefferson Street	Rockville	MD	20705-3106	Leased	No
Hagerstown Dialysis, LLC	Washington County	1136 Opal Court	Hagerstown	MD	21740-5940	Leased	No
Limon Dialysis, LLC	District Heights	5701 Silver Hill Road	District Heights	MD	20747-1102	Leased	No
Lord Baltimore Dialysis, LLC	Woodlawn	2245 Rolling Run Drive	Baltimore	MD	21244-1858	Leased	Yes
Mason-Dixon Dialysis Facilities, Inc.	Baltimore County	3689 Offutt Road	Randallstown	MD	21133-3515	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Baltimore 1b	1664-1670 Sulphur Spring Rd.	Baltimore	MD	21227	Leased	No

Sch 4.8-47

MGD-Medical Practice (Lifeline)	Lf-Baltimore	2405 York Road	Timonium	MD	21093	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Washington Dc	4155 Bladensburg Rd	Colmar Manor	MD	20722-1928	Leased	No
Parkside Dialysis, LLC	Pikesville	6609 Reisterstown Road	Baltimore	MD	21215-2662	Leased	No
Renal Care of Seat Pleasant, LLC	Seat Pleasant	6274 Central Avenue	Seat Pleasant	MD	20743	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Chestertown	100 Brown St	Chestertown	MD	21620-1435	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Owings Mills	1121 Dolfield Blvd	Ownings Mills	MD	21117-3254	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Kidney Care Of Largo	1300 Mercantile Lane	Largo	MD	20774	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Laurel	14631 Laurel Bowie Road	Laurel	MD	20707	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Rockville	14915 Broschart Road, Suite# 100	Rockville	MD	20850-3367	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Takoma Park	1502 University Boulevard	Langley Park	MD	20783	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Germantown	20111 Century Blvd	Germantown	MD	20874-9165	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Cambridge	300 Byrn Street	Cambridge	MD	21613-1908	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Berlin	314 Franklin Ave., Suite #306	Berlin	MD	21811-1238	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Easton	402 Marvel Court	Easton	MD	21601-3857	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Lanham	4451 Parliament Place	Lanham	MD	20706-1872	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Seton Drive	4800 Seton Drive	Baltimore	MD	21215-3210	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Bowie	4861 Telsa Drive	Bowie	MD	20715-4318	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Easton	500 Cadmus Lane	Easton	MD	21601-3857	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Berlin	9952 North Main Street	Berlin	MD	21811-1238	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Wheaton	Wheaton Park Shopping, 11941 Georgia Ave. Suite # 100	Wheaton	MD	20902	Leased	No
Total Renal Care, Inc.	Midatlantic Operations Umbrella	11165 Crain Highway	Newburg	MD	21015-6129	Leased	No
Total Renal Care, Inc.	Dulaney Towson	113 West Road, Suite #201	Towson	MD	21204-2318	Leased	No
Total Renal Care, Inc.	Middlebrook	12401 Middlebrook Rd	Germantown	MD	20874-1523	Leased	Yes
Total Renal Care, Inc.	Queen Anne County PD-MD	125 Shoreway Drive, Suite 330	Queenstown	MD	21658-1680	Leased	No
Total Renal Care, Inc.	Bay City Lights Divisional Office	2245 Rolling Run Drive	Woodlawn	MD	21244-1858	Leased	No
Total Renal Care, Inc.	Cotoctin Parking Lot	405 W 7th St	Frederick	MD	21701-4505	Leased	Yes

Sch 4.8-48

Total Renal Care, Inc.	Catoctin	405 West Seventh St	Frederick	MD	21701-4505	Leased	Yes
Total Renal Care, Inc.	Greenspring	4701 Mt Hope Drive	Baltimore	MD	21215-3246	Leased	No
Total Renal Care, Inc.	Harford Road	5800 Harford Road	Baltimore	MD	21214-1847	Leased	No
Total Renal Care, Inc.	Bertha Sirk	5820 York Rd	Baltimore	MD	21212-3620	Leased	No
Total Renal Care, Inc.	Deer Creek Pd	602 S. Atwood Rd	Bel Air	MD	21014-4198	Leased	No
Total Renal Care, Inc.	Downtown	821 N. Eutaw Street, Suite #401	Baltimore	MD	21201-6304	Leased	Yes
TRC-Georgetown Regional Dialysis, LLC.	Rivertowne	6192 Oxon Hill Rd.	Oxon Hill	MD	20745-3114	Leased	No
Victory Dialysis, LLC	Glen Burnie	6934 Aviation Boulevard	Glen Burnie	MD	21061-2593	Leased	No
Whitney Dialysis, LLC	Oxon Hill	5432 St Barnabas Road	Oxon Hill	MD	20745-3622	Leased	No
Total Renal Care, Inc.	Ellsworth	11 Short Street	Ellsworth	ME	04605-1718	Leased	Yes
Total Renal Care, Inc.	Lincoln	250 Enfield Rd	Lincoln	ME	04457-0367	Leased	Yes
Total Renal Care, Inc.	Bangor	925 Union Street	Bangor	ME	04401-3051	Leased	No
Acton Dialysis, LLC	Bad Axe	897 North Van Dyke Road, Spaces A, B, C, & D	Bad Axe	MI	48413-7912	Leased	No
Beachside Dialysis, LLC	Harper Woods	19265 Vernier Rd	Harper Woods	MI	48225-1010	Leased	No
Blanco Dialysis, LLC	Muskegon	2480 E. Apple Ave	Muskegon	MI	49442-4471	Leased	No
Bowan Dialysis, LLC	Beltline Home	330 East Beltline Ave NE	Grand Rapids	MI	49506-1267	Leased	No
Clinton Township Dialysis, LLC	Clinton Township	15918 Nineteen Mile Road	Clinton Township	MI	48038-1101	Leased	No
Commerce Township Dialysis Center, LLC	Commerce Township	120-150 Commerce Road	Commerce Township	MI	48382-3915	Leased	No
DaVita Healthcare Partners Inc.	Payor Contracting	27780 Novi Rd	Novi	MI	90245-4814	Leased	No
Downriver Centers, Inc.	Down River	5600 Allen Park	Allen Park	MI	48101-2604	Leased	No
DVA Healthcare Renal Care, Inc.	Dearborn	1185 Monroe	Dearborn	MI	48124-2814	Leased	No
DVA Healthcare Renal Care, Inc.	Southgate	14752 Northline Road	Southgate	MI	48195-2467	Leased	No
DVA Healthcare Renal Care, Inc.	Schaeffer Drive	18100 Schafer Hwy	Detroit	MI	48235-2600	Leased	No
DVA Healthcare Renal Care, Inc.	Greenview	18544 Eight Mile Road	Southfield	MI	48075-4194	Leased	No
DVA Healthcare Renal Care, Inc.	Dearborn At Home	22030 Park St	Dearborn	MI	48124-2854	Leased	No
DVA Healthcare Renal Care, Inc.	Redford	22711 Grand River Avenue	Detroit	MI	48219-3113	Leased	No
DVA Healthcare Renal Care, Inc.	Kresge	4145 Cass Avenue	Detroit	MI	48201-1707	Leased	No

Sch 4.8-49

DVA Healthcare Renal Care, Inc.	Motor City Home Training	4727 Saint Antoine	Detroit	MI	48201-1461	Leased	No
DVA Healthcare Renal Care, Inc.	Westland	5715 Venoy	Westland	MI	48185-2830	Leased	Yes
DVA Renal Healthcare, Inc.	Muskegon	1250 Mercy Drive	Muskegon	MI	49444-1830	Leased	No
DVA Renal Healthcare, Inc.	Newaygo County	1317 West Main St	Fremont	MI	49412-1478	Leased	No
DVA Renal Healthcare, Inc.	Romulus	31470 Ecorse Rd	Romulus	MI	48174-1963	Leased	No
DVA Renal Healthcare, Inc.	Supernova Region 02 Office	575 East Big Beaver Road, Suite 185	Troy	MI	48083-1366	Leased	No
DVA Renal Healthcare, Inc.	Ludington	7 Atkinson Drive	Ludington	MI	49431-1953	Leased	Yes
Everglades Dialysis, LLC	Grayling Home	125 E. Michigan Avenue	Grayling	MI	49738-1740	Leased	Yes
Forester Dialysis, LLC	Burton	4015 Davison Rd	Burton	MI	48509-1401	Leased	No
Fremont Dialysis, LLC	Bloomfield Hills	42886 Woodward Ave	Bloomfield Hills	MI	48304-5033	Leased	No
GiveLife Dialysis, LLC	Grosse Pointe	18000 E Warren Ave	Detroit	MI	48224-1336	Leased	No
Gordina Dialysis, LLC	Starrwood (In-Center Hemo Only)	3425 Starr Road	Royal Oak	MI	48073	Leased	No
Gulch Dialysis, LLC	Riverbend Commons	407 South Telegraph Road	Monroe	MI	48161-1611	Leased	No
Heideck Dialysis, LLC	Roscommon MI	TBD	Roscommon	MI	48653	Leased	No
Ionia Dialysis, LLC	Ionia	South State Road (M-66)	Ionia Township	MI	48846-8757	Leased	Yes
Kidney Centers of Michigan, L.L.C.	Oak Park	13481 Ten Mile Road	Oak Park	MI	48237-4633	Leased	No
Kidney Centers of Michigan, L.L.C.	Southfield	21900 Melrose Avenue	Southfield	MI	48075-7967	Leased	No
Kidney Centers of Michigan, L.L.C.	Jackson	232 West Louis Glick Highway	Jackson	MI	49201-1326	Leased	No
Kidney Centers of Michigan, L.L.C.	Cornerstone	23675 Greenfield Road	Southfield	MI	48075-3122	Leased	No
Kidney Centers of Michigan, L.L.C.	Detroit	2674 E Jefferson Ave	Detroit	MI	48207-4129	Leased	No
Kidney Centers of Michigan, L.L.C.	Ypsilanti	2766 Washtenaw Rd	Ypsilanti	MI	48197-1506	Leased	No
Kidney Centers of Michigan, L.L.C.	Macomb	28295 Schoenherr	Warren	MI	48088-4300	Leased	No
Kidney Centers of Michigan, L.L.C.	Grand Blanc	3625 Genesys Parkway	Grand Blanc	MI	48439-8070	Leased	No
Kidney Centers of Michigan, L.L.C.	North Oakland	450 N Telegraph Rd, Suite 600	Pontiac	MI	48341-1037	Leased	No
Kidney Centers of Michigan, L.L.C.	Novi	47250 W 10 Mile Rd	Novi	MI	48374-2932	Leased	No
Kidney Centers of Michigan, L.L.C.	Clarkston	6770 Dixie Hwy, Suite #205	Clarkston	MI	48346-2089	Leased	No
Kidney Centers of Michigan, L.L.C.	New Center	7700 Second Ave	Detroit	MI	48202-2411	Leased	No
Kidney Centers of Michigan, L.L.C.	North Oakland	7960 W Grand River Avenue, Suite 174	Brighton	MI	48341-1037	Leased	No

Sch 4.8-50

Kidney Centers of Michigan, L.L.C.	Brighton	7960 West Grand River	Brighton	MI	48114-7336	Leased	No
Kidney Centers of Michigan, L.L.C.	Grand Blanc	One Genesys Parkway	Grand Blanc	MI	48439-8070	Leased	No
Lassen Dialysis, LLC	Riverview	18236 Fort St	Riverview	MI	48193-7439	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Detroit III	16507 Southfield Road	Allen Park	MI	48101-2503	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Rochester Hills	1886 W. Auburn Road	Rochester Hills	MI	48309-3858	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Detroit II	22201 Moross	Detroit	MI	48236-2114	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline Detroit	26225 Greenfield Road	Southfield	MI	48076	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Ypsilanti	2892 Washtenaw Ave	Ypsilanti	MI	48197-1507	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Detroit 4	7633 E Jefferson Ave	Detroit	MI	48214-2513	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Grand Rapids East	1230 Elkhart Street Southeast	Grand Rapids	MI	49503-1372	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Grand Haven	16964 Robbins Road	Grand Haven	MI	49417-2796	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Cadieux	6150 Cadieux	Detroit	MI	48224-2006	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Highland Park	64 Victor	Highland Park	MI	48203-3128	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Grand Rapids	801 And 817 Cherry Street Se	Grand Rapids	MI	49506-1440	Leased	No
Portola Dialysis, LLC	Town Center	323 North Michigan Ave	Saginaw	MI	48602-4240	Leased	No
Renal Treatment Centers-Illinois, Inc.	Davison	1011 So. State Rd.	Davison	MI	48423-1903	Leased	No
Renal Treatment Centers-Illinois, Inc.	East Dearborn	13200 West Warren Avenue	Dearborn	MI	48126-2410	Leased	No
Renal Treatment Centers-Illinois, Inc.	Chelsea	1620 Commerce Park Drive	Chelsea	MI	48118-2136	Leased	No
Renal Treatment Centers-Illinois, Inc.	Battle Creek	220 Goodale Avenue East	Battle Creek	MI	49037-2728	Leased	No
Renal Treatment Centers-Illinois, Inc.	West Flint	2262 S. Ballenger	Flint	MI	48503-3447	Leased	No
Renal Treatment Centers-Illinois, Inc.	Saginaw	311 Hoyt Avenue	Saginaw	MI	48607-1105	Leased	No
Renal Treatment Centers-Illinois, Inc.	Flushing	3469 Pierson Place	Flushing	MI	48433-2413	Leased	No
Renal Treatment Centers-Illinois, Inc.	Canton	3658 Ford Road	Westland	MI	48185-3769	Leased	No
Renal Treatment Centers-Illinois, Inc.	Hallwood	4929 Clio Rd	Flint	MI	48504-1886	Leased	No
Renal Treatment Centers-Illinois, Inc.	Park Plaza	G-1075 N. Ballenger Hwy	Flint	MI	48504-4431	Leased	No
Renal Treatment Centers-Illinois, Inc.	Flint	Two Hurley Plaza	Flint	MI	48503-5904	Leased	No
Rochester Dialysis Center, LLC	Rochester Hills	1886 W. Auburn Road	Rochester Hills	MI	48309-3865	Leased	No
Tel-Huron Dialysis, LLC	Tel Huron Mi	225 Summit Drive	Waterford	MI	48328-3364	Leased	No
Total Renal Care, Inc.	Greenville Dialysis	101 S Greenville West Drive	Greenville	MI	48838-1598	Leased	No

Sch 4.8-51

Total Renal Care, Inc.	Kalamazoo West	1040 North 10th Street	Kalamazoo	MI	49009-6149	Leased	No
Total Renal Care, Inc.	Lansing At Home	1675 Watertower Place	East Lansing	MI	48823-6397	Leased	No
Total Renal Care, Inc.	Alma	1730-1750 Wright Avenue	Alma	MI	48801-1024	Leased	No
Total Renal Care, Inc.	Fenton	17420 Silver Parkway	Fenton	MI	48430-4429	Leased	No
Total Renal Care, Inc.	Rogers City	194 East Erie St	Rogers City	MI	49779-1612	Leased	No
Total Renal Care, Inc.	State Fair	19800 Woodward Avenue	Detroit	MI	48203-5102	Leased	No
Total Renal Care, Inc.	Gaylord	1989 Walden Drive	Gaylord	MI	49735-8241	Leased	No
Total Renal Care, Inc.	Walker	2680 Walker Ave Nw, Suite A	Walker	MI	49544-1385	Leased	No
Total Renal Care, Inc.	Alpena	301 Oxbow Drive	Alpena	MI	49707-1447	Leased	No
Total Renal Care, Inc.	Ann Arbor	3147 Oak Valley Drive	Ann Arbor	MI	48103-9248	Leased	No
Total Renal Care, Inc.	Bay City	3170 S Professional Drive	Bay City	MI	48706-2839	Leased	No
Total Renal Care, Inc.	Alma	330 E Warwick Dr	Alma	MI	48801-1024	Leased	No
Total Renal Care, Inc.	Starrwood Home Training (PD-HHD)	3425 Starr Road	Royal Oak	MI	48067	Leased	No
Total Renal Care, Inc.	Mt Pleasant	404 S Crapo Street	Mt Pleasant	MI	48858-2944	Leased	No
Total Renal Care, Inc.	Lansing	4530 S. Hagadorn Road	Okemos	MI	48906	Leased	No
Total Renal Care, Inc.	Midland	4901 Midland Center	Jefferson	MI	48640-2905	Leased	No
Total Renal Care, Inc.	Central Kalamazoo	535 South Burdick Street	Kalamazoo	MI	49007-5261	Leased	No
Total Renal Care, Inc.	West Branch	599 Court Street	West Branch	MI	48661-9310	Leased	No
Total Renal Care, Inc.	West Bloomfield	6010 W Maple Rd	West Bloomfield	MI	48322-4406	Leased	No
Total Renal Care, Inc.	North Flint	6141 N. Saginaw St	Mt. Morris	MI	48458-2403	Leased	No
Total Renal Care, Inc.	Gladwin	673 Quarter Street	Gladwin	MI	48624-1954	Leased	No
Total Renal Care, Inc.	Cass City	6757 Main Street	Cass City	MI	48726-1556	Leased	No
Total Renal Care, Inc.	Region	7960 West Grand River	Brighton	MI	49506-1267	Leased	No
Total Renal Care, Inc.	Grand Blanc Home Training	8195 S. Saginaw Street	Grand Blanc	MI	48439	Leased	No
Total Renal Care, Inc.	Norton Shores	955 Seminole Road	Muskegon	MI	49441-4341	Leased	No
Tree City Dialysis, LLC	Riverwood	24467 W 10 Mile Rd	Southfield	MI	48033-2931	Leased	No
Atlantic Dialysis, LLC	Alpha	2004 Jefferson Road	Northfield	MN	55057-3253	Leased	No
Fanthorp Dialysis, LLC	Mankato	1400 Madison Avenue	Mankato	MN	56001-5476	Leased	No

Sch 4.8-52

Hardy Dialysis, LLC	Glencoe	1123 Hennepin Avenue N	Glencoe	MN	55336	Leased	No
Lincolnton Dialysis, LLC	Central Avenue	10994 Baltimore Street NE	Blaine	MN	55449-4601	Leased	No
Maple Grove Dialysis, LLC	Maple Grove	15655 Grove Circle N	Maple Grove	MN	55369-4489	Leased	No
Neff Dialysis, LLC	Moorhead	1710 Center Ave W	Dilworth	MN	56529-1309	Leased	No
Nisene Dialysis, LLC	Park Rapids	110 7th St. W.	Park Rapids	MN	56470-1872	Leased	No
Pearl Dialysis, LLC	Apple Valley	14050 Pilot Knob Road	Apple Valley	MN	55124-6647	Leased	No
Renal Life Link, Inc	Golden Valley	5600 International Parkway	New Hope	MN	55428-3047	Leased	No
Renal Treatment Centers-Illinois, Inc.	Minneapolis	1049 10th Ave. Se	Minneapolis	MN	55414-1312	Leased	No
Renal Treatment Centers-Illinois, Inc.	Eden Prairie	14852 Scenic Heights Road	Eden Prairie	MN	55344-2320	Leased	No
Renal Treatment Centers-Illinois, Inc.	Eagan	2750 Blue Water Road	Eagan	MN	55121-1400	Leased	No
Renal Treatment Centers-Illinois, Inc.	St Louis Park	3501 St Louisiana Avenue South	St Louis Park	MN	55426-4121	Leased	No
Renal Treatment Centers-Illinois, Inc.	Richfield	6601 Lyndale Avenue South	Richfield	MN	55423-2490	Leased	No
Rio Dialysis, LLC	Robbinsdale	3501 West Broadway	Robbinsdale	MN	55422-2955	Leased	No
Total Renal Care, Inc.	Redwood Falls	100 Fallwood Road	Redwood Falls	MN	56283-1828	Leased	No
Total Renal Care, Inc.	University	1045 Westgate Drive	Saint Paul	MN	55114-1079	Leased	No
Total Renal Care, Inc.	Team Fusion Group Office	11010 Prairie Lakes Dr	Eden Prairie	MN	55344	Leased	No
Total Renal Care, Inc.	Pine City	129 East 6th Ave	Pine City	MN	55063-1913	Leased	No
Total Renal Care, Inc.	Governor Home Training (PD/HHD) MN	1420 College Drive East, Suite 900	Marshall	MN	56258	Leased	No
Total Renal Care, Inc.	West St. Paul	1555 Livingston Ave	West St. Paul	MN	55118-3411	Leased	No
Total Renal Care, Inc.	Highland Park	1559 West 7th Street	Minneapolis	MN	55102-4243	Leased	No
Total Renal Care, Inc.	Sun Ray	1758 Old Hudson Rd	St. Paul	MN	55106-6118	Leased	No
Total Renal Care, Inc.	Minnetonka	17809 Hutchins Drive	Minnetonka	MN	55345-4100	Leased	No
Total Renal Care, Inc.	Historical Hastings	1828 Market Blvd.	Hastings	MN	55033-3494	Leased	No
Total Renal Care, Inc.	Woodbury	1850 3 Weir Drive	Woodbury	MN	55125-2260	Leased	No
Total Renal Care, Inc.	Lakeview Suite 500	1970 Northwestern Avenue	Stillwater	MN	55082-6567	Leased	No
Total Renal Care, Inc.	Faribault	201 South Lyndale Ave	Faribault	MN	55021-5758	Leased	Yes
Total Renal Care, Inc.	Maplewood	2785 White Bear Ave	Maplewood	MN	55109-1320	Leased	No
Total Renal Care, Inc.	Marshall	300 So. Bruce St.	Marshall	MN	56258-1934	Leased	No

Sch 4.8-53

Total Renal Care, Inc.	Red Wing	3028 North Service Drive	Red Wing	MN	55066-1921	Leased	No
Total Renal Care, Inc.	Uptown Minneapolis	3601 Lyndale Avenue South	Minneapolis	MN	55409-1103	Leased	No
Total Renal Care, Inc.	Arden Hills	3900 Northwoods Drive	Arden Hills	MN	55112-6911	Leased	No
Total Renal Care, Inc.	Coon Rapids	3960 Coon Rapids Blvd	Coon Rapids	MN	55433-2598	Leased	No
Total Renal Care, Inc.	Burnsville	501 East Nicollet Blvd	Burnsville	MN	55337-6784	Leased	No
Total Renal Care, Inc.	Fridley	5301 E River Rd Ne	Fridley	MN	55421-3778	Leased	No
Total Renal Care, Inc.	St Paul	555 Park St	St Paul	MN	55103-2192	Leased	No
Total Renal Care, Inc.	Wyoming	5657 257th Street	Wyoming	MN	55092-8072	Leased	No
Total Renal Care, Inc.	Cass Lake	606 Grant Utley Ave	Cass Lake	MN	56633-0757	Leased	No
Total Renal Care, Inc.	Edina	6550 York Ave South Suite 100	Edina	MN	55435-2332	Leased	No
Total Renal Care, Inc.	Scott County	7450 South Park Drive	Savage	MN	55378-3635	Leased	No
Total Renal Care, Inc.	Excelsior	7525 Wayzata Blvd	St. Louis Park	MN	55426-1621	Leased	No
Total Renal Care, Inc.	Montevideo	824 N. 11th St	Montevideo	MN	56265-1629	Leased	No
Total Renal Care, Inc.	Hl Division	825 South 8th Street	Minneapolis	MN	55404-1208	Leased	No
Total Renal Care, Inc.	Cottage Grove	8800 East Point Douglas Road	Cottage Grove	MN	55016-4160	Leased	No
Total Renal Care, Inc.	Pipestone	911 5th Ave. S.W	Pipestone	MN	56164-1890	Leased	No
Total Renal Care, Inc.	Bloomington	Lyndale Ave South	Bloomington	MN	55420-2237	Leased	No
Total Renal Research, Inc	Total Renal Research	825 South 8th St	Minneapolis	MN	55404-1212	Leased	No
Catello Dialysis, LLC	Trenton	1705 E 9th St	Trenton	MO	64683-2641	Leased	No
Colleton Dialysis, LLC	Kansas Avenue	604 Kansas Ave	Clinton	MO	64735-3069	Leased	No
DVA Healthcare Renal Care, Inc.	Lake St. Louis	200 Brevco Plaza	Late St. Louis	MO	63367-2950	Leased	No
DVA Healthcare Renal Care, Inc.	St. Charles	2103 Bluestone Drive	St. Charles	MO	63303-6704	Leased	No
DVA Healthcare Renal Care, Inc.	Liberty	2525 Glen Hendren Drive	Liberty	MO	64068-9625	Leased	No
DVA Healthcare Renal Care, Inc.	Northland	2750 Clay Edwards Drive	North Kansas City	MO	64116-3257	Leased	No
DVA Healthcare Renal Care, Inc.	St. Peters	300 First Executive Avenue	St. Peters	MO	63376-1655	Leased	No
DVA Renal Healthcare, Inc.	Cameron	1003 W. Fourth Street	Cameron	MO	64429-1466	Leased	No
DVA Renal Healthcare, Inc.	Florissant Dialysis	10887 W Florissant Ave	Ferguson	MO	63136-2405	Leased	No
DVA Renal Healthcare, Inc.	Washington Square	1110 Washington Square	Washington	MO	63090-5336	Leased	Yes
DVA Renal Healthcare, Inc.	Rolla	1503 E 10th St	Rolla	MO	65401-3696	Leased	No

Sch 4.8-54

DVA Renal Healthcare, Inc.	Hospital Hill	2250 Holmes St	Kansas City	MO	64108-2639	Leased	No
DVA Renal Healthcare, Inc.	Riverside Reprocessing	408 Nw Business Park Lane	Riverside	MO	64150-9572	Leased	No
DVA Renal Healthcare, Inc.	St. Joseph	5514 Corporate Drive, Suite 100	St. Joseph	MO	64507-7754	Leased	No
DVA Renal Healthcare, Inc.	Chillicothe	588 East Business Route 36	Chillicothe	MO	64601-3721	Leased	No
DVA Renal Healthcare, Inc.	Hazelwood	637 Dunn Road Ste 199	Hazelwood	MO	63042-1757	Leased	No
DVA Renal Healthcare, Inc.	Shrewsbury	7303 Watson Road	Shrewsbury	MO	63119-4405	Leased	No
DVA Renal Healthcare, Inc.	Platte Woods	7667 Northwest Prairie View Road	Kansas City	MO	64151-1544	Leased	No
DVA Renal Healthcare, Inc.	St Louis West At Home	9632 Olive Boulevard	Olivette	MO	63132-3002	Leased	No
DVA/Washington University Healthcare of Greater St. Louis, LLC	St Louis	324 Debaliviere Ave	St. Louis	MO	63112-1804	Leased	No
DVA/Washington University Healthcare of Greater St. Louis, LLC	St Louis West	400 N Lindbergh Blvd	St Louis	MO	63141-7814	Leased	No
ISD Kansas City, LLC fka DSI Kansas City, LLC	Westport	3947 Broadway Street	Kansas City	MO	64111-2516	Leased	No
ISD Lees Summit, LLC fka DSI Lees Summit, LLC	Lees Summit	100 Ne Missouri Road	Lee’S Summit	MO	64086-4702	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Harrisonville	308 Galaxie Avenue	Harrisonville	MO	64701-2084	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Marshall	359 W Morgan	Marshall	MO	65340-1929	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Kansas City	4333 Madison Avenue	Kansas City	MO	64111-3429	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Butler	601 W Nursery	Butler	MO	64730-1872	Leased	No
Leasburg Dialysis, LLC	Town And Country West	12855 North Forty Drive	St Louis	MO	63141-8657	Leased	No
Leasburg Dialysis, LLC	Town And Country West At Home	12855 North Forty Drive	St Louis	MO	63141-8657	Leased	No
Lone Dialysis, LLC	Swope Dialysis	4407 E 50th Terr	Kansas City	MO	64130-2855	Leased	No
Loup Dialysis, LLC	Bowles Avenue	1011 Bowles Ave	St Louis	MO	63026-2387	Leased	No
Pacheco Dialysis, LLC	Springfield	1007 E Kearney St	Springfield	MO	65803-3433	Leased	No
Palmetto Dialysis, LLC	Arnold	100 Richardson Crossing	Arnold	MO	63010-6023	Leased	No
Rainer Dialysis, LLC	South City	3740 South Jefferson Ave	St. Louis	MO	63118-3905	Leased	No
Renal Treatment Centers-Illinois, Inc.	Hope Again	1207 State Route W	Kennett	MO	63857-3823	Leased	No
Renal Treatment Centers-Illinois, Inc.	Lamplighter Plaza	12354 Lightlighter Square	St Louis	MO	63128-2746	Leased	No

Sch 4.8-55

Renal Treatment Centers-Illinois, Inc.	Hampton	1425 Hampton Avenue	St Louis	MO	63139-3115	Leased	No
Renal Treatment Centers-Illinois, Inc.	Columbia	1701 East Broadway	Columbia	MO	65201-8029	Leased	No
Renal Treatment Centers-Illinois, Inc.	Bluff City II	2400 Lucy Lee Parkway, Suite E&D	Poplar Bluff	MO	63901-2429	Leased	No
Renal Treatment Centers-Illinois, Inc.	St Louis	2610 Clark Ave.	St Louis	MO	63103-2502	Leased	Yes
Renal Treatment Centers-Illinois, Inc.	Crestwood	9560 Watson Rd	Crestwood	MO	63126-1541	Leased	No
Renal Treatment Centers-Illinois, Inc.	Crystal City	960 S. Truman Boulevard	Crystal City	MO	63019-1329	Leased	No
Total Renal Care, Inc.	Washington Home Training	1038-1040 Washington Square	Washington	MO	63090-5302	Leased	No
Total Renal Care, Inc.	Villa Of Wentzville	1126 W Pearce Blvd	Wentzville	MO	63385-1053	Leased	No
Total Renal Care, Inc.	Timberlake	12110 Holmes Rd	Kansas City	MO	64145-1707	Leased	No
Total Renal Care, Inc.	North St.Louis	13119 New Halls Ferry Rd	Florissant	MO	63033-3228	Leased	No
Total Renal Care, Inc.	Sikeston	135 Plaza Drive	Sikestown	MO	63801-5148	Leased	No
Total Renal Care, Inc.	Grandview	13812 South 71 Highway	Grandview	MO	64030-3685	Leased	No
Total Renal Care, Inc.	Excelsior Springs	1745 W. Jesse James Road	Excelsior Springs	MO	64024-1801	Leased	No
Total Renal Care, Inc.	Eastland	19101 E Valley View Parkway, Ste E	Independence	MO	64055-6907	Leased	No
Total Renal Care, Inc.	Dexter	2010 North Outer Road	Dexter	MO	63841-8001	Leased	No
Total Renal Care, Inc.	Lake St. Louis	202 Brevco Plaza	Lake St. Louis	MO	63367-2950	Leased	No
Total Renal Care, Inc.	Great Falls	2800 11th Avenue South	Great Falls	MO	59405-5263	Leased	No
Total Renal Care, Inc.	Discovery Division	300 First Executive Ave	St Peters	MO	63376-1655	Leased	No
Total Renal Care, Inc.	Hannibal	3140 Palmyra Road	Hannibal	MO	63401-2204	Leased	No
Total Renal Care, Inc.	Columbia Home Training	3320 Bluff Creek Drive	Columbia	MO	65201-3501	Leased	No
Total Renal Care, Inc.	South County	4145 Union Road	St. Louis	MO	63129-1064	Leased	No
Total Renal Care, Inc.	Eureka	419 Meramec Boulevard	Eureka	MO	63025-3906	Leased	No
Total Renal Care, Inc.	Maple Valley Plaza	649 Maple Valley Drive	Farmington	MO	63640-1993	Leased	No
Total Renal Care, Inc.	Villa At St. John	9030 Saint Charles Rock Rd	St. Louis	MO	63114-4246	Leased	No
Total Renal Care, Inc.	Villa Of Waterbury	929-931 Waterbury Falls Dr	O’Fallon	MO	63368-2202	Leased	No
Tugman Dialysis, LLC	Chambers Dialysis	10241 Lewis And Clark Blvd	Saint Louis	MO	63136-5505	Leased	No
DVA Healthcare Renal Care, Inc.	Ocean Springs	13150 Ponce De Leon	Ocean Springs	MS	39564-2460	Leased	No

Sch 4.8-56

DVA Healthcare Renal Care, Inc.	Singing River	4907 Telephone Road	Pascagoula	MS	39567-1823	Leased	No
DVA Healthcare Renal Care, Inc.	Lucedale	652 Manilla Street	Lucedale	MS	39452-5962	Leased	No
ISD Brandon, LLC fka DSI Brandon, LLC	Brandon	101 Christian Drive	Brandon	MS	39042-2678	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Jackson Southwest	1828 Raymond Road	Jackson	MS	39204-4126	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Hazlehurst	201 N Haley Street	Hazlehurst	MS	39083-3111	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Lexington	22579 Depot Street	Lexington	MS	39095-7339	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Carthage	312 Ellis Street	Carthage	MS	39051-3809	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Jackson North	571 Beasley Road	Jackson	MS	39206-3042	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Canton	620 E Peace Street	Canton	MS	39046-4729	Leased	No
ISD Renal, Inc. fka DSI Renal, Inc.	Jackson South Dialysis (P182)	1015 I-20 Frontage Road	Jackson	MS	39204	Owned	No
Total Renal Care, Inc.	Great Falls Dialysis	2800 11th Avenue South, Suite 22	Great Falls	MT	59405-5263	Leased	No
Central Carolina Dialysis Centers, LLC	Copperfield	1030 Brinehaven Dr	Concord	NC	28025-2438	Leased	No
Central Carolina Dialysis Centers, LLC	Rowan County-Kannapolis	1607 North Main Street	Kannapolis	NC	28081-2317	Leased	No
DVA Healthcare Renal Care, Inc.	Mint Hill	11308 Hawthorn Drive	Mint Hill	NC	28227-9300	Leased	No
DVA Healthcare Renal Care, Inc.	Ahoskie	129 Hertford County High Road	Ahoskie	NC	27910-8131	Leased	No
DVA Healthcare Renal Care, Inc.	Elizabeth City	1840 West City Drive	Elizabeth City	NC	27909-9632	Leased	No
DVA Healthcare Renal Care, Inc.	Charlotte	2321 W Morehead St	Charlotte	NC	28208-5145	Leased	No
DVA Healthcare Renal Care, Inc.	Charlotte East	5627 Albemarle Road	Charlotte	NC	28212-3611	Leased	No
DVA Healthcare Renal Care, Inc.	Union County	615 Comfort Ln	Monroe	NC	28112-5599	Leased	No
DVA Healthcare Renal Care, Inc.	South Charlotte	6450 Bannington Rd	Charlotte	NC	28226-1327	Leased	No
DVA Healthcare Renal Care, Inc.	North Charlotte	6620 Old Statesville Road	Charlotte	NC	28269	Leased	No
DVA Healthcare Renal Care, Inc.	Edenton	703 Luke Street	Edenton	NC	27932-9694	Leased	No
DVA Healthcare Renal Care, Inc.	Marshville1	7260 East Marshville Blvd	Marshville	NC	28103-1191	Leased	No
DVA Renal Healthcare, Inc.	Roxboro	1005 Ridge Road	Roxboro	NC	27573-4513	Leased	No
DVA Renal Healthcare, Inc.	GHc-Mt Olive	105 Michael Martin Road	Mt. Olive	NC	28365	Owned	No
DVA Renal Healthcare, Inc.	Wilson	1605 Medical Park Drive	Wilson	NC	27893-8611	Leased	No
DVA Renal Healthcare, Inc.	GHc-Goldsboro South	1704 Wayne Memorial Drive	Goldsboro	NC	27534-2240	Owned	No
DVA Renal Healthcare, Inc.	Durham	200 Hood Street	Durham	NC	27701-3715	Leased	No

Sch 4.8-57

DVA Renal Healthcare, Inc.	Goldsboro	2609 Hospital Road	Goldsboro	NC	27534-9424	Leased	No
DVA Renal Healthcare, Inc.	Forest Hills	2693 Forest Hills Road	Wilson	NC	27893-8611	Leased	No
DVA Renal Healthcare, Inc.	Wilson	2833 Wooten Boulevard	Wilson	NC	27893	Leased	No
DVA Renal Healthcare, Inc.	Durham South	415 W. Hwy 54	Durham	NC	27713-7516	Leased	No
DVA Renal Healthcare, Inc.	West Durham	4307 Western Park Pl	Durham	NC	27705-1204	Leased	No
DVA Renal Healthcare, Inc.	Durham West	4307 Western Park Place	Durham	NC	27705-1204	Leased	No
DVA Renal Healthcare, Inc.	Vance County	854 Beckford Dr	Henderson	NC	27536-3487	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Burlington	873 Heather Road	Burlington	NC	27215-6288	Leased	No
Total Renal Care Of North Carolina, LLC	Biltmore Home	10 McDowell Street	Asheville	NC	28801-4104	Leased	No
Total Renal Care Of North Carolina, LLC	Martin County	100 Medical Drive	Williamston	NC	27892-2156	Leased	No
Total Renal Care Of North Carolina, LLC	Mcdowell County	100 Spaulding Drive	Marion	NC	28752-5116	Leased	Yes
Total Renal Care Of North Carolina, LLC	Elizabethtown	101 Dialysis Center Drive	Elizabethtown	NC	28337-9048	Leased	No
Total Renal Care Of North Carolina, LLC	Transylvania	102 College Station Drive	Brevard	NC	28712-3355	Leased	No
Total Renal Care Of North Carolina, LLC	Green County	1025 Kingold Boulevard	Snow Hill	NC	28580-1616	Leased	No
Total Renal Care Of North Carolina, LLC	Waynesville	11 Park Terrace Drive	Clyde	NC	28721-7445	Leased	Yes
Total Renal Care Of North Carolina, LLC	Wake Forest	11001 Ingleside Place	Raleigh	NC	27614-8577	Leased	Yes
Total Renal Care Of North Carolina, LLC	Lumbee River	11016 Red Springs Road	Red Springs	NC	28377-8060	Leased	No
Total Renal Care Of North Carolina, LLC	Rowan County	111 Dorsett Drive	Salisbury	NC	28144-2278	Leased	No
Total Renal Care Of North Carolina, LLC	Reidsville	1307 Freeway Drive	Reidsville	NC	27320-7104	Leased	Yes
Total Renal Care Of North Carolina, LLC	Jacksonville	14 Office Park Drive	Jacksonville	NC	28546-7325	Leased	No
Total Renal Care Of North Carolina, LLC	Southport	1513 Howe St. Suite 15	Southport	NC	28461-2770	Leased	No
Total Renal Care Of North Carolina, LLC	Moore County	16 Regional Drive	Pinehurst	NC	28374-8850	Leased	No
Total Renal Care Of North Carolina, LLC	Asheville	1600 Centerpark Drive	Asheville	NC	28805-6206	Leased	Yes
Total Renal Care Of North Carolina, LLC	Smoky Mountain	1611 Andrews Rd.	Murphy	NC	28906-5100	Leased	Yes
Total Renal Care Of North Carolina, LLC	Carthage	165 Savannah Gardens Dr	Carthage	NC	28327	Leased	No
Total Renal Care Of North Carolina, LLC	Franklin County	1706 North Carolina Hwy 39 N	Louisburg	NC	27549-8329	Leased	No
Total Renal Care Of North Carolina, LLC	Southern Pines	209 Windstar Place	Southern Pines	NC	28387-7086	Leased	No
Total Renal Care Of North Carolina, LLC	Chadbourn	210 East Strawberry Blvd	Chadbourn	NC	28431-1418	Leased	No
Total Renal Care Of North Carolina, LLC	Wilmington	2215 Yaupon Drive	Wilmington	NC	28401-7334	Leased	No
Total Renal Care Of North Carolina, LLC	Rutherford County	226 Commercial Drive	Forest City	NC	28043-2851	Leased	No

Sch 4.8-58

Total Renal Care Of North Carolina, LLC	Rockingham County	251 West Kings Highway	Eden	NC	27288-5009	Leased	No
Total Renal Care Of North Carolina, LLC	Cape Fear	3005 Enterprise Dr	Wilmington	NC	28405-2181	Leased	No
Total Renal Care Of North Carolina, LLC	Kenansville	305 Beasley Street	Kenansville	NC	28349-8798	Leased	No
Total Renal Care Of North Carolina, LLC	Edgecomb County	3206 Western Blvd	Tarboro	NC	27886-1828	Leased	No
Total Renal Care Of North Carolina, LLC	Montgomery County	323 W. Main Street	Biscoe	NC	27209-9528	Leased	No
Total Renal Care Of North Carolina, LLC	Weaverville	329 Merrimon Ave.	Weaverville	NC	28787-9253	Leased	Yes
Total Renal Care Of North Carolina, LLC	Harrisburg	3310 Perry St.	Concord	NC	28027-3901	Leased	No
Total Renal Care Of North Carolina, LLC	Hoke	403 South Main Street	Raeford	NC	28376-3222	Leased	No
Total Renal Care Of North Carolina, LLC	Shallote	4740 Shallotte Avenue	Shallotte	NC	28470-6596	Leased	No
Total Renal Care Of North Carolina, LLC	Hendersonville	500 Beverly Hanks Ctr	Hendersonville	NC	28792	Leased	No
Total Renal Care Of North Carolina, LLC	St. Pauls	564 W Mclean Street	St. Pauls	NC	28384-1421	Leased	No
Total Renal Care Of North Carolina, LLC	Wallace	5650 S Nc 41 Highway	Wallace	NC	28466-6094	Leased	No
Total Renal Care Of North Carolina, LLC	Mayland	575 Altapass Highway	Spruce Pine	NC	28777-3012	Leased	No
Total Renal Care Of North Carolina, LLC	Whiteville	608 Pecan Lane	Whiteville	NC	28472-2949	Leased	No
Total Renal Care Of North Carolina, LLC	Sylva Dialysis Center	655 Asheville Rd	Sylva	NC	28779-2747	Leased	Yes
Total Renal Care Of North Carolina, LLC	Burgawnc	704 S Dickerson St	Burgaw	NC	28425-4904	Leased	No
Total Renal Care Of North Carolina, LLC	Richmond County	771 Chaeran Highway	Hamlett	NC	28345-7158	Leased	No
Total Renal Care Of North Carolina, LLC	Franklin Township	80 Westgate Plaza	Franklin	NC	28734-1422	Leased	No
Total Renal Care Of North Carolina, LLC	Sandhills	809 S Long Drive	Rockingham	NC	28379-4317	Leased	No
Total Renal Care Of North Carolina, LLC	Anson County	923 East Caswell	Wadesboro	NC	28170-2305	Leased	No
Total Renal Care Of North Carolina, LLC	Cherokee	Sevan Clans Building, 53 Echota Church Rd	Cherokee	NC	28719-9702	Leased	Yes
Total Renal Care, Inc.	New River (aka Onslow County)-NC	111 Yopp Road	Jacksonville	NC	28546	Leased	No
Total Renal Care, Inc.	North Burlington	1909 N. Church Street	Burlington	NC	27217	Leased	No
Total Renal Care, Inc.	Team Endeavor Group Office	2700 Coltsgate Rd, Suite 202	Charlotte	NC	28211	Leased	No
Total Renal Care, Inc.	Division	559 Davidson Gateway Drive	Davidson	NC	28208-5145	Leased	No
DaVita Dakota Dialysis Center, LLC	Fargo	2350 45th St Sw	Fargo	ND	58104-8795	Leased	No
Renal Treatment Centers-West, Inc.	Oakes	413 S 7th St	Oakes	ND	58474-1920	Leased	No

Sch 4.8-59

DVA Renal Healthcare, Inc.	Omaha West	13010-26 West Dodge Road	Omaha	NE	68154-2148	Leased	No
DVA Renal Healthcare, Inc.	Omaha Central	144 South 40th Street	Omaha	NE	68131-3004	Leased	No
DVA Renal Healthcare, Inc.	Dodge County	1949 E 23rd Ave S	Fremont	NE	68025-2452	Leased	No
DVA Renal Healthcare, Inc.	Omaha South	3427 L Street	Omaha	NE	68107-2577	Leased	No
DVA Renal Healthcare, Inc.	Papillion	505 Cornhusker Rd	Bellevue	NE	68005-7911	Leased	No
DVA Renal Healthcare, Inc.	Omaha North	6212 N 73rd Plaza	Omaha	NE	68134-1801	Leased	No
Nephrology Medical Associates of Georgia, LLC	Dnp Grand Island	638 N Webb Rd	Grand Island	NE	68803	Leased	No
Nephrology Medical Associates of Georgia, LLC	Hastings Ne	715 N Kansas Ave	Hastings	NE	68901-4446	Leased	No
Renal Treatment Centers-Illinois, Inc.	Ne Nebraska	1603 W Prospect Ave	Norfolk	NE	68701-3683	Leased	No
Renal Treatment Centers-Illinois, Inc.	Hastings	1900 North Saint Joseph Ave.	Hastings	NE	68901-2652	Leased	No
Renal Treatment Centers-Illinois, Inc.	Grand Island Dialysis	203 E Stolley Park Rd	Grand Island	NE	68801-8256	Leased	No
Renal Treatment Centers-Illinois, Inc.	Capital City	307 North 46th Street	Lincoln	NE	68503-3714	Leased	No
Renal Treatment Centers-Illinois, Inc.	South Lincoln	3401 Plantation Drive	Lincoln	NE	68516-4712	Leased	No
Renal Treatment Centers-Illinois, Inc.	Omaha Lavista	6610 S 168th St	Omaha	NE	68135-5412	Leased	No
Renal Treatment Centers-Illinois, Inc.	Omaha Florence	7428 North 30th St	Omaha	NE	68112-2722	Leased	No
Renal Treatment Centers-Illinois, Inc.	Mccook	801 West C Street	Mccook	NE	69001-3592	Leased	No
Renal Treatment Centers-Illinois, Inc.	Omaha Home Training	8021 Cass Street	Omaha	NE	68114-3525	Leased	No
Renal Treatment Centers-West, Inc.	Scottsbluff	3812 Avenue B	Scottsbluff	NE	69361-4780	Leased	No
DVA Renal Healthcare, Inc.	Nashua	38 Tyler Street	Nashua	NH	03060-2912	Leased	No
Steam Dialysis, LLC	Derry	8 Action Blvd	Londonderry	NH	03053-3428	Leased	No
Total Renal Care, Inc.	Manchester	15 Constitution Drive	Bedford	NH	03110-6002	Leased	No
Versailles Dialysis, LLC	Rockingham County	18 Pelham Road	Salem	NH	03079-4818	Leased	No
Caverns Dialysis, LLC	Fair Lawn	15-00 Pollitt Drive	Fair Lawn	NJ	07410-2732	Leased	No
DVA Healthcare Renal Care, Inc.	Burlington North	1164 Route 130 North	Burlington	NJ	08016-2954	Leased	No
DVA Healthcare Renal Care, Inc.	Hainesport	1261 Route 38	Hainesport	NJ	08036-2702	Leased	No
DVA Healthcare Renal Care, Inc.	Lumberton	668 Main Street	Mt Holly	NJ	08036-2702	Leased	No
DVA Healthcare Renal Care, Inc.	Holmdel	668 North Beers Street	Holmdel	NJ	07733-1526	Leased	No
DVA Healthcare Renal Care, Inc.	Delran	8008 Route 130 North	Delran	NJ	08075-1869	Leased	No
DVA Renal Healthcare, Inc.	Cherry Hill	1030 North Kings Highway	Cherry Hill	NJ	08034-1907	Leased	Yes

Sch 4.8-60

DVA Renal Healthcare, Inc.	Summit	1139 Spruce Drive	Mountainside	NJ	07092-2221	Leased	No
DVA Renal Healthcare, Inc.	Plainfield	1200 Randolph Road	Plainfield	NJ	07060-3361	Leased	No
DVA Renal Healthcare, Inc.	East Orange	14-20 Prospect Street	East Orange	NJ	07017-2238	Owned	No
DVA Renal Healthcare, Inc.	Willingboro	230 Van Sciver Parkway	Willingboro	NJ	08046-1131	Leased	No
DVA Renal Healthcare, Inc.	Edison	29 Meridian Road	Edison	NJ	08820-2823	Leased	No
DVA Renal Healthcare, Inc.	Old Bridge	3 Hospital Plaza	Old Bridge	NJ	08857-3084	Leased	No
DVA Renal Healthcare, Inc.	Central Jersey Acutes	3001 Hadley Road	South Plainfield	NJ	07080-1109	Leased	No
DVA Renal Healthcare, Inc.	Perth Amboy	530 New Brunswick Ave	Perth Amboy	NJ	08861-3654	Leased	No
DVA Renal Healthcare, Inc.	GHc-East Orange	90 Washington Street, Basement - Condo Units 109-113	East Orange	NJ	07017-1050	Leased	No
Eufaula Dialysis, LLC	Elmwood Park	680 Broadway	Paterson	NJ	07514-1524	Leased	No
Eufaula Dialysis, LLC	Haledon	953 Belmont Avenue	North Haledon	NJ	07508-2548	Leased	No
Freehold Artificial Kidney Center, LLC	Freehold	300 Craig Rd	Manalapan	NJ	07726-8742	Leased	No
Ganois Dialysis, LLC	Wall Township Home Training	5100 Belmar Boulevard	Wall Township	NJ	7727	Leased	No
ISD Trenton, LLC fka DSI Trenton, LLC	Lawrenceville	1840 Princeton Avenue	Lawrenceville	NJ	08648-4518	Leased	No
Magoffin Dialysis, LLC	Browns Mills	107 Trenton Road	Browns Mills	NJ	8015	Leased	No
Marlton Dialysis Center, LLC	Marlton	796 E Route 70	Marlton	NJ	08053-2361	Leased	Yes
MGD-Renal Centers or North Jersey, LLC	Lincoln Park	6 “A” Frassetto Way	Lincoln Park	NJ	07035-2055	Leased	No
Navarro Dialysis, LLC	Marlboro	762 Highway 34	Matawan	NJ	07747-6614	Leased	No
Neptune Artificial Kidney Center, LLC	Neptune	300 W Sylvania	Neptune City	NJ	07753-6017	Leased	No
Redcliff Dialysis, LLC	Millburn	25 East Willow Street	Millburn	NJ	07041-1416	Leased	No
Renal Treatment Center-Northeast, Inc.	Bridgewater	2121 Route 22 West	Bound Brook	NJ	08805-1546	Leased	No
Renal Treatment Center-Northeast, Inc.	Hackettstown	657 Willow Grove Street	Hackettstown	NJ	07840-1713	Leased	No
Shining Star Dialysis, Inc.	Neptune	2180 Bradley Ave	Neptune	NJ	07753-4427	Leased	No
Shining Star Dialysis, Inc.	Somerset	240 Churchill Ave	Somerset	NJ	08873-3451	Leased	No
Shining Star Dialysis, Inc.	Middletown	500 Route 35	Middletown	NJ	07701-5038	Leased	No
Shining Star Dialysis, Inc.	Bricktown	525 Jack Martin Blvd	Bricktown	NJ	08724-7737	Leased	No
Simeon Dialysis, LLC	St Josephs Paterson	11 Getty Ave	Paterson	NJ	07503-2621	Leased	No
Simeon Dialysis, LLC	St Josephs Wayne	57 Willowbrook Blvd	Wayne	NJ	07470-7045	Leased	No

Sch 4.8-61

Simeon Dialysis, LLC	St Josephs Sjrmc	703 Main St	Paterson	NJ	07503-2621	Leased	No
Total Renal Care, Inc.	Hackensack	113 Essex Street	Maywood	NJ	07607-1020	Leased	No
Total Renal Care, Inc.	Jersey City	1310 5th St	North Bergen	NJ	07047-1710	Leased	No
Total Renal Care, Inc.	Hillside	1529 North Broad St	Hillside	NJ	07205-1603	Leased	No
Total Renal Care, Inc.	Fair Lawn Dialysis	18-01 Pollitt Drive	Fair Lawn	NJ	07410-2813	Leased	No
Total Renal Care, Inc.	Plainfield South	241-261 Durham Ave	Plainfield	NJ	07080-2504	Leased	No
Total Renal Care, Inc.	New Brunswick	303 George Street	New Brunswick	NJ	08901-2020	Leased	No
Total Renal Care, Inc.	West Orange	375 Mt Pleasant Ave	West Orange	NJ	07052-2724	Leased	No
Total Renal Care, Inc.	Teterboro	502 Route 46	Teterboro	NJ	07608-1118	Leased	No
Total Renal Care, Inc.	Woodbridge	541 Main Street	Woodbridge	NJ	07095-1104	Leased	No
Total Renal Care, Inc.	Parkside	580 Frelinghuysen Ave	Newark	NJ	07114-1361	Leased	No
Total Renal Care, Inc.	Atlantic Artificial	6 Industrial Way West	Eatontown	NJ	07724-2258	Leased	No
Total Renal Care, Inc.	Pennsauken	7020, 7022, & 7024 Kaighn Ave, Pennsauken Township Lot 2 Block 6301	Pennsauken	NJ	08109-4417	Leased	No
Total Renal Care, Inc.	Princeton	88 Princeton Hightstown Rd	Princeton Junction	NJ	08550-1100	Leased	No
Tyler Dialysis, LLC	Lourdes Mt Laurel	130 Gaither Dr	Mount Laurel	NJ	08054-1715	Leased	No
Tyler Dialysis, LLC	Lourdes Camden	1601 Haddon Ave	Camden	NJ	08103-3109	Leased	No
Tyler Dialysis, LLC	Lourdes Innova	3716 Church Rd	Mount Laurel	NJ	08054-1104	Leased	No
Unicoi Dialysis, LLC	East Brunswick	629 Cranbury Road	East Brunswick	NJ	08816-4031	Leased	No
Foss Dialysis, LLC	Mesilla Valley	2550 S. Telshor Boulevard	Las Cruces	NM	88011-4907	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Las Cruces	3961 E Lohman Avenue	Las Cruces	NM	88011-8272	Leased	No
Total Renal Care, Inc.	Artesia	702 N 13th Street	Artesia	NM	88210-1166	Leased	No
Total Renal Care, Inc.	Region	817 West Broadway, Suite #104	Farmington	NM	87401-5699	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Four Corners	801 W Broadway	Farmington	NM	87401-5650	Leased	No
TRC Four Corners Dialysis Clinics, LLC. (Bevan Partnership)	Shiprock	Us Highway 491 North, Po Box 2156	Shiprock	NM	87420-2156	Leased	No
Centennial LV, LLC	Centennial	8775 W Deer Springs Way	Las Vegas	NV	89149-0416	Leased	No
DVA Renal Healthcare, Inc.	Anthem Village	2530 Anthem Village Drive	Henderson	NV	89052-5548	Leased	No

Sch 4.8-62

DVA Renal Healthcare, Inc.	Mountain View	2881 Business Park Court	Las Vegas	NV	89128-9019	Leased	No
Five Star Dialysis, LLC	Las Vegas Multicare	2400 Tech Center Ct	Las Vegas	NV	89128-0804	Leased	No
Greater Las Vegas Dialysis, LLC	Las Vegas	150 South Valley View Boulevard	Las Vegas	NV	89107	Leased	No
Greater Las Vegas Dialysis, LLC	North Las Vegas	2065 North Las Vegas Blvd	North Las Vegas	NV	89030-5801	Leased	No
Greater Las Vegas Dialysis, LLC	South Las Vegas	2250 South Rancho Drive	Las Vegas	NV	89102-4456	Leased	No
Greater Las Vegas Dialysis, LLC	Summerlin	653 North Town Center Drive	Las Vegas	NV	89144-0503	Leased	Yes
Green Desert Dialysis, LLC	Desert Springs	2110 East Flamingo Road	Las Vegas	NV	89119-5191	Leased	No
ISD Las Vegas, LLC fka DSI Las Vegas, LLC	Green Valley	1489 W Warm Springs Road	Henderson	NV	89014-7637	Leased	No
ISD Las Vegas, LLC fka DSI Las Vegas, LLC	Las Vegas	2333 Rennaissance Drive	Las Vegas	NV	89119-6191	Leased	No
ISD Spring Valley, LLC fka DSI Spring Valley, LLC	Spring Valley	3855 S. Jones	Las Vegas	NV	89103-2296	Leased	No
Las Vegas Pediatric Dialysis, LLC	DaVita Pediatrics	7271 W. Sahara Avenue	Las Vegas	NV	89117-2862	Leased	No
Lockhart Dialysis, LLC	Pahrump	330 South Lola Lane	Pahrump	NV	89048-0884	Leased	No
Renal Treatment Centers-California, Inc.	Las Vegas Acutes Ste D	7330 Smoke Ranch Road	Las Vegas	NV	89128-1043	Leased	No
Routt Dialysis, LLC	Reno Nv	10085 Double R Blvd	Reno	NV	89521-4867	Leased	No
Routt Dialysis, LLC	Reno Nv	1500 East Second Street	Reno	NV	89502-1189	Leased	No
Routt Dialysis, LLC	Carson City	3246 N. Carson Street	Carson City	NV	89706-0248	Leased	No
Routt Dialysis, LLC	Sparks	4860 Vista Boulrvard	Sparks	NV	89436-2817	Leased	No
Routt Dialysis, LLC	Sierra Rose	685 Sierra Rose Drive	Reno	NV	89511-2060	Leased	No
Sherman Dialysis, LLC	Cheyenne	3291 N Buffalo Drive, Bldg. A	Las Vegas	NV	89129-7441	Leased	No
Siena Dialysis Center, LLC	Siena Henderson	2865 Siena Heights Drive	Las Vegas	NV	89052-4168	Leased	No
Southern Hills Dialysis Center, LLC	Southern Hills	9280 West Sunset Road, Suite 110	Las Vegas	NV	89148-4861	Leased	No
Total Renal Care, Inc.	Fallon	1103 New River Pkwy	Fallon	NV	89406-6899	Leased	Yes
Total Renal Care, Inc.	Winnemucca	830 Fairgrounds Road	Winnemucca	NV	89445-2011	Leased	No
Valley Springs Dialysis, LLC	The Nevada	1510 West Warm Springs Road	Henderson	NV	89014-3586	Leased	No
Empire State DC, Inc.	Utica Avenue	1305 Utica Avenue	Brooklyn	NY	11203-5911	Leased	No
Empire State DC, Inc.	Ithaca	201 Dates Drive	Ithaca	NY	14850-1345	Leased	Yes
Empire State DC, Inc.	Columbia University	60 Haven Street	New York	NY	10032-2604	Leased	No
Enchanted Dialysis, LLC	Newark Wayne	1120 South Main St.	Newark	NY	14513-2171	Leased	No

Sch 4.8-63

Huntington Artificial Kidney Center, Ltd.	Medford	1725 North Ocean Avenue	Medford	NY	11763-2649	Leased	No
Huntington Artificial Kidney Center, Ltd.	Huntington Station	256 Broadway	Huntington Station	NY	11746-1403	Leased	No
Huntington Artificial Kidney Center, Ltd.	Freeport	267 West Merrick Road	Freeport	NY	11520-3346	Leased	No
Huntington Artificial Kidney Center, Ltd.	Freeport	351 S. Main Street	Freeport	NY	11520-3346	Leased	No
Huntington Artificial Kidney Center, Ltd.	Syosset	One Locust Lane	Syosset	NY	11791-4834	Leased	No
Knickerbocker Dialysis, Inc.	Orange	100 Crystal Run Road, Suite 102	Middletown	NY	10941-4042	Leased	No
Knickerbocker Dialysis, Inc.	Garden City	1100 Stewart Ave	Garden City	NY	11530-4839	Leased	No
Knickerbocker Dialysis, Inc.	Staten Island	1139-1141 Hylan Blvd.	Staten Island	NY	10305-2061	Leased	No
Knickerbocker Dialysis, Inc.	Queens	118-01 Guy Brewer Blvd.	Queens	NY	11434-2101	Leased	No
Knickerbocker Dialysis, Inc.	Richmond	1366 Victory Blvd	Staten Island	NY	10301-3907	Leased	No
Knickerbocker Dialysis, Inc.	Catskill	139 Forestburgh Road	Monticello	NY	12701-2348	Leased	Yes
Knickerbocker Dialysis, Inc.	Lynbrook	147 Scranton Ave	Lynbrook	NY	11563-2808	Leased	No
Knickerbocker Dialysis, Inc.	Suburban	1542 Maple Road	Amherst	NY	14221-3625	Leased	Yes
Knickerbocker Dialysis, Inc.	Bronx	1615 Eastchester Road	Bronx	NY	10461-2603	Leased	No
Knickerbocker Dialysis, Inc.	Soundview	1622-24 Bruckner Blvd.	Bronx	NY	10473-4553	Leased	No
Knickerbocker Dialysis, Inc.	Riverdale	170 West 233rd Street	Bronx	NY	10463-5639	Leased	No
Knickerbocker Dialysis, Inc.	Bronx	1733 Eastchester Road	Bronx	NY	10461-2315	Leased	No
Knickerbocker Dialysis, Inc.	South Bronx	1940 Webster Ave	Bronx	NY	10457-4261	Leased	No
Knickerbocker Dialysis, Inc.	Womens Christian Association Hospital	207 Foote Ave	Jamestown	NY	14701-7077	Leased	No
Knickerbocker Dialysis, Inc.	Queens Village	222-02 Hempstead Ave.	Queens	NY	11429-2123	Leased	No
Knickerbocker Dialysis, Inc.	Coney Island	26 Thru 48 Brighton 11th Street	Brooklyn	NY	11235-5304	Leased	No
Knickerbocker Dialysis, Inc.	Long Island	3460 Great Neck Road	Amityville	NY	11701-1915	Leased	No
Knickerbocker Dialysis, Inc.	Williamsbridge	3525 White Plains Road	Bronx	NY	10461-5705	Leased	No
Knickerbocker Dialysis, Inc.	Orchard Park	3801 Taylor Rd	Orchard Park	NY	14127-2232	Leased	Yes
Knickerbocker Dialysis, Inc.	Boston Post	4026 Boston Post Road	Bronx	NY	10475-1122	Leased	No
Knickerbocker Dialysis, Inc.	Northtowns	4041 Delaware Avenue	Tonawanda	NY	14150-6850	Leased	Yes
Knickerbocker Dialysis, Inc.	Port Washington	50 Seaview Boulevard	Port Washington	NY	11050-4615	Leased	Yes
Knickerbocker Dialysis, Inc.	Peekskill	500 Pike Plaza Route 6	Cortland Manor	NY	10567-2502	Leased	No

Sch 4.8-64

Knickerbocker Dialysis, Inc.	Yonkers	575 Yonkers Avenue	Yonkers	NY	10704-2601	Leased	No
Knickerbocker Dialysis, Inc.	Central New York	910 Erie Blvd E	Syracuse	NY	13210-1060	Leased	No
Liberty RC, Inc.	Dyker Heights	1435 86th St.	Brooklyn	NY	11228-3435	Leased	Yes
Liberty RC, Inc.	Cleve Hill	1461 Kensington Avenue	Buffalo	NY	14215-1436	Leased	No
Liberty RC, Inc.	Hudson Valley	155 White Plains Rd	Tarrytown	NY	10591-5523	Leased	No
Liberty RC, Inc.	Eastchester Road	1615-1617 Eastchester Road	Bronx	NY	10461-2606	Leased	No
Liberty RC, Inc.	White Plains	200 Hamilton Avenue, Suite# 13b	White Plains	NY	10601-1859	Leased	No
Liberty RC, Inc.	Niagara Falls	2932 Military Road	Niagara Falls	NY	14304-1252	Leased	No
Liberty RC, Inc.	Bedford Park	3119 Webster Avenue	Bronx	NY	10467-4905	Leased	No
Liberty RC, Inc.	Port Chester	38 Bulkley Avenue	Port Chester	NY	10573-3902	Leased	No
Liberty RC, Inc.	South Brooklyn	3915 Avenue V	Brooklyn	NY	11234-5150	Leased	No
Liberty RC, Inc.	Southtowns	4910 Camp Road	Hamburg	NY	14075-2617	Leased	No
Liberty RC, Inc.	Yonkers II	5 Odell Plaza	Yonkers	NY	10701-1406	Leased	No
Liberty RC, Inc.	Buffalo	550 Orchard Park Road	West Seneca	NY	14224-2646	Leased	No
Liberty RC, Inc.	Niagara Falls Memorial	621 10th St	Niagara Falls	NY	14301-1813	Leased	No
Liberty RC, Inc.	Lowville	7785 North State Street	Lowville	NY	13367-1229	Leased	No
Liberty RC, Inc.	Celia Dill	Barns Office Center, Suite #206	Carmel	NY	10512-2454	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Brooklyn	621-625 Degraw Street	Brooklyn	NY	11217-3120	Leased	No
TRC of New York, Inc.	NE Divisional Vp Office	333 Westchester Avenue	White Plains	NY	10604-2910	Leased	No
Alomie Dialysis, LLC	Pike County Dialysis	609 W. Emmitt Avenue	Waverly	OH	45690-1013	Leased	No
Barrington Dialysis, LLC	Steubenville Home Training	1799 Sinclair Avenue	Steubenville	OH	43953-3328	Leased	No
Basin Dialysis, LLC	Buckeye	3040 S Dixie Drive	Kettering	OH	45409-1516	Leased	No
Bastrop Dialysis, LLC	Darke County	1111 Sweitzer St	Greenville	OH	45331-1189	Leased	No
Bastrop Dialysis, LLC	Upper Valley Kidney	3130 N County Rd 25a	Troy	OH	45373-1337	Leased	No
Bastrop Dialysis, LLC	Dayton North	455 Turner Road	Dayton	OH	45415-3630	Leased	No
Beck Dialysis, LLC	Atrium	4421 Roosevelt Blvd	Middletown	OH	45044-9024	Leased	Yes
Birch Dialysis, LLC	Hilliard	19133 Hilliard Boulevard	Rocky River	OH	44116-2907	Leased	Yes
Birch Dialysis, LLC	Center Ridge	38600 Center Ridge Road	North Ridgeville	OH	44039-2837	Leased	No
Birch Dialysis, LLC	Parma Heights	9050 North Church Drive	Parma	OH	44130-4701	Leased	Yes

Sch 4.8-65

Borrego Dialysis, LLC	Harrison	10475, 10473, 10471 & 10469 Harrison Avenue	Harrison	OH	45030-1941	Leased	No
Columbus-RNA-DaVita, LLC	Columbus	226 Graceland Boulevard, Suite 3-09A	Columbus	OH	43214-5404	Leased	No
Columbus-RNA-DaVita, LLC	Columbus East	299 Outerbelt Street	Columbus	OH	43213-1529	Leased	No
Columbus-RNA-DaVita, LLC	Columbus	3830 Olentangy River Road	Columbus	OH	43214-5404	Leased	No
Columbus-RNA-DaVita, LLC	Columbus Downtown	415 East Mound Street	Columbus	OH	43215-5512	Leased	No
Court Dialysis, LLC	Adena	1800 North Bridge Street	Chillicothe	OH	45601-1793	Leased	No
DeSoto Dialysis, LLC	Lucas County Home	2702 Navarra Ave	Oregon	OH	43616-3224	Leased	No
Dome Dialysis, LLC	Westerville	241 West Schrock Road	Westerville	OH	43081-2874	Leased	Yes
DVA Healthcare - Southwest Ohio, LLC	Blue Ash	10600 Mckinley Road	Cincinnati	OH	45242-3716	Leased	No
DVA Healthcare - Southwest Ohio, LLC	Fairfield	1210 Hicks Boulevard	Fairfield	OH	45014-1921	Leased	Yes
DVA Healthcare - Southwest Ohio, LLC	Mt. Auburn	2109 Reading Road	Cincinnati	OH	45202-1417	Leased	No
DVA Healthcare - Southwest Ohio, LLC	Western Hills	3267 Westbourne Drive	Cincinnati	OH	45248-5130	Leased	No
DVA Healthcare - Southwest Ohio, LLC	Butler County	3497 South Dixie Highway	Franklin	OH	45005-5717	Leased	Yes
DVA Healthcare - Southwest Ohio, LLC	Winton Road	6550 Winton Road	Cincinnati	OH	45224-1327	Leased	No
DVA Healthcare Renal Care, Inc.	Toledo	1614 S, Byrne Road	Toledo	OH	43614-3464	Leased	No
DVA Healthcare Renal Care, Inc.	Ashtabula	1614 West 19th Street	Ashtabula	OH	44004-3036	Leased	No
DVA Healthcare Renal Care, Inc.	Hubbard Road	1963 Hubbard Road	Madison	OH	44057-2105	Leased	No
DVA Healthcare Renal Care, Inc.	Toledo	5325 Airport Highway	Toledo	OH	43614-3464	Leased	No
DVA Healthcare Renal Care, Inc.	Toledo At Home	5325 Airport Highway	Toledo	OH	43614-3464	Leased	No
DVA Healthcare Renal Care, Inc.	Northwood	605 Lemoyne Road	Northwood	OH	43619-1811	Leased	No
DVA Healthcare Renal Care, Inc.	Hubbard Road	6800 North Ridge Road	Madison	OH	44057-2105	Leased	No
DVA Renal Healthcare, Inc.	Marietta	1019 Pike Street	Marietta	OH	45750-3500	Leased	No
DVA Renal Healthcare, Inc.	Coshocton	1404 Chestnut Street East	Coshocton	OH	43812-1401	Leased	No
DVA Renal Healthcare, Inc.	Urbana	1880 E Us Highway 36	Urbana	OH	45503-2692	Leased	No
DVA Renal Healthcare, Inc.	Belpre	2906 Washington Blvd	Belpre	OH	45714-1848	Leased	No
DVA Renal Healthcare, Inc.	Zanesville	3120 Newark Road	Zanesville	OH	43701-9659	Leased	No
DVA Renal Healthcare, Inc.	Buckaneers Region 3 Office	5554 Cheviot Rd Ste C	Cincinnati	OH	45247	Leased	No
Fields Dialysis, LLC	Norwood	2300 Wall Street	Cincinnati	OH	45212-2781	Leased	No

Sch 4.8-66

Fields Dialysis, LLC	Milford	5901 Montclair Blvd	Milford	OH	45150-2547	Leased	No
Fort Dialysis, LLC	Massillon	2112 Lincoln Way East	Massillon	OH	44646-7034	Leased	No
Garrett Dialysis, LLC	Brunswick	3812 Center Road	Brunswick	OH	44212-3025	Leased	Yes
Goza Dialysis, LLC	Ross	3825 Kraus Lane	Fairfield	OH	45014-5867	Leased	No
Heyburn Dialysis, LLC	Hilliard Station	2447 Hilliard Rome Road	Hilliard	OH	43026-8194	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Akron	525 E Market Street	Akron	OH	44304-1619	Leased	Yes
ISD Summit Renal Care, LLC fka Summit Renal Care, LLC	Munroe Falls	265 N Main Street	Munroe Falls	OH	44262-1090	Leased	No
ISD Summit Renal Care, LLC fka Summit Renal Care, LLC	White Ponds	534 White Pond Drive	Akron	OH	44320-1100	Leased	No
ISD Summit Renal Care, LLC fka Summit Renal Care, LLC	Summit	73 Massillon Road	Akron	OH	44312-1028	Leased	No
Kinswa Dialysis, LLC	Freemont	100 Pinnacle Dr	Fremont	OH	43420-7400	Leased	No
Lakeshore Dialysis, LLC	Dayton North	4750 North Main Street	Dayton	OH	45405-5021	Leased	No
Lory Dialysis, LLC	Premiere Kidney Center	65 South Terrace Avenue	Newark	OH	43055-1355	Leased	No
Los Arcos Dialysis, LLC	Amherst	3200 Cooper Foster Park Rd W	Lorain	OH	44053-3654	Leased	No
Mahoney Dialysis, LLC	Meadowhawk	491 Coleman’s Crossing Blvd.	Marysville	OH	43040-7068	Leased	No
Manzano Dialysis, LLC	Midwest Fairborn	1266 N. Broad St	Fairborn	OH	45324-5549	Leased	Yes
Mermet Dialysis, LLC	East Hamilton OH	77 W Voice of Americas Park Dr	West Chester	OH	45069	Leased	No
Mermet Dialysis, LLC	Mt Healthy	7702 Affinity Place	Mt Healthy	OH	45231-3566	Leased	No
Mesilla Dialysis, LLC	Midwest Urbana	1430 East U.S. Highway 36	Urbana	OH	43078-9112	Leased	Yes
MGD-Medical Practice (Lifeline)	Lifeline Dayton	2016 Springboro West	Moraine	OH	45439-1648	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Cincinnati	4623 Wesley Avenue	Norwood	OH	45212	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline Cincinnati	7335 Yankee Road	Liberty Township	OH	45044-9168	Leased	Yes
MGD-Medical Practice (Lifeline)	Lifeline Columbus	815 West Broad Street	Columbus	OH	43222-1478	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Youngstown	8423 Market Street	Boardman	OH	44512-6725	Leased	No
Milo Dialysis, LLC	Twinsburg	2592 E. Aurora Road	Twinsburg	OH	44087-2148	Leased	No
Milo Dialysis, LLC	Painesville	7611 Auburn Road	Concord	OH	44077-9608	Leased	No
Morro Dialysis, LLC	Miamisburg	290 Alexandersville Rd	Miamisburg	OH	45342-3611	Leased	No

Sch 4.8-67

National Trail Dialysis, LLC	National Trail	167 Tuttle Road	Springfield	OH	45505-1560	Leased	No
Pendster Dialysis, LLC	New Carlisle OH	7769 Old Country Court	Huber Heights	OH	45424	Leased	No
Powerton Dialysis, LLC	University Toledo	2900 Carskaddon Avenue	Toledo	OH	43606-1601	Leased	No
Rancho Dialysis, LLC	Dover	899 East Iron Blvd	Dover	OH	44622-2097	Leased	No
Renal Life Link, Inc	Willow	1675 Alex Drive	Wilmington	OH	45177-2446	Leased	Yes
Renal Life Link, Inc	Fairborne	3070 Presidential Drive	Fairborn	OH	45324-6273	Leased	No
Renal Life Link, Inc	Kettering	5721 Bigger Road	Kettering	OH	45440-2752	Leased	No
Renal Treatment Centers-Illinois, Inc.	Eaton	105 E Washington Jackson Road	Eaton	OH	45320-9789	Leased	Yes
Renal Treatment Centers-Illinois, Inc.	Ohio Pike	1761 St. Route 125	Amelia	OH	45102-2039	Leased	No
Renal Treatment Centers-Illinois, Inc.	Rocky River	20220 Center Ridge Road	Rocky River	OH	44116-3567	Leased	No
Renal Treatment Centers-Illinois, Inc.	South West Ohio	215 South Allison St	Xenia	OH	45385-3694	Leased	No
Renal Treatment Centers-Illinois, Inc.	East Galbraith	3877 E. Galbraith Rd., Bldg. C	Cincinnati	OH	45236-1500	Leased	No
Renal Treatment Centers-Illinois, Inc.	Batavia	4000 Golden Age Drive	Batavia	OH	45103-1913	Leased	No
Renal Treatment Centers-Illinois, Inc.	Point Place	4747 Suder Avenue	Toledo	OH	43611-2869	Leased	No
Renal Treatment Centers-Illinois, Inc.	Rockside	4801 Acorn Dr	Independence	OH	44131-2566	Leased	No
Renal Treatment Centers-Illinois, Inc.	Andover	488 South Main Street	Andover	OH	44003-9602	Leased	No
Renal Treatment Centers-Illinois, Inc.	Parma	6713 Ames Road	Parma	OH	44129-5601	Leased	No
Renal Treatment Centers-Illinois, Inc.	Middleburg Heights	7360 Engle Rd	Middleburg Hts	OH	44130	Leased	No
Renal Treatment Centers-Illinois, Inc.	Cincinnati	Eastgate Professional Office Park, 4435 Aicholtz Road	Cincinnati	OH	45245-1690	Leased	Yes
River Valley Dialysis, LLC	Delhi	5052-5040 Delhi Pike	Cincinnati	OH	45238-5388	Leased	No
River Valley Dialysis, LLC	White Oak	5520 Cheviot Road	Cincinnati	OH	45247-7069	Leased	Yes
River Valley Dialysis, LLC	Silverton	6929 Silverton Avenue	Cincinnati	OH	45236-3701	Leased	Yes
River Valley Dialysis, LLC	Anderson	7502 State Road	Cincinnati	OH	45255	Leased	No
River Valley Dialysis, LLC	Lebanon	916 Columbus Avenue	Lebanon	OH	45036-1402	Leased	No
RNA - DaVita Dialysis, LLC	Columbus West	1395 Georgesville Road	Columbus	OH	43228-3611	Leased	No
RNA - DaVita Dialysis, LLC	Dublin	6770 Perimeter Drive	Dublin	OH	43016-8063	Leased	No
Sandusky Dialysis, LLC	Sandusky	211 Lakeside Park	Sandusky	OH	44870-8639	Leased	No
Seneca Dialysis, LLC	Seneca County	10 St Lawrence Drive	Tiffin	OH	44883-8310	Leased	No
St. Luke’s Dialysis Center, LLC	Shaker Square	12800 Shaker Boulevard	Cleveland	OH	44120-2004	Leased	No

Sch 4.8-68

Steele Dialysis, LLC	Galion	865 Harding Way West	Galion	OH	44833-1637	Leased	No
Storrie Dialysis, LLC	Midwest Springfield	2200 N. Limestone St	Springfield	OH	45503-2692	Leased	No
Strongsville Dialysis, LLC	Strongsville	17792 Pearl Road	Strongsville	OH	44136-6909	Leased	No
Total Renal Care, Inc.	River’s Edge	1004 E State St	Athens	OH	45701-2158	Leased	No
Total Renal Care, Inc.	Forest Fair	1145 Kemper Meadow Drive	Forest Park	OH	45240-4118	Leased	No
Total Renal Care, Inc.	Highland County	120 Roberts Ln	Hillsboro	OH	45133-7608	Leased	Yes
Total Renal Care, Inc.	Heart of Marion	1221 Delaware Avenue	Marion	OH	43302	Leased	No
Total Renal Care, Inc.	Merrcy Canton	1320 Mercy Drive Nw	Canton	OH	44708-2614	Leased	No
Total Renal Care, Inc.	Columbus West	1391 Georgesville Road	Columbus	OH	43228-3611	Leased	Yes
Total Renal Care, Inc.	Northcoast Dialysis	14050 Madison Ave	Lakewood	OH	44107-4530	Leased	No
Total Renal Care, Inc.	Knox County	1485 Coshocton Ave	Mount Vernon	OH	43050-1544	Leased	No
Total Renal Care, Inc.	Cherry Valley	1627 W. Main St	Newark	OH	43055-1345	Leased	No
Total Renal Care, Inc.	Millersburg	1649 South Washington Street	Millersburg	OH	44654	Leased	No
Total Renal Care, Inc.	Fairview	19050 Lorain Road	Fairview Park	OH	44126-1915	Leased	No
Total Renal Care, Inc.	Wadsworth	195 Wadsworth Road	Wadsworth	OH	44281-9504	Leased	No
Total Renal Care, Inc.	The Christ Hospital Dialysis	2139 Auburn Ave.	Cincinnati	OH	45219-2906	Leased	No
Total Renal Care, Inc.	North Olmsted	22710 Fairview Center Dr	Fairview Park	OH	44126-3607	Leased	No
Total Renal Care, Inc.	St V Quadrangle	2302 Community College Avenue	Cleveland	OH	44115-3117	Leased	No
Total Renal Care, Inc.	Alliance Community	270 East State Street	Alliance	OH	44601-4309	Leased	No
Total Renal Care, Inc.	Westlake	29000 Center Ridge Rd	Westlake	OH	44145-5293	Leased	No
Total Renal Care, Inc.	Barberton	3235 Manchester Road, Ste 9	Akron	OH	44319-1458	Leased	No
Total Renal Care, Inc.	Maumee Bay	3310 Dustin Road	Oregon	OH	43616-3302	Leased	No
Total Renal Care, Inc.	Southland	3401 Glendale Avenue	Toledo	OH	43614-2490	Leased	No
Total Renal Care, Inc.	North Ridgeville	35143 Center Ridge Road	North Ridgeville	OH	44039-3089	Leased	No
Total Renal Care, Inc.	Red Bank	3960 Red Bank Road Ste 160	Fairfax	OH	45227-3421	Leased	No
Total Renal Care, Inc.	Grove City	4155 Kelnor Drive	Grove City	OH	43123-2960	Leased	No
Total Renal Care, Inc.	Us Grant	458 Home Street	Georgetown	OH	45121-1408	Leased	Yes
Total Renal Care, Inc.	Belden	4685 Fulton Dr Nw	Canton	OH	44718-2379	Leased	Yes
Total Renal Care, Inc.	Dayton South	4700 Springboro Pike	Moraine	OH	45439-1964	Leased	No

Sch 4.8-69

Total Renal Care, Inc.	Mccarthy Lane	500 Mccarty Ln	Jackson	OH	45640-7019	Leased	No
Total Renal Care, Inc.	Flower	5308 Harroun Road	Sylvania	OH	43560-2114	Leased	No
Total Renal Care, Inc.	Ashtabula	5740 Dibble Road	Kingsville	OH	44048-9809	Leased	No
Total Renal Care, Inc.	Detroit Road	7901 Detroit Avenue	Cleveland	OH	44102-2828	Leased	No
Total Renal Care, Inc.	Lorain County	824 East Broad Street	Elyria	OH	44035-6559	Leased	No
Total Renal Care, Inc.	Kenton	East Columbus Street	Kenton	OH	43326-1760	Leased	Yes
Total Renal Care, Inc.	Logan	Grey Street	Logan	OH	43138-9638	Leased	No
Total Renal Care, Inc.	Pataskala	Hazelwood Plaza Phase II, 642-658 East Broad Street	Pataskala	OH	43062-7627	Leased	No
Total Renal Care, Inc.	Dayton	One Elizabeth Place	Dayton	OH	45417-3474	Leased	No
Vogel Dialysis, LLC	Canal	3568 Gender Road	Canal Winchester	OH	43110-8007	Leased	No
Wallowa Dialysis, LLC	Ontario	2148 West 4th Street	Ontario	OH	44906-1200	Leased	No
Wauseon Dialysis, LLC	Wauseon	721 South Shoop Avenue	Wauseon	OH	43567-1729	Leased	No
Bliss Dialysis, LLC	Berkshire Home Training	4800 W. San Antonio	Broken Arrow	OK	74012-6127	Leased	No
Bottle Dialysis, LLC	Midwest City	1405 S. Douglas Blvd.	Midwest City	OK	73130-5240	Leased	No
DVA Healthcare Renal Care, Inc.	Oklahoma City South	5730 S May Ave	Oklahoma City	OK	73119-5604	Leased	No
DVA Renal Healthcare, Inc.	Heartland	925 Northeast 8th Street	Oklahoma City	OK	73104-5800	Leased	No
Greenwood Dialysis, LLC	Greenwood	1345 N Lansing Avenue	Tulsa	OK	74106-5911	Leased	No
Jacinto Dialysis, LLC	Ardmore Ranch	2617 Crossroads Drive	Ardmore	OK	73401	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline-Tulsa	4800 W San Antonio St	Broken Arrow	OK	74012	Leased	No
Owasso Dialysis, LLC	Owasso	9521 N Owasso E. Expressway	Owasso	OK	74055-5414	Leased	Yes
Platte Dialysis, LLC	Tahlequah	1373 East Boone St	Tahlequah	OK	74464-3330	Leased	No
Platte Dialysis, LLC	Muskogee	2316 W. Shawnee Bypass	Muskogee	OK	74401-2228	Leased	Yes
Platte Dialysis, LLC	Platte	305 S Jt Stites St	Sallisaw	OK	74955-9302	Leased	No
Platte Dialysis, LLC	Stilwell	319 N 2nd Street	Stilwell	OK	74960-1636	Leased	Yes
Renal Life Link, Inc	Okc South	3905 S. Western	Oklahoma City	OK	73109-3405	Leased	No
Renal Treatment Centers-West, Inc.	Central Tulsa	1124 South St. Louis	Tulsa	OK	74120-5413	Leased	No
Renal Treatment Centers-West, Inc.	Oklahoma City Acutes	1301 Cornell Parkway	Oklahoma City	OK	73108-1822	Leased	No
Renal Treatment Centers-West, Inc.	Clinton	150 South 31st Street	Clinton	OK	73601-9118	Leased	No

Sch 4.8-70

Renal Treatment Centers-West, Inc.	Elk City	1601 West 2nd Street	Elk City	OK	73644-4427	Leased	No
Renal Treatment Centers-West, Inc.	Norman	1818 W. Lindsey Street, Building B	Norman	OK	73069-4184	Leased	No
Renal Treatment Centers-West, Inc.	Claremore	202 East Blue Starr Drive	Claremore	OK	74017-4223	Leased	No
Renal Treatment Centers-West, Inc.	Altus	205 S. Park Lane	Altus	OK	73521-5756	Leased	No
Renal Treatment Centers-West, Inc.	Chickasha	228 South 29th Street	Chickasha	OK	73018-2502	Leased	No
Renal Treatment Centers-West, Inc.	Miami	2510 North Main	Miami	OK	74354-1602	Leased	No
Renal Treatment Centers-West, Inc.	Duncan	2645 W. Elk	Duncan	OK	73533-1572	Owned	No
Renal Treatment Centers-West, Inc.	Stillwater	406 East Hall Of Fame Ave	Stillwater	OK	74075-5447	Leased	Yes
Renal Treatment Centers-West, Inc.	Durant	411 Westside Drive	Durant	OK	74701-2932	Leased	No
Renal Treatment Centers-West, Inc.	Anadarko	412 East 11th Street	Anadarko	OK	73005-4442	Leased	No
Renal Treatment Centers-West, Inc.	Shawnie	4409 N Kickapoo Ave	Shawnee	OK	74804-1224	Leased	No
Renal Treatment Centers-West, Inc.	Tulsa	4436 South Harvard	Tulsa	OK	74135-2605	Leased	No
Renal Treatment Centers-West, Inc.	Dream Catchers Region 04 Office	4800 W. San Antonio	Broken Arrow	OK	74012-6127	Leased	No
Renal Treatment Centers-West, Inc.	Edmond	50 South Baumann Avenue	Edmond	OK	73034-5676	Leased	No
Renal Treatment Centers-West, Inc.	Region-Park Towers	5314 South Yale	Tulsa	OK	74012-6127	Leased	No
Renal Treatment Centers-West, Inc.	Midwest City	7221 East Reno Avenue	Midwest City	OK	73110-4474	Leased	No
Renal Treatment Centers-West, Inc.	NW Bethany	7800 Nw 23rd St	Bethany	OK	73008-4948	Leased	No
Renal Treatment Centers-West, Inc.	Okmulgee	East 7th And South Delaware	Okmulgee	OK	74447-5528	Leased	No
Rusk Dialysis, LLC	Cleveland	1059 Se 82nd St	Oklahoma City	OK	73149-2999	Leased	No
Southcrest Dialysis, LLC	Southcrest	9001 S 101st E Ave, Suite #110	Tulsa	OK	74133-5799	Leased	No
Southlake Dialysis, LLC	Broken Arrow	1710 N 9th St	Broken Arrow	OK	74012-8283	Leased	No
Total Renal Care, Inc.	Grove	1111 North E O Loop	Grove	OK	74344-6046	Leased	No
Total Renal Care, Inc.	Sooner	1561 North Porter Ave	Norman	OK	73071-6621	Leased	No
Total Renal Care, Inc.	Region	7806 Nw 23rd Street	Bethany	OK	73008-4948	Leased	No
Total Renal Care, Inc.	Rose Rock	9913 East Reno Avenue	Midwest City	OK	73130-3505	Leased	No
Tulsa Dialysis, LLC	Sapulpa	9647 Ridgeview Street	Tulsa	OK	74131-6205	Leased	No
Wyler Dialysis, LLC	Pryor	309 East Graham Avenue	Pryor	OK	74361-2434	Leased	No
DVA Healthcare Renal Care, Inc.	Salem North	1220 Liberty Street Ne	Salem	OR	97301-7330	Leased	No

Sch 4.8-71

DVA Healthcare Renal Care, Inc.	Woodburn	1840 Newburg Hwy	Woodburn	OR	97071-3187	Leased	No
DVA Healthcare Renal Care, Inc.	Roseburg	2410 Nw Edenbower Blvd	Roseburg	OR	97471-8830	Leased	No
DVA Healthcare Renal Care, Inc.	Salem	3550 Liberty Road South	Salem	OR	97302-5700	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Beaverton	15050 Sw Koll Pkwy	Beaverton	OR	97006-6002	Leased	Yes
ISD Renal, Inc fka DSI Renal, Inc.	Willamette Valley	1510 Division Street	Oregon City	OR	97045-1572	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Dialysis Care Of Portland	5318 Ne Irving	Portland	OR	97213-3158	Leased	Yes
ISD Renal, Inc fka DSI Renal, Inc.	Sunnyside	6902 Se Lake Road	Milwaukie	OR	97267-2148	Leased	Yes
ISD Renal, Inc fka DSI Renal, Inc.	Northeast Portland	703 Ne Hancock Street	Portland	OR	97212-3955	Leased	No
Nephrology Medical Associates of Georgia, LLC	NPS Portland	15895 SW 72nd	Portland	OR	97224-7966	Leased	No
Nephrology Medical Associates of Georgia, LLC	Mcminnville	220 NE Norton Lane	Mcminnville	OR	97224-7966	Leased	No
Nephrology Medical Associates of Georgia, LLC	Oregon Kidney	9155 SW Barnes Rd	Portland	OR	97224-7966	Leased	No
Nephrology Medical Associates of Georgia, LLC	Dnp.Newberg Timeshare	Providence Newberg Medical Center, 1003 Providence Drive Suite 315	Portland	OR	97224-7966	Leased	No
Renal Treatment Centers-West, Inc.	Hermiston	1155 W Linda Ave.	Hermiston	OR	97838-9601	Leased	No
Renal Treatment Centers-West, Inc.	Sherwood	Highway 99 & Edy Road	Sherwood	OR	97140-8062	Leased	No
Star Dialysis, LLC	Grants Pass	1055 Redwood Avenue	Grants Pass	OR	97527-5525	Leased	No
Star Dialysis, LLC	Redwood	201 SW L Street	Grants Pass	OR	97526-2913	Leased	No
Star Dialysis, LLC	Rogue Valley	760 Golf View Drive, Unit 100	Medford	OR	97504-9685	Leased	No
Total Renal Care, Inc.	West Linn	18900 Willamette Drive	West Linn	OR	97068-1715	Leased	No
Total Renal Care, Inc.	Lake Oswego	19255 SW 65th Avenue	Tualatin	OR	97062-9712	Leased	No
Total Renal Care, Inc.	Mcminneville	200 NE Norton Lane	Mcminneville	OR	97128-8470	Leased	No
Total Renal Care, Inc.	Acq Klamath Falls	2230 El Dorado Drive	Klamath Falls	OR	97601-6418	Leased	No
Total Renal Care, Inc.	Hillsboro	2500 Nw 229th Avenue	Hillsboro	OR	97124-7516	Leased	No
Total Renal Care, Inc.	Portland MLK	2737 NE Martin Luther King Blvd.	Portland	OR	97227	Leased	No
Total Renal Care, Inc.	NE Salem	4792 Portland Road NE	Salem	OR	97305-3920	Leased	No
Total Renal Care, Inc.	Four Rivers	515 East Lane	Ontario	OR	97914-3953	Leased	Yes
Total Renal Care, Inc.	Portland Gateway	9932 NE Halsey Street	Portland	OR	97220-4495	Leased	No

Sch 4.8-72

Total Renal Care, Inc.	Blue Mountain	Coyote Business Park North Lot 11	Pendleton	OR	97801-1002	Leased	Yes
Able Dialysis, LLC	Providence Square Home Training (PD)	831 Providence Road	Secane	PA	19018-2921	Leased	No
Campton Dialysis, LLC	Swarthmore	1310 MacDade Boulevard	Woodlyn	PA	19078	Leased	No
Cedar Dialysis, LLC	Paxton	479 Port View Drive	Harrisburg	PA	17111	Leased	No
DVA Healthcare of Pennsylvania, Inc.	Mckeesport	101 9th Street	Mckeesport	PA	15132-3953	Leased	No
DVA Healthcare of Pennsylvania, Inc.	GHc-Waynesburg	248 Elm Drive	Waynesburg	PA	15370	Owned	No
DVA Healthcare of Pennsylvania, Inc.	Radnor	250 King Of Prussia Road	Radnor	PA	19087-5235	Leased	No
DVA Healthcare of Pennsylvania, Inc.	Paris	32 Steubenville Pike	Paris	PA	15021-8529	Leased	No
DVA Healthcare of Pennsylvania, Inc.	Philadelphia Market Street	3701 Market Street	Philadelphia	PA	19104-5503	Leased	No
DVA Healthcare of Pennsylvania, Inc.	Philadelphia PMC	3817-39 Market Street	Philadelphia	PA	19104-3145	Leased	No
DVA Healthcare of Pennsylvania, Inc.	Philadelphia 42nd Street	4126-38 Walnut Street	Philadelphia	PA	19104-3511	Leased	No
DVA Healthcare of Pennsylvania, Inc.	Pittsburg	4312 Penn Avenue	Pittsburg	PA	15224-1310	Leased	No
DVA Healthcare of Pennsylvania, Inc.	Philadelphia Pmc	51 North 39th Street	Philadelphia	PA	19104-3145	Leased	No
DVA Healthcare Renal Care, Inc.	Elkins Park	1000 Easton Rd	Cheltenham	PA	19095-2934	Leased	No
DVA Healthcare Renal Care, Inc.	Northumberland	101 West State Route 61	Mt. Carmel	PA	17851-2539	Leased	No
DVA Healthcare Renal Care, Inc.	Selinsgrove	1030 North Susquehanna Trail	Selinsgrove	PA	17870-7767	Leased	No
DVA Healthcare Renal Care, Inc.	Jefferson	14 Clairton Boulevard	Pittsburgh	PA	15236-3911	Leased	No
DVA Healthcare Renal Care, Inc.	Cobbs Creek	1700 South 60th Street	Philadelphia	PA	19142-1404	Leased	No
DVA Healthcare Renal Care, Inc.	Meadville	19050 Park Avenue Plaza	Meadville	PA	16335-4012	Leased	No
DVA Healthcare Renal Care, Inc.	Mckeesport	2001 Lincoln Way, Oak Park Mall	Mckeesport	PA	15131-2419	Leased	No
DVA Healthcare Renal Care, Inc.	Elizabeth	201 Mckeesport Road	Elizabeth	PA	15037-1623	Leased	No
DVA Healthcare Renal Care, Inc.	Homestead	207 West 7th Avenue	West Homestead	PA	15120-1002	Leased	No
DVA Healthcare Renal Care, Inc.	Corry	300 York Street	Corry	PA	16407-1420	Leased	No
DVA Healthcare Renal Care, Inc.	Erie	350 East Bayfront Pkway	Erie	PA	16507-2410	Leased	No
DVA Healthcare Renal Care, Inc.	Abington	3940 Commerce Avenue	Willow Grove	PA	19090-1705	Leased	No
DVA Healthcare Renal Care, Inc.	Roxborough	5003 Umbria Street	Philadelphia	PA	19128-4301	Leased	No
DVA Healthcare Renal Care, Inc.	Roxborough Dialysis	5003 Umbria Street	Philadelphia	PA	19127	Owned	No

Sch 4.8-73

DVA Healthcare Renal Care, Inc.	Bradford	665 East Main Street	Bradford	PA	16701-1816	Leased	Yes
DVA Healthcare Renal Care, Inc.	West Philadelphia	7607-7609 Lindbergh Boulevard	Philadelphia	PA	19153-2301	Leased	No
DVA Healthcare Renal Care, Inc.	Huntingdon Valley	769 Huntingdon Pike	Philadelphia	PA	19006-8362	Leased	No
DVA Healthcare Renal Care, Inc.	Elizabethtown	844 North Hanover Street	Elizabethtown	PA	17022-1303	Leased	No
DVA Healthcare Renal Care, Inc.	Clearfield	Sj Waterworth Med Bldg	Clearfield	PA	16830-3061	Leased	No
DVA Healthcare Renal Care, Inc.	Waverly	Waverly Square	Morton	PA	19070-1042	Leased	No
DVA Renal Healthcare, Inc.	Avanti Group Office	447 West Moreland Drive	Willow Grove	PA	19355	Leased	Yes
DVA Renal Healthcare, Inc.	Team Avanti Group Office	676 Swedesford Rd	Wayne	PA	19355	Leased	Yes
Etowah Dialysis, LLC	St. Luke’s Quakertown	1021 Park Avenue	Quakertown	PA	18951-1573	Leased	No
Etowah Dialysis, LLC	St. Luke’s Bethlehem	1425 8th Ave.	Bethlehem	PA	18018-2256	Leased	No
Etowah Dialysis, LLC	St. Luke’s Allentown	1736 Hamilton Blvd	Allentown	PA	18104-5656	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Memphis Street	3310 - 28 Memphisstreet	Philadelphia	PA	19134-4510	Leased	No
ISD Renal, Inc. fka DSI Renal, Inc.	Northern Philadelphia Dialysis (P244)	5933 Broad Street	Philadelphia	PA	19141	Owned	No
Kimball Dialysis, LLC	Moosic	3409 Birney Avenue	Moosic	PA	18507-1505	Leased	No
Kimball Dialysis, LLC	Scranton	920 South Washington Ave	Scranton	PA	18505-3810	Leased	No
Landing Dialysis, LLC	Bayview Home Training	2563 W 8th	Erie	PA	16505-4430	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Lehigh	2014 City Line Rd	Bethlehem	PA	18017-2126	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Pittsburgh	2030 Ardmore Boulevard, 2 Parkway Center East Bldg Suite 125	Pittsburgh	PA	15221-4652	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Philadelphia 2a	235-237 North Broad Street	Philadelphia	PA	19107-1511	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Philadelphia	250 Yorktown Plaza	Elkins Park	PA	19027-1424	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Johnstown	344 Budfield Street	Johnstown	PA	15904-3214	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Ebensburg	429 Manor Drive, Ste 6	Ebensburg	PA	15931-4917	Leased	No
Physicians Dialysis Acquisitions, Inc.	Pdi Walnut Towers	830 Walnut Street	Philadelphia	PA	19107-5109	Leased	Yes
Physicians Dialysis of Lancaster, LLC	Pdi Lancaster	1412 E. King Street	Lancaster	PA	17602-3240	Leased	No
Physicians Dialysis of Lancaster, LLC	Manhiem Pike	1650 Manheim Pike	Lancaster	PA	17601-3056	Leased	No
Physicians Dialysis of Lancaster, LLC	Suburban Campus	2100 Harrisburg Pike	Lancaster	PA	17601-2644	Leased	No
Physicians Dialysis of Lancaster, LLC	Pdi Ephrata	67 West Church St	Stevens	PA	17578-9203	Leased	No

Sch 4.8-74

Pittsburgh Dialysis Partners, LLC	Monroeville	2690 Monroeville Blvd	Monroeville	PA	15146-2302	Leased	No
Pittsburgh Dialysis Partners, LLC	Pittsburgh	401 Liberty Ave	Pittsburgh	PA	15235-3337	Leased	No
Pittsburgh Dialysis Partners, LLC	Bloomfield-Pittsburg	5171 Liberty Ave	Pittsburg	PA	15224-2254	Leased	No
Pittsburgh Dialysis Partners, LLC	Pittsburg At Home	5171 Liberty Ave	Pittsburg	PA	15224-2254	Leased	No
Pittsburgh Dialysis Partners, LLC	Bethel Park	60 Highland Ave	Bethel Park	PA	15102-1806	Leased	Yes
Pittsburgh Dialysis Partners, LLC	East End Pittsburgh	7714 Penn Avenue	Pittsburgh	PA	15221	Leased	No
Pittsburgh Dialysis Partners, LLC	Harmarville	791 Freeport Road	Cheswick	PA	15024-1201	Leased	No
Prineville Dialysis, LLC	Eagle Valley	166 Eagle’s Glen Plaza	East Stroudsburg	PA	18301-1349	Leased	No
Prineville Dialysis, LLC	Pocono Home	3361 Route 611	Bartonsville	PA	18321-7821	Leased	No
Red Willow Dialysis, LLC	Willow Grove	1849 Davisville Road	Willow Grove	PA	19090-4111	Leased	No
Red Willow Dialysis, LLC	Castor	7198 Castor Ave	Philadephia	PA	19149-1105	Leased	No
Red Willow Dialysis, LLC	Warminster	720 Johnsville Blvd	Warminster	PA	18974-3546	Leased	No
Renal Life Link, Inc	Childs	101 South Main Street	Childs	PA	18407-2614	Leased	No
Renal Life Link, Inc	Dunmore	1212 O’Neil Highway	Dunmore	PA	18512-1717	Leased	No
Renal Life Link, Inc	Old Forge	325 S. Main Street	Old Forge	PA	18518-1677	Leased	No
Renal Life Link, Inc	Scranton	475 Morgan Highway	Scranton	PA	18508-2605	Leased	No
Renal Life Link, Inc	Tunkhannock	5950 Sr 6	Tunkhannock	PA	18657-7905	Leased	No
Renal Treatment Center-Northeast, Inc.	Upland	1 Medical Center Boulevard	Upland	PA	19013-3902	Leased	No
Renal Treatment Center-Northeast, Inc.	Mt.Pocono	100 Community Drive, Ste 106	Tobyhanna	PA	18466-8986	Leased	No
Renal Treatment Center-Northeast, Inc.	Jennersville	10111 West Baltimore Pike, Suite #107	West Grove	PA	19390-9446	Leased	No
Renal Treatment Center-Northeast, Inc.	South Philadelphia	109 Dickenson Street	Philadelphia	PA	19147-6107	Leased	No
Renal Treatment Center-Northeast, Inc.	South Philadelphia II - Pa	1172-74 S Broad Street	Philadelphia	PA	19146-3142	Leased	No
Renal Treatment Center-Northeast, Inc.	Palmerton	185c Delaware Avenue	Palmerton	PA	18071-1716	Leased	No
Renal Treatment Center-Northeast, Inc.	Palmer	30 Community Drive	Easton	PA	18045-2658	Leased	No
Renal Treatment Center-Northeast, Inc.	Thorndale	3243 E. Lincoln Highway	Thorndale	PA	19372-1012	Leased	No
Renal Treatment Center-Northeast, Inc.	Pocono	447 Office Plaza, 100 Plaza Ct Suite B	East Stroudsburg	PA	18301-8258	Leased	No
Renal Treatment Center-Northeast, Inc.	NE Philadelphia	518 Knorr Street	Philadelphia	PA	19111-4604	Leased	No
Renal Treatment Center-Northeast, Inc.	Lewistown	611 Electric Avenue	Lewiston	PA	17044-1128	Leased	No

Sch 4.8-75

Renal Treatment Center-Northeast, Inc.	Camp Hill	Plaza 21 Bldg, 1st Floor	Camp Hill	PA	17011-2223	Leased	No
Renal Treatment Center-Northeast, Inc.	Upland	Professional Office Building II	Chester	PA	19013-3902	Leased	No
Renal Treatment Centers, Inc.	Berwyn Business Office	2476 Swedesford Road	Malvern	PA	19355-1456	Leased	No
Riddle Dialysis, LLC	Riddle	100 Granite Drive	Media	PA	19063-5134	Leased	No
Sahara Dialysis, LLC	Cheltenham	133-135 Cheltenham Avenue	Cheltenham	PA	19012-1301	Leased	No
Total Renal Care, Inc.	Franklin	101 Public Ledger Building	Philadelphia	PA	19106-3413	Leased	No
Total Renal Care, Inc.	Delaware Valley	102 Davita Drive	Milford	PA	18337-9390	Leased	Yes
Total Renal Care, Inc.	Thorn Run	1136 Thorn Run Rd	Moon Township	PA	15108-4301	Leased	Yes
Total Renal Care, Inc.	Lincoln Way	1303 Lincoln Way	White Oak	PA	15131-1603	Leased	No
Total Renal Care, Inc.	Allegheny Valley	1620 Pacific Ave	Natrona Heights	PA	15065-2101	Leased	Yes
Total Renal Care, Inc.	Erie	1641 Sassafras Street	Erie	PA	16502-1858	Leased	No
Total Renal Care, Inc.	Fayette County	201 Mary Higginson Lane	Uniontown	PA	15401-2658	Leased	No
Total Renal Care, Inc.	Somerset County	229 South Kimberly Ave	Somerset	PA	15501-2022	Leased	No
Total Renal Care, Inc.	Broomall	2835 West Chester Pike	Broomall	PA	19008-1833	Leased	No
Total Renal Care, Inc.	Franklin At Home	301 Callowhill St	Philadelphia	PA	19123-4117	Leased	No
Total Renal Care, Inc.	University City	3020-52 Market St	Philadelphia	PA	19104-2999	Leased	No
Total Renal Care, Inc.	Callowhill	309-315 Callowhill Street	Philadelphia	PA	19123-4103	Leased	No
Total Renal Care, Inc.	Budfield Street	350 Budfield St.	Johnstown	PA	15904-3214	Leased	No
Total Renal Care, Inc.	Lebanon County	440 Oak Street	Lebanon	PA	17042-6243	Leased	No
Total Renal Care, Inc.	Drexel	449 North Broad St	Philadelphia	PA	19123-3628	Leased	No
Total Renal Care, Inc.	Dnvo-Fairmount	4508 City Line Avenue	Philadelphia	PA	19131-1509	Leased	Yes
Total Renal Care, Inc.	State College	500 Science Park Drive	State College	PA	16803-2218	Leased	No
Total Renal Care, Inc.	St. Mary	60 Blacksmith Road	Newtown	PA	18940-1847	Leased	No
Total Renal Care, Inc.	Quincy Ave	700 Quincy Avenue	Scranton	PA	18510-1724	Leased	No
Total Renal Care, Inc.	Oak Springs	764 Locust Dr.	Washington	PA	15301-2756	Leased	No
Total Renal Care, Inc.	Westtown	800 E. Market Street	West Chester	PA	19382-8902	Leased	No
Total Renal Care, Inc.	Frackville	801 Schuylkill Mall	Frackville	PA	17931-2524	Leased	No
Total Renal Care, Inc.	North Side	930 Madison Ave	Pittsburgh	PA	15212-4937	Leased	No
Total Renal Care, Inc.	Oxford Court	930 Town Drive	Langehorne	PA	19047-4260	Leased	No
Total Renal Care, Inc.	Grant One	9475 Roosevelt Blvd	Philadelphia	PA	19114-2212	Leased	No

Sch 4.8-76

Total Renal Care, Inc.	Honesdale	Stourbridge Mall	Honesdale	PA	18431-1459	Leased	Yes
Total Renal Care, Inc.	Warren	Two Crescent Park West	Warren	PA	16365-2111	Leased	Yes
Wooten Dialysis, LLC	Carlisle	419 Village Drive	Carlisle	PA	17015-6943	Leased	No
MGD-Medical Practice (Lifeline)	Lf-San Juan	Hospital Auxilo Mutuo, Avenida Ponce De Leon Parada 37 1/2	San Juan	PR	918	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Mayaguez	Office Park II, 357 Ave Hostos Suite 203	Mayaguez	PR	00680-1507	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	North Providence	1635 Mineral Spring Avenue	North Providence	RI	02904-4025	Leased	No
Curlew Dialysis, LLC	McColl	3595 Hwy 15-401 E	McColl	SC	29570-5918	Leased	No
DVA Healthcare Renal Care, Inc.	South Orangeburg2	1080 Summers Ave	Orangeburg	SC	29115-4920	Leased	No
DVA Healthcare Renal Care, Inc.	Greenwood	109 Overland Drive	Greenwood	SC	29646-4053	Leased	No
DVA Healthcare Renal Care, Inc.	Lancaster County	1100 West Meeting Street	Lancaster	SC	29720-2251	Leased	No
DVA Healthcare Renal Care, Inc.	North Orangeburg	124 Fire Tower Rd	Orangeburg	SC	29118-1443	Leased	No
DVA Healthcare Renal Care, Inc.	Allendale County	1241 Boundary Street West	Fairfax	SC	29827-3611	Leased	No
DVA Healthcare Renal Care, Inc.	Santee	228 Bradford Blvd	Santee	SC	29142-8677	Leased	No
DVA Healthcare Renal Care, Inc.	Walterboro	302 Ruby Street	Walterboro	SC	29488-2758	Leased	No
DVA Healthcare Renal Care, Inc.	Central Bamberg	67 Sunset Drive	Bamberg	SC	29003-1181	Leased	No
DVA Healthcare Renal Care, Inc.	Aiken	775 Medical Park Drive	Aiken	SC	29801-6306	Leased	No
DVA Renal Healthcare, Inc.	Pageland	505a South Pearl Street	Pageland	SC	29728-2222	Leased	No
Givhan Dialysis, LLC	Cypress Gardens	526 Broad Street	Sumter	SC	29150-3306	Leased	No
Jedburg Dialysis, LLC	Jedburg	2897 W 5th North St	Summerville	SC	29483-9674	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	DPC Netherby Clinic	5401 Netherby Lane	North Charleston	SC	29420-7363	Leased	No
Pointe Dialysis, LLC	West Ashley	1964 Ashley River Road	Charleston	SC	29407-4737	Leased	No
Renal Treatment Centers-Southeast, LP	Clemson	7703 Highway 76	Pendleton	SC	29670-1818	Leased	No
Shoals Dialysis, LLC	Bluffton	Lot S-2	Bluffton	SC	29909-7547	Leased	No
Total Renal Care, Inc.	Hartsville	1015 South 4th Street	Hartsville	SC	29550-5791	Leased	Yes
Total Renal Care, Inc.	Goose Creek	109 Greenland Drive	Goose Creek	SC	29445-5354	Leased	No
Total Renal Care, Inc.	Ridgeland	112 Weathersbee Street	Ridgeland	SC	29936-9514	Leased	No
Total Renal Care, Inc.	Market Commons	1350 Farrow Parkway, Suite 100	Myrtle Beach	SC	29577-1668	Leased	No

Sch 4.8-77

Total Renal Care, Inc.	Pamplico	1520 Flag Drive	Florence	SC	29505-6012	Leased	Yes
Total Renal Care, Inc.	Fort Mill	1975 Carolina Place	Ft. Mill	SC	29708-6922	Leased	No
Total Renal Care, Inc.	Greer	211 Village Drive	Greer	SC	29651-1238	Leased	No
Total Renal Care, Inc.	Low Country Home Training	25 Hospital Center Blvd.	Hilton Head	SC	29926-2735	Leased	Yes
Total Renal Care, Inc.	Greenville West End	297 Pete Hollis Blvd.	Greenville	SC	29601-1143	Leased	No
Total Renal Care, Inc.	Fountain Inn	298 Chapman Rd	Fountain Inn	SC	29644-6129	Leased	No
Total Renal Care, Inc.	Upstate	308 Mills Ave	Greenville	SC	29605-4022	Leased	No
Total Renal Care, Inc.	Palmetto	317 Professional Park Rd	Clinton	SC	29325-7625	Leased	No
Total Renal Care, Inc.	Greer South	3254 Brushy Creek Road	Greer	SC	29650-1000	Leased	No
Total Renal Care, Inc.	Faber Place	3801 Faber Place Drive	North Charleston	SC	29405-8533	Leased	No
Total Renal Care, Inc.	Myrtle Beach	3919 Mayfair Street	Myrtle Beach	SC	29577-5773	Leased	No
Total Renal Care, Inc.	North Charleston	4937 Fargo St.	North Charleston	SC	29406-6054	Leased	No
Total Renal Care, Inc.	Gaston	5224 Highway 321	Gaston	SC	29053-9194	Leased	No
Total Renal Care, Inc.	Longs	90 Cloverleaf Dr	Longs	SC	29568-9262	Leased	No
Total Renal Care, Inc.	Abbeville	904 W Greenwood St	Abbeville	SC	29620-5687	Leased	No
Total Renal Care, Inc.	Rosebud	1 Soldier Creek Rd., Po Box 950	Rosebud	SD	57570-0610	Leased	No
Total Renal Care, Inc.	Sioux Falls	2210 W. 69th Street	Sioux Falls	SD	57108-5600	Leased	No
Total Renal Care, Inc.	Mitchell	525 North Foster	Mitchell	SD	57301-2966	Leased	No
Total Renal Care, Inc.	Mitchell Dialysis	Lot 2 Menard’s Addition	Mitchell	SD	57301-2966	Leased	No
Capelville Dialysis, LLC	Capelville	7008 E Shelby Dr	Memphis	TN	38125-3416	Leased	No
Cerito Dialysis Partners, LLC	Wolf River	7990 Trinity Place	Cordova	TN	38018-7731	Leased	No
DVA Healthcare Renal Care, Inc.	Tipton County	107 Tennessee Avenue	Covington	TN	38019-3902	Leased	No
DVA Healthcare Renal Care, Inc.	Dyersburg	1575 Parr Avenue	Dyersburg	TN	38024-3151	Leased	No
DVA Renal Healthcare, Inc.	Whitebridge	103 Whitebridge Road	Nashville	TN	37209-4539	Leased	No
DVA Renal Healthcare, Inc.	Memphis South	1205 Marlin Road	Memphis	TN	38116-5812	Leased	No
DVA Renal Healthcare, Inc.	Murfreesboro	1346 Dow Street	Murfreesboro	TN	37130-2470	Leased	No
DVA Renal Healthcare, Inc.	GHc-Columbia	1705 Grove Street	Columbia	TN	38401	Leased	No
DVA Renal Healthcare, Inc.	Nasville Home	1919 Charlotte Ave	Nashville	TN	37203-2245	Leased	Yes
DVA Renal Healthcare, Inc.	Lawrenceburg	2022 North Locust Avenue	Lawrenceburg	TN	38464-2336	Leased	No

Sch 4.8-78

DVA Renal Healthcare, Inc.	GHc-Clarksville	231 Hillcrest Drive	Clarksville	TN	37403-5093	Leased	No
DVA Renal Healthcare, Inc.	Sumner	300 Steam Plant Road	Gallatin	TN	37066-3019	Leased	No
DVA Renal Healthcare, Inc.	Cookeville	320 North Willow Ave	Cookeville	TN	38501-2337	Leased	No
DVA Renal Healthcare, Inc.	Williamson County	4211 South Carothers Road	Franklin	TN	37067-5936	Leased	No
DVA Renal Healthcare, Inc.	Dsi Corporate Office	424 Church St, Ste 1900	Nashville	TN	37027-7569	Leased	Yes
DVA Renal Healthcare, Inc.	Brentwood Corp Office	5200 Virginia Way	Brentwood	TN	37027-7569	Leased	No
DVA Renal Healthcare, Inc.	Cumberland	5500 Old Hickory Blvd	Hermitage	TN	37076-2576	Leased	No
DVA Renal Healthcare, Inc.	Memphis East	6029 Walnut Grove Road	Memphis	TN	38120-2112	Leased	Yes
DVA Renal Healthcare, Inc.	Brentwood Corp Office	800 Crescent Centre Drive	Franklin	TN	37027-7569	Leased	No
DVA Renal Healthcare, Inc.	Memphis Central	889 Linden Avenue	Memphis	TN	38126-2412	Leased	No
ISD Bartlett, LLC fka DSI Bartlett, LLC	Bartlett	2920 Covington Pike	Memphis	TN	38128-6007	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Renal Care Of Memphis Central	1331 Union Avenue	Memphis	TN	38104-7559	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Whitehaven	3420 Elvis Presley Boulevard	Memphis	TN	38116-3260	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Memphis Graceland	4180 Auburn Road	Memphis	TN	38116-6202	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Rc Of Memphis North	4913 Raleigh Commons Drive	Memphis	TN	38128-2485	Leased	No
Latrobe Dialysis, LLC	Smokie Mountain	101 Med Tech Parkway	Johnson City	TN	37604-4000	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline Jackson	213 Sterling Farm Drive	Jackson	TN	38305-5727	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Memphis	2200 Union Avenue	Memphis	TN	38104-4205	Leased	No
Ripley Dialysis, LLC	Ripley	854 Highway 51 South	Ripley	TN	38063-5536	Leased	No
Sandlin Dialysis, LLC	Greenville	110 Heritage Ct	Greeneville	TN	37743-2081	Leased	No
Somerville Dialysis Center, LLC	Somerville	12485 Highway 64	Somerville	TN	38068-6029	Leased	No
Somerville Dialysis Center, LLC	SW Tennessee	9045 US Highway 64	Lakeland	TN	38002-8394	Leased	No
Tannor Dialysis, LLC	Farragut	111 S. Campbell Station Road	Farragut	TN	37934-2845	Leased	No
Tennessee Valley Dialysis Center, LLC	Tennessee Valley	107 Woodlawn Drive	Johnson City	TN	37604-6287	Leased	No
Tortugas Dialysis, LLC	State Line	2049 East Shelby Drive	Memphis	TN	38116-7639	Leased	No
Total Renal Care, Inc.	Etowah	109 Grady Road	Etowah	TN	37331-1903	Leased	No
Total Renal Care, Inc.	Pickwick	112 N Pickwick	Savannah	TN	38372-1953	Leased	No
Total Renal Care, Inc.	Morristown	120 Pearce Drive	Morristown	TN	37814-3649	Leased	No
Total Renal Care, Inc.	Sparta	150 Sam Walton Drive	Sparta	TN	38583-8818	Leased	No

Sch 4.8-79

Total Renal Care, Inc.	Camden	166 West Main Street	Camden	TN	38320-1767	Leased	No
Total Renal Care, Inc.	Memphis Southeast	1805 Moriah Woods Boulevard	Memphis	TN	38117-7119	Leased	No
Total Renal Care, Inc.	Memphis Downtown	2076 Union Avenue	Memphis	TN	38104-4138	Leased	No
Total Renal Care, Inc.	Stonegate	217 Sterling Farms Dr.	Jackson	TN	38305-5727	Leased	Yes
Total Renal Care, Inc.	Humboldt	2214 Osborne Avenue	Humboldt	TN	38343-3044	Leased	No
Total Renal Care, Inc.	Selmer	251 Oak Grove Road	Selmer	TN	38375-1881	Leased	No
Total Renal Care, Inc.	Knoxville	2909 East Magnolia Ave	Knoxville	TN	37914-4516	Leased	No
Total Renal Care, Inc.	Clarksville North	3071 Clay Lewis Rd	Clarksville	TN	37040-5141	Leased	No
Total Renal Care, Inc.	Livingston	308 Oak St	Livingston	TN	38570-1729	Leased	No
Total Renal Care, Inc.	Memphis Midtown	3430 Summer Ave	Memphis	TN	38122-3610	Leased	No
Total Renal Care, Inc.	Brownsville	380 Dupree	Brownsville	TN	38012-2332	Leased	No
Total Renal Care, Inc.	Lexington	390 S Broad St	Lexington	TN	38351-2257	Leased	No
Total Renal Care, Inc.	Jackson	46 Harts Bridge Road West	Jackson	TN	38301-7512	Leased	No
Total Renal Care, Inc.	Appalachian	503 Elm Ave	New Tazewell	TN	37825-7525	Leased	No
Total Renal Care, Inc.	Bolivar	515 Pecan Drive	Bolivar	TN	38008-1611	Leased	No
Total Renal Care, Inc.	Smyrna	537 Stonecrest Pkwy	Smyrna	TN	37167-6884	Leased	Yes
Total Renal Care, Inc.	Clinch River	702 North Main St	Clinton	TN	37716-3143	Leased	No
Total Renal Care, Inc.	Blount	714 East Harper Ave	Maryville	TN	37804-4028	Leased	No
Total Renal Care, Inc.	Collierville	791 West Popular Avenue	Collierville	TN	38017-2543	Leased	No
Total Renal Care, Inc.	Tiptonville	795 Hamra Street	Tiptonville	TN	38079-1663	Leased	No
Total Renal Care, Inc.	Millington	8510 New Wilkinsonville Rd	Millington	TN	38053-1537	Leased	No
Total Renal Care, Inc.	Knoxville Central - Tn	9141 Cross Park Dr	Knoxville	TN	37923-4557	Leased	No
Total Renal Care, Inc.	Galleria	9160 Highway 64	Memphis	TN	38002-4766	Leased	No
Total Renal Care, Inc.	Rocky Top	921 New Hwy 68	Sweetwater	TN	37874-2726	Leased	No
Alamosa Dialysis, LLC	Port Lavaca	1300 N Virginia St	Port Lavaca	TX	77979-2512	Leased	No
Astro, Hobby, West MT Renal Care Limited Partnership	Lone Star	8560 Monroe Road	Houston	TX	77061-4815	Leased	No
Austin Dialysis Centers, L.P.	Hill Country Dialysis Center of San Marcos	1250 Dacy Lane	Kyle	TX	78666-7407	Leased	No
Austin Dialysis Centers, L.P.	Waterloo	5310 Burnet Rd	Austin	TX	78756-2003	Leased	Yes

Sch 4.8-80

Austin Dialysis Centers, L.P.	South Austin	6114 South First Street	Austin	TX	78745-4008	Leased	No
Austin Dialysis Centers, L.P.	El Milagro	Fountain Park Plaza III Bldg., 2800 South Ih-35 Ste #120, 130, 133 & 136	Austin	TX	78704-5700	Leased	No
Austin Dialysis Centers, L.P.	Hill Country Of San Marcos	Tdc Plaza	San Marcos	TX	78666-7407	Leased	No
Bainbridge Dialysis, LLC	Fort Worth	1000 St. Louis Ave	Fort Worth	TX	76104-3377	Leased	No
Bannon Dialysis, LLC	McKiney North	5341 W. University	McKinney	TX	75071	Leased	No
Barnell Dialysis, LLC	Pine Park	3333 Bayshore Blvd	Pasadena	TX	77504-1952	Leased	No
Beacon Dialysis, LLC	Sugar Land Pd	1447 Highway 6	Sugar Land	TX	77478-5094	Leased	No
Bear Creek Dialysis Center, L.P.	Bear Creek	4978 N. Highway 6	Houston	TX	77084-5282	Leased	No
Belfair Dialysis, LLC	Harlingen	1629 Treasure Hills Blvd	Harlingen	TX	78550-8907	Leased	No
Bellevue Dialysis, LLC	Horizon	2222 Greenhouse Road	Houston	TX	77084	Leased	No
Bidwell Dialysis, LLC	North Plano	201 South Jupiter Road	Allen	TX	75002-3035	Leased	No
Brantley Dialysis, LLC	Ridgecrest	12249 Rojas Drive	El Paso	TX	79936-7750	Leased	No
Brownsville Kidney Center, Ltd.	Brownsville	2945 Central Boulevard	Brownsville	TX	78520-8958	Leased	No
Cascades Dialysis, LLC	Champions	4427 Fm 1960 W.	Houston	TX	77068-3409	Leased	No
Chadron Dialysis, LLC	Ace	14512 Lee Road	Humble	TX	77396-3425	Leased	No
Churchill Dialysis, LLC	Harlingen	2220 Haine Dr	Harlingen	TX	78550-8584	Leased	No
Churchill Dialysis, LLC	Raymondville	894 Farm To Market Road 3168	Raymondville	TX	78580-4519	Leased	No
Clayton Dialysis, LLC	North Arlington	642 Lincoln Square	Arlington	TX	76011-4896	Leased	No
Clifton Dialysis, LLC	South Shore Annex (FKA Clear Lake)	16750 Highway 3	Webster	TX	77598-2000	Leased	No
Dallas-Fort Worth Nephrology II, LLC	Garland	776 E Centerville Rd	Garland	TX	75041-4640	Leased	No
Dallas-Fort Worth Nephrology, L.P.	Arlington	1250 E. Pioneer Parkway	Arlington	TX	76010-6423	Leased	No
Dallas-Fort Worth Nephrology, L.P.	Grapevine	1600 W North Highway	Grapevine	TX	76051-8131	Leased	No
Dallas-Fort Worth Nephrology, L.P.	Grapevine Dialysis	1651 W. North Highway	Grapevine	TX	76051-8131	Leased	No
DaVita EL Paso East, L.P.	Labamba	11989 Pellicano Drive	El Paso	TX	79936-6287	Leased	No
DaVita Rx, LLC	Davita Rx Texas	1234 Lakeshore Drive	Coppell	TX	75019-4971	Leased	No
Diablo Dialysis, LLC	Lubbock	1923 Marsha Sharp Freeway	Lubbock	TX	79415-4036	Leased	No
Dialysis Specialists of Dallas, Inc.	Brookriver	8101 North Brookriver Drive	Dallas	TX	75247-4003	Leased	No

Sch 4.8-81

Downtown Houston Dialysis Center, L.P.	Downtown Houston	2207 Crawford Street	Houston	TX	77002-8915	Leased	No
DVA Healthcare Renal Care, Inc.	Sagemont	10851 Scarsdale Blvd	Houston	TX	77089-5738	Leased	No
DVA Healthcare Renal Care, Inc.	San Jacinto	11430 East Freeway # 330	Houston	TX	77029-1959	Leased	No
DVA Healthcare Renal Care, Inc.	Pearsall	1305 North Oak	Pearsall	TX	78061-3414	Leased	No
DVA Healthcare Renal Care, Inc.	Southwest San Antonio	1620 Somerset Road	San Antonio	TX	78211-3021	Leased	No
DVA Healthcare Renal Care, Inc.	San Antonio West	4530 Callaghan Road	San Antonio	TX	78228	Leased	No
DVA Healthcare Renal Care, Inc.	Kerrville	515 Granada Place	Kerrville	TX	78028-5992	Leased	No
DVA Healthcare Renal Care, Inc.	Central Houston	610 South Wayside, #B	Houston	TX	77011-4605	Leased	No
DVA Healthcare Renal Care, Inc.	Houston	7543 South Freeway	Houston	TX	77021-5928	Leased	No
DVA Healthcare Renal Care, Inc.	Channelview	777 Sheldon Road	Channelview	TX	77530-3509	Leased	No
DVA Healthcare Renal Care, Inc.	Houston	900 South Loop West, Suites 100 & 110	Houston	TX	77021-5928	Leased	No
DVA Renal Healthcare, Inc.	GHc-Katy JV	1265 Rock Canyon Road	Katy	TX	77450-3831	Leased	No
DVA Renal Healthcare, Inc.	Reliant	1335 La Concha	Houston	TX	77054-1809	Leased	No
DVA Renal Healthcare, Inc.	Rock Prairie Road	1605 Rock Prairie Road	College Station	TX	77845-8358	Leased	No
DVA Renal Healthcare, Inc.	Mainland	2600 Gulf Freeway	La Marque	TX	77568-4922	Leased	No
DVA Renal Healthcare, Inc.	Brenham	2815 Highway 36 S	Brenham	TX	77833-8143	Leased	No
DVA Renal Healthcare, Inc.	Huntsville	521 I-45 South	Huntsville	TX	77340-5651	Leased	No
DVA Renal Healthcare, Inc.	Island	5920 Broadway	Galveston	TX	77551-4305	Leased	No
DVA Renal Healthcare, Inc.	Bryan	701 University Drive East	College Station	TX	77840-1866	Leased	No
DVA Renal Healthcare, Inc.	North Loop East	7135 North Loop East	Houston	TX	77028-5903	Leased	No
DVA Renal Healthcare, Inc.	Eagle Div Office	731 Carnoustie Dr.	San Antonio	TX	78258-4294	Leased	No
Dworsher Dialysis, LLC	Green Oak	1420-1450 Kingwood Drive	Kingwood	TX	77339-3040	Leased	No
East Houston Kidney Center, L.P.	Jacinto	11515 Market Street	Jacinto City	TX	77029-2305	Leased	No
Elgin Dialysis, LLC	Dumas	107 Binkley Ave.	Dumas	TX	79029-3825	Leased	No
Elgin Dialysis, LLC	Muleshoe	1100 West Avenue J.	Muleshoe	TX	79347-4424	Leased	No
Elgin Dialysis, LLC	Colorado City	1546 Chestnut St.	Colorado City	TX	79512-3925	Leased	No
Elgin Dialysis, LLC	Fort Stockton	387 W. Ih-10, Suite B	Fort Stockton	TX	79735-2700	Leased	No
Elgin Dialysis, LLC	Brownfield	710 East Felt St.	Brownfield	TX	79316-3440	Leased	No
Gertrude Dialysis, LLC	Grand Prairie	402 N Carrier, Suite 102	Grand Prairie	TX	75050-5426	Leased	No

Sch 4.8-82

Glacier Dialysis, LLC	North Park	324 Fm 1960 Road E	Houston	TX	77073-1887	Leased	No
Golden Dialysis, LLC	Balch Springs	12001 Elam Road	Balch Springs	TX	75180-2822	Leased	No
Great Dialysis, LLC	McKinney	4717 Medical Center Drive	Mckinney	TX	75069-1870	Leased	No
Headlands Dialysis, LLC	Southwest Fort Worth	5832 Hulen Street	Fort Worth	TX	76132-2684	Leased	No
Higbee Dialysis, LLC	Cottage	1902 Hospital Blvd	Gainesville	TX	76240-2008	Leased	No
Hochatown Dialysis, LLC	Odessa	6005 Eastridge Rd	Odessa	TX	79762-5019	Leased	No
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Northwest Houston	11029 N.W. Freeway	Houston	TX	77092-7305	Leased	No
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	North Houston Kidney	380 West Little York Rd.	Houston	TX	77076-1303	Leased	No
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Cypress Station	72 Fm 1960 West	Houston	TX	77090-3538	Leased	No
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Houston Kidney Center Southwest	9980 W Sam Houston Parkway S.	Houston	TX	77099-5104	Leased	No
Hunts Dialysis, LLC	Round Rock	1800 Round Rock	Round Rock	TX	78681	Leased	No
ISD Corpus Christi, LLC (fka DSI Corpus Christi, LLC)	Greenwood Holly	1533 Holly Road	Corpus Christi	TX	78417-2010	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Riverside Renal	13434 Leopard Street	Corpus Christi	TX	78410-4466	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Beeville	1950 Nw. Frontage	Beeville	TX	78102-2954	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Morgan Avenue	2222 S Morgan Avenue	Corpus Christi	TX	78405-1992	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Alice	2345 Alice Regional Boulevard	Alice	TX	78332-7291	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Edinburg	3894 S Jackson Rd	Edinburg	TX	78539-6676	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Dc Of Mcallen	411 Lindberg Avenue	Mcallen	TX	78501-2921	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	South Texas	4300 S Padre Island Drive	Corpus Christi	TX	78411-4433	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Dialysis Care Of Greenville	4805 Wesley Street	Greenville	TX	75401-5649	Leased	Yes

Sch 4.8-83

ISD Renal, Inc fka DSI Renal, Inc.	Weslaco	910 S Utah Avenue	Weslaco	TX	78596-4270	Leased	No
Kearn Dialysis, LLC	Georgetown	201 Fm 971	Georgetown	TX	78626-4546	Leased	No
Lathrop Dialysis, LLC	North Fort Worth	3812 Belknap	Fort Worth	TX	76111-6012	Leased	No
Madison Dialysis, LLC	Balcones	11150 Research Boulevard	Austin	TX	78759	Leased	No
Manchester Dialysis, LLC	Southeast Fort Worth	3845-3851 E. Loop 820 S	Fort Worth	TX	76119	Leased	No
Memorial Dialysis Center, L.P.	Memorial II	11621 Katy Freeway	Houston	TX	77079-1801	Leased	No
Mendocino Dialysis, LLC	North Conroe	3211 Interstate 45 North	Conroe	TX	77304-2180	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline El Paso 2	11989 Pellicano Dr.	El Paso	TX	79936-6288	Leased	No
MGD-Medical Practice (Lifeline)	Lf Dallas	1222 N. Bishop Avenue	Dallas	TX	75208-4178	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Sw Nephrology Of Houston	1570 S Dairy Ashford St	Houston	TX	77077-3820	Leased	No
MGD-Medical Practice (Lifeline)	Lf-San Antonio	7114 San Pedro	San Antonio	TX	78216-6218	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Houston 1 North	7272 North Shepherd, Bldg. B	Houston	TX	77091-2435	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Tyler	807 East First Street	Tyler	TX	75701-3304	Leased	No
Minam Dialysis, LLC	Amarillo	8604 South Coulter	Amarillo	TX	79119-7379	Leased	No
Mission Dialysis Services, LLC	Denton	Unicorn Lake Boulevard at Shoreline Dr	Denton	TX	76201	Leased	No
Moncrief Dialysis Center/Total Renal Care Limited Partnership	Moncrief Partners	800 West 34th Street, Suite #101	Austin	TX	78705-1144	Leased	Yes
Nolia Dialysis, LLC	Saginaw	900 N. Bluemound Rd.	Saginaw	TX	76131-8828	Leased	No
North Austin Dialysis, LLC	Cedar Park	1702 East Whitestone	Cedar Park	TX	78613-7640	Leased	No
Oasis Dialysis, LLC	Binz	1213 Hermann Dr	Houston	TX	77004-7018	Leased	No
Peaks Dialysis, LLC	West Oaks	14800 Westheimer Road, Suite A	Houston	TX	77082	Leased	No
Pfeiffer Dialysis, LLC	West Houston	12051 Westpark Drive	Houston	TX	77082-6604	Leased	No
Physicians Dialysis of Houston LLP	Pdi South Houston	5989 South Loop East	Houston	TX	77033-1017	Leased	No
Physicians Dialysis of Houston LLP	Pdi North Houston	7115 North Loop East	Houston	TX	77028-5948	Leased	No
Pike Dialysis, LLC	Sagemeadow	10923 Scarsdale Boulevard	Houston	TX	77089-6024	Leased	No
Pobello Dialysis, LLC	West Bellfort	21026 West Bellfort Street	Richmond	TX	77406-1685	Leased	No
Ponderosa Dialysis, LLC	Victory Lakes	3290 Gulf Freeway	League City	TX	77539-4542	Leased	No
Rayburn Dialysis, LLC	Midland	705 West Wadley Avenue	Midland	TX	79705-5351	Leased	No

Sch 4.8-84

Renal Clinic of Houston, LLC	Sealy	2242 Championship Drive	Sealy	TX	77474-8026	Leased	No
Renal Treatment Centers-Southeast, LP	Hearne Tx	106 Cedar St	Hearne	TX	77859-2523	Leased	No
Renal Treatment Centers-Southeast, LP	Cuero Lakeview	1105 E Broadway St	Cuero	TX	77954	Leased	No
Renal Treatment Centers-Southeast, LP	North Dallas	11886 Greenville Ave Suite 100d	Dallas	TX	75243-0584	Leased	Yes
Renal Treatment Centers-Southeast, LP	Granbury	1200 Paluxy Medical Circle	Granbury	TX	76048-5696	Leased	No
Renal Treatment Centers-Southeast, LP	Denison	1220 Reba McEntire Lane	Denison	TX	75020-9057	Leased	No
Renal Treatment Centers-Southeast, LP	Mid-Cities	125 Harwood Road	Hurst	TX	76054-3043	Leased	No
Renal Treatment Centers-Southeast, LP	Woodforest	12626 Woodforest	Houston	TX	77015-3425	Leased	No
Renal Treatment Centers-Southeast, LP	Central Plano-TX	1301 Custer Road	Plano	TX	75075	Leased	No
Renal Treatment Centers-Southeast, LP	Marshall Tx	1301 South Washington	Marshall	TX	75670-6215	Leased	No
Renal Treatment Centers-Southeast, LP	West Houston Home Center of Excellence	1319 West Sam Houston Parkway North, Suite 130	Houston	TX	77043	Leased	No
Renal Treatment Centers-Southeast, LP	Gonzales	1404 Sarah Dewitt Drive	Gonzales	TX	78629-2702	Leased	No
Renal Treatment Centers-Southeast, LP	Victoria	1405 Victoria Station	Victoria	TX	77901-3092	Leased	No
Renal Treatment Centers-Southeast, LP	Spring Branch	1425 Blalock	Houston	TX	77055-4446	Leased	No
Renal Treatment Centers-Southeast, LP	First Colony	1447 Hwy 6	Sugarland	TX	77478-5094	Leased	No
Renal Treatment Centers-Southeast, LP	Cypress Fairfield-TX	15103 Mason Road, Suite D5	Cypress	TX	77433	Leased	No
Renal Treatment Centers-Southeast, LP	Carrollton	1544 Valwood Parkway	Carrollton	TX	75006-8425	Leased	No
Renal Treatment Centers-Southeast, LP	Magnolia	17649 Fm 1488 Rd	Magnolia	TX	77354-5235	Leased	No
Renal Treatment Centers-Southeast, LP	Tc Jester	1800 W 26th St	Houston	TX	77008-1419	Leased	No
Renal Treatment Centers-Southeast, LP	Heb Dialysis Center	1809 Forest Ridge Road	Bedford	TX	76022-7961	Leased	Yes
Renal Treatment Centers-Southeast, LP	Fort Brown	2000 Boca Chica Boulevard	Brownsville	TX	78521	Leased	No
Renal Treatment Centers-Southeast, LP	Meridian	201 W Fairmont Parkway, Suite A	La Porte	TX	77571-6303	Leased	No
Renal Treatment Centers-Southeast, LP	Greatwood	20333 Southwest Freeway B	Sugarland	TX	77479-6183	Leased	No
Renal Treatment Centers-Southeast, LP	Sherman	205 West Lamberth Road	Sherman	TX	75092-2659	Leased	No
Renal Treatment Centers-Southeast, LP	Livingston	209 West Park Place	Livingston	TX	77351-7020	Leased	No
Renal Treatment Centers-Southeast, LP	Kingwood	2300 Green Oak Drive, Suite 500	Kingwood	TX	77339-2053	Leased	Yes
Renal Treatment Centers-Southeast, LP	Rockwall	2455 Ridge Rd	Rockwall	TX	75087-5530	Leased	No
Renal Treatment Centers-Southeast, LP	Gracias	2506-A W. Mount Houston Road	Houston	TX	77038	Leased	No

Sch 4.8-85

Renal Treatment Centers-Southeast, LP	Cedar Hill	270 E. Highway 67	Duncanville	TX	75137-4428	Leased	No
Renal Treatment Centers-Southeast, LP	Dallas Central Reuse	2703 W. Mockingbird Lane	Dallas	TX	75204-6223	Leased	No
Renal Treatment Centers-Southeast, LP	Tomball	27720-A Tomball Parkway	Tomball	TX	77375	Leased	Yes
Renal Treatment Centers-Southeast, LP	Spring II-TX	2828 FM 2920	Spring	TX	77090	Leased	No
Renal Treatment Centers-Southeast, LP	Kaufman	2851 Millennium Dr	Kaufman	TX	75142-8865	Leased	No
Renal Treatment Centers-Southeast, LP	Spring Creek	301 East Airline Rd	Victoria	TX	77901-3901	Leased	No
Renal Treatment Centers-Southeast, LP	Downtown Dallas	3515 Swiss Avenue	Dallas	TX	75204-6223	Leased	No
Renal Treatment Centers-Southeast, LP	Austin Music City	3601 Manor Rd	Austin	TX	78723-5816	Leased	No
Renal Treatment Centers-Southeast, LP	Longview	425 N. Fredonia St.	Longview	TX	75601-6464	Leased	No
Renal Treatment Centers-Southeast, LP	Baytown	4665 Garth Road	Baytown	TX	77521-2261	Leased	Yes
Renal Treatment Centers-Southeast, LP	Plano	481 Shiloh Rd	Plano	TX	75074-7231	Leased	No
Renal Treatment Centers-Southeast, LP	Conroe	500 Medical Center Blvd	Conroe	TX	77304-2899	Leased	No
Renal Treatment Centers-Southeast, LP	Gilmer	505 N Wood	Gilmer	TX	75644-7651	Leased	Yes
Renal Treatment Centers-Southeast, LP	Med Center	5610 Alameda Ave.	Houston	TX	77004	Leased	Yes
Renal Treatment Centers-Southeast, LP	Cleveland-Tx	600 E. Houston, Suite #630 Croley Center	Cleveland	TX	77327-4689	Leased	Yes
Renal Treatment Centers-Southeast, LP	Lufkin	603 Largent Street	Lufkin	TX	75904-3145	Leased	No
Renal Treatment Centers-Southeast, LP	Fort Worth Tx	6260 Southwest Blvd	Benbrook	TX	76109-6906	Leased	No
Renal Treatment Centers-Southeast, LP	West Park	6400 Southwest Freeway	Houston	TX	77074-2213	Leased	No
Renal Treatment Centers-Southeast, LP	Americas	715 N Americas Ave	El Paso	TX	79907-7003	Leased	No
Renal Treatment Centers-Southeast, LP	Eagle Central Registration	731 Carnoustie Dr	San Antonio	TX	78258-4294	Leased	No
Renal Treatment Centers-Southeast, LP	Southwest San Antonio	7515 Barlite Blvd	San Antonio	TX	78224-1311	Leased	No
Renal Treatment Centers-Southeast, LP	Med-Center At Home	7580 Fannin Professional Building, 7580 Fannin Suite 230	Houston	TX	77054-1939	Leased	No
Renal Treatment Centers-Southeast, LP	North Hills	7927 Grapevine Highway 26	North Richland Hills	TX	76180-7103	Leased	No
Renal Treatment Centers-Southeast, LP	Lake Cliff	805 N Beckley Ave	Dallas	TX	75203-1612	Leased	No
Renal Treatment Centers-Southeast, LP	North Houstons	8621 Fulton	Houston	TX	77022-2021	Leased	No
Renal Treatment Centers-Southeast, LP	Jersey Village	8787 Fallbrook Drive	Houston	TX	77064	Leased	No
Renal Treatment Centers-Southeast, LP	Pinecrest	913 Pinecrest Drive	Marshall	TX	75670-7309	Leased	Yes

Sch 4.8-86

Renal Treatment Centers-Southeast, LP	LA Central	916 Houston Street	Laredo	TX	78040-8015	Leased	No
Renal Treatment Centers-Southeast, LP	Omni	9350 Kirby Drive	Houston	TX	77054-2528	Leased	No
Renal Treatment Centers-Southeast, LP	Central Dallas	9500 North Central Expressway	Dallas	TX	75231-5139	Leased	No
Renal Treatment Centers-Southeast, LP	Mansfield	987 N. Walnut Creek Drive	Mansfield	TX	76063-8016	Leased	No
Renal Treatment Centers-Southeast, LP	Cross Timbers	Northline Commons	Houston	TX	77022-3604	Leased	No
Rickwood Dialysis, LLC	Richmond Tx	6952 Industrial Parkway	Rosenburg	TX	77471-5656	Leased	No
RMS Lifeline, Inc.	Lifeline Divisional	7607 Eastmark Drive	College Station	TX	60061-1450	Leased	No
Russell Dialysis, LLC	Wylie Tx	941 S. Westgate Way	Wylie	TX	75098-4947	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Rivercenter	1123 North Main Avenue	San Antonio	TX	78212-4738	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	South San Antonio	1313 Se Military Drive #111	San Antonio	TX	78214-2850	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Boerne	1361 Main Street	Boerne	TX	78006-2860	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Marymont	2391 Ne Loop 410	San Antonio	TX	78217-5675	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Southcross	4602 E Southcross	San Antonio	TX	78222-4911	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	NW Medical Center	5284 Medical Drive, Suite 135	San Antonio	TX	78229-4849	Leased	Yes
SAKDC-DaVita Dialysis Partners, L.P.	Floresville	543 10th Street	Floresville	TX	78114-3107	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Downtown San Antonio	615 E. Quincy	San Antonio	TX	78215-1600	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Seguin	618 E. Court Street	Seguin	TX	78155-5714	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Live Oak	6700 Randolph Blvd, Ste 101	Live Oak	TX	78233-4222	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Stone Oak	731 Carnoustie Drive	San Antonio	TX	78258	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Las Palmas	803 Castroville Road, Suite 415	San Antonio	TX	78237-3148	Leased	Yes
SAKDC-DaVita Dialysis Partners, L.P.	New Braunfels	900 Loop 337 North	New Braunfels	TX	78130-3555	Leased	No
SAKDC-DaVita Dialysis Partners, L.P.	Floyd Curl San Antonio	9238 Floyd Curl	San Antonio	TX	78240-1691	Leased	Yes
SAKDC-DaVita Dialysis Partners, L.P.	San Antonio	9846 Westover Hills Blvd	San Antonio	TX	78251-4125	Leased	No
Santiam Dialysis, LLC	Houston Galleria	5923 Westheimer Road	Houston	TX	77057-7603	Leased	No
Shelby Dialysis, LLC	Cloverleaf	13535A I-10 East Freeway	Houston	TX	77015	Leased	No
South Shore Dialysis Center, L.P.	South Shore	212 Gulf Freeway, Suite G3	League City	TX	77573-3956	Leased	Yes
Springs Dialysis, LLC	Highland Village	2700 Village Pkwy	Highland Village	TX	75077-3286	Leased	No
Summit Dialysis Center, L.P.	Summit	3150 Polk Street	Houston	TX	77003-4631	Leased	No
Taylor Dialysis, LLC	Taylor	3100 West 2nd Street	Taylor	TX	76574	Leased	No
Teton Dialysis, LLC	Texas City Pd	13003 Delaney	La Marque	TX	77568-2506	Leased	No

Sch 4.8-87

The Woodlands Dialysis Center, LP	Woodlands	9303 Pinecroft Dr	The Woodlands	TX	77380-3178	Leased	No
Total Renal Care Texas Limited Partnership	Henderson	1002 Highway 79 North	Henderson	TX	75652-6008	Leased	Yes
Total Renal Care Texas Limited Partnership	Hanson	10655 Eastex Freeway	Houston	TX	77093-4323	Leased	No
Total Renal Care Texas Limited Partnership	Central City	1300 Murchison Dr. Suite #320	El Paso	TX	79902-4840	Leased	No
Total Renal Care Texas Limited Partnership	Pin Oak	1302 Pin Oak Road	Katy	TX	77494-6848	Leased	No
Total Renal Care Texas Limited Partnership	Central City	1310 Murchison Drive	El Paso	TX	79902-4840	Leased	No
Total Renal Care Texas Limited Partnership	Oak Cliff	2000 Llewelyn Avenue	Dallas	TX	75224-1804	Leased	No
Total Renal Care Texas Limited Partnership	Bonham	201 West 5th Street	Bonham	TX	75418-4302	Leased	No
Total Renal Care Texas Limited Partnership	River Park	2010 South Loop 336 West	Conroe	TX	77304-3313	Leased	No
Total Renal Care Texas Limited Partnership	Hillsboro	207 Nw I-35	Hillsboro	TX	76645-2658	Leased	No
Total Renal Care Texas Limited Partnership	Kilgore	209 Powder Horn	Kilgore	TX	75662-5554	Leased	No
Total Renal Care Texas Limited Partnership	Mesa Vista	2400 North Oregon	El Paso	TX	79902-3135	Leased	No
Total Renal Care Texas Limited Partnership	Lancaster	2424 W Pleasant Run Road	Lancaster	TX	75146-4005	Leased	No
Total Renal Care Texas Limited Partnership	Mission Hills	2700 North Stanton	El Paso	TX	79902-2500	Leased	No
Total Renal Care Texas Limited Partnership	Fourth Street	3101 North Fourth Street	Longview	TX	75605-5146	Leased	No
Total Renal Care Texas Limited Partnership	Katy III	403 W Grand Parkway South	Katy	TX	77494-8358	Leased	No
Total Renal Care Texas Limited Partnership	Brookhollow	4918 West 34th Street	Houston	TX	77092-6606	Leased	No
Total Renal Care Texas Limited Partnership	West Texas	5595 B Alameda Avenue	El Paso	TX	79905-2915	Leased	No
Total Renal Care Texas Limited Partnership	Sun City	600 Newman	El Paso	TX	79902-5543	Leased	No
Total Renal Care Texas Limited Partnership	Spring	607 Timberdale Lane, Suite 100	Houston	TX	77090-3043	Leased	No
Total Renal Care Texas Limited Partnership	Pearland	6516 Broadway	Pearland	TX	77581-7879	Leased	No
Total Renal Care Texas Limited Partnership	Cielo Vista	7200 Gateway East, Suite #B	El Paso	TX	79915-1301	Leased	No
Total Renal Care Texas Limited Partnership	Cyfair	9110 Jones Road #110	Houston	TX	77065-4489	Leased	No
Total Renal Care Texas Limited Partnership	Deerbrook	9660 Fm 1960 Bypass	Humble	TX	77338-4039	Leased	No
Total Renal Care Texas Limited Partnership	Edna	Ne Corner Of Wells St & Hwy 59	Edna	TX	77957-2153	Leased	No
Total Renal Care, Inc.	Mission Hills	1203 St Claire Blvd	Mission	TX	78572-6601	Leased	No
Total Renal Care, Inc.	Odyssey Region 04 Office	1380 Lomaland Drive	El Paso	TX	79935-5204	Leased	No
Total Renal Care, Inc.	Silver Spurs Division Office	1701 Directors Boulevard, Suite 530	Austin	TX	76574-4647	Leased	No
Total Renal Care, Inc.	Lone Star Region 2	3211 Interstate 45 North	Conroe	TX	77304-2187	Leased	No

Sch 4.8-88

Total Renal Care, Inc.	Northeast Texas Dialysis	413B U.S. 59	Atlanta	TX	75551-2015	Leased	No
Total Renal Care, Inc.	Texarkana	4800 Texas Blvd	Texarkana	TX	75503-3033	Leased	No
Total Renal Care, Inc.	Division	600 Rockmead Dr, Suite #211	Kingwood	TX	77339-2193	Leased	No
Total Renal Care, Inc.	Sierra Acute	6000 Welch, Suite 17 & 18	El Paso	TX	79905-1814	Leased	No
Transmountain Dialysis, L.P.	Transmountain	5255 Woodrow Bean	El Paso	TX	79924-3832	Leased	No
Transmountain Dialysis, L.P.	Transmountain	5800 Woodrow Bean Transmountain Dr	El Paso	TX	79924-3832	Leased	No
TRC EL Paso Limited Partnership (N Facility)	Loma Vista	1382 Lomaland Drive	El Paso	TX	79935-5204	Leased	No
Tumalo Dialysis, LLC	San Angelo	3518 Knickerbocker Road	San Angelo	TX	76904-7611	Leased	No
Ukiah Dialysis, LLC	Woodlands II	17191 St. Lukes Way	The Woddlands	TX	77384-8042	Leased	No
Upper Valley Dialysis, L.P.	Upper Valley	7933 N. Mesa	El Paso	TX	79932-1699	Leased	No
UT Southwestern DVA Healthcare LLP	SW Dallas Airport Fwy	204 E. Airport Freeway	Irving	TX	75062-6305	Leased	No
UT Southwestern DVA Healthcare LLP	Dallas East	3312 N Buckner Blvd #123	Dallas	TX	75228-5642	Leased	No
UT Southwestern DVA Healthcare LLP	Ut Southwestern-Oakcliff	608/610 Wynnewood Village	Dallas	TX	75224	Leased	No
Willowbrook Dialysis Center, L.P.	Willowbrook	12220 Jones Rd, Suite D	Houston	TX	77070-5280	Leased	No
Winds Dialysis, LLC	West Plano	5036 Tennyson Pkwy	Plano	TX	75024-3002	Leased	No
Wood Dialysis, LLC	Cypress Woods	20320 Northwest Freeway	Houston	TX	77065	Leased	No
American Fork Dialysis, LLC	Lone Peak	1175 E 50 S	American Fork	UT	84003-2845	Leased	No
Total Renal Care, Inc.	Utah Valley	1055 North 500 West	Provo	UT	84604-3305	Leased	No
Total Renal Care, Inc.	Ogden	1920 W 250 N. Suites 5 - 8	Marriott-Slaterville	UT	84404-9233	Leased	No
Total Renal Care, Inc.	West Bountiful	724 West 500 South, Suite 300	West Bountiful	UT	84087-1471	Leased	No
CDC of Springfield-Fairfax, Inc.	Alexandria	5999 Stevenson Ave	Alexandria	VA	22304-3302	Leased	No
CDC of Springfield-Fairfax, Inc.	Fairfax	8350 A Traford Lane	Springfield	VA	22152-1664	Leased	Yes
Continental Dialysis Center, Inc.	Manassas	10651 Lomond Drive	Manassas	VA	20109-2877	Leased	No
Continental Dialysis Center, Inc.	Woodbridge	2751 Killarney Drive	Woodbridge	VA	22192-4119	Leased	Yes
Continental Dialysis Center, Inc.	Sterling	46396 Benedict Dr	Sterling	VA	20164-6626	Leased	Yes
DaVita Tidewater, LLC	Leigh-Kempsville	420 North Center Drive	Norfolk	VA	23502-4019	Leased	No
DaVita Tidewater-Virginia Beach, LLC	Camelot	1800 Camelot Drive	Virginia Beach	VA	23454-2440	Leased	No
DVA Healthcare Renal Care, Inc.	Chester Dialysis	10360 Ironbridge Rd	Chester	VA	23831-1426	Leased	No

Sch 4.8-89

DVA Healthcare Renal Care, Inc.	Midlothian	14281 Midlothian Turnpike Bldg B	Midlothian	VA	23113-6560	Leased	No
DVA Healthcare Renal Care, Inc.	Amelia	15151 Patrick Henry Highway	Amelia	VA	23002-4700	Leased	Yes
DVA Healthcare Renal Care, Inc.	Central Virginia Acutes	2161 Tomlynn Street	Richland	VA	23230-3316	Leased	No
DVA Healthcare Renal Care, Inc.	GHc-Covington	2504 Valley Ridge Road	Covington	VA	24426	Leased	No
DVA Healthcare Renal Care, Inc.	GHc-Staunton	29 Idlewood Blvd Hwy 250	Staunton	VA	24401-9355	Leased	No
DVA Healthcare Renal Care, Inc.	Culpeper	430 Southridge Parkway	Culpeper	VA	22701-3791	Leased	No
DVA Healthcare Renal Care, Inc.	Arlington	4805 First Street	Arlington	VA	22203-2603	Leased	No
DVA Healthcare Renal Care, Inc.	Hioaks	671 Hioaks Rd	Richmond	VA	23225-4072	Leased	No
DVA Healthcare Renal Care, Inc.	Hioaks Pd	681 Hioaks Road	Richmond	VA	23225-4043	Leased	No
DVA Healthcare Renal Care, Inc.	Lexington	756 North Lee Highway	Lexington	VA	24450-3724	Leased	Yes
DVA Healthcare Renal Care, Inc.	Mechanicsville	8191 Atlee Road	Mechanicsville	VA	23116-1807	Leased	No
DVA Healthcare Renal Care, Inc.	Tyson’S Corner	8391 Old Courthouse Rd #160	Vienna	VA	22182-3819	Leased	No
DVA Healthcare Renal Care, Inc.	Harrisonburg	871 Cantrell Avenue Suite 100	Harrisonburg	VA	22801-4323	Leased	No
DVA Healthcare Renal Care, Inc.	Dabney	8813 Three Chopt Rd	Richmond	VA	23229-4774	Leased	No
DVA Healthcare Renal Care, Inc.	Martinsville	Market Street & Bridge Street	Martinsville	VA	24112-6214	Leased	No
DVA Renal Healthcare, Inc.	Charlottesville	1450 Pantops Mountain Place	Charlottesville	VA	22911-4600	Leased	No
DVA Renal Healthcare, Inc.	Charlottesville North	1800 Timberwood Blvd	Charlottesville	VA	22911-7544	Leased	No
DVA Renal Healthcare, Inc.	Alexandria	5150 Duke Street	Alexandria	VA	22304-2906	Leased	Yes
DVA Renal Healthcare, Inc.	Henrico County	5270 Chamberlyne Road	Richmond	VA	23227-2950	Leased	No
DVA Renal Healthcare, Inc.	Radford	600 East Main Street	Radford	VA	24141-1826	Leased	No
East End Dialysis Center, Inc.	East End	2201 East Main St.	Richmond	VA	23223-7071	Leased	No
Landsford Dialysis, LLC	Princess Anne	3973 Holland Road	Virginia Beach	VA	23452-2804	Leased	No
Livingston Dialysis, LLC	Forest Hill Avenue	4900 Forest Hill Avenue	Richmond	VA	23225-3146	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Fairfax	13135 Lee Jackson Hwy	Fairfax	VA	22033-1904	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Hampton	501 Butler Farm Road	Hampton	VA	23666-1777	Leased	No
MGD-Medical Practice (Lifeline)	Lf-Richmond	6031 Staples Mill Road	Richmond	VA	23228-4923	Leased	No
MGD-Medical Practice (Lifeline)	Lifeline Norfolk	814 Kempsville Road	Norfolk	VA	23502-4001	Leased	No
Monahans Dialysis, LLC	Royal Oak	1587 N Main Street	Marion	VA	24354-4317	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	First Colonial At Home	1157 First Colonial Road	Virgina Beach	VA	23454-2432	Leased	Yes

Sch 4.8-90

Renal Treatment Centers-Mid-Atlantic, Inc.	Haymarket	14662 Gap Way	Gainesville	VA	20155-1683	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Portsmouth	2000 High Street	Portsmouth	VA	23704-3012	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Midtowne Norfolk	2201 Colonial Ave	Norfolk	VA	23517-1928	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	St. Francis	2312 Colony Crossing Place	Midlothina	VA	23112-4280	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Hopewell	301 West Broadway	Hopewell	VA	23860-2645	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Greater Portsmouth	3516 Queen Street	Portsmouth	VA	23707-3238	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Fair Oaks	3955 Pender Drive	Fairfax	VA	22030-6091	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Williamsburg	500 Sentara Circle	Williamsburg	VA	23188-5727	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Reston	530 Huntmar Park Drive	Herndon	VA	20170-5144	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Franconia	5695 King Centre Drive	Kingstowne	VA	22315-5746	Leased	Yes
Renal Treatment Centers-Mid-Atlantic, Inc.	Newport News	711 79th Street	Newport News	VA	23605-2767	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Peninsula	716 Denbigh Boulevard	Newport News	VA	23608-4414	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Virgina Beach	740 Independence Circle	Virginia Beach	VA	23455-6438	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Norfolk	962 Norfolk Square	Norfolk	VA	23502-3235	Leased	No
Renal Treatment Centers-Mid-Atlantic, Inc.	Chesapeake	Crossway 11, Suite #106	Chesapeake	VA	23320-2839	Leased	No
Rye Dialysis, LLC	Giles County	377 Boxwood Lane	Pearisburg	VA	24134-1166	Leased	Yes
Stines Dialysis, LLC	Leigh Home Training	230 Clearfield Ave, Suite 106	Virginia Beach	VA	23462-1832	Leased	No
Total Renal Care, Inc.	Harbour View	1039 Champions Way, Suite 500	Suffolk	VA	23435-3771	Leased	No
Total Renal Care, Inc.	Jefferson Ave	11234 Jefferson Ave	Newport News	VA	23601-2207	Leased	No
Total Renal Care, Inc.	Front Royal	1360 N Shenandoah Ave	Front Royal	VA	22630-3636	Leased	No
Total Renal Care, Inc.	Little Creek	1817 East Little Creek Road	Norfolk	VA	23518-4203	Leased	No
Total Renal Care, Inc.	Meherrin	201-A Weaver Avenue	Emporia	VA	23847-1248	Leased	No
Total Renal Care, Inc.	Lynchburg Home Training	2091 Langhorne Road	Lynchburg	VA	24501-1443	Leased	No
Total Renal Care, Inc.	Leesburg	224d Cornwall St Nw	Leesburg	VA	20176-2700	Leased	Yes
Total Renal Care, Inc.	Winchester	2275 Valor Drive	Winchester	VA	22601-6111	Leased	No
Total Renal Care, Inc.	Lansdowne	44084 Riverside Parkway	Lansdowne	VA	20176-5102	Leased	No
Total Renal Care, Inc.	Butler Farm	501 Butler Farm Road	Hampton	VA	23666-1777	Leased	No
Total Renal Care, Inc.	Garrisonville	70 Doc Stone Road	Stafford	VA	22556-4628	Leased	Yes
Total Renal Care, Inc.	Great Bridge	745 North Battlefield Blvd	Chesapeake	VA	23320-0305	Leased	Yes

Sch 4.8-91

Total Renal Care, Inc.	Fairfax	8501 Arlington Blvd	Fairfax	VA	22031-4625	Leased	Yes
Total Renal Care, Inc.	Richmond Community Hospital	913 North 25th St	Richmond	VA	23223-6562	Leased	No
TRC-Petersburg, LLC (Appomatox)	Appomattox	15 West Old Street	Petersburg	VA	23803-3221	Leased	No
TRC-Petersburg, LLC (Appomatox)	Appomattox	20 Medical Park Boulevard	Petersburg	VA	23803-3221	Leased	No
Zara Dialysis, LLC	Hampton Road Home Training (PD/HHD)	11234 Jefferson Avenue, Suite B	Newport News	VA	23601-2207	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Spokane Valley	12610 East Mirabeau Parkway	Spokane Valley	WA	99216	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	Downtown Spokane	601 W 5th Street	Spokane	WA	99204-2708	Leased	No
ISD Renal, Inc fka DSI Renal, Inc.	North Spokane	7407 N Division Street, Suite F	Spokane	WA	99208-5689	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc Paladina Health	1250 Pacific Ave	Tacoma	WA	98402	Leased	No
Refuge Dialysis, LLC	Marysville	1250 State Avenue	Marysville	WA	98270	Leased	No
Refuge Dialysis, LLC	Snohomish 2	8130 Evergreen Way	Everett	WA	98203-6419	Leased	No
Renal Life Link, Inc	Tacoma	3401 So 19th St	Tacoma	WA	98405-1909	Leased	No
Renal Treatment Centers-West, Inc.	Yakima	1221 North 16th Ave	Yakima	WA	98902-1347	Leased	No
Renal Treatment Centers-West, Inc.	Union Gap	1236 Ahtanum Ridge Dr.	Union Gap	WA	98903-1813	Leased	No
Renal Treatment Centers-West, Inc.	Westwood	2600 S.W Barton Street, Unit K-1 Westwood Village Shopping Center	Seattle	WA	98126-3745	Leased	No
Renal Treatment Centers-West, Inc.	Bellevue	3535 Factoria Blvd Se	Bellevue	WA	98006-1293	Leased	No
Total Renal Care, Inc.	Federal Way	1015 S 348th	Federal Way	WA	98003-7078	Leased	No
Total Renal Care, Inc.	Graham Wa	10305 196th St Ct E	Graham	WA	98338-7792	Leased	No
Total Renal Care, Inc.	Wenatchee Valley	116 Olds Station Road	Wenatchee	WA	98801-5936	Leased	No
Total Renal Care, Inc.	Richland	1315 Aaron Drive	Richland	WA	99352-4678	Leased	No
Total Renal Care, Inc.	Parkland	13818 Pacific Ave S	Tacoma	WA	98444	Leased	No
Total Renal Care, Inc.	Tacoma Tower	1423 Pacific Ave	Tacoma	WA	98402-4203	Leased	No
Total Renal Care, Inc.	Tower Outback	1441 Court A	Tacoma	WA	98402-4203	Leased	No
Total Renal Care, Inc.	Seaview	1800 Pacific South	Long Beach	WA	98631-2500	Leased	No
Total Renal Care, Inc.	Mill Creek	18001 Bothell Everett Highway	Bothell	WA	98012-1661	Leased	No
Total Renal Care, Inc.	Ranier View-WA	1822 112th Street East, Suite A	Tacoma	WA	98444	Leased	No

Sch 4.8-92

Total Renal Care, Inc.	Ellensburg	2101 West Dollarway Road	Ellensburg	WA	98926-7846	Leased	No
Total Renal Care, Inc.	Kent	21851 - 84th Avenue So.	Kent	WA	98032-1958	Leased	No
Total Renal Care, Inc.	East Wenatchee	295 - 3rd Street Ne	East Wenatchee	WA	98802-3800	Leased	No
Total Renal Care, Inc.	Olympia	315 Cooper Point Rd Nw	Olympia	WA	98502-4436	Leased	No
Total Renal Care, Inc.	Olympia	315 Cooper Point Rd Nw	Olympia	WA	98502-4436	Leased	No
Total Renal Care, Inc.	Kennewick	3208 W 19th Ave	Kennewick	WA	99337-2318	Leased	No
Total Renal Care, Inc.	North Star Reg 08 Office	3208 W 19th Ave, Suite 102	Kennewick	WA	99337	Leased	No
Total Renal Care, Inc.	Mt Adams	3220 Picard Place	Sunnyside	WA	98944-8400	Leased	No
Total Renal Care, Inc.	Team Evergreen North	32275 32nd Avenue South	Federal Way	WA	98001	Leased	Yes
Total Renal Care, Inc.	Whidbey Island	32650 State Route 20	Oak Harbor	WA	98277-2641	Leased	No
Total Renal Care, Inc.	Lakewood	5919 Lakewood Towne Center Blvd Sw #A	Lakewood	WA	98499-6513	Leased	No
Total Renal Care, Inc.	Mid Columbia	6825 Burden Blvd, Suite A	Pasco	WA	99301-9584	Leased	No
Total Renal Care, Inc.	Puyallup	716 South Hill Park Drive	Puyallup	WA	98373-1445	Leased	No
Total Renal Care, Inc.	Zillah Toppenish	823 Zillah West Road	Zillah	WA	98953-9548	Leased	No
Total Renal Care, Inc.	Vancouver	9120 NE Vancouver Mall Drive, Suite 160	Vancouver	WA	98662-9401	Leased	No
Total Renal Care, Inc.	North Star Division Office	TBD	Goldendale	WA		Leased	No
Amery Dialysis, LLC	Amery	970 Elden Ave	Amery	WI	54001-1448	Leased	No
Blake Dialysis, LLC	Milwaukee	Midtown Center, 4176 North 56th Street	Milwaukee	WI	53216-1276	Leased	No
DVA Renal Healthcare, Inc.	River Center	117 North Jefferson Street	Milwaukee	WI	53202-6160	Leased	No
DVA Renal Healthcare, Inc.	Janesville	1305 Woodman Road	Janesville	WI	53545-1068	Leased	No
DVA Renal Healthcare, Inc.	Brookfield	19395 W Capital Drive Building C	Brookfield	WI	53045-2736	Leased	No
DVA Renal Healthcare, Inc.	Wisconsin Avenue	3801 West Wisconsin Avneue	Milwaukee	WI	53208-3155	Leased	No
DVA Renal Healthcare, Inc.	Loomis Road	4120 W Loomis Road	Greenfield	WI	53221-2052	Leased	No
DVA Renal Healthcare, Inc.	Cedarburg	N52 West 6135 Mill Street	Cedarburg	WI	53012-2021	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Steelcraft	1023 W State St	Hartford	WI	53027-2726	Leased	No

Sch 4.8-93

Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Green Bay	124 Siegler Street	Green Bay	WI	42459	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	DPC Eastbrook	12720 West North Ave	Brookfield	WI	53005-4637	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc Vail Region 2	16800 West Greenfield Avenue	Brookfield	WI	53005-6864	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	DPC Metalcraft-Beaver Dam	215 Corporate Drive	Beaver Dam	WI	53916	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc King-Milwaukee	2350 North Lake Drive	Milwaukee	WI	53211-4414	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc Geiger-Cedarburg	2410 S Main St., Suite F	West Bend	WI	53012	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc Dr Jody Ritter	510 Hartbrook Drive	Hartland	WI	53029-1401	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc Giles Waukesha	N4 W23370 Bluemound Rd	Waukesha	WI	53186	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc Dr. Washburne	N84 W15787 Menomonee Ave	Menomonee Falls	WI	53051	Leased	No
Paladina Health, LLC (fka DaVita DPC Management Company, LLC)	Dpc King-Milwaukee	Prohealth Care Professional Building - New Berlin	New Berlin	WI	53211-4414	Leased	No
Renal Life Link, Inc	Titletown	120 Siegler Street	Green Bay	WI	54303-2636	Leased	No
Renal Life Link, Inc	Fox River	1910 Riverside Drive	Green Bay	WI	54301-2319	Leased	No
Renal Life Link, Inc	Northwoods	West 7305 Elm Avenue	Shawano	WI	54166-1024	Leased	Yes
Total Renal Care, Inc.	West Appleton	10130 W. Appleton Avenue	Milwaukee	WI	53225-2579	Leased	No
Total Renal Care, Inc.	Wisconsin Rapids	1041b Hill Street	Wisconsin Rapids	WI	54494-5221	Leased	No
Total Renal Care, Inc.	Sturgeon Bay	108 S 10th Ave	Sturgeon Bay	WI	54235-1802	Leased	No
Total Renal Care, Inc.	Stevens Point	1100 Meridian Drive	Plover	WI	54467-2385	Leased	No
Total Renal Care, Inc.	Meadow Lane	1120 Pine Street	Standley	WI	54768-1297	Leased	No
Total Renal Care, Inc.	Willow Creek Dialysis	1139 Warwick Way	Racine	WI	53406-5661	Leased	No
Total Renal Care, Inc.	Marshfield	123 Northridge St.	Marshfield	WI	54449-8341	Leased	No

Sch 4.8-94

Total Renal Care, Inc.	Rhinelander	1306 Lincoln St.	Rhinelander	WI	54501-3664	Leased	No
Total Renal Care, Inc.	Sheboygan	1338 North Taylor Drive	Sheboygan	WI	53081-3042	Leased	No
Total Renal Care, Inc.	Green Bay	1751 Deckner Ave	Green Bay	WI	54302-2630	Leased	No
Total Renal Care, Inc.	Grand Seasons	190 Grand Season Dr.	Waupaca	WI	54981-2200	Leased	No
Total Renal Care, Inc.	Fond Du Lac	210 Wisconsin American Dr	Fond Du Lac	WI	54937-2999	Leased	No
Total Renal Care, Inc.	Humboldt Ridge	2211 N. Humboldt Avenue	Milwaukee	WI	53212-3507	Leased	No
Total Renal Care, Inc.	Wausau	2600 Stewart Ave.	Wausau	WI	54401-1403	Leased	No
Total Renal Care, Inc.	Marinette	2706 Cahill Road	Marinette	WI	54143-3886	Leased	No
Total Renal Care, Inc.	Northern Star	311 Elm Street	Woodruff	WI	54568-9190	Leased	No
Total Renal Care, Inc.	Lake Hallie	3636 Melby Street	Eau Claire	WI	54729-8392	Leased	No
Total Renal Care, Inc.	Bay Shore	5650 N Green Bay Ave	Glendale	WI	53209-4449	Leased	No
Total Renal Care, Inc.	Bluemound At Home	601 North 99th St	Wauwatosa	WI	53226-4362	Leased	No
Total Renal Care, Inc.	Bluemound Pd	601 North 99th St	Wauwatosa	WI	53226-4362	Leased	No
Total Renal Care, Inc.	Bluemound	601 North 99th Street	Wauwatosa	WI	53226-4362	Leased	No
Total Renal Care, Inc.	Manitowoc	601 Reed Ave	Manitowoc	WI	54220-2026	Leased	No
Total Renal Care, Inc.	Prairie River	601 South Center Ave.	Merrill	WI	54452-3404	Leased	No
Total Renal Care, Inc.	Lake Geneva	650 N. Edwards Blvd.	Lake Geneva	WI	53147-4595	Leased	No
Total Renal Care, Inc.	St Croix Falls	744 Louisiana East	St. Croix Falls	WI	54024-9501	Leased	No
Total Renal Care, Inc.	South Ridge	7740 W. Layton Street	Greenfield	WI	53220-3707	Leased	No
Total Renal Care, Inc.	Harbor View Dialysis	816 6th Street	Racine	WI	53403-1176	Leased	No
Total Renal Care, Inc.	South Milwaukee	8201 S Howell Ave	Oak Creek	WI	53154-8336	Leased	No
Total Renal Care, Inc.	Oshkosh West	855 N Westhaven Dr	Oshkosh	WI	54904-7668	Leased	No
Total Renal Care, Inc.	Wautoma	900 East Division Street	Wautoma	WI	54982-6944	Leased	No
Total Renal Care, Inc.	Grand Seasons	930 Furman Drive	Waupaca	WI	54981-2200	Leased	No
Beverly Dialysis, LLC	Mountaineer	2958 Robert C. Byrd Drive	Beckley	WV	25801-4448	Leased	No
DVA Healthcare Renal Care, Inc.	Greenbrier	129 Seneca Trail	Lewisburg	WV	24901-1564	Leased	No
DVA Renal Healthcare, Inc.	Grand Central	800 Grand Central Mall	Vienna	WV	26105-4100	Leased	No
Total Renal Care, Inc.	Hillsboro	1487 North High St, Unit 1a	Hillsboro	WV	45133-8496	Leased	No
Total Renal Care, Inc.	West Virginia	300 Prosperity Lane	Logan	WV	25601-3494	Leased	No
Total Renal Care, Inc.	Point Pleasant	4683 Ohio River Road	Point Pleasant	WV	25550-9244	Leased	Yes

Sch 4.8-95

HCP
Entity	Center Name	Address	City	St	Zip	Owned/Leased	Subleased
Arizona Integrated Physicians, Inc.	Peoria Administrative Office	16155 North 83rd Avenue, Suite 201	Peoria	AZ	85382	Leased	No
HealthCare Partners, LLC	Camelback Administrative Office	4745 N. 7th Street, Suite 140	Phoenix	AZ	85014	Leased	No
HealthCare Partners, LLC	Alhambra	55 S. Raymond, Suite 200	Alhambra	CA	91801	Leased	No
HealthCare Partners, LLC	Anaheim	1236 N. Magnolia	Anaheim	CA	92801	Leased	Yes
HealthCare Partners, LLC	Arcadia	450 E. Huntington Drive	Arcadia	CA	91006	Leased	Yes
HealthCare Partners, LLC	Administrative Office	440 E. Huntington Drive	Arcadia	CA	91006	Leased	No
HealthCare Partners, LLC	Bellflower	10132-36 Rosecrans Avenue	Bellflower	CA	90706	Leased	No
HealthCare Partners, LLC	Burbank (Magnolia) 2	2211 W. Magnolia, Suite 2211	Burbank	CA	91506	Leased	No
HealthCare Partners, LLC	Carson	824 E. Carson Street, Suite 104	Carson	CA	90745	Leased	No
HealthCare Partners, LLC	Chatsworth	9301 Oakdale Avenue, Suite 200	Chatsworth	CA	91311	Leased	No
HealthCare Partners, LLC	Compton	818 W. Alondra	Compton	CA	90220	Leased	Yes
The Camden Group	Office Use	3080 Bristol Street, Suite 150	Costa Mesa	CA	92626	Leased	No
HealthCare Partners, LLC	Administrative Office	1665 Scenic Avenue	Costa Mesa	CA	92626	Leased	No
HealthCare Partners, LLC	Downey	8311 E. Florence Avenue	Downey	CA	90240	Leased	Yes
HealthCare Partners, LLC	El Monte	3144 Santa Anita Avenue	El Monte	CA	91733	Leased	No
The Camden Group	Office Use	100 N. Sepulveda, Suite 600	El Segundo	CA	90245	Leased	No
The Camden Group	Storage	100 N. Sepulveda, Unit ABL-32	El Segundo	CA	90245	Leased	No
HealthCare Partners, LLC	Fountain Valley	9930 Talbert Avenue	Fountain Valley	CA	92708	Leased	Yes
HealthCare Partners, LLC	Gardena	1045 W. Redondo Beach Blvd.	Gardena	CA	90247	Leased	No
HealthCare Partners, LLC	Gardena	1141 Redondo Beach Blvd., Suite 311	Gardena	CA	90247	Leased	Yes
HealthCare Partners, LLC	Glendale/ASMG	1808 Verdugo Blvd., Suite 305	Glendale	CA	91208	Leased	Yes
HealthCare Partners, LLC	Glendale	225 West Broadway	Glendale	CA	91204	Leased	No
HealthCare Partners, LLC	Glendora Specialty	1377 S. Grand Avenue	Glendora	CA	91740	Leased	No
HealthCare Partners, LLC	Glendora	2025 Alosta Avenue	Glendora	CA	91740	Leased	No
HealthCare Partners, LLC	Manhattan Beach	5400 Rosecrans Avenue	Hawthorne	CA	90250	Leased	No
HealthCare Partners, LLC	Huntington Beach	19066 Magnolia Avenue	Huntington Beach	CA	92646	Leased	Yes

Sch 4.8-96

HealthCare Partners, LLC	Springdale	17071 Springdale Street	Huntington Beach	CA	92649	Leased	Yes
HealthCare Partners, LLC	Talbert Surgical Associates	7677 Center Drive, Suite 104	Huntington Beach	CA	92647	Leased	No
HealthCare Partners, LLC	Huntington Park	2750 E. Slauson Avenue	Huntington Park	CA	90255	Leased	No
HealthCare Partners, LLC	Administrative Office	3333/3355 Michaelson Drive	Irvine	CA	92612	Leased	No
HealthCare Partners, LLC	La Palma	7872 Walker Street, Suite 100	La Palma	CA	90623	Leased	No
HealthCare Partners, LLC	Lakewood	3650 E. South Street, Suite 303	Lakewood	CA	90712	Leased	No
HealthCare Partners, LLC	Lakewood	5001 Lakewood Blvd.	Lakewood	CA	90712	Leased	No
HealthCare Partners, LLC	Administrative Office	14829 Hawthorne Blvd., Suites 201 & 202	Lawndale	CA	90260	Leased	No
HealthCare Partners, LLC	Willow	2600 Redondo Boulevard	Long Beach	CA	90806	Leased	Yes
HealthCare Partners, LLC	Long Beach	2699 Atlantic Avenue	Long Beach	CA	90806	Leased	No
HealthCare Partners, LLC	Long Beach Plaza	2921-2923 N. Palo Verde Avenue	Long Beach	CA	90815	Leased	No
HealthCare Partners, LLC	Long Beach Plaza	2925-2933 N. Palo Verde Avenue	Long Beach	CA	90815	Leased	Yes
HealthCare Partners, LLC	Long Beach	300 W Ocean Blvd., Suite A	Long Beach	CA	90802	Leased	No
HealthCare Partners, LLC	Long Beach	3932 Long Beach Blvd., Unit B	Long Beach	CA	90807	Leased	No
HealthCare Partners, LLC	Long Beach	4401 North Atlantic Avenue	Long Beach	CA	90807	Leased	Yes
HealthCare Partners, LLC	Long Beach Downtown	500 Alamitos Avenue	Long Beach	CA	90802	Leased	No
HealthCare Partners, LLC	Long Beach	6226 East Spring Street, Suites 100,150 & 175	Long Beach	CA	90815	Leased	Yes
HealthCare Partners, LLC	Los Alamitos	4281 Katella Avenue, Suite 220	Los Alamitos	CA	90720	Leased	No
HealthCare Partners, LLC	Los Angeles - Crenshaw	5141 Crenshaw Blvd.	Los Angeles	CA	90043	Leased	No
HealthCare Partners, LLC	Los Angeles	929 W. Olympic Blvd.	Los Angeles	CA	90015	Leased	No
HealthCare Partners, LLC	Administrative Office	1025 W. Olympic Blvd.	Los Angeles	CA	90015	Leased	Yes
HealthCare Partners, LLC	Administrative Office	1109 W. 190th Street, Unit F	Gardena	CA	90248	Leased	No
HealthCare Partners, LLC	Mission Hills	11600 Indian Hills Road, Suite 300	Mission Hills	CA	91345	Leased	No
HealthCare Partners, LLC	Monrovia	831 East Huntington Drive	Monrovia	CA	91016	Leased	No
HealthCare Partners, LLC	Montebello	2301 West Via Campo & FS5	Montebello	CA	91016	Leased	No
HealthCare Partners, LLC	Monterey Park	880 S. Atlantic Blvd.	Monterey Park	CA	91754	Leased	No
HealthCare Partners, LLC	Roscoe Tower	18350 Roscoe Blvd., Suite 207	Northridge	CA	91325	Leased	No
HealthCare Partners, LLC	Northridge	18433 Roscoe Blvd.	Northridge	CA	91325	Leased	No
HealthCare Partners, LLC	Roscoe Tower West	18546 Roscoe Blvd., Suites 300 & 307	Northridge	CA	91325	Leased	No

Sch 4.8-97

HealthCare Partners, LLC	Pasadena/ASMG	301 S. Fair Oaks, Suite 101	Pasadena	CA	91105	Leased	No
HealthCare Partners, LLC	Pasadena/ASMG	301 S. Fair Oaks, Suite 301	Pasadena	CA	91105	Leased	No
HealthCare Partners, LLC	Pasadena - ICC	401 S. Fair Oaks	Pasadena	CA	91105	Leased	No
HealthCare Partners, LLC	Pasadena-OB/GYN	50 Alessandro Place, Suite 440	Pasadena	CA	91105	Leased	No
HealthCare Partners, LLC	Pasadena - Dermatology	50 Bellefontaine Street, Suite 104	Pasadena	CA	91105	Leased	No
HealthCare Partners, LLC	Pasadena Main	675 S. Arroyo Pkwy Pasadena	Pasadena	CA	91105	Leased	No
HealthCare Partners, LLC	Glen Oaks	988 S. Fair Oaks Avenue	Pasadena	CA	91105	Leased	No
HealthCare Partners, LLC	Sunny Bay Pharmacy	502 Torrance Blvd.	Redondo Beach	CA	90277	Owned	Yes
HealthCare Partners, LLC	Redondo Beach	601 Torrance Blvd.	Redondo Beach	CA	90277	Owned	Yes
HealthCare Partners, LLC	San Pedro	1294 W. 6th Street, Suite 200	San Pedro	CA	90732	Leased	No
HealthCare Partners, LLC	Santa Ana	1002 N. Fairview Street	Santa Ana	CA	92703	Leased	No
HealthCare Partners, LLC	Temple City/Las Tunas	9810 Las Tunas Drive	Temple City	CA	91780	Leased	No
HealthCare Partners, LLC	Torrance	19148 South Van Ness Avenue	Torrance	CA	90504	Leased	No
HealthCare Partners, LLC	Torrance	2228 W. Sepulveda Blvd.	Torrance	CA	90501	Leased	No
HealthCare Partners, LLC	Torrance	23430 Hawthorne, Suite 100	Torrance	CA	90505	Leased	No
HealthCare Partners, LLC	Torrance	23430 Hawthorne, Suite 105	Torrance	CA	90505	Leased	No
HealthCare Partners, LLC	Torrance	3242 Sepulveda Blvd.	Torrance	CA	90505	Owned	No
HealthCare Partners, LLC	Torrance	3565 Del Amo Blvd. (Specialty Site)	Torrance	CA	90503	Leased	Yes
HealthCare Partners, LLC	Administrative Office	19601 Mariner Avenue	Torrance	CA	90503	Leased	No
HealthCare Partners, LLC	Administrative Office	2761 Plaza Del Amo	Torrance	CA	90503	Leased	No
HealthCare Partners, LLC	Administrative Office	22301 S. Western Avenue	Torrance	CA	90501	Leased	No
HealthCare Partners, LLC	Administrative Office	19191 S. Vermont Avenue Suites 200, 350, 565, 750	Torrance	CA	90502	Leased	No
HealthCare Partners, LLC	Administrative Office	2160 W. 190th Street	Torrance	CA	90501	Leased	No
HealthCare Partners, LLC	Administrative Office	2158 W. 190th Street	Torrance	CA	90501	Leased	No
HealthCare Partners, LLC	Administrative Office	2150 W. 190th Street	Torrance	CA	90501	Leased	No
HealthCare Partners, LLC	Administrative Office	19191 S. Vermont Avenue, Suite 540	Torrance	CA	90502	Leased	No
HealthCare Partners, LLC	Administrative Office	20280 S. Vermont Avenue	Torrance	CA	90502	Leased	No
HealthCare Partners, LLC	Tujunga	6673 Foothill Blvd	Tujunga	CA	91042	Leased	No
HealthCare Partners, LLC	Tustin	14591 Newport Avenue, Suite 206	Tustin	CA	97280	Leased	No

Sch 4.8-98

HealthCare Partners, LLC	Santa Clarita/Valencia	23501 Cinema Drive	Valencia	CA	91355	Leased	No
HealthCare Partners, LLC	Van Nuys	14600 Sherman Way, Suite 300	Van Nuys	CA	91405	Leased	No
HealthCare Partners, LLC	West Hills	7301 Medical Center Drive, Suite 500	West Hills	CA	91307	Leased	No
JSA Healthcare Corporation	Orlando Satellite	217 N. Westmonte Drive, Suite 1005	Altamonte Springs	FL	32714	Leased	No
JSA Healthcare Corporation	North Westmonte	220 N. Westmonte Drive, Suite B	Altamonte Springs	FL	32714	Leased	No
JSA Healthcare Corporation	Apopka Family Medicine	201 N. Park Avenue, Suite 200	Apopka	FL	32703	Leased	No
JSA Healthcare Corporation	Riverfront	2424 W. Manatee Avenue, Suite 100	Bradenton	FL	34205	Leased	No
JSA Healthcare Corporation	Bradenton	5534 Cortez Road West	Bradenton	FL	34210	Leased	No
JSA Healthcare Corporation	Valrico	1082 E. Brandon Blvd.	Brandon	FL	33511	Leased	No
JSA Healthcare Corporation	Brandon	1933 W. Lumsden Road	Brandon	FL	33511	Leased	No
JSA Healthcare Corporation	Brandon Pharmacy	1933 W. Lumsden Road	Brandon	FL	33511	Leased	No
JSA Healthcare Corporation	Woodlands	2326 S. Parsons Avenue	Brandon	FL	33510	Leased	No
JSA Healthcare Corporation	Bloomingdale	406 W. Bloomingdale Avenue	Brandon	FL	33511	Leased	No
JSA Healthcare Corporation	Oak Park	427 South Parsons Avenue, Suite 118	Brandon	FL	33511	Leased	No
JSA Healthcare Corporation	Parsons	908 South Parsons Avenue, Suite A	Brandon	FL	33511	Leased	No
JSA Healthcare Corporation	Lamar Avenue	605 Lamar Avenue	Brooksville	FL	34601	Leased	No
JSA Healthcare Corporation	Fort Harrison	1100 S. Fort Harrison	Clearwater	FL	33756	Leased	No
JSA Healthcare Corporation	Ponce Deleon	1180 Ponce De Leon Blvd., Suite 401	Clearwater	FL	33756	Leased	No
JSA Healthcare Corporation	Gulf to Bay	1660 Gulf to Bay Blvd., Suite 137	Clearwater	FL	33755	Leased	No
JSA Healthcare Corporation	Clearwater	2465 McMullen Booth Road	Clearwater	FL	33759	Leased	No
JSA Healthcare Corporation	Clermont/South Lakes	1920 Don Wickham Drive, Suite 300	Clermont	FL	34711	Leased	No
Healthcare Partners of South Florida	Administrative Office	1401 N. University Drive, Suite 401	Coral Springs	FL	33071	Leased	No
Healthcare Partners of South Florida	Rosalyn J. Norensbureg	8327 W. Atlantic Blvd.	Coral Springs	FL	33071	Leased	Yes
Healthcare Partners of South Florida	Dr. Jablon	8328 W. Atlantic Blvd.	Coral Springs	FL	33071	Leased	Yes
Healthcare Partners of South Florida	Coral Springs	9750 NW 33rd St, Suite 212	Coral Springs	FL	33065	Leased	No
JSA Healthcare Corporation	Dunedin	1460 Beltress Street, Suite 1	Dunedin	FL	34698	Leased	No
JSA Healthcare Corporation	Virginia St	646 Virginia Street, Suite 427	Dunedin	FL	34698	Leased	No
JSA Healthcare Corporation	Administrative Office	1102 S. Ft Harrison Avenue	Fort Harrison	FL	33756	Leased	No
JSA Healthcare Corporation	Holiday	3314 US Highway 19	Holiday	FL	34691	Leased	No
JSA Healthcare Corporation	Lake Mary Family Medicine	109 Timberlachen Circle	Lake Mary	FL	32746	Leased	No

Sch 4.8-99

JSA Healthcare Corporation	Largo Pharmacy	11920 Seminole Blvd	Largo	FL	33788	Leased	No
JSA Healthcare Corporation	Largo	1345 W. Bay Drive, Suite 202	Largo	FL	33770	Leased	No
JSA Healthcare Corporation	Bryan Dairy	8839 Bryan Dairy Road, Suite 115	Largo	Fl	33777	Leased	No
JSA Healthcare Corporation	Associated Family Medicine Sabal Palm	320 Sabal Palm Suite 200	Longwood	FL	32779	Leased	No
JSA Healthcare Corporation	Administrative Office	320 Sabal Palm Suite 300	Longwood	FL	32779	Leased	No
JSA Healthcare Corporation	South Seminole Family Medicine	515 W. State Road 434, Suite 110	Longwood	FL	32750	Leased	No
JSA Healthcare Corporation	Lutz	23532 State Road 54	Lutz	FL	33559	Leased	No
Healthcare Partners of South Florida	Margate	2825 North State Road 7, Suite 204	Margate	FL	33063	Leased	No
JSA Healthcare Corporation	New Port Richey Rx	4757 US 19	New Port Richey	FL	34652	Leased	No
JSA Healthcare Corporation	New Port Richey	4759 US 19	New Port Richey	FL	34652	Leased	No
JSA Healthcare Corporation	Hunter’s Creek	2000 Cypress Crossing, Suite A	Orlando	FL	32837	Leased	No
JSA Healthcare Corporation	West Colonial	7240 W. Colonial Drive	Orlando	FL	32818	Leased	No
JSA Healthcare Corporation	Lucerne	810 Lucerne Terrace	Orlando	FL	32801	Owned	No
JSA Healthcare Corporation	Park Place	882 S. Kirkman Road	Orlando	FL	32811	Leased	No
JSA Healthcare Corporation	Palm Harbor	2122 Alternate 19, Suite B	Palm Harbor	FL	34683	Leased	No
JSA Healthcare Corporation	Palmetto	931 Tenth Street East	Palmetto	FL	34221	Leased	No
JSA Healthcare Corporation	Parrish	8342 US Hwy 301 North	Parrish	FL	34219	Leased	No
JSA Healthcare Corporation	Mainlands	9165 US Hwy 19 North	Pinellas Park	FL	33782	Leased	No
JSA Healthcare Corporation	Plant City	1001 E. Baker Street, Suite 400	Plant City	FL	33563	Leased	No
JSA Healthcare Corporation	Port Richey	10435 US Hwy 19	Port Richey	FL	34668	Leased	No
JSA Healthcare Corporation	Saint Cloud	2301 13th Street	Saint Cloud	FL	34769	Leased	No
JSA Healthcare Corporation	Northside Family Practice	1718 Lexington Green Lane	Sanford	FL	32771	Leased	No
JSA Healthcare Corporation	Sanford	920 Lexington Green Lane	Sanford	FL	32771	Leased	No
JSA Healthcare Corporation	Seffner (M.L. King)	770 Dr. MLK Jr. Blvd.	Seffner	FL	33584	Leased	No
JSA Healthcare Corporation	Administrative Office	10051 5th Street North, Suite 200	St. Petersburg	FL	33702	Leased	No
JSA Healthcare Corporation	Skyway	1100 62nd Avenue South	St. Petersburg	FL	33705	Leased	No
JSA Healthcare Corporation	49th Street	2150 49th Street North, Suite A	St. Petersburg	FL	33710	Leased	No
JSA Healthcare Corporation	Bayway	2816 54th Avenue South	St. Petersburg	FL	33712	Leased	No
JSA Healthcare Corporation	Marina Village	4901 34th Street South	St. Petersburg	FL	33771	Leased	No
JSA Healthcare Corporation	Pasadena	508 Pasadena Avenue South	St. Petersburg	FL	33707	Leased	No

Sch 4.8-100

JSA Healthcare Corporation	Point Brittany	5101 Brittany Drive South	St. Petersburg	FL	33715	Leased	No
JSA Healthcare Corporation	Tyrone Gardens	5838 9th Avenue North	St. Petersburg	FL	33710	Leased	No
JSA Healthcare Corporation	Gateway Pcc	710 94th Avenue North	St. Petersburg	FL	33702	Leased	No
JSA Healthcare Corporation	9th Street Pharmacy	7601 Dr. MLK Jr. Street North, Suite C	St. Petersburg	FL	33702	Leased	No
JSA Healthcare Corporation	9th Street	7601 Dr. MLK Jr. Street North, Suite E	St. Petersburg	FL	33702	Leased	No
JSA Healthcare Corporation	Tyrone	7655 38th Avenue North, Suite 101	St. Petersburg	FL	33710	Leased	No
JSA Healthcare Corporation	Pinellas Park	7800 66th Street North, Suite 101	St. Petersburg	FL	33781	Leased	No
JSA Healthcare Corporation	Northeast	8950 Dr. MLK Jr. Street North	St. Petersburg	FL	33702	Leased	No
JSA Healthcare Corporation	Cypress Creek	781 Cypress Village Blvd.	Sun City	FL	33573	Leased	No
JSA Healthcare Corporation	Sun City	787 Cortaro Drive	Sun City	FL	33573	Leased	No
JSA Healthcare Corporation	North Tampa	14451 University Cove Place	Tampa	FL	33613	Leased	No
JSA Healthcare Corporation	City Ctr - Retail Pharmacy	2727 W. Dr. MLK Jr. Blvd., Ste 100	Tampa	FL	33607	Leased	No
JSA Healthcare Corporation	City Center	2727 W. Dr. MLK Jr. Blvd., Ste 850	Tampa	FL	33607	Leased	No
JSA Healthcare Corporation	Hyde Park	2835 W. De Leon Street, Suite 203	Tampa	FL	33609	Leased	No
JSA Healthcare Corporation	Quimbayo	3201 W. Waters Avenue, Suite A	Tampa	FL	33614	Leased	No
JSA Healthcare Corporation	Fountain Oaks	3663 W. Waters Avenue	Tampa	FL	33614	Leased	No
JSA Healthcare Corporation	Palma Ceia	3838 Neptune Avenue, Suite D5	Tampa	FL	33629	Leased	No
JSA Healthcare Corporation	Sheldon	5537 Sheldon Road, Suite K	Tampa	FL	33615	Leased	No
JSA Healthcare Corporation	Silver Lakes	7524 N. Himes Avenue	Tampa	FL	33614	Leased	No
JSA Healthcare Corporation	Hanley Road	8316 Hanley Road, Suite 1	Tampa	FL	33634	Leased	No
JSA Healthcare Corporation	Tarpon South	1200 S. Pinellas Avenue, Suite 11	Tarpon Springs	FL	34689	Leased	No
JSA Healthcare Corporation	Tarpon Springs	713 S. Pinellas Avenue, Suite A-1	Tarpon Springs	FL	34689	Leased	No
JSA Healthcare Corporation	South Dillard	1002 S. Dillard Street, Suite 122	Winter Garden	FL	34787	Leased	No
JSA Healthcare Corporation	Tuskawilla Family Medicine	1301 Sundial Point	Winter Springs	FL	32708	Leased	No
JSA Healthcare Corporation	Zephyrhills	5528 Gall Blvd	Zephyrhills	FL	33542	Leased	No
Healthcare Partners of Georgia	West End	1188 Ralph David Abernathy Blvd.	Atlanta	GA	30310	Leased	No
Healthcare Partners of Georgia	Boulevard	315 Boulevard NE	Atlanta	GA	30312	Leased	No
The Camden Group	Office Use	155 N. Wacker Drive, Suite 3660	Chicago	IL	60606	Leased	No
The Camden Group	Office Use	155 Federal Street	Boston	MA	02110	Leased	No
ABQ Health Partners, LLC	Tramway Clinic	13071 Encantado NE	Albuquerque	NM	87123	Owned	Yes

Sch 4.8-101

ABQ Health Partners, LLC	Juan Tabo North Clinic	2121 Juan Tabo NE	Albuquerque	NM	87112	Owned	Yes
ABQ Health Partners, LLC	Carlisle Clinic	3901 Carlisle NE	Albuquerque	NM	87107	Owned	Yes
ABQ Health Partners, LLC	Quest Diagnostics Incorporated	5150 Journal Center Blvd.	Albuquerque	NM	87109	Owned	Yes
ABQ Health Partners, LLC	Journal Center Clinic, Urgent Care	5150 Journal Center Blvd.	Albuquerque	NM	87109	Owned	Yes
ABQ Health Partners, LLC	Administrative Office	5400 Gibson Blvd. SE	Albuquerque	NM	87108	Leased	No
ABQ Health Partners, LLC	Family Practice/Ortho/Podiatry Clinics	10511 Golf Course Rd NW, Suite #103	Albuquerque	NM	87114	Leased	No
ABQ Health Partners, LLC	ENT/Audiology Clinic	10511 Golf Course Rd NW, Suite #105	Albuquerque	NM	87114	Leased	No
ABQ Health Partners, LLC	Urology Clinic	10511 Golf Course Rd NW, Suite #201	Albuquerque	NM	87114	Leased	No
ABQ Health Partners, LLC	Pain Clinic	10511 Golf Course Rd NW, Suite #202	Albuquerque	NM	87114	Leased	No
ABQ Health Partners, LLC	General Surgery	10511 Golf Course Rd NW, Suite #203	Albuquerque	NM	87114	Leased	No
ABQ Health Partners, LLC	OB/GYN	10511 Golf Course Rd NW, Suite #204	Albuquerque	NM	87114	Leased	No
ABQ Health Partners, LLC	Rio Rancho Family, Pediatrics & Urgent Care	1721 Rio Rancho Blvd.	Albuquerque	NM	87124	Leased	Yes
ABQ Health Partners, LLC	Juan Tabo South Family Clinic	1901 Juan Tabo NE	Albuquerque	NM	87112	Leased	No
ABQ Health Partners, LLC	Rio Bravo Clinic	200 Rio Bravo SE	Albuquerque	NM	87105	Leased	Yes
ABQ Health Partners, LLC	OB/GYN	4010 Montgomery NE	Albuquerque	NM	87109	Leased	No
ABQ Health Partners, LLC	Sleep Center	4700 Jefferson St NE	Albuquerque	NM	87109	Leased	No
ABQ Health Partners, LLC	Westside Cardiology & Pulmonary	4801 McMahon	Albuquerque	NM	87114	Leased	No
ABQ Health Partners, LLC	Pain Clinic	5310 Homestead Rd NE, Suite 201	Albuquerque	NM	87110	Leased	No
ABQ Health Partners, LLC	Montgomery Family Clinic & Urgent Care	9101 Montgomery Blvd. NE	Albuquerque	NM	87111	Leased	Yes
ABQ Health Partners, LLC	Pulmonary	Downtown - 500 Walter, 2nd Floor	Albuquerque	NM	87102	Leased	No
ABQ Health Partners, LLC	Clinical Thrombosis	Downtown - 500 Walter, 3rd Floor	Albuquerque	NM	87102	Leased	No
ABQ Health Partners, LLC	Cardiology	Downtown - 500 Walter, 4th Floor	Albuquerque	NM	87102	Leased	No
ABQ Health Partners, LLC	General Surgery & Vascular	Downtown - 715 Martin Luther King, 3rd Flr	Albuquerque	NM	87102	Leased	No
ABQ Health Partners, LLC	Westside Clinic	Executive West Building, 2929 Coors Blvd. NW	Albuquerque	NM	87120	Leased	No
HealthCare Partners Nevada, LLC		595 W. Lake Mead Pkwy	Henderson	NV	89015	Owned	No
HealthCare Partners Nevada, LLC	SMG-Corp; N Rainbow	1000 S. Rainbow Blvd.	Las Vegas	NV	89145	Owned	No

Sch 4.8-102

JSA Healthcare Corporation	Administrative Office	700 E. Warm Springs, Suite110	Las Vegas	NV	89119	Leased	No
JSA Healthcare Corporation	Administrative Office	770 E. Warm Springs, Suite 260	Las Vegas	NV	89119	Leased	No
JSA Healthcare Corporation	Administrative Office	770 E. Warm Springs, Suite 240	Las Vegas	NV	89119	Leased	No
JSA Healthcare Corporation	Administrative Office	700 E. Warm Springs, Suite 280	Las Vegas	NV	89119	Leased	No
JSA Healthcare Corporation	Administrative Office	650 White Drive, Suite 280	Las Vegas	NV	89119	Leased	No
JSA Healthcare Corporation	Administrative Office	2951 Marion Drive	Las Vegas	NV	89115	Leased	No
HealthCare Partners Nevada, LLC	IT Server Storage	7185 Pollock Drive	Las Vegas	NV	89119	Leased	No
HealthCare Partners Nevada, LLC	Parkway-Clinic	100 N. Green Valley Pkwy, Suite 240	Henderson	NV	89074	Leased	No
HealthCare Partners Nevada, LLC	Cardiology - Summerlin-Clinic	10105 Banburry Cross Drive, Suite 250	Las Vegas	NV	89144	Leased	No
RMCC Cancer Center	HWY 160-Clinic	1151 S. Hwy 160	Boulder City	NV	89005	Leased	No
HealthCare Partners of Nevada	W Calvada; Diagnostics	1279 Calvada (Trailer)	Pahrump	NV	89048	Leased	No
HealthCare Partners of Nevada	W Calvada; Diagnostics	1280 Calvada	Pahrump	NV	89048	Leased	No
JSA Healthcare Corporation	Henderson-Clinic	129 W. Lake Mead, Suite 10	Henderson	NV	89015	Leased	No
HealthCare Partners Nevada, LLC	NV Hwy-Clinic	1297 Nevada Highway, Suite A	Las Vegas	NV	89005	Leased	Yes
JSA Healthcare Corporation	Golden Triange-Clinic	1302 W. Craig Road	Las Vegas	NV	89032	Leased	No
JSA Healthcare Corporation	Galleria-Clinic	1397 Galleria Drive	Henderson	NV	89014	Leased	No
HealthCare Partners of Nevada	Redrock Peds	1430 E. Calvada, Suite 200	Henderson	NV	89074	Leased	No
Medical Systems Management, a Nevada Professional Corp./JSAHC (Sublease)	E Calvada-Clinic	1501 E. Calvada	Pahrump	NV	89048	Leased	Yes
Fremont Primary Care Limited Partnership	Wigwam-Clinic	1505 Wigwam Pkwy, Suite 230	Henderson	NV	89074	Leased	No
JSA Healthcare Corporation	Buffalo-Clinic	1700 N. Buffalo Drive	Las Vegas	NV	89128	Leased	No
HealthCare Partners of Nevada	Summerlin-Clinic	2035 Village Center Circle, Suite 111	Las Vegas	NV	89134	Leased	No
HealthCare Partners of Nevada	Virgin Valley	210 N. Sandhill	Mesquite	NV	89027	Leased	No
HealthCare Partners of Nevada	Civic Center-Clinic	2225 Civic Center Drive	N. Las Vegas	NV	89030	Leased	No
HealthCare Partners of Nevada	UC;Endo;Derma 1/3	2285 E. Flamingo Road, Suite 105	Las Vegas	NV	89119	Leased	No
HealthCare Partners of Nevada	Pecos-Clinic	283 N. Pecos Road	Henderson	NV	89074	Leased	No
JSA Professional Association	Siena-Clinic	2825 Siena Heights Drive	Henderson	NV	89052	Leased	No
HealthCare Partners of Nevada	Tenaya-Clinic	2851 Business Park Court, Suite 100	Las Vegas	NV	89128	Leased	No
Fremont Primary Care Limited Partnership	Oncology - Tenaya	2851 N. Tenaya, Suite 101	Las Vegas	NV	89128	Leased	No
HealthCare Partners of Nevada	Cardiology - Green Valley; Corp/Clinic	2865 Siena Heights, Suite 331	Henderson	NV	89052	Leased	No

Sch 4.8-103

Fremont Primary Care Limited Partnership	Oncology - Maryland	3006 South Maryland	Las Vegas	NV	89109	Leased	No
HealthCare Partners of Nevada	Cardiology - La Canada-Clinic	3131 La Canada, Suite 200	Las Vegas	NV	89169	Leased	No
JSA Healthcare Corporation	Tenaya Peds-Clinic	3150 N. Tenaya, Suite 260	Las Vegas	NV	89128	Leased	No
Fremont Primary Care Limited Partnership	Sunrise-Clinic	3201 S. Maryland Pkwy	Las Vegas	NV	89109	Leased	No
HealthCare Partners of Nevada	Desert View	330 South Lola Lane	Pahrump	NV	89048	Leased	No
Fremont Primary Care Limited Partnership	W Craig	3960 W. Craig Road, Suite 101	N. Las Vegas	NV	89032	Leased	No
JSA Healthcare Corporation	Valley-Clinic	400 Shadow Lane, Suite 207	Las Vegas	NV	89106	Leased	No
JSA Healthcare Corporation	Flamingo	4275 S. Burnham, Suite 105	Las Vegas	NV	89119	Leased	No
JSA Healthcare Corporation	Burnham-Clinic	4275 S. Burnham, Suite 255	Las Vegas	NV	89119	Leased	No
JSA Healthcare Corporation	Cardiology Burnham	4275 S. Burnham, Suite 335	Las Vegas	NV	89119	Leased	No
JSA Healthcare Corporation	Central Valley-Clinic	4275 S. Burnham, Suite 365	Las Vegas	NV	89119	Leased	No
Fremont Primary Care Limited Partnership	Oncology - Centennial	4722 N. 24th, Suite 400	Las Vegas	NV	89149	Leased	No
JSA Healthcare Corporation	Wynn-Clinic	4880 S. Wynn Road	Las Vegas	NV	89103	Leased	Yes
HealthCare Partners of Nevada	Lone Mountain-Clinic	4920 Lone Mountain	Las Vegas	NV	89130	Leased	No
JSA Healthcare Corporation	Spring Valley-Clinic	5320 S. Rainbow, Suite 101	Las Vegas	NV	89118	Leased	No
Solari Hospice Care, LLC/HealthCare Partners Nevada, LLC	Solari Hospice	5530 South Jones Blvd.	Las Vegas	NV	89118	Leased	No
JSA Healthcare Corporation	Durango-Clinic	5575 S. Durango	Las Vegas	NV	89148	Leased	No
JSA Healthcare Corporation	Medical Group - Corp; WR-Clinic/Admin	600 N. Whitney Ranch, Suits B6, B9	Henderson	NV	89014	Leased	No
HealthCare Partners of Nevada	Centennial Hills-Clinic	6850 N. Durango Drive, Suite 208	Las Vegas	NV	89149	Leased	No
HealthCare Partners of Nevada (Sublesee)	Cardiology - Centennial Hills-Clinic	6850 N. Durango Drive, Suite 211	Las Vegas	NV	89149	Leased	No
JSA Healthcare Corporation	Nellis-Clinic	821 N. Nellis	Las Vegas	NV	89110	Leased	No
Fremont Primary Care Limited Partnership	Oncology - San Martin	8285 W. Arby, Suite 100	Las Vegas	NV	89113	Leased	No
JSA Healthcare Corporation	Green Valley-Clinic	9077 S. Pecos Road, Suite 4500	Las Vegas	NV	89074	Leased	No
HealthCare Partners of Nevada	Cardiology-Clinic	9280 W. Sunset Road, Suite 320	Las Vegas	NV	89148	Leased	No
HealthCare Partners of Nevada	Southern Hills-Clinic	9280 W. Sunset Road, Suite 420	Las Vegas	NV	89148	Leased	No
Fremont Primary Care Limited Partnership	W Charleston-Clinic	9499 W. Charleston Blvd., Suite 150	Las Vegas	NV	89117	Leased	No
The Camden Group	Office Use	1882 S. Winton Road, Suite 8	Rochester	NY	14618	Leased	No

Sch 4.8-104

Schedule 7.1(c)

Existing Liens

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number	Collateral Description
ABQ Health Partners, LLC	Delaware	Creekridge Capital LLC	11/8/2007 and continued on 09/12/2012	20074265491	Leased Equipment
ABQ Health Partners, LLC	Delaware	De Lage Landen Financial Services, Inc.	9/24/2008 and continued on 09/04/2013	20083236385	Specific Equipment.
ABQ Health Partners, LLC	Delaware	KONICA MINOLTA BUSINESS SOLUTIONS USA INC	9/21/2012	20123645704	Leased Equipment
ABQ Health Partners, LLC	Bernalillo County, New Mexico	Audrey Neuson-Medina, Plaintiff	1/21/2009	D-202-CV-2009-00546	Civil Law Suit
DaVita HealthCare Partners Inc.	Delaware	North American Communications Resource, Inc.	10/23/2013	2013 4151305	Leased Equipment
DaVita HealthCare Partners Inc.	Delaware	North American Communications Resource, Inc.	10/23/2013	2013 4151495	Leased Equipment
DaVita HealthCare Partners Inc.	Delaware	Lease Corporation of America	3/3/2014	2014 0802249	Leased Equipment
DaVita HealthCare Partners Inc.	Delaware	Apple Financial Services	5/8/2014	2014 1811777	Leased Equipment
DaVita HealthCare Partners Inc.	Delaware	U.S. Bank Equipment Finance	5/15/2014	2014 1933209	Specific Equipment
DaVita HealthCare Partners Inc.	Delaware	U.S. Bank Equipment Finance	5/15/2014	2014 1933233	Specific Equipment
DaVita HealthCare Partners Inc.	Delaware	Apple Financial Services	5/28/2014	2014 2070522	Leased Equipment
DaVita HealthCare Partners Inc.	Delaware	U.S. Bank Equipment Finance	5/30/2014	2014 2121788	Specific Equipment
DaVita HealthCare Partners Inc.	Delaware	Apple Financial Services	3/3/2014	2014 2142206	Leased Equipment

DNH MEDICAL MANAGEMENT, INC.	California	Webbank	7/9/2012	12-7320028267	Leased Equipment
DVA Healthcare Renal Care, Inc.	Nevada	U.S. Bancorp	12/30/2011	2011035141-4	Specific Equipment
DVA Healthcare Renal Care, Inc.	Nevada	U.S. Bancorp	2/15/2012	2012004204-3	Specific Equipment
DVA Renal Healthcare, Inc.	Tennessee	Macquarie Equipment Finance, LLC	03/28/2008 and continued on 02/27/2013	208-015426	Leased Equipment
DVA Renal Healthcare, Inc.	Tennessee	US Bancorp	10/8/2010	310-059773	Specific Equipment
DVA Laboratory Services, Inc.	Florida	Siemens Healthcare Diagnostics Inc.	3/22/2010	201002208422	Specific Equipment
HealthCare Partners Nevada, LLC and Frank Toppo MD Inc.	Nevada	Baycap, LLC	2/5/2010)	2010003258-1	Specific Equipment.
HealthCare Partners Nevada, LLC	Nevada	Les Olson Company	8/7/2012	2012021267-6	Specific Equipment.
HealthCare Partners Nevada, LLC	Nevada	Cardinal Health	5/29/2013	2013013696-7	Equipment finance and lien
HealthCare Partners, LLC	California	Amerisourcebergen Drug Corporation	2/25/2011	11-7261836388	Equipment finance and lien
JSA HealthCare Corporation	Delaware	ASD Speciality Healthcare Inc.	10/16/2013	2013 4061298	Equipment finance and lien
Physicians Management, LLC	Delaware	Var Resources, Inc.	11/2/2009	2009 3155076	Leased Equipment
Renal Treatment Centers – Southeast LP	Delaware	Macquarie Equipment Finance, LLC	03/27/2008 and continued on 03/26/2013	2008 1075983	Leased Equipment
RMS Lifeline, Inc.	Delaware	Summit Funding Group, Inc.	3/20/2014	2014 1221720	Leased Equipment
Total Renal Care, Inc.	California	Macquarie Equipment Finance, LLC	03/27/2008 and continued on 02/26/2013	08-7152082265	Leased Equipment
Total Renal Laboratories, Inc.	Florida	Leaf Funding, Inc.	09/24/2004 and continued on 03/31/2009	200407942562	Specific Equipment
Total Renal Laboratories, Inc.	Florida	Siemens Healthcare Diagnostics Inc.	6/18/2013	201308280619	Specific Equipment

Sch 7.1(c)-2

DaVita-3SBio Healthcare Management (Liaoning) Co., Ltd.	China	Liaoning Sunshine Science and Technology Co,.Ltd	2/9/14	Note
Basin Dialysis, LLC	Ohio	Blackhawk Bank	8/2013	Note
Clover Dialysis, LLC	California	City National Bank	7/2014	Note
Cowell Dialysis, LLC	Illinois	Blackhawk Bank	2/2013	Note
Damon Dialysis, LLC	Indiana	Blackhawk Bank	8/2011	Note
DaVita Lehbi Cayman	Cayman Islands	Dr. Ali Mohammed Hamdan Allehbi	3/19/13	Note
Dialysis of Northern Illinois, LLC	Illinois	Blackhawk Bank	6/2011	Note
Dolores Dialysis, LLC	California	Well Fargo Equipment Finance	1/2012	Note
DSI Plainfield, LLC	Indiana	National Bank of Inianapolis	1/2011	Note
East Ft Lauderdale, LLC	Florida	City National Bank	5/2013	Note
Four Corners Dialysis Clinics	New Mexico	Four Corners Community Bank	10/2011	Note
Geyser Dialysis, LLC	Iowa	City National Bank	6/2013	Note
Golden Dialysis, LLC	Texas	City National Bank	8/2013	Note
Goldendale Dialysis, LLC	Georgia	City National Bank	8/2013	Note
Great Dialysis, LLC	Texas	JPMorgan	7.2011	Note
Greater Las Vegas Dialysis, LLC	Nevada	City National Bank	12/2012	Note
Honeyman Dialysis, LLC	Iowa	Blackhawk Bank	12/2013	Note
DSI Spring Valley, LLC (was ISD)	Nevada	City National Bank	4/2013	Note
Lathrop Dialysis, LLC	Texas	City National Bank	5/2013	Note
Leaseburg Dialysis, LLC	Missouri	Blackhawk Bank	12/2011	Note
Lincolnton Dialysis, LLC	Minnesota	City National Bank	4/2014	Note
Loup Dialysis, LLC	Missouri	Parkside Dinancial Bank & Trust	4/2012	Note
Okanogan Dialysis, LLC	Florida	City National Bank	5/2013	Note
Palmetto Dialysis, LLC	Missouri	Parkside Dinancial Bank & Trust	4/2012	Note
Patoka Dialysis, LLC	Florida	Blackhawk Bank	4/2013	Note
Pearl Dialysis, LLC	Minnesota	City National Bank	12/2013	Note
Pittsburgh Dialysis, LLC	Pennsylvania	Colorado Business Bank DTC	12/2012	Note
Priday Dialysis, LLC	California	City National Bank	5/2013	Note
Redcliff Dialysis, LLC	New Jersey	City National Bank	12/2013	Note
Rio Dialysis, LLC	Minnesota	Blackhawk Bank	10/2011	Note
Russel Dialysis, LLC	Texas	City National Bank	5/2012	Note
Sands Dialysis, LLC	Florida	Blackhawk Bank	2/2012	Note
Sapelo Dialysis, LLC	California	City National Bank	5/2014	Note
Dr. Ali Lehbi Medical Center (aka Ali Mohammed Al Lehbi Medical Center Company)	Saudi Arabia	Saudi Credit & Savings Bank	5/14/08	Note

Sch 7.1(c)-3

Shone Dialysis, LLC	Georgia	Well Fargo Equipment Finance	5/2014	Note
Townsend	Florida	City National Bank	12/2013	Note
Tugman Dialysis, LLC	Missouri	Parkside Dinancial Bank & Trust	4/2012	Note
Tumalo Dialysis, LLC	Texas	Bank of Texas	9/2011	Note
Victory Dialysis, LLC	Maryland	Colorado Business Bank DTC	4/2011	Note
Villanueva Dialysis, LLC	California	City National Bank	2/2013	Note
Walker Dialysis, LLC	California	Umpqua Bank	6/2011	Note

Liens with respect to operating leases and equipment financings incurred by each of the Subsidiaries.

Sch 7.1(c)-4

Schedule 7.2(b)

Existing Debt as of 5/31/141

Bank / Institution	Entity	Type	Amount
Colorado Business Bank DTC	Victory Dialysis, LLC	Note	$963,026
Well Fargo Equipment Finance	Dolores Dialysis, LLC	Note	$1,457,106
Well Fargo Equipment Finance	Shone Dialysis, LLC	Note	$1,380,000
Umpqua Bank	Walker Dialysis, LLC	Note	$4,147,665
JPMorgan	Great Dialysis, LLC	Note	$1,180,000
Four Corners Community Bank	Four Corners Dialysis Clinics	Note	$423,061
National Bank of Indianapolis	DSI Plainfield, LLC	Note	$60,000
Parkside Financial Bank & Trust	Palmetto Dialysis, LLC	Note	$640,316
Parkside Financial Bank & Trust	Loup Dialysis, LLC	Note	$1,219,140
Parkside Financial Bank & Trust	Tugman Dialysis, LLC	Note	$859,864
Bank of Texas	Tumalo Dialysis, LLC	Note	$273,226
Blackhawk Bank	Dialysis of Northern Illinois, LLC	Note	$233,081
Blackhawk Bank	Honeyman Dialysis, LLC	Note	$1,936,392
Blackhawk Bank	Leaseburg Dialysis, LLC	Note	$2,019,882
Blackhawk Bank	Rio Dialysis, LLC	Note	$494,129
Blackhawk Bank	Sands Dialysis, LLC	Note	$1,208,967
Blackhawk Bank	Damon Dialysis, LLC	Note	$933,682
Blackhawk Bank	Cowell Dialysis, LLC	Note	$1,014,777
Blackhawk Bank	Basin Dialysis, LLC	Note	$400,000
Blackhawk Bank	Patoka Dialysis, LLC	Note	$714,000

[1]	Certain of the below are associated with operating leases for the equipment.

Bank / Institution	Entity	Type	Amount
Colorado Business Bank DTC	Pittsburgh Dialysis, LLC	Note	$12,750,000
City National Bank	Russel Dialysis, LLC	Note	$1,397,464
City National Bank	Greater Las Vegas Dialysis, LLC	Note	$1,305,644
City National Bank	Villanueva Dialysis, LLC	Note	$1,666,115
City National Bank	Okanogan Dialysis, LLC	Note	$1,150,000
City National Bank	ISD Spring Valley, LLC	Note	$386,667
City National Bank	East Ft Lauderdale, LLC	Note	$239,999
City National Bank	Lathrop Dialysis, LLC	Note	$1,295,000
City National Bank	Priday Dialysis, LLC	Note	$500,000
City National Bank	Geyser Dialysis, LLC	Note	$1,600,000
City National Bank	Goldendale Dialysis, LLC	Note	$797,000
City National Bank	Golden Dialysis, LLC	Note	$1,100,000
City National Bank	Pearl Dialysis, LLC	Note	$1,600,000
City National Bank	Townsend	Note	$538,000
City National Bank	Clover Dialysis, LLC	Note	$800,000
City National Bank	Redcliff Dialysis, LLC	Note	$952,133
City National Bank	Lincolnton Dialysis, LLC	Note	$1,100,000
City National Bank	Sapelo Dialysis, LLC	Note	$1,900,000
Dr. Ali Mohammed Hamdan Allehbi	DaVita Lehbi Cayman	Note	$439,466
Liaoning Sunshine Sscience and Technology Co,.Ltd	DaVita-3SBio Healthcare Management (Liaoning) Co., Ltd.	Note	$1,750,142
Saudi Credit & Savings Bank	Dr. Ali Lehbi Medical Center (aka Ali Mohammed Al Lehbi Medical Center Company)	Note	$519,653
VGCMD, LLC	Hills Dialysis, LLC	Lease	$817,899
Saga Realty-Shaker Square	St. Luke’s Dialysis, LLC	Lease	$415,307

Sch 7.2(b)-2

Bank / Institution	Entity	Type	Amount
Mercy Medical Center of Durango	Durango	Equipment lease	$13,692
Well Fargo Equipment Finance	Conyers	Equipment lease	$277,862
Capital Partners	Access Care	Equipment lease	$227,754
Various	Various	Capital leases	$175,093,369
Central WA holdback	Total Renal Care, Inc	Deferred purchase	$655,000
Jackson	Total Renal Care, Inc	Deferred purchase	$3,000
Long Island Renal Care	Knickerbocker Dialysis, Inc	Deferred purchase	$12,792
Malaysia Office	DVA (Malaysia) SDN. BHD.	Deferred purchase	$155,569
Renovation of Life	Total Renal Care, Inc	Deferred purchase	$50,000
Crown	Total Renal Care, Inc	Deferred purchase	$175,000
Greenfield	Total Renal Care, Inc	Deferred purchase	$3,050,000
Garfield	Total Renal Care, Inc	Deferred purchase	$250,000
Ratingen	MVZ DaVita Karlstrasse GmbH	Deferred purchase	$897,698
Heerdt	MVZ DaVita Karlstrasse GmbH	Deferred purchase	$1,814,708
Sued	MVZ DaVita Karlstrasse GmbH	Deferred purchase	$617,080
Karlstrasse	MVZ DaVita Karlstrasse GmbH	Deferred purchase	$5,798,894
Gerresheim	MVZ DaVita Karlstrasse GmbH	Deferred purchase	$766,799
Total:			$246,438,020

Sumitomo	DaVita HealthCare Partners Inc.	Swap	$1,318,707
Wells Fargo	DaVita HealthCare Partners Inc.	Swap	$362,847
Credit Agricole	DaVita HealthCare Partners Inc.	Swap	$358,619
Royal Bank of Canada	DaVita HealthCare Partners Inc.	Swap	$359,116

Sch 7.2(b)-3

Bank / Institution	Entity	Type	Amount
Bank of Nova Scotcia	DaVita HealthCare Partners Inc.	Swap	$272,135
Barclays Bank	DaVita HealthCare Partners Inc.	Swap	$270,270
Suntrust Bank	DaVita HealthCare Partners Inc.	Swap	$272,135
Union Bank	DaVita HealthCare Partners Inc.	Swap	$180,180
JPMorgan	DaVita HealthCare Partners Inc.	Swap	$179,807
Total:			$3,573,816

Operating leases and equipment financings incurred by each of the Subsidiaries.

Sch 7.2(b)-4

Schedule 7.6

Investments as of 5/31/14

Parent	Partnership	Ownership	Amount
Total Renal Care, Inc.	Total Renal Care / Crystal River Dialysis , L.C.	33.33%	$253,693
Total Renal Care, Inc.	Southwest Kidney-DaVita Dialysis Partners, LLC	50%	$24,508,804
Total Renal Care, Inc.	Southwest Kidney-DaVita Dialysis Partners II, LLC	50%	$1,119,299
Renal Treatment Centers - West, Inc.	Routt Dialysis, LLC	40%	$2,668,402
East End Dialysis Center, Inc.	MD Investments	50%	$240,003
TRC of New York, Inc.	MHS-XV, LLC (IHS of New York, Inc.)	15%	$—
TRC of New York, Inc.	MHS-XIV,LLC (IHS of New York, Inc.)	15%	$—
DaVita HealthCare Partners Inc.	CVRx, Inc.	Pref Stock	$5,000,001
HealthCare Partners Affiliates Medical Group	Magan Medical Group	50%	$5,244,173
HealthCare Partners, LLC	California Medical Group, Inc.	67%	$3,088,728
Arizona Integrated Physicians, Inc.	Banner Health Network	25%	$7,600,000
HCP Explorer	Tandigm Health, LLC	50%	$4,749,500

			$54,472,603

EXHIBIT A

[RESERVED]

EXHIBIT B

[Form of]

COMPLIANCE CERTIFICATE

I, [                    ], the [Chief Financial Officer] of DaVita HealthCare Partners Inc. (in such capacity and not in my individual capacity), hereby certify that, with respect to that certain Credit Agreement, dated as of June 24, 2014 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); all of the defined terms in the Credit Agreement are incorporated herein by reference) among DaVita HealthCare Partners Inc., a Delaware corporation, as borrower (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto:

a. Attached hereto as Schedule 1 are detailed calculations1 demonstrating compliance by Borrower with Sections 7.6(e), 7.12 and 7.16 of the Credit Agreement and showing a reconciliation of Consolidated EBITDA to net income. Borrower is in compliance with such Sections as of the date hereof. [Attached hereto as Schedule 2 are detailed calculations setting forth (i) the Borrower’s Excess Cash Flow, (ii) the Available Amount and (iii) that portion of the Available Amount that has been utilized pursuant to Sections 7.6(k)(ii), 7.7(d)(ii) and 7.9(a)(ii)(y) of the Credit Agreement.]2 [Attached hereto as Schedule 3 is the report of [accounting firm.]]3

b. The Borrower was in compliance with each of the covenants set forth in Sections 7.12 and 7.16 of the Credit Agreement at all times during and since [                    ].

c. No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.4

1	Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.
2	To accompany annual financial statements only, commencing with the Fiscal Year ending December 31, 2015.
3	To accompany annual financial statements only. The report must opine or certify that, with respect to its regular audit of such financial statements, which audit was conducted in accordance with GAAP, the accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof.
4	If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

Dated this [    ] day of [            ], 20[    ].

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title:	[Chief Financial Officer]

Exh B-2

SCHEDULE 1

Financial Covenants

(A)	Maximum Leverage Ratio: Debt to Consolidated EBITDA

1.	Debt calculation:

(i)         Funded Debt of Borrower and its Subsidiaries, including debt in respect of Specified Letters of Credit outstanding as of such date (assuming that the maximum amount of any such Specified Letters of Credit are fully drawn)

[explanation of differences from balance sheet debt]

(i) includes:
Government Reimbursement Program Costs (exclusive of those paid in such period)
Loans
Receivables Transaction Amounts
preferred Capital Stock obligations[5]

Plus

	(ii)	Letters of Credit (to the extent not included in (i));

Minus

	(iii)	cash and Cash Equivalents of Borrower and its Subsidiaries

Debt for the Measurement Period:

2.	Consolidated EBITDA calculation:

	(i)	Consolidated EBITDA

(a) Consolidated Net Income of Borrower and its Subsidiaries

plus (each of (b) — (m) to the extent deducted from Consolidated Net Income for such period)

(b) Consolidated Interest Expense of Borrower and its Subsidiaries (including any cash charges for refinancing any of the Obligations)

[5]	But excludes Contingent Obligations permitted under Section 7.2 of the Credit Agreement.

Sch 1-1

(c) income tax expense of BorLP12rower and its Subsidiaries

(d) depreciation expense of Borrower and its Subsidiaries

(e) amortization expense of Borrower and its Subsidiaries

(f) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with the Transactions

(g)    other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) (excluding write-offs of current assets of Borrower and its Subsidiaries)

(h) consolidated expenses for valuation adjustments or impairment charges

(i) expenses and charges relating to non-controlling interests and equity income in Subsidiaries

(j) extraordinary losses subtracted in determining Consolidated Net Income

(k) any losses of a Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest that is accounted for using the equity method

(l) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with any Investments permitted by Section 7.6(e), (f), (j), (k) or (m)

(m) unusual or nonrecurring losses or charges for such period

Minus

(n) extraordinary gains added in determining Consolidated Net Income of Borrower and its Subsidiaries

Sch 1-2

Minus

(o) aggregate amount of all non-cash items increasing Consolidated Net Income (other than accrual of revenue or recording of receivables in the ordinary course of business)

Minus

(p) unusual or nonrecurring gains for such period

Consolidated EBITDA for Measurement Period:

Leverage Ratio for Measurement Period:	[ ] to 1.00

Covenant Requirement for Measurement Period:	[ ] to 1.00

Sch 1-3

EXHIBIT C

[Form of]

SOLVENCY CERTIFICATE

I, the undersigned, the chief financial officer of DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), DO HEREBY CERTIFY on behalf of Borrower that:

1. This Certificate is furnished pursuant to Section 5.1(f) of the Credit Agreement, (as in effect on the date of this Certificate); the capitalized terms defined therein being used herein as therein defined, dated as of June 24, 2014 among DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), the Guarantors, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto (as from time to time in effect, the “Credit Agreement”).

2. Immediately following the consummation of the Transactions and immediately following the making of each Loan on the date hereof and after giving effect to the application of the proceeds of each Loan on the date hereof; (a) the amount of the “present fair saleable value” of the assets of each Loan Party (individually and on a Consolidated basis with its Subsidiaries) will exceed the amount of all “liabilities of such Loan Party, contingent or otherwise”, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors; (b) the present fair saleable value of the assets of each Loan Party will be greater than the amount that will be required to pay the liability of such Loan Party on its debts as such debts become absolute and matured; (c) each Loan Party will not have an unreasonably small amount of capital with which to conduct its business; and (d) each Loan Party will be able to pay its debts as they mature. For purposes of this certificate, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, I have hereunto set my hand this [    ]th day of [            ].

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title:	[Chief Financial Officer]

C-2

EXHIBIT D

[Reserved]

D-1

EXHIBIT E

[Form of]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender][6] ]

3.	Borrower(s):	DaVita HealthCare Partners Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Section 1 of the Credit Agreement), the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto.

[6]	Select as applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[7]
Tranche A Term Facility	$	$		%
Tranche B Term Facility	$	$		%
Dollar Revolving Facility	$	$		%
Alternative Currency Revolving Facility	$	$		%

[Page break]

[7]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]8

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

[DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title: ][9]

[8]	This date may not be fewer than 5 Business days after the date of assignment unless the Administrative Agent otherwise agrees.
[9]	To be completed to the extent consent is required under Section 11.6(b) of the Credit Agreement.

[JPMORGAN CHASE BANK, N.A.,
as [Administrative Agent][10] [Issuing Lender and SwinglineLender][11]

By:
Name:
Title: ]

[10]	To be completed to the extent consent is required under Section 11.6(b) of the Credit Agreement.
[11]	Reference to Issuing Lender and Swingline Lender required for an assignment of Revolving Commitments.

ANNEX 1 to Assignment and Assumption

DAVITA HEALTHCARE PARTNERS INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.7 thereof or delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (v) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire, (vi) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date, (vii) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.19 of the Credit Agreement, duly completed and executed by the Assignee and (viii) it is not a Disqualified Lender or an affiliate of a Disqualified Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law, but otherwise without regard to conflicts of laws principles thereof).

EXHIBIT F

[Reserved]

F-1

EXHIBIT G

[Form of]

PREPAYMENT OPTION NOTICE

[Lenders]

Re: DaVita HealthCare Partners Inc.

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DaVita HealthCare Partners Inc., a Delaware corporation, as borrower (the “Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in the Credit Agreement), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto. Borrower has provided us with notice pursuant to Section 2.11(e) of the Credit Agreement that it shall be making a prepayment of Tranche B Term Loans under the Credit Agreement.

This Prepayment Option Notice constitutes an offer by the Borrower to prepay Tranche B Term Loans in the amount listed below on the 10th Business Day following the date hereof.

Please notify the Administrative Agent in writing within [    ] days whether you accept or decline this offer. Please note that failure to respond to this notice shall be deemed an acceptance of the prepayment offered to be repaid, as listed below.

Pursuant to Section 2.11(e) of the Credit Agreement. Borrower shall pay (i) to the relevant Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respects of which such Lenders have accepted prepayment and (ii) to the Tranche A Lenders an amount equal to the portion of the Tranche B Prepayment Amount not accepted by Tranche B Term Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans; provided that if after the application of amounts pursuant to clause (ii), any portion of the Tranche B Prepayment Amount not accepted by the Tranche B Term Loan Lenders shall remain, such amount shall be used to prepay the Tranche B Term Loans on a pro rata basis.

(A) Facility and Type of Loan being offered to be prepaid	Tranche B Term Loan

(B) Percentage of all Tranche B Term Loans offered to be prepaid

(C) Principal amount of your Tranche B Term Loans offered to be prepaid

(D) Date of prepayment (which is a Business Day)

G-1

[Signature Page Follows]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

G-2

EXHIBIT H

[Form of]

BORROWING REQUEST

JPMorgan Chase Bank, N.A.

as Administrative Agent for

the Lenders referred to below,

c/o JPMorgan Chase Bank, [Loan and Agency Services Group]

500 Stanton Christiana Road

Floor 3, Ops 2

Newark, DE 19713

Attention: Tesfaye Anteneh

Fax: 302-634-1417

with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attention: Dawn Lee Lum

Fax: 212-270-3279

Re: DaVita HealthCare Partners Inc.

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Section 1 of the Credit Agreement), the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto. Borrower hereby gives you notice that it requests a Credit Extension pursuant to Section [2.2] [2.5] [2.7] of the Credit Agreement, and in that connection sets forth below the terms on which such Credit Extension is requested to be made:

(A) Facility of Credit Extension	[Dollar Revolving Facility] [Alternative Currency Revolving Facility] [Tranche A Term Facility] [Tranche B Term Facility] [Swingline Loan]

(B) Principal amount of Credit Extension[12]

[12]	Each borrowing under the Dollar Revolving Commitments and each borrowing of Alternative Currency Revolving Loans denominated in Dollars shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Dollar Revolving Commitments or Available Alternative Currency Revolving Commitments, as applicable, are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each borrowing under the Alternative Currency Revolving Commitments (other than borrowings denominated in Dollars) should be in an amount equal to the Alternative Currency Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

(D) Currency

(D) Date of Credit Extension (which is a Business Day)

(E) Type of Credit Extension	[ABR] [Eurodollar][13]

(F) Interest Period and the last day thereof[14]

(G) Funds are requested to be disbursed to Borrower’s account with JPMorgan Chase Bank, N.A. (Account No. ).

Borrower hereby represents and warrants that the conditions to lending specified in Sections 5.2(b) and (c) of the Credit Agreement are satisfied as of the date hereof.

[Signature Page Follows]

[13]	Shall be ABR for Swingline Loans.
[14]	Shall be subject to the definition of “Interest Period” in the Credit Agreement.

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title:	[Responsible Officer]

EXHIBIT I

[RESERVED]

J-1

EXHIBIT J

[Form of]

EXEMPTION CERTIFICATE

Reference is made to the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Section 1 of the Credit Agreement), the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto.

The undersigned is not (i) a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), (ii) a “10-percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code.

[NAME OF LENDER]

By:
Name:
Title:

[ADDRESS]

Dated:                     , 20    .

J-1

EXHIBIT K

[RESERVED]

K-2-1

EXHIBIT L

[Form of]

JOINDER AGREEMENT

Reference is made to the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Section 1 of the Credit Agreement), the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Lender to issue Letters of Credit to or for the benefit of Borrower;

WHEREAS, pursuant to Section 6.12(b) of the Credit Agreement, Subsidiaries of Borrower are generally required to become Guarantors under the Credit Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement in order to induce the Lenders to make additional Revolving Loans and the Issuing Lender to issue Letters of Credit and as consideration for the Loans previously made [and Letters of Credit previously issued].

NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:

1. Guarantee. In accordance with Section 6.12(b) of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor.

2. Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Credit Agreement applicable to it.

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 11.2 of the Credit Agreement.

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and Collateral Agent

By:
Name:
Title:

[Note: Schedules to be attached.]

EXHIBIT M

[Form of]

INTERCOMPANY NOTE

New York, New York

[date]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is the Intercompany Note referred to in the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DaVita HealthCare Partners Inc., a Delaware corporation, the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Section 1 of the Credit Agreement), the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Security Agreement, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Guarantor to any Payee other than Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

11.19.a.i.A.1.1 In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

11.19.a.i.A.1.2 if any Event of Default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

11.19.a.i.A.1.3 if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Issuing Lender and the Lenders and the Administrative Agent, the Issuing Lender and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Issuing Lender and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

[List Borrower and All Subsidiaries]

By:
Name:
Title:

EXHIBIT N-1

[Form of]

REVOLVING LOAN NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [                    ] (the “Lender”) on the Revolving Termination Date, in lawful money of the United States or such other Alternative Currency in which a relevant Revolving Loan was made and in immediately available funds the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrower further agrees to pay interest in like money at such office specified in Section 2.17(d) of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.14 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type, currency and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.12 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Guarantors, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

N-1-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

[Signature Page Follows]

N-1-2

DAVITA HEALTHCARE PARTNERS INC.,
as Borrower

By:
Name:
Title:

N-1-3

EXHIBIT N-2

[Form of]

TRANCHE A TERM LOAN NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [                    ] (the “Lender”) on [maturity date] in lawful money of the United States and in immediately available funds, the principal amount of                 DOLLARS ($        ), or, if less, the aggregate unpaid principal amount of all Tranche A Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office specified in Section 2.17(d) of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.14 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Tranche A Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.12 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Guarantors, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

N-2-1

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

[Signature Page Follows]

N-2-2

DAVITA HEALTHCARE PARTNERS INC.,
as Borrower

By:
Name:
Title:

N-2-3

EXHIBIT N-3

[Form of]

TRANCHE B TERM LOAN NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [                    ] (the “Lender”) on the Tranche B Term Loan Maturity Date, in lawful money of the United States and in immediately available funds, the principal amount of                 DOLLARS ($        ), or if less, the aggregate unpaid principal amount of all Tranche B Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office specified in Section 2.17(d) of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.14 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Tranche B Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.12 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Guarantors, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

N-3-1

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

[Signature Page Follows]

N-3-2

DAVITA HEALTHCARE PARTNERS INC.,
as Borrower

By:
Name:
Title:

N-3-3

EXHIBIT N-4

[Form of]

SWINGLINE NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [                    ] (the “Lender”) on the Revolving Termination Date, in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)                 ($        ) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Sections 2.6 and 2.7 of the Credit Agreement referred to below. Borrower further agrees to pay interest on the unpaid principal amount hereof in like money at such office specified in Section 2.17(d) of the Credit Agreement from time to time from the date hereof at the rates and on the dates specified in Section 2.14 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Guarantors, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

N-4-1

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

[Signature Page Follows]

N-4-2

DAVITA HEALTHCARE PARTNERS INC.,
as Borrower

By:
Name:
Title:

N-4-3

EXHIBIT O

[Form of]

LC REQUEST

Dated [                ]

JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DaVita HealthCare Partners Inc., a Delaware corporation, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto.

JPMorgan Chase Bank, N.A.,

    as Administrative Agent for

the Lenders referred to below,

c/o JPMorgan Chase Bank, Loan and Agency Services Group

500 Stanton Christiana Road

Floor 3, Ops 2

Newark, DE 19713

Attention: Tesfaye Anteneh

Fax: 302-634-1417

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

Attention: Dawn Lee Lum

Fax: 212-270-3279

Ladies and Gentlemen:

We hereby request that [name of proposed Issuing Lender], as Issuing Lender under the Credit Agreement, [issue] [amend] [renew] [extend] [a] [an existing] Letter of Credit for the account of the undersigned on [                ] (the “Date of [Issuance] [Amendment] [Renewal] [Extension]”) in the aggregate stated amount of [        ]15. [Such Letter of Credit was originally issued on [date].] The requested Letter of Credit shall be a [Dollar Letter of Credit] [Alternative Currency Letter of Credit]. The requested Letter of Credit [shall be] [is] denominated in [    ]16.

For purposes of this LC Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

[15]	Aggregate initial stated amount of Letter of Credit.
[16]	Currency in which the Letter of Credit shall be denominated (which, in the case of a Dollar Letter of Credit, shall be in Dollars, and, in the case of an Alternative Currency Letter of Credit, shall be in Dollars or any other Alternative Currency).

The beneficiary of the requested Letter of Credit [will be] [is] [            ], and such Letter of Credit [will be] [is] in support of (17) and [will have] [has] a stated expiration date of [            ]18. [Describe the nature of the amendment, renewal or extension.]

We hereby certify that:

(1) Each of Borrower and each other Loan Party is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, as of today and at the time of and immediately after giving effect to the [issuance] [amendment] [renewal] [extension] of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.

(2) Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of today’s date and with the same effect as though made on and as of today’s date, except to the extent such representations and warranties expressly relate to an earlier date.

(3) No order, judgment or decree of any Governmental Authority purports to restrain any Lender from taking any actions to be made hereunder or from making any Loans to be made by it. No injunction or other restraining order has been issued, is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this LC Request, the Credit Agreement or the making of Loans thereunder.

(4) [After giving effect to the request herein, the LC Obligations will not exceed the LC Commitment, the Available Dollar Revolving Commitments will not be less than zero and the Dollar LC Obligations with respect to any Issuing Lender will not exceed the applicable Specified Dollar LC Sublimit of such Issuing Lender then in effect.] [After giving effect to the request herein, the LC Obligations will not exceed the LC Commitment, the Alternative Currency LC Obligations will not be less than zero and the Alternative Currency LC Obligations with respect to any Issuing Lender will not exceed the applicable Specified Alternative Currency LC Sublimit of such Issuing Lender then in effect.]

[17]	Insert description of the obligation to which it relates in the case of standby Letters of Credit and a description of the commercial transaction which is being supported in the case of commercial Letters of Credit.
[18]	Each Letter of Credit shall expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is fifteen Business Days prior to the Revolving Termination Date (or with respect to any Letters of Credit outstanding with respect to an Extended Revolving Commitment, the Maturity Date applicable thereto), provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

Copies of all relevant documentation with respect to the supported transaction are attached hereto.

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title:

EXHIBIT P

[Form of]

INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

    as Administrative Agent for

the Lenders referred to below,

c/o JPMorgan Chase Bank, Loan and Agency Services Group

500 Stanton Christiana Road

Floor 3, Ops 2

Newark, DE 19713

Attention: Tesfaye Anteneh

Fax: 302-634-1417

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

Attention: Dawn Lee Lum

Fax: 212-270-3279

[Date]

Re: DaVita HealthCare Partners Inc.

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.12 of the Credit Agreement, dated as of June 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DaVita HealthCare Partners Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Section 1 thereof), the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto.

Borrower hereby requests that on [            ]20 (the “Interest Election Date”),

1. $[        ] of the presently outstanding principal amount of the Loans originally made on [                    ],

2. and all presently being maintained as [ABR Loans] [Eurodollar Loans],

3. be [converted into] [continued as],

4. [Eurodollar Loans having an Interest Period of [one/two/three/six/twelve] months] [ABR Loans].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.12 of the Credit Agreement);

(b) no Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

[Signature Page Follows]

[20]	Shall be a Business Day that is (a) the next Business Day following the date hereof in the case of a conversion into ABR Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 2:00 p.m., New York City time on the date hereof, otherwise the second Business Day following the date of delivery hereof or (b) three Business Days following the date hereof in the case of a conversion into Eurodollar Loans denominated in Dollars to the extent this Interest Election Request is delivered to the Administrative Agent prior to 2:00 p.m. New York City time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof. Notices of continuation of any Eurodollar Loan shall be delivered to the Administrative Agent not later than 11:00 A.M. Local Time, three Business Days prior to the last day of the then current Interest Period with respect thereto.

Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title:

EXHIBITQ

[FORM OF]

FIRST-LIEN INTERCREDITOR AGREEMENT

Among

DAVITA HEALTHCARE PARTNERS INC.,

as Borrower,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,

as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties

JPMORGAN CHASE BANK, N.A.,

as Authorized Representative for the Credit Agreement Secured Parties,

[                    ]

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [            ], 201[  ]

FIRST-LIEN INTERCREDITOR AGREEMENT, dated as of [            ], 201[    ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among DAVITA HEALTHCARE PARTNERS INC. a Delaware corporation (the “Borrower”), the other Grantors (as defined below) from time to time party hereto, JPMORGAN CHASE BANK, N.A.,, as administrative agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), JPMORGAN CHASE BANK, N.A., as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), the Notes Collateral Agent (as defined below) and Authorized Representative for the Initial Additional First-Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional First-Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent, the Credit Agreement Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First-Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First-Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First-Lien Documents” means, with respect to the Initial Additional First-Lien Obligations or any other Additional First-Lien Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Indebtedness and the Liens securing such Indebtedness, including the Initial Additional First-Lien Documents and the Additional First-Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional First-Lien Obligations or any other Additional First-Lien Obligations.

“Additional First-Lien Obligations” means collectively (1) the Initial Additional First-Lien Obligations and (2) all amounts owing pursuant to the terms of any Series of Additional Senior Class Debt designated as Additional First-Lien Obligations pursuant to Section 5.13 hereof after the date hereof, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional First-Lien Document.

“Additional First-Lien Secured Party” means the holders of any Additional First-Lien Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional First-Lien Secured Parties.

“Additional First-Lien Security Document” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that creates Liens on any assets or properties of any Grantor to secure the Additional First-Lien Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement” and shall include any successor administrative agent (including as a result of any Refinancing or other modification of the Credit Agreement permitted by Section 2.08).

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means at any time from and after the time that the Notes Collateral Agent becomes the Controlling Collateral Agent, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional First-Lien Obligations or the Initial Additional First-Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional First-Lien Obligations or Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof, the collateral agent named as authorized representative for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any First-Lien Security Document to secure one or more Series of First-Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Additional First-Lien Obligations, the Notes Collateral Agent and (iii) in the case of any other Series of Additional First-Lien Obligations, the collateral agent named as Authorized Representative for such Series in the applicable Joinder Agreement.

“Controlling Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Notes Collateral Agent (acting on the instructions of the Applicable Authorized Representative).

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First-Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of June 24, 2014, among Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and the other parties thereto, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Credit Agreement Security Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First-Lien Obligations, the date on which such Series of First-Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First-Lien Obligations secured by such Shared Collateral under an Additional First-Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Notes Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First-Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional First-Lien Obligations.

“First-Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional First-Lien Secured Parties with respect to each Series of Additional First-Lien Obligations.

“First-Lien Security Documents” means, collectively, (i) the Credit Agreement Security Documents and (ii) the Additional First-Lien Security Documents.

“Grantors” means the Borrower and each of the Guarantors (as defined in the Credit Agreement) which has granted a security interest pursuant to any First-Lien Security Document to secure any Series of First-Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional First-Lien Agreement” mean that certain [Indenture] [Other Agreement], dated as of [            ], among the Borrower, [the Guarantors identified therein,] and [                    ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Additional First-Lien Documents” means the Initial Additional First-Lien Agreement, the debt securities issued thereunder, the Initial Additional First-Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness.

“Initial Additional First-Lien Obligations” means the [Obligations] as such term is defined in the Initial Additional First-Lien Security Agreement.

“Initial Additional First-Lien Secured Parties” means the Notes Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional First-Lien Obligations issued pursuant to the Initial Additional First-Lien Agreement.

“Initial Additional First-Lien Security Agreement” means the security agreement, dated as of the date hereof, among the Borrower, the Notes Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Series of Additional First-Lien Obligations, if any, that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations (including the Credit Agreement Obligations) and (ii) at any time when the Notes Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations (other than Credit Agreement Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is [180] days (throughout which [180] day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First-Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First-Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional First-Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First-Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First-Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Collateral Agent” means (a) prior to the Discharge of the Initial Additional First-Lien Obligations, [                     ] and (b) after the Discharge of the Initial Additional First-Lien Obligations, the Authorized Representative for the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional First-Lien Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First-Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional First-Lien Document, and (iii) each Additional First-Lien Document for Additional First-Lien Obligations incurred after the date hereof.

“Security Agreement” means the Security Agreement, dated as of June 24, 2014, among Borrower, the Administrative Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Series” means (a) with respect to the First-Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First-Lien Secured Parties (in their capacities as such), and (iii) the Additional First-Lien Secured Parties (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Lien Secured Parties) and (b) with respect to any First-Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First-Lien Obligations, and (iii) the Additional First-Lien Obligations incurred after the date hereof pursuant to any Additional First-Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First-Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First-Lien Obligations are outstanding at any time and the holders of less than all Series of First-Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First-Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise,

(i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First-Lien Secured Parties of each Series that the holders of First-Lien Obligations of such Series (and not the First-Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Lien Obligations), (y) any of the First-Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First-Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Lien Obligations) on a basis ranking prior to the security interest of such Series of First-Lien Obligations but junior to the security interest of any other Series of First-Lien Obligations or (ii) the existence of any Collateral for any other Series of First-Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Real Property (as defined in the Credit Agreement) with a fair market value in excess of $20,000,000 subject to a mortgage that applies to all First-Lien Obligations shall not be deemed to be an Impairment of any Series of First-Lien Obligations. In the event of any Impairment with respect to any Series of First-Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Lien Obligations, and the rights of the holders of such Series of First-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Lien Obligations subject to such Impairment. Additionally, in the event the First-Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Lien Obligations or the First-Lien Security Documents governing such First-Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First-Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor or any First-Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by the Controlling Collateral Agent or any First-Lien Secured Party on account of such enforcement of rights or remedies or received by the Controlling Collateral Agent or any First-Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First-Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First-Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all First-Lien Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First-Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First-Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First-Lien Obligations with respect to which such Impairment exists.

(b) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First-Lien Secured Party hereby agrees that the Liens securing each Series of First-Lien Obligations on any Shared Collateral shall be of equal priority.

(c) Notwithstanding anything in this Agreement or any other First-Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Credit Agreement Collateral Agent pursuant to Section 3.10, 2.26 or Section 8 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, no Additional First-Lien Secured Party shall or shall instruct any Collateral Agent to, and neither the Notes Collateral Agent nor any other Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional First-Lien Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b) With respect to any Shared Collateral at any time when the Notes Collateral Agent is the Controlling Collateral Agent, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First-Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First-Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First-Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Additional First-Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(c) Notwithstanding the equal priority of the Liens securing each Series of First-Lien Obligations, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Lien Secured Party, the Controlling Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d) Each of the First-Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First-Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each First-Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Lien Obligations of any Series or any First-Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First-Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other First-Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First-Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First-Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First-Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First-Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First-Lien Secured Party to enforce this Agreement.

(b) Each First-Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First-Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First-Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First-Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First-Lien Security Documents.

(a) If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of First-Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b) Each Collateral Agent and Authorized Representative agrees to execute and deliver all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code.

(b) If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First-Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (in the case of the Notes Collateral Agent, acting on the instructions of the Applicable Authorized Representative) shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First-Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First-Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First-Lien Secured Parties (other than any Liens of the First-Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First-Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First-Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that this Agreement shall not limit the right of the First-Lien Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First-Lien Secured Parties receiving adequate protection shall not object to any other First-Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First-Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First-Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings, etc. The First-Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced (in whole or in part) or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First-Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Controlling Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Notes Collateral Agent, promptly deliver all Possessory Collateral to the Notes Collateral Agent together with any necessary endorsements (or otherwise allow the Notes Collateral Agent to obtain control of such Possessory Collateral). The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

(b) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First-Lien Secured Party for purposes of perfecting the Lien held by such First-Lien Secured Parties thereon.

SECTION 2.10 Amendments to Security Documents.

(a) Without the prior written consent of the Credit Agreement Collateral Agent, each Additional First-Lien Secured Party agrees that no Additional First-Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional First-Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of the Notes Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on a certificate of an Authorized Officer of the Borrower.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First-Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

ARTICLE 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First-Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First-Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First-Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First-Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First-Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the First-Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First-Lien Obligations or any other First-Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First-Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First-Lien Security Documents or any other agreement related thereto or to the collection of the First-Lien Obligations or the valuation, use, protection or release of any security for the First-Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First-Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First-Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Lien Obligations for whom such Collateral constitutes Shared Collateral.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Credit Agreement Collateral Agent, to it at [                            ], Attention of [            ] (Fax No. [                    ]);

(b) if to the Initial Additional Authorized Representative, to it at [        ], Attention of [            ] (Fax No. [                    ]);

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of or otherwise materially adversely affects the Borrower or any other Grantor, with the consent of the Borrower).

(c) Notwithstanding the foregoing, without the consent of any First-Lien Secured Party (and with respect to any termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of or otherwise materially adversely affects the Borrower or any other Grantor, with the consent of the Borrower), any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First-Lien Secured Parties and Additional First-Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, in connection with any Refinancing of First-Lien Obligations of any Series, or the incurrence of Additional First-Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other First-Lien Secured Party or any Loan Party), at the request of any Collateral Agent, any Authorized Representative or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an Authorized Officer of the Borrower to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the First-Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First-Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First-Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First-Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First-Lien Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the then extant Secured Credit Documents, the Borrower may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis by the Liens securing the First-Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First-Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement as an Authorized Representative by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement as an Authorized Representative,

(i) such Additional Senior Class Debt Representative, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by the Collateral Agents and Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative constitutes Additional First-Lien Obligations and the related Additional Senior Class Debt Parties become subject hereto and bound hereby as Additional First-Lien Secured Parties;

(ii) the Borrower shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional First-Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by an authorized officer of the Borrower and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional First-Lien Obligations and the initial aggregate principal amount or face amount thereof and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant First-Lien Obligations and by the terms of the then extant Secured Credit Documents;

(iii) all filings, recordations and/or amendments or supplements to the First-Lien Security Documents necessary or desirable in the reasonable judgment of the Controlling Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of the Controlling Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Controlling Collateral Agent); and

(iv) the Additional First-Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent,

that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative and each Grantor in accordance with this Section 5.13, the Notes Collateral Agent will continue to act in its capacity as Notes Collateral Agent in respect of the then existing Authorized Representatives (other than the Administrative Agent) and such additional Authorized Representative.

SECTION 5.14 Agent Capacities. Except as expressly provided herein or in the Credit Agreement Security Documents, JPMorgan Chase Bank, N.A. is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional First-Lien Security Documents, [                    ] is acting in the capacity of Notes Collateral Agent solely for the Additional First-Lien Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent or the Notes Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.

SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the First-Lien Security Documents represents the agreement of each of the Grantors and the First-Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent, or any other First-Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

SECTION 5.16 Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will cause such Subsidiary to within 15 Business Days following the end of the Fiscal Quarter in which such Person becomes a Subsidiary become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Administrative Agent, the Initial Additional Authorized Representative and each additional Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.17 Administrative Agent and Representative. It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Section 9 of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [                    ] is entering into this Agreement in its capacity as [Trustee] under [indenture] and the provisions of Article [                    ] of such indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Credit Agreement Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Authorized Representative for the Credit Agreement Secured Parties

By:
Name:
Title:

[ ], as Notes Collateral Agent and as Initial Additional Authorized Representative

By:
Name:
Title:

S-1

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

S-2

ANNEX I

Grantors

Schedule 1

ANNEX I-1

ANNEX II

[FORM OF] JOINDER NO. [                    ] dated as of [            ], 201[  ] to the FIRST-LIEN INTERCREDITOR AGREEMENT dated as of [            ], 201[  ] (the “First-Lien Intercreditor Agreement”), among DAVITA HEALTHCARE PARTNERS INC., a Delaware corporation (the “Borrower”), and certain subsidiaries and affiliates of the Borrower (each, a “Grantor”), JPMORGAN CHASE BANK, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the First-Lien Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), JPMORGAN CHASE BANK, N.A., as Authorized Representative for the Credit Agreement Secured Parties, [                    ] as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.1

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First-Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Additional First-Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First-Lien Security Documents relating thereto, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First-Lien Intercreditor Agreement. Section 5.13 of the First-Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First-Lien Intercreditor Agreement as Additional First-Lien Obligations and Additional First-Lien Secured Parties, respectively, upon the execution and delivery by the Senior Debt Class Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the First-Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the First-Lien Intercreditor Agreement and the First-Lien Security Documents.

Accordingly, each Collateral Agent, each Authorized Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First-Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First-Lien Intercreditor Agreement as Additional First-Lien Obligations and Additional First-Lien Secured Parties, with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First-Lien Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional First-Lien Secured Parties. Each reference to an “Authorized Representative” in the First-Lien Intercreditor Agreement shall be deemed to include the New Representative. The First-Lien Intercreditor Agreement is hereby incorporated herein by reference.

[1]	In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent

ANNEX II-1

SECTION 2. The New Representative represents and warrants to each Collateral Agent, each Authorized Representative and the other First-Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [trustee/administrative agent and] collateral agent, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (iii) the Additional First-Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First-Lien Intercreditor Agreement as Additional First-Lien Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First-Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Credit Documents.

ANNEX II-2

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the First-Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] and as collateral agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

ANNEX II-3

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as the Credit Agreement Collateral Agent and Authorized Representative,

By:
Name:
Title:

[ ], as the Initial Additional Authorized Representative [and the Notes Collateral Agent],

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

DAVITA HEALTHCARE PARTNERS INC., as Borrower

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

ANNEX II-4

Schedule I to the

Supplement to the

First-Lien Intercreditor Agreement

Grantors

[                    ]

Schedule I-1

SUPPLEMENT NO. [    ] dated as of [            ], 201[    ], to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [            ], 201[    ] (the “First Lien Intercreditor Agreement”), among DAVITA HEALTHCARE PARTNERS INC., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, [            ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to the Credit Agreement and certain Additional First-Lien Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien Intercreditor Agreement. Section 5.16 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Additional First-Lien Documents.

Accordingly, each Authorized Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 5.16 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to each Authorized Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

Q-1

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each Authorized Representative as required by the applicable Secured Credit Documents.

Q-2

IN WITNESS WHEREOF, the New Grantor, and each Authorized Representative have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

JPMORGAN CHASE BANK, N.A.,

as the Credit Agreement Collateral Agent and Authorized Representative,

By:
Name:
Title:

[                    ],

as the Initial Additional Authorized Representative [and the Notes Collateral Agent and],

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

Q-3